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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

As filed with the Securities and Exchange Commission on May 15, 2006

Registration No. 333-133186

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE NEIMAN MARCUS GROUP, INC.
(Exact name of registrant as specified in its charter)
(see table of additional registrants)

Delaware (State or other jurisdiction of incorporation or organization)	5311 (Primary Standard Industrial Classification Code Number)	95-4119509 (I.R.S. Employer Identification Number)

One Marcus Square, 1618 Main Street Dallas, Texas 75201 (214) 741-6911 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nelson A. Bangs, Esq.
The Neiman Marcus Group, Inc.
One Marcus Square, 1618 Main Street
Dallas, Texas 75201
(214) 741-6911
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Robert P. Davis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2670 (Copies of all communications, including communications sent to agent for service)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant's Principal Executive Offices
Neiman Marcus, Inc.	Delaware	5311	20-3509435	1618 Main St. Dallas, TX 75201 214-743-7600
NM Financial Services, Inc.	Delaware	5311	86-0862446	3200 Las Vegas Blvd. Las Vegas, NV 89109 702-731-3636
BergdorfGoodman.com, LLC	Delaware	5311	20-1470289	1618 Main St. Dallas, TX 75201 214-743-7600
Bergdorf Goodman, Inc.	New York	5311	13-0485530	754 Fifth Ave. New York, NY 10019 212-753-7300
Bergdorf Graphics, Inc.	New York	5311	13-2739271	754 Fifth Ave. New York, NY 10019 212-753-7300
Neiman Marcus Holdings, Inc.	California	5311	95-2916032	1618 Main St. Dallas, TX 75201 214-743-7600
NEMA Beverage Corporation	Texas	5311	75-2323412	1618 Main St. Dallas, TX 75201 214-741-6911
NEMA Beverage Holding Corporation	Texas	5311	75-2849264	1618 Main St. Dallas, TX 75201 214-741-6911
NEMA Beverage Parent Corporation	Texas	5311	75-2849261	1618 Main St. Dallas, TX 75201 214-741-6911
Worth Avenue Leasing Company	Florida	5311	04-3435996	1618 Main St. Dallas, TX 75201 214-741-6911
NMGP, LLC	Virginia	5311	06-1701558	1618 Main St. Dallas, TX 75201 214-741-6911
NM Nevada Trust	Massachusetts	5311	04-3343700	3200 Las Vegas Blvd. Las Vegas, NV 89109 702-731-3636

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated May     , 2006

The Neiman Marcus Group, Inc.

Offer to Exchange

$700,000,000 principal amount of our 9%/9 3/4% Senior Notes due 2015
$500,000,000 principal amount of our 10 3/8% Senior Subordinated Notes due 2015

        We are offering to exchange new 9%/9 3/4% Senior Notes due 2015, which we refer to as the senior exchange notes, for our currently outstanding 9%/9 3/4% Senior Notes due 2015, which we refer to as the original senior notes. We are offering to exchange new 10 3/8% Senior Subordinated Notes due 2015, which we refer to as the senior subordinated exchange notes, for our currently outstanding 10 3/8% Senior Subordinated Notes due 2015, which we refer to as the original senior subordinated notes. We refer to the original senior notes and the original senior subordinated notes collectively as the original notes, the senior exchange notes and the senior subordinated exchange notes collectively as the exchange notes, and the original notes and the exchange notes collectively as the notes. The exchange notes are substantially identical to the original notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to the original notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture as the original notes.

        The principal features of the exchange offer are as follows:

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  The exchange offer expires at 5:00 p.m., New York City time, on,                        , 2006, unless extended.

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  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

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  We will exchange the exchange notes for all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

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  You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

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  We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

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  We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        You should consider carefully the risk factors beginning on page 24 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The date of this prospectus is                        , 2006.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
TRADEMARKS
MARKET AND INDUSTRY INFORMATION
SUMMARY
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
THE TRANSACTIONS
THE CREDIT CARD SALE
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF SENIOR EXCHANGE NOTES
DESCRIPTION OF SENIOR SUBORDINATED EXCHANGE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE
ANNEX A. LETTER OF TRANSMITTAL

WHERE YOU CAN FIND MORE INFORMATION

        We, our parent and our guarantor subsidiaries have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We file reports and other information with the SEC. The registration statement, such reports and other information can be read and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

        This prospectus incorporates important business and financial information about the company that is not included or delivered with this prospectus. This information is available without charge to security holders upon written or oral request. Any requests for business and financial information incorporated but not included in this prospectus should be sent to The Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas Texas 75201, Attn: General Counsel. To obtain timely delivery, holders of original notes must request the information no later than five business days before                        , 2006, the date they must make their investment decision.

        We have agreed that, even if we are not required under the Securities Exchange Act of 1934 (the "Exchange Act") to furnish reports to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us on Forms 10-Q, 10-K and 8-K if we were subject to Sections 13 or 15(d) of the Exchange Act. So long as our parent is a guarantor, this requirement may be satisfied by the filing of such reports by our parent, provided that specified consolidating information is provided. See "Description of Senior Exchange Notes" and "Description of Senior Subordinated Exchange Notes."

i

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements based on estimates and assumptions. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "predict," "expect," "estimate," "intend," "would," "could," "should," "anticipate," "believe," "project" or "continue" or the negative thereof or other similar words. Any or all of our forward-looking statements in this prospectus may turn out to be incorrect, possibly to a material degree. Such statements can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from our forward-looking statements. Investors are cautioned not to place undue reliance on any forward-looking statements.

        Investors should also understand that it is not possible to predict or identify all the risks and uncertainties that could affect future events and should not consider the following list to be a complete statement of all potential risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

  Political and General Economic Conditions

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  current political and general economic conditions or changes in such conditions including relationships between the United States and the countries from which we source our merchandise;

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  terrorist activities in the United States and elsewhere;

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  political, social, economic or other events resulting in the short- or long-term disruption in business at our stores, distribution centers or offices;

  Customer Demographic Issues

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  changes in the demographic or retail environment;

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  changes in consumer confidence resulting in a reduction of discretionary spending on goods;

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  changes in consumer preferences or fashion trends;

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  changes in our relationships with key customers;

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  changes in our proprietary credit card arrangement that adversely impact our ability to provide credit to our customers;

  Merchandise Procurement and Supply Chain Considerations

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  changes in our relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability;

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  delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise;

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  changes in foreign currency exchange or inflation rates;

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  significant increases in paper, printing and postage costs;

  Industry and Competitive Factors

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  competitive responses to our loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers;

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  seasonality of the retail business;

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  adverse weather conditions or natural disasters, particularly during peak selling seasons;

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  delays in anticipated store openings and renovations;

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  our success in enforcing our intellectual property rights;

  Employee Considerations

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  changes in key management personnel and our ability to retain key management personnel;

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  changes in our relationships with certain of our key sales associates and our ability to retain our key sales associates;

  Legal and Regulatory Issues

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  changes in government or regulatory requirements increasing our costs of operations;

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  litigation that may have an adverse effect on our financial results or reputation;

  Issues Relating to the Terms of our Indebtedness

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  the effects on us of incurring a substantial amount of indebtedness under our senior secured credit facilities and the notes;

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  the effects on us of complying with the covenants contained in our senior secured credit facilities and the indentures governing the notes;

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  restrictions the terms and conditions of the notes or our senior secured credit facilities may place on our ability to respond to changes in our business or to take certain actions;

  Other Factors

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  the design and implementation of new information systems as well as enhancements of existing systems; and

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  other risks, uncertainties and factors set forth in this prospectus, including under "Risk Factors," and in our reports and documents filed with the SEC.

        The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

        You should review carefully the section captioned "Risk Factors" in this prospectus for a more complete discussion of the risks of an investment in the notes.

ABOUT THIS PROSPECTUS

        Unless the context otherwise indicates or requires, as used in this prospectus:

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  the terms "we," "us," "our," "Company" or "Neiman Marcus" refer to The Neiman Marcus Group, Inc., and its consolidated subsidiaries, unless we expressly state otherwise or the context otherwise requires;

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  references to the "issuer" are to The Neiman Marcus Group, Inc.;

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  references to the "parent" are to Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.);

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  the term "domestic" refers to the United States and the term "international" refers to all countries other than the United States;

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  references to the "Neiman Marcus stores" are to our 36 Neiman Marcus full-line stores;

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  references to the "Bergdorf Goodman stores" are to our two Bergdorf Goodman full-line stores;

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  references to "Specialty Retail" are to the Neiman Marcus stores, the Bergdorf Goodman stores and all clearance centers that the Company operates;

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  references to "Neiman Marcus Direct" are to the direct-to-consumer segment of The Neiman Marcus Group, Inc. business, including catalog and online sales through the Neiman Marcus brand, catalog and online sales through the Horchow brand, and online sales through the Bergdorf Goodman brand;

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  references to the "brand development companies" are to Kate Spade LLC, in which we currently own a 56% interest, and Gurwitch Products, L.L.C., in which we currently own a 51% interest;

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  references to "comparable revenues" include (a) revenues derived from our Specialty Retail stores open for more than 52 weeks, including stores that have relocated or expanded, (b) revenues from our Neiman Marcus Direct operation and (c) revenues from our brand development companies and exclude the revenues of closed stores and the revenues of our Chef's Catalog operations (sold in November 2004) for all periods prior to the Chef's Catalog Disposition (as defined below);

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  references to the "Sponsors" are to the investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC that provided equity investments that funded a portion of the cash consideration paid as part of the merger;

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  references to "Sponsor Funds" are to investment funds associated with or designated by a Sponsor, including certain other funds which invested directly through a Sponsor Fund to provide equity financing for the Transactions;

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  references to the "Co-Investors" are to certain investors who agreed to co-invest with the Sponsor Funds or through a vehicle jointly controlled by the Sponsors to provide equity financing for the Transactions;

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  references to "Management Participants" are to certain of our executive officers and members of our management who contributed equity financing for the Transactions;

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  references to the "Investors" are to the Sponsor Funds, the Co-Investors and the Management Participants;

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  the term "pro forma" refers to our financial information, as adjusted to give effect to the Transactions (as defined below) and the redemption after the closing of our 6.65% senior notes due 2008, (the "2008 notes") and, unless already reflected in our historical financial statements, the Credit Card Sale (as defined below) and the Chef's Catalog Disposition, on the basis described, and subject to the qualifications expressed, under the heading "Unaudited Pro Forma Condensed Consolidated Financial Statements";

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  the term "CAGR" refers to compound annual growth rate;

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  references to the "closing date" are to October 6, 2005, the date of the closing of the acquisition of The Neiman Marcus Group, Inc. by Neiman Marcus, Inc. through the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc. pursuant to the Agreement and Plan of Merger dated as of May 1, 2005; and

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  references to any "fiscal year" are to our fiscal year, which ends on the Saturday closest to July 31 (in particular, fiscal year 2005 comprised the 52 weeks ended July 30, 2005, fiscal year 2004 comprised the 52 weeks ended July 31, 2004 and fiscal year 2003 comprised the 52 weeks ended August 2, 2003).

v

TRADEMARKS

        "Neiman Marcus" and our corporate logo set forth on the cover of this prospectus are our registered trademarks in the United States. All other trademarks or service marks used herein are trademarks or service marks of the companies that use them.

MARKET AND INDUSTRY INFORMATION

        We take responsibility for compiling and extracting, but we have not independently verified, market and industry data provided by third parties or by industry or general publications, and we do not take further responsibility for these data. Similarly, while we believe our internal estimates are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate.

SUMMARY

        The following summary contains selected information about us and about this exchange offer. It likely does not contain all of the information that is important to you. Before you make an investment decision, you should review this prospectus in its entirety, including the risk factors, our financial statements and the related notes and the unaudited pro forma financial statements appearing elsewhere in this prospectus.

The Neiman Marcus Group, Inc.

Overview

        We are one of the nation's leading luxury retailers, offering distinctive merchandise and excellent customer service that cater to the needs of the affluent consumer. Since our founding in the early 1900s, we have established ourselves as a leading fashion authority among luxury consumers and have become a premier U.S. retail channel for many of the world's most exclusive designers. Currently, we operate 36 Neiman Marcus full-line stores at prime retail locations in major U.S. markets and two Bergdorf Goodman stores on Fifth Avenue in New York City. We also operate catalogs and e-commerce websites under the brands Neiman Marcus®, Bergdorf Goodman® and Horchow® and own majority interests in Kate Spade LLC, which designs and markets high-end accessories, and Gurwitch Products, L.L.C., which designs and markets Laura Mercier® cosmetics. During fiscal year 2005 and the first half of fiscal 2006, we generated revenues of $3,821.9 million and $2,207.9 million, respectively, and operating earnings of $411.5 million and $176.6 million, respectively.

        We operate an integrated, multi-channel retailing model as described below:

        Specialty Retail.    Our specialty retail store operations ("Specialty Retail") consist primarily of our 36 Neiman Marcus stores and two Bergdorf Goodman stores. We also operate 18 clearance centers to provide an outlet for the sale of end-of-season clearance merchandise. Over our past five fiscal years, Specialty Retail has achieved a compounded annual growth rate, or CAGR, in revenues of 4.9%. During fiscal year 2005 and the first half of fiscal 2006, Specialty Retail accounted for 81.2% and 81.0%, respectively, of our total revenues.

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  Neiman Marcus Stores.    Neiman Marcus stores offer distinctive luxury merchandise, including women's couture and designer apparel, contemporary sportswear, handbags, fashion accessories, shoes, cosmetics, men's clothing and furnishings, precious and designer jewelry, decorative home accessories, fine china, crystal and silver, children's apparel and gift items. We locate our Neiman Marcus stores at carefully selected venues that cater to our target customers in major metropolitan markets across the United States, and design our stores to provide a feeling of residential luxury by blending art and architectural details from the communities in which they are located. During fiscal year 2005 and the first half of fiscal 2006, our full-line Neiman Marcus stores and clearance centers accounted for 70.4% and 70.0%, respectively, of our total revenues and 86.8% and 86.4%, respectively, of Specialty Retail revenues.

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  Bergdorf Goodman Stores.    Bergdorf Goodman is a premier luxury retailer in New York City well known for its couture merchandise, opulent shopping environment and landmark Fifth Avenue locations. Bergdorf Goodman features high-end apparel, fashion accessories, shoes, traditional and contemporary decorative home accessories, precious and designer jewelry, cosmetics and gift items. During fiscal year 2005 and the first half of fiscal 2006, our Bergdorf Goodman stores accounted for 10.7% and 11.0%, respectively, of our total revenues and 13.2% and 13.6%, respectively, of Specialty Retail revenues.

        Neiman Marcus Direct.    Our upscale direct-to-consumer operation ("Neiman Marcus Direct") conducts catalog and online sales of fashion apparel, accessories and home furnishings through the Neiman Marcus brand, catalog and online sales of home furnishings and accessories through the

Horchow brand, and online sales of fashion apparel and accessories through the Bergdorf Goodman brand.

        In fiscal year 2005 and the first half of fiscal 2006, Neiman Marcus Direct generated revenues of $592.1 million, or 15.5%, and $351.9 million, or 15.9%, respectively, of our total revenues, with over one million customers making a purchase through one of our catalogs or websites in fiscal year 2005. Our catalog business circulated over 100 million catalogs in fiscal 2005. We regularly send e-mails to over 1.7 million e-mail addresses, alerting our customers to our newest merchandise and the latest fashion trends. Over the last five fiscal years, Neiman Marcus Direct has achieved a CAGR in revenues of 7.9%.

Industry Overview

        We operate in the luxury apparel and accessories segment of the U.S. retail industry and have arrangements with luxury-branded fashion vendors, including Chanel, Prada, St. John, David Yurman, Ermenegildo Zegna, Gucci, Giorgio Armani and Manolo Blahnik, to market and sell their merchandise. Luxury-branded fashion vendors typically manage the distribution and marketing of their merchandise to maximize the perception of brand exclusivity and to facilitate the sale of their goods at premium prices, including by limiting the number of retail locations through which they distribute their merchandise. These retail locations typically consist of a limited number of specialty stores, high-end department stores and, in some instances, vendor-owned proprietary boutiques. Retailers that compete with us for the distribution of luxury fashion brands include Saks Fifth Avenue, Nordstrom, Barney's New York and other national, regional and local retailers.

        We believe that the following factors benefit well-positioned luxury retailers:

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  attractive demographic trends, including increasing wealth concentration and an aging baby boomer population;

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  growing consumer demand for prestige brands and exclusive products;

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  retail consumption patterns of affluent consumers that are generally less influenced by economic cycles than middle-or-lower-income consumers;

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  higher price points and limited distribution of luxury merchandise, which have generally protected high-end specialty retailing from the growth of discounters and mass merchandisers;

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  aggressive marketing by luxury brands; and

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  consumer trends towards aspirational lifestyles.

Our Competitive Strengths

        We compete for customers with specialty retailers, traditional and high-end department stores, national apparel chains, vendor-owned proprietary boutiques, individual specialty apparel stores and direct marketing firms. We believe that the combination of the following competitive strengths differentiates our business:

        Premier Luxury Retailer.    With a heritage dating back over 100 years, we have established ourselves as a leading fashion authority among consumers seeking fine luxury apparel and accessories. We believe that we have differentiated ourselves in the U.S. luxury retail segment through our overall shopping experience, which includes our distinctive merchandise selection, excellent customer service, elegant shopping environments and prime store locations. Our buyers have developed strong relationships with preeminent luxury-branded fashion vendors around the world, which enhances the breadth and quality of our merchandise selection.

        Focus on Customer Service.    A key component of our premier shopping experience is our relationship-based customer service model. We have knowledgeable, professional and well-trained sales associates who are paid primarily on a commission basis. We empower all of our sales associates to act as personal shoppers and encourage them to develop long-term sales relationships with our customers rather than merely facilitate individual transactions. In addition, according to the 2005 National Retail Foundation annual compensation and benefits survey, our sales associate turnover rate is significantly below the average for U.S. retailers overall. We believe this low turnover rate further contributes to the quality and experience of our professional sales force.

        Industry-Leading Loyalty Program.    We also achieve substantial customer loyalty through our InCircle program at Neiman Marcus and Bergdorf Goodman, which focuses on our most active customers. The InCircle program, which we originally developed over 20 years ago for our Neiman Marcus stores and believe to be one of the first preferred customer loyalty programs of its kind, allows customers to accumulate points for qualifying purchases that can be redeemed for a wide variety of gifts, ranging from gift cards to designer merchandise and trips to exotic locations. The program also includes marketing features consisting of private, in-store events, special magazine issues that feature the latest fashion trends and luxury lifestyle articles and additional marketing campaigns. We believe our InCircle programs generate higher than average transaction sizes, repeat visits and overall customer loyalty. For example, using data from our private label credit card holders, we estimate that in calendar years 2004 and 2005, InCircle members visited our Neiman Marcus stores over five times more frequently than non-members, and spent three times as much per visit and almost 20 times as much in total as non-members. Approximately 46% of revenues at Neiman Marcus stores in calendar years 2004 and 2005 were generated by our InCircle members.

        Long-Standing Partnerships with Our Vendors.    Our highly experienced team of buyers has developed strong relationships with preeminent luxury vendors around the world. Our brand identity, affluent customer base and positioning as a retailer of exclusive or limited distribution luxury merchandise and design collections, coupled with our scale and geographic footprint, together create an attractive distribution channel for luxury-branded fashion vendors. Through each of our channels, our suppliers can showcase their products and reach a broad audience of their target customers. In addition, our vendor base is diverse, with no single vendor representing more than 5% of the cost of our total purchases in fiscal year 2005 or the first half of fiscal 2006. The breadth of our sourcing helps mitigate risks associated with a single brand or designer.

        Significant Market Penetration From Integrated Multi-Channel Model.    We offer products through our complementary Neiman Marcus Direct and Specialty Retail businesses, which enables us to maximize our brand recognition and strengthen our customer relationships across all channels. Our well-established catalog and online operation expands our reach beyond the trading area of our retail stores, as approximately 50% and 46%, respectively, of our Neiman Marcus Direct customers in fiscal year 2005 and the first half of fiscal 2006 were located outside of the trade areas of our existing retail locations. We also use our catalogs and e-commerce websites as selling and marketing tools to increase the visibility and exposure of our brand and generate customer traffic within our retail stores. We believe the combination of our retail stores and direct selling efforts is the main reason that our multi-channel customers spend more on average than our single-channel customers (approximately 3.5 times more in fiscal year 2005 and 3.6 times more in the first half of fiscal 2006).

        Strong Financial Performance with Significant Cash Flow Generation.    We have exhibited strong financial performance in recent years, marked by increased comparable revenues, growth in our Neiman Marcus Direct business, margin expansion and steady cash flow generation. Our revenues have grown at a CAGR of 5.6% over the last five fiscal years and Neiman Marcus Direct's revenues have grown at a CAGR of 7.9% over the last five fiscal years. We believe our strong financial performance is driven primarily by the distinctive merchandise assortment we offer our customers, the strong relationship our sales force has with customers whose spending is relatively resistant to economic fluctuations, and our focus on full-price selling.

        Our Business Model and Customer Base Provide Consistent Performance Through Business Cycles.    We have experienced an annual increase in comparable revenues during nine of the past ten fiscal years. Over this period, the only fiscal year in which we experienced a decline in comparable revenues was fiscal year 2002, which was adversely affected by the difficult economic environment at the time and the impact of the terrorist attacks of September 11, 2001. We believe that our quick recovery and strong financial performance since fiscal year 2002 illustrate the strength of our competitive position and the resilient nature of our business model, which is due in part to the relative affluence of our customer base. In addition, we believe our prudent store expansion policy and operational focus on enhancing the profitability of our existing store base have benefited our financial performance.

        Highly Experienced Executive Management Team with a Proven Track Record.    We have an experienced and deep management team committed to maintaining operational excellence. Our senior management team is composed of eight seasoned retail executives who average more than 18 years of retail industry experience and more than ten years with our company. Our executive management team is led by Burton Tansky, who has held executive leadership roles in the luxury retail market for over 30 years, including 15 years with our company in a number of different executive positions, such as Chairman and Chief Executive Officer of Bergdorf Goodman, Chairman and Chief Executive Officer of Neiman Marcus Stores and President and Chief Operating Officer of The Neiman Marcus Group, Inc.

Our Business Strategy

        We intend to pursue the following key elements of our current business strategy:

        Continue to Provide a Premier Luxury Retail Experience.    We intend to continue to provide a premier luxury retail experience by executing our strategy of providing customers with an upscale shopping experience and excellent customer service. We have a long history of offering a distinctive selection of merchandise in an opulent setting with superior, relationship-based customer service that caters to the needs of our affluent customers. We believe our retail model has made our stores a destination for high-end consumers and created a loyal customer base and a valuable brand.

        Continue to Drive Improved Productivity at Existing Stores.    We believe we have historically achieved high sales productivity and strong profitability through our intense focus on full-price selling, disciplined inventory management and expense control. We intend to continue to improve our store operations and profitability by:

  •
  identifying and promoting high-growth merchandise categories, which in the past have included fine apparel, shoes, handbags, contemporary sportswear and precious and designer jewelry; this strategy has, for example, contributed to an increase in contemporary sportswear sales of almost 28% at Neiman Marcus stores during fiscal year 2005 compared to fiscal year 2004 and 12% at Neiman Marcus stores during the first half of fiscal year 2006 compared to the comparable period in fiscal 2005;

  •
  identifying and investing in stores that we believe have significant growth potential, including making capital improvements, adding sales associates, increasing our marketing efforts and enhancing the depth and breadth of store inventories; and

  •
  increasing our penetration of select customer segments through targeted sales and marketing programs, including creating relationship managers to help match customers to sales associates who best fit their needs.

        Strategically Invest in New Stores and Remodels.    We plan to continue our disciplined investment program in opening new stores and remodeling existing stores, targeting on a long-term basis an average annual square footage growth of between 2% and 3%.

  •
  New Store Openings.    We have gradually increased the number of our stores over the past ten years, growing our full-line Neiman Marcus and Bergdorf Goodman store base from 28 stores at the beginning of fiscal year 1995 to our current 38 stores. Prior to entering a new market, we conduct demographic and lifestyle studies to identify attractive retail markets with a high concentration of our target customers. We believe that additional markets throughout the United States can profitably support our retail stores and we plan to continue our prudent and conservative approach to new store openings in the future. In addition, we believe new store opportunities will continue to emerge as other metropolitan markets develop and mature. We recently opened new stores in San Antonio and Boca Raton and currently plan to open new stores in Charlotte in Fall 2006, Austin in Spring 2007, suburban Boston in Fall 2007, Long Island in Spring 2008 and the greater Los Angeles area in Fall 2008. In total, we expect that these planned new stores will add over 530,000 square feet of new store space over approximately the next three years, representing an almost 10% increase in square footage as compared to the current aggregate square footage of our full-line Neiman Marcus and Bergdorf Goodman stores.

  •
  Store Remodels.    We plan to continue our successful store remodeling program. We generally experience an increase in comparable revenues and sales per square foot at stores that undergo a remodel or expansion. In addition to improving the overall shopping environment, a large number of our remodels also involve significant growth in the square footage of the store's selling area. In the past three fiscal years, we have added 71,000 square feet to our Las Vegas store, 30,000 square feet to our Newport Beach store and, most recently, 56,000 square feet to our San Francisco store for which the final phases of the renovation are planned to be completed by the spring of 2006. Also, we have major remodels underway at our Houston and Bergdorf Goodman stores.

        Continue to Grow our Neiman Marcus Direct Business.    Our Neiman Marcus Direct business has achieved significant revenue and profit growth over the last five fiscal years. The revenues and operating margins of Neiman Marcus Direct have grown from $493.5 million and 9.3%, respectively, in fiscal year 2003 to $592.1 million and 12.7%, respectively, in fiscal year 2005. The operating margin of Neiman Marcus Direct was 14.9% in the first half of fiscal 2006, compared to 12.0% in the first half of fiscal 2005. Our online sales remain the fastest growing component of Neiman Marcus Direct, generating $313.1 million in revenues in fiscal year 2005, as compared to $157.1 million in fiscal year 2003. The average order value of our online sales has also increased by approximately 35% over the same time period. Through continued investment in our catalogs and e-commerce websites, we expect to build on our success in this channel in the future. Some of our recent and upcoming initiatives for Neiman Marcus Direct include:

  •
  our conversion of BergdorfGoodman.com from an information-only to a fully transactional website;

  •
  partnering with vendors to launch co-branded e-commerce capabilities on their websites, utilizing our growing internet infrastructure and order fulfillment expertise; and

  •
  the creation of a separate website, through which we will sell end-of-season and past season clearance merchandise as a way to more efficiently liquidate inventory.

        Continue to Invest in Our Employees.    Our seasoned management team, our talented buyers and our experienced sales associates are key assets of our business. Our strategy is to continue to invest in our employees as we believe they are the primary driver of our strong financial performance and market status. Consistent with our strategy, we plan to continue to invest in our tailored and intensive employee training programs, in which our sales associates receive extensive training in customer service, selling skills and product knowledge. These programs average over 120 hours per year per employee. In addition, the Company has a 15-week Executive Development Program, which provides the theoretical understanding and practical experience necessary for a career in Neiman Marcus merchandising. The program includes both classroom based learning and on-the-job rotations through different divisions of our business.

        Continue to Invest in Our Distribution Facilities, Support Functions and Information Technology.    We believe that investment in our distribution facilities, support functions and information technology is a vital component of our long-term business goals and objectives. Our investments in logistics allow us to respond rapidly to changes in sales trends and customer demands while enhancing our inventory management and improving our profitability and cash flow. For example, during fiscal year 2004, we expanded our distribution center in Longview, Texas. As part of this expansion, we realigned the warehouse space, enabling us to strengthen our "locker stock" inventory management program. With this program, we maintain certain key inventory items centrally, allowing us to restock inventory at individual stores more efficiently and to maximize opportunities for full-price selling. In addition, our sales associates can use the program to ship items directly to our customers, thereby improving customer service and increasing productivity.

The Transactions

        Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.), which we refer to as our "parent," acquired The Neiman Marcus Group, Inc. on October 6, 2005 through a reverse subsidiary merger with Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of our parent. Our parent was formed for purposes of the acquisition by investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC, which we refer to as the "Sponsors." The acquisition was accomplished through the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. being the surviving company. Subsequent to the acquisition, we are a subsidiary of our parent, which is controlled by Newton Holding, LLC, an entity controlled by the Sponsors and their co-investors.

        The Sponsors financed the purchase of the Company and the concurrent redemption of our 6.65% senior notes due 2008, which we refer to as the 2008 notes, through:

  •
  application of the proceeds from the offering of the original senior notes and the original senior subordinated notes;

  •
  initial borrowings under our senior secured asset-based revolving credit facility and our senior secured term loan facility;

  •
  equity investments funded by direct and indirect equity investments from the Investors; and

  •
  cash on hand at the Company.

        Immediately following the merger, The Neiman Marcus Group, Inc. became a wholly-owned subsidiary of Neiman Marcus, Inc. Pursuant to the LLC Agreement (as defined below under "Certain Relationships and Related Party Transactions—Newton Holding, LLC Limited Liability Company Operating Agreement") the Sponsors and certain other Investors, including one that is affiliated with Credit Suisse Securities (USA) LLC, are entitled to nominate the members of our board of directors. See "Management—Directors and Executive Officers."

        The acquisition was completed on October 6, 2005 and occurred simultaneously with:

  •
  the closing of the offering of our original senior notes and our original senior subordinated notes;

  •
  the closing of our new senior secured asset-based revolving credit facility;

  •
  the closing of our new senior secured term loan facility;

  •
  the call for redemption of, the deposit into a segregated account of the estimated amount of the redemption payment related to, and the ratable provision of security pursuant to the terms thereof for, the 2008 notes;

  •
  the ratable provision of security for our 2028 debentures pursuant to the terms thereof;

  •
  the termination of our existing $350 million unsecured revolving credit facility; and

  •
  the equity investments described above.

        We refer to these transactions, including the merger and our payment of any costs related to these transactions and certain related transactions as the "Transactions." See "Description of Other Indebtedness" for a description of our senior secured credit facilities.

        In connection with the Transactions, we incurred significant indebtedness and became highly leveraged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." In addition, the purchase price paid in connection with the acquisition has been allocated to state the acquired assets and liabilities at fair value. The preliminary purchase accounting adjustments increased the carrying value of our property and equipment and inventory, established intangible assets for our tradenames, customer lists and favorable lease commitments and revalued our long-term benefit plan obligations, among other things. Subsequent to the Transactions, interest expense and non-cash depreciation and amortization charges have significantly increased. As a result, our successor financial statements subsequent to the Transactions are not comparable to our predecessor financial statements.

Ownership and Corporate Structure

        Our ownership and corporate structure are described in the diagram below. See "The Transactions," "Principal Stockholders" and "Capitalization."

(1)
Includes (i) approximately $1,225 million of equity contributed by the Sponsor Funds (including credit for the discount attributable to the equity investment of funds associated with one of the Sponsors) and (ii) approximately $220 million of equity contributed by certain Co-Investors. See "Certain Relationships and Related Party Transactions—Management Services Agreement."

(2)
Includes approximately $25.6 million contributed by certain of our executive officers and members of our senior management, who we refer to as the Management Participants, in the form of a combination of cash and rollover of existing equity and equity-based interests in The Neiman Marcus Group, Inc. In connection with the Transactions, Neiman Marcus, Inc. established a management option pool at the closing of up to 7.3% of its common stock on a fully diluted basis in order to grant appropriate equity incentive awards to management and certain key employees. Options in respect of approximately 6.8% of the shares of Neiman Marcus, Inc. on a fully-diluted basis were granted pursuant to this pool after the closing.

(3)
Our senior secured term loan facility is secured, subject to certain exceptions, (i) on a second-priority basis by all of our and our subsidiary guarantors' inventory and related accounts, cash, deposit accounts and payments in respect of credit card charges, and certain related assets, and (ii) on a first-priority basis by a significant portion of our and our subsidiary guarantors' other existing and future assets and our capital stock. At January 28, 2006, the amount outstanding under our senior secured term loan facility was $1,875 million (after giving effect to a $100 million prepayment in the second quarter of fiscal 2006). See "Description of Other Indebtedness."

(4)
Our senior secured asset-based revolving credit facility provides up to $600 million senior secured financing, subject to borrowing base limitations, and is secured, subject to certain exceptions, (i) on a first-priority basis by all of our and our subsidiary guarantors' inventory and related accounts, cash, deposit accounts and payments in respect of credit card charges, and certain related assets, and (ii) on a second-priority basis by a significant portion of our and our subsidiary guarantors' other existing and future assets and our capital stock. See "Description of Other Indebtedness."

(5)
Our 2028 debentures are, to the extent required by the terms of the indenture governing our 2028 debentures, secured on a first-priority basis by certain collateral subject to the liens granted to secure our senior secured credit facilities. See "Description of Other Indebtedness—2028 Debentures."

The Exchange Offer

        On October 6, 2005, we completed a private offering of our original senior notes and our original senior subordinated notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part. The following is a summary of the exchange offer.

Original Notes	On October 6, 2005, we issued:
• $700.0 million aggregate principal amount of our 9%/9 3/4% Senior Notes due 2015; and
• $500.0 million aggregate principal amount of our 10 3/8% Senior Subordinated Notes due 2015.
Notes Offered
Senior Exchange Notes
9%/9 3/4% Senior Notes due 2015. The terms of the senior exchange notes are substantially identical to those terms of the original senior notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the original notes do not apply to the exchange notes. We refer to the senior exchange notes and the original senior notes collectively as the senior notes.
Senior Subordinated Exchange Notes
10 3/8% Senior Subordinated Notes due 2015. The terms of the senior subordinated exchange notes are substantially identical to those terms of the original senior subordinated notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the original notes do not apply to the senior subordinated exchange notes.
We refer to the senior subordinated exchange notes and the original senior subordinated notes collectively as the senior subordinated notes.

We refer to the original senior notes and the original senior subordinated notes collectively as the original notes, the senior exchange notes and the senior subordinated exchange notes collectively as the exchange notes, and the original notes and the exchange notes collectively as the notes.
Exchange Offer	We are offering to exchange:
• up to $700.0 million principal amount of our senior exchange notes that have been registered under the Securities Act, for an equal amount of our original senior notes;
• up to $500.0 million principal amount of our senior subordinated exchange notes that have been registered under the Securities Act, for an equal amount of our original senior subordinated notes;

• to satisfy certain of our obligations under the registration rights agreement that we entered into when we issued the original notes in a transaction exempt from registration under the Securities Act.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless we decide to extend it.
Conditions to the Exchange Offer
The registration rights agreement does not require us to accept original notes for exchange if the exchange offer or the making of any exchange by a holder of the original notes would violate any applicable law or interpretation of the staff of the SEC or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of original notes being tendered is not a condition to the exchange offer. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.
Procedures for Tendering Original Notes
To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that:
• DTC has received instructions to exchange your notes; and
• you agree to be bound by the terms of the letter of transmittal.
For more details, please read "Exchange Offer—Terms of the Exchange Offer" and "Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders
You may withdraw your tender of original notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read "Exchange Offer—Withdrawal of Tenders."

Acceptance of Original Notes and Delivery of Exchange Notes
If you fulfill all conditions required for proper acceptance of original notes, we will accept any and all original notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any original note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes promptly after the expiration date and acceptance of the original notes for exchange. Please read "Exchange Offer—Terms of the Exchange Offer."
Fees and Expenses	We will bear all expenses related to the exchange offer. Please read "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy certain of our obligations under our registration rights agreement.
Consequences of Failure to Exchange Original notes
If you do not exchange your original notes in the exchange offer, you will no longer be able to require us to register the original notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the original notes unless we have registered the original notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.
U.S. Federal Income Tax Consequences
Neither the registration of the original notes pursuant to our obligations under the registration rights agreement nor the U.S. Holder's receipt of exchange notes in exchange for original notes will constitute a taxable event for U.S. federal income tax purposes. Please read "Material Federal Income Tax Consequences."
Exchange Agent
We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent at the following address:
By Registered and Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480

By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479
By Hand Delivery: Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building—12th Floor Minneapolis, MN 55402
By Facsimile Transmission: (612) 667-6282
By Telephone: (800) 344-5128

The Exchange Notes

Issuer	The Neiman Marcus Group, Inc.
Notes Offered
Senior Exchange Notes
Up to $700,000,000 in aggregate principal amount of 9%/9 3/4% Senior Notes due 2015. The senior exchange notes and the original senior notes will be considered to be a single class for all purposes under the senior indenture, including waivers, amendments, redemptions and offers to purchase.
Senior Subordinated Exchange Notes
Up to $500,000,000 in aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2015. The senior subordinated exchange notes and the original senior subordinated notes will be considered to be a single class for all purposes under the senior subordinated indenture, including waivers, amendments, redemptions and offers to purchase.
Maturity Date
Senior Exchange Notes	October 15, 2015.
Senior Subordinated Exchange Notes	October 15, 2015.
Interest Payment Dates
Senior Exchange Notes	January 15, April 15, July 15 and October 15 of each year commencing January 15, 2006.
Senior Subordinated Exchange Notes	April 15 and October 15 of each year commencing April 15, 2006.
Form of Interest Payment
Senior Exchange Notes	We will make the initial interest payment on the senior notes in cash. For any interest period thereafter through October 15, 2010, we may elect to pay interest on the senior notes, at our option:
• entirely in cash ("cash interest") or
• entirely by increasing the principal amount of the senior notes ("PIK interest").

Cash interest will accrue at a rate of 9% per annum, and PIK interest will accrue at a rate of 9 3/4% per annum. If we elect to pay PIK interest, we will increase the principal amount of the senior notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000 in the case of global notes) to holders of senior notes on the relevant record date. The senior notes will bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of PIK interest is made. We must elect the form of interest payment with respect to each interest period no later than the beginning of the applicable interest period. In the absence of such an election or proper notification of such election to the trustee, interest is payable entirely in cash. After October 15, 2010, we must pay all interest payments on the senior notes entirely in cash.
Senior Subordinated Notes	In cash.
Original Issue Discount
We have the option, until October 15, 2010, to pay interest on the senior notes in cash interest or PIK interest. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior notes prior to October 15, 2010 are qualified stated interest even if we never exercise the option to pay interest in the form of PIK interest. Consequently, the senior exchange notes are treated as issued at a discount and U.S. holders will be required to include original issue discount in gross income for U.S. federal income tax purposes in advance of the receipt of cash payments on such notes. For more information, see "Certain U.S. Federal Income Tax Considerations."
Optional Redemption
Senior Exchange Notes
Prior to October 15, 2008, we may redeem up to 35% of the aggregate principal amount of the senior notes with the net proceeds of specified equity offerings. Prior to October 15, 2010, we may redeem some or all of the senior notes at a price equal to 100% of the principal amount thereof, plus the Applicable Premium set forth under "Description of Senior Exchange Notes." On or after October 15, 2010, we may redeem some or all of the senior notes at the redemption prices listed under "Description of Senior Exchange Notes—Optional Redemption."

Senior Subordinated Exchange Notes
Prior to October 15, 2008, we may redeem up to 35% of the aggregate principal amount of the senior subordinated notes with the net proceeds of specified equity offerings. Prior to October 15, 2010, we may redeem some or all of the senior subordinated notes at a price equal to 100% of the principal amount thereof, plus the Applicable Premium set forth under "Description of Senior Subordinated Exchange Notes." On or after October 15, 2010, we may redeem some or all of the senior subordinated notes at the redemption prices listed under "Description of Senior Subordinated Exchange Notes—Optional Redemption."
Change of Control
If a Change of Control occurs, we must give holders of the notes an opportunity to sell to us the applicable notes at a purchase price of 101% of the principal amount of the applicable notes, plus accrued and unpaid interest to the date of the purchase. The term "Change of Control" is defined under "Description of Senior Exchange Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Senior Subordinated Exchange Notes—Repurchase at the Option of Holders—Change of Control."
Guarantees
Senior Exchange Notes
The senior exchange notes are guaranteed, jointly and severally, on an unsecured, senior basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our senior secured credit facilities and by our Parent.
Senior Subordinated Exchange Notes
The senior subordinated exchange notes are guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our senior secured credit facilities and by our Parent.
Ranking	The senior exchange notes and the guarantees thereof are our and the guarantors' unsecured, senior obligations and rank:
•
equal in the right of payment with all of our and the guarantors' existing and future senior indebtedness, including any borrowings under our senior secured credit facilities and the guarantees thereof and our 2028 debentures and our Parent's guarantee thereof; and
• senior to all of our and our guarantors' existing and future subordinated indebtedness, including the senior subordinated notes and the guarantees thereof.

The senior exchange notes also are effectively junior in priority to our and our guarantors' obligations under all secured indebtedness, including our senior secured credit facilities, our 2028 debentures, and any other secured obligations, in each case, to the extent of the value of the assets securing such obligations. See "Description of Other Indebtedness."
The senior subordinated exchange notes and the guarantees thereof are our and the guarantors' unsecured, senior subordinated obligations and rank:
•
junior to all of our and the guarantors' existing and future senior indebtedness, including the senior notes and any borrowings under our senior secured credit facilities, and the guarantees thereof and our 2028 debentures and our Parent's guarantee thereof;
•	equally with any of our and the guarantors' future senior subordinated indebtedness; and
•	senior to any of our and the guarantors' future subordinated indebtedness.

In addition, all of the notes are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not providing guarantees. See "Description of Senior Exchange Notes—Ranking—Liabilities of Subsidiaries versus Senior Notes" and "Description of Senior Subordinated Exchange Notes—Ranking—Liabilities of Subsidiaries versus Senior Subordinated Notes."
As of January 28, 2006, we had outstanding on a consolidated basis:
•	$2,012.8 million principal amount of secured senior indebtedness, consisting of
• our 2028 debentures (in an aggregate principal amount of $125.0 million);
• indebtedness under our senior secured term loan facility (in an aggregate principal amount of $1,875.0 million);
• other indebtedness aggregating $12.8 million, consisting primarily of $4.5 million of borrowings under lines of credit by our brand development companies and $8.1 million of capital lease obligations;
•	$700.0 million principal amount of unsecured senior indebtedness, consisting of the original principal amount of the senior notes; and
•	$500.0 million principal amount of unsecured senior subordinated indebtedness, consisting of the senior subordinated notes.

Although we had no borrowings outstanding under our new $600.0 million senior secured asset-based revolving credit facility as of January 28, 2006, we had $556.8 million of unused borrowing capacity available under the facility as of this date based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit. See "Description of Other Indebtedness— Senior Secured Asset-Based Revolving Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations— Seasonality."

Furthermore, as of January 28, 2006, our subsidiaries that will not be providing guarantees of the notes had an aggregate amount of approximately $35.7 million of total liabilities, including trade payables.
Restrictive Covenants	The indentures governing the senior notes and the senior subordinated notes contain covenants that limit our ability and certain of our subsidiaries' ability to:
	•	incur additional indebtedness;
	•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;
	•	make investments;
	•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;
	•	engage in transactions with our affiliates;
	•	sell assets, including capital stock of our subsidiaries;
	•	consolidate or merge;
	•	create liens; and
	•	enter into sale and lease back transactions.
Our brand development companies are not subject to the covenants contained in the indentures.

These covenants are subject to important exceptions and qualifications, which are described under "Description of Senior Exchange Notes—Certain Covenants" and "Description of Senior Subordinated Exchange Notes—Certain Covenants."

Risk Factors

        Investing in the notes involves substantial risk. See "Risk Factors" for a discussion of certain factors that you should consider before investing in the notes.

Our Sponsors

Texas Pacific Group

        Texas Pacific Group ("TPG"), founded in 1993 and based in Fort Worth, Texas; San Francisco, California; and London, England, is a private equity firm that has raised approximately $14 billion in equity capital. TPG seeks to invest in world-class franchises across a range of industries, including significant investments in luxury and other retail businesses, technology, consumer products, airlines and healthcare. Significant investments include investments in leading retailers (J. Crew, Debenhams (UK), Petco), technology companies (Sungard Data Systems, MEMC Electronic Materials, ON Semiconductor, Paradyne Networks, Seagate Technology), branded consumer franchises (Burger King, Del Monte, Ducati Motorcycles, Metro-Goldwyn-Mayer), airlines (Continental, America West), healthcare companies (Oxford Health Plans, Quintiles Transnational), energy and power generation companies (Denbury Resources, Texas Genco) and others (Punch Taverns (UK)).

Warburg Pincus

        Warburg Pincus LLC has been a leading private equity investor since 1971. Throughout its 35-year history in private equity, Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups to providing growth capital to leading recapitalizations, leveraged buy-outs and special situations. The firm currently has approximately $20 billion under management and invests in private equity opportunities in a wide range of industries and sectors, including consumer and industrial, information and communication technology, financial services, healthcare, media and business services, energy and real estate. Warburg Pincus invests globally from offices in New York, Menlo Park, London, Frankfurt, Hong Kong, Tokyo, Seoul, Beijing, Shanghai and Mumbai. The firm seeks to partner with outstanding management teams to create and build durable companies with sustainable value and has an active portfolio of more than 100 companies including Knoll, Telcordia Technologies, Polypore, Transdigm, UGS and Jarden.

Corporate Information

        The Neiman Marcus Group, Inc. is incorporated in the state of Delaware. Our principal executive offices are located at One Marcus Square, 1618 Main Street, Dallas, Texas. Our telephone number is (214) 743-7600. Our website address is www.neimanmarcusgroup.com. The information on our website is not a part of this prospectus.

Recent Developments

        Recent Financial Developments.    On May 4, 2006, we announced preliminary total revenues and comparable revenues of approximately $1,027 million and $991 million, respectively, for the third quarter of fiscal year 2006, representing increases of 10.1% and 6.8%, respectively, compared to the third quarter of fiscal year 2005. For the third quarter of fiscal year 2006, Specialty Retail stores comparable revenues increased 5.7%, including a 4.5% increase at Neiman Marcus stores and a 14.3% increase at Bergdorf Goodman. Neiman Marcus Direct third quarter fiscal year 2006 revenues were 16.5% above the third quarter of fiscal year 2005.

        All the financial data set forth above are preliminary and unaudited and subject to revision based upon our review and a review by our independent registered public accounting firm of our financial condition and results of operations for the thirteen weeks ended April 29, 2006. Once we and our independent registered public accounting firm have completed our respective reviews of our financial information for the third fiscal quarter of fiscal year 2006, we may report financial results that are materially different from those set forth above.

Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial and Operating Data

        The following table sets forth summary historical consolidated financial data and unaudited pro forma consolidated financial data of Neiman Marcus, Inc. (formerly Newton Acquisition, Inc.) and its predecessor, The Neiman Marcus Group, Inc., as of the dates and for the periods indicated. Neiman Marcus, Inc. acquired The Neiman Marcus Group, Inc. on October 6, 2005 through the merger of Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of Neiman Marcus, Inc., with and into The Neiman Marcus Group, Inc., with the latter being the surviving entity. We are required under GAAP to present our operating results separately for predecessor periods preceding the acquisition and the successor periods following the acquisition. The financial statements and operating results identified below as belonging to the "predecessor" are those of The Neiman Marcus Group, Inc. The financial statements and operating results of the "successor" are those of Neiman Marcus, Inc., the newly created parent of The Neiman Marcus Group, Inc.

        We derived the summary historical consolidated financial data as of and for the periods ended August 2, 2003, July 31, 2004 and July 30, 2005 from the predecessor's audited consolidated financial statements and related notes and the selected historical consolidated financial data as of and for the nine weeks ended October 1, 2005 and the twenty-six weeks ended January 29, 2005 from the predecessor's unaudited condensed consolidated financial statements for those periods. We derived the summary historical consolidated financial data as of and for the seventeen weeks ended January 28, 2006 from the successor's unaudited condensed consolidated financial statements. In the opinion of management, the unaudited condensed consolidated financial information contain all adjustments necessary to present fairly our financial position, results of operations and cash flows for the applicable interim periods.

        We derived the summary unaudited pro forma condensed consolidated financial data as of and for the fiscal year ended July 30, 2005 and the twenty-six week periods ended January 28, 2006 and January 29, 2005 from our unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The summary unaudited pro forma condensed consolidated statements of earnings data for the fiscal year ended July 30, 2005 and the twenty-six week periods ended January 28, 2006 and January 29, 2005 give effect to the Transactions and the redemption of our 2008 notes, the Credit Card Sale and the Chef's Catalog Disposition as if they had occurred on August 1, 2004.

        We are providing the summary unaudited pro forma condensed consolidated financial data for informational purposes only. The summary unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations actually would have been if the Transactions and the redemption of our 2008 notes, the Credit Card Sale and the Chef's Catalog Disposition had occurred on the dates indicated, nor do such data purport to project our results of operations for any future period.

        The results of operations for any period are not necessarily indicative of the results to be expected for any future period. In connection with the Transactions, we incurred significant indebtedness and became highly leveraged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." In addition, the purchase price paid in connection with the acquisition has been preliminarily allocated to state the acquired assets and liabilities at fair value. The preliminary purchase accounting adjustments increased the carrying value of property and equipment and inventory, established intangible assets for tradenames, customer lists and favorable lease commitments and revalued long-term benefit plan obligations, among other things. Subsequent to the Transactions, interest expense and non-cash depreciation and amortization charges have significantly increased. As a result, the successor financial statements are not comparable to the predecessor financial statements. The selected historical consolidated financial data and unaudited pro forma condensed consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and

Results of Operations," the audited and unaudited consolidated financial statements and related notes and unaudited pro forma condensed consolidated financial statements appearing elsewhere in this prospectus.

	Unaudited							Unaudited Pro Forma
				Fiscal Years Ended
	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005					Twenty-six weeks ended January 28, 2006	Twenty-six weeks ended January 29, 2005	Fiscal year ended July 30, 2005
				July 30, 2005	July 31, 2004		August 2, 2003
	(Successor)	(Predecessor)		(Predecessor)

		(dollars in millions, except sales per square foot)
Statement of Operations Data:
Revenues	$1,556.2	$651.6	$2,037.2	$3,821.9	$3,524.8		$3,080.4	$2,207.9	$2,023.2	$3,808.0
Costs and expenses:
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,031.2	378.8	1,266.9	2,390.6	2,230.9		1,997.7	1,372.8	1,298.4	2,424.8
Selling, general and administrative expenses (excluding depreciation)	368.6	168.9	507.0	974.6	901.5		831.0	539.7	506.5	977.4
Income from credit card operations, net	(20.8)	(7.8)	(33.4)	(71.6)	(55.7)		(53.3)	(32.6)	(29.9)	(56.1)
Depreciation expense	45.1	20.0	51.7	107.7	99.0		82.9	65.3	53.9	112.1
Amortization of customer lists	17.9	—	—	—	—		—	27.4	27.4	54.9
Amortization of favorable lease commitments	5.9	—	—	—	—		—	9.0	9.0	18.0
Operating earnings	108.3	68.3 (1)	229.6 (2)	411.5 (2)	345.2	(3)	222.1	202.7	157.9	276.9
Interest expense, net	83.4	(0.9)	8.0	12.4	15.9		16.3	125.3	113.9	232.1
Earnings before income taxes, minority interest and change in accounting principle	24.8	69.2	221.6	399.1	329.3		205.8	77.4	44.0	44.8
Income taxes	9.8	25.6	85.3	146.5 (5)	120.9	(4)	79.2	28.9	15.7	7.6
Net earnings	$13.9	$44.2	$134.7	$248.8 (5)	$204.8	(4)	$109.3 (6)	$48.0	$26.8	$33.4
Balance Sheet Data (at period end):
Cash and cash equivalents	$91.5	$844.3	$377.9	$853.5	$368.4		$207.0
Total assets	6,610.6	2,846.0	2,755.8	2,660.7	2,617.6		2,104.8
Total debt (including current portion of long-term debt)	3,208.4	256.2	477.0	251.2	476.3		251.0
Stockholders' equity	1,416.2	1,638.2	1,509.6	$1,573.9	$1,370.6		$1,137.8
Cash Flow Data:
Total capital expenditures	$72.3	$26.3	$95.1	$202.5	$120.5		$129.6
Capital expenditures for:
New store openings	28.6	12.5	18.0	60.7	8.4		20.3
Major store remodels	12.8	7.5	38.3	58.2	39.1		24.5
Information technology	12.7	7.0	19.5	41.6	34.5		48.1
Net cash provided by (used for):
Operating activities	212.1	19.4	90.2	845.4	52.6		164.7
Investing activities	(5,228.2)	(26.3)	(80.7)	(228.8)	(117.3)		(129.6)
Financing activities	4,263.4	(2.3)	(0.0)	(131.5)	226.1		(6.8)
Selected Store Data:
Comparable revenues increase(7)	6.6%	9.0%	10.8%	9.9%	14.4%		4.1%
Number of Neiman Marcus / Bergdorf Goodman stores (at period end)	38	37	37	36	37		37
Retail sales per square foot	$226	$103	$308	$577	$528		$472

(1)
For the nine weeks ended October 1, 2005, operating earnings includes $23.5 million of transaction and other costs incurred in connection with the Transactions. These costs consist primarily of $4.5 million of accounting, investment banking, legal and other costs associated with the Transactions and a $19.0 million non-cash charge for stock compensation resulting from the accelerated vesting of Predecessor stock options and restricted stock in connection with the acquisition.

(2)
For 2005 and the twenty-six weeks ended January 29, 2005, operating earnings include a $15.3 million pretax loss related to the Chef's Catalog Disposition and a $6.2 million pretax gain related to the Credit Card Sale.

(3)
For 2004, operating earnings reflect a $3.9 million pretax impairment charge related to the writedown to fair value in the net carrying value of the Chef's Catalog tradename intangible asset.

(4)
For 2004, income tax expense reflects a $7.5 million net income tax benefit related to favorable settlements associated with previous state tax filings.

(5)
For 2005, net earnings reflect a net income tax benefit adjustment aggregating $7.6 million resulting from favorable settlements associated with previous state tax filings and reductions in previously recorded deferred tax liabilities.

(6)
For 2003, net earnings reflect an after-tax charge of $14.8 million for the writedown of certain intangible assets related to prior purchase business combinations as a result of the implementation of a new accounting principle.

(7)
Comparable revenues include (a) revenues derived from our Specialty Retail stores open for more than 52 weeks, including stores that have relocated or expanded, (b) revenues from our Neiman Marcus Direct operation and (c) revenues from the brand development companies. Comparable revenues exclude the revenues of closed stores and the revenues of our previous Chef's Catalog operations (sold in November 2004) for all periods prior to the Chef's Catalog Disposition. The calculation of the change in comparable revenues for 2003 is based on revenues for the 52 weeks ended August 2, 2003 compared to revenues for the 52 weeks ended July 27, 2002.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before making an investment decision. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment in the notes.

Risks Related to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

        If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the original notes under the Securities Act. The tender of original notes under the exchange offer will reduce the principal amount of the currently outstanding original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently original notes that you continue to hold following completion of the exchange offer. See "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Original Notes."

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for original notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

Risks Related to the Exchange Notes

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, including the notes.

        As a result of the Transactions, we are highly leveraged. As of January 28, 2006, the principal amount of our total indebtedness was approximately $3,212.8 million, which included the original notes. We also had at that date approximately $556.8 million of unused borrowing capacity available under our $600.0 million senior secured asset-based revolving credit facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit. Our substantial indebtedness, combined with our lease and other financial obligations and contractual commitments, could have other important consequences to you as a holder of notes. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments,

    including restrictive covenants and borrowing conditions, could result in an event of default under the indentures governing the notes and the agreements governing such other indebtedness;

  •
  make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that are less highly leveraged and therefore may be able to take advantage of opportunities that our leverage prevents us from exploiting; and

  •
  limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

        Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

        In addition, our interest expense could increase if interest rates increase because the entire amount of the indebtedness under our senior secured credit facilities will bear interest at floating rates. See "Description of Other Indebtedness—Senior Secured Asset-Based Revolving Credit Facility" and "—Senior Secured Term Loan Facility." As of January 28, 2006, we had approximately $1,875.0 million of floating rate debt, consisting of outstanding borrowings under the senior secured term loan facility. We also had at that date approximately $556.8 million of unused floating rate debt borrowing capacity available under our senior secured asset-based revolving credit facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit. As of the same date, we had floating to fixed interest rate swap agreements for an aggregate notional amount of $1,000.0 million to limit our exposure to interest rate increases related to a portion of our floating rate indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the notes and the senior secured credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial. For example, we have the right under our senior secured asset-based revolving credit facility to request up to $200 million of additional commitments under this facility, although the lenders under this facility are not under any obligation to provide any such additional commitments. Any increase in commitments under this facility is subject to customary conditions precedent, and our ability to borrow under this facility as so increased would remain limited by the amount of the borrowing base. Our senior secured term loan facilities and the indentures for the notes allow us to incur this additional indebtedness under our senior secured asset-based revolving credit facility without any restriction. In addition, our senior secured credit facilities and the notes allow us to incur a significant amount of indebtedness in connection with acquisitions (including, in the case of our senior secured term loan facility and the notes, an unlimited amount of debt bearing certain characteristics described in the descriptions of the notes included herein) and a significant amount of purchase money debt. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they face would be increased.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

        Our ability to pay interest on and principal of the notes and to satisfy our other debt obligations will primarily depend upon our future operating performance. As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments.

        If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indentures governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

        Contractual limitations on our ability to execute any necessary alternative financing plans could exacerbate the effects of any failure to generate sufficient cash flow to satisfy our debt service obligations. Our senior secured asset-based revolving credit facility permits us to borrow up to $600.0 million; however, our ability to borrow thereunder is limited by a borrowing base, which at any time will equal the lesser of 80% or eligible inventory valued at the lower of cost or market value and 85% of the net orderly liquidation value of the eligible inventory, less certain reserves. In addition, our ability to borrow under this facility is limited by a minimum liquidity condition, providing that, if less than $60.0 million is available at any time, we are not permitted to borrow any additional amounts under the senior secured asset-based revolving credit facility unless our pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement for our senior secured asset-based revolving credit facility) is at least 1.1 to 1.0. See "Description of Other Indebtedness—Senior Secured Asset-Based Revolving Credit Facility." Our ability to meet this financial ratio may be affected by events beyond our control, and we cannot assure you that we will meet this ratio.

        Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance our obligations at all or on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the notes.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

        Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The notes are effectively subordinated to all liabilities of our non-guarantor subsidiaries and structurally subordinated to claims of creditors of our current and future non-guarantor subsidiaries.

        The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guarantors of the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Investors cannot rely on the earnings and assets of our brand development companies to support payments due under the notes.

        We hold majority interests in Kate Spade LLC and Gurwitch Products, our brand development companies. Accordingly, our consolidated financial statements reflect the financial results of those companies, including all of their revenue and operating earnings, even though we own less than 100% of their equity and do not solely control the distribution of their income. Our brand development companies are not subject to the covenants contained in the indentures governing the notes or our senior secured credit facilities and do not guarantee the notes or our senior secured credit facilities. There are also significant limitations on the ability of our brand development companies to distribute their earnings to us, in the form of dividends or otherwise. In addition, the indentures governing the notes and our senior secured credit facilities permit us to distribute all of our equity interests in Gurwitch Products, L.L.C. to our stockholders without restriction (except in certain limited circumstances when we are paying PIK interest on the senior notes). Accordingly, investors in the notes will not be able to rely upon income from or the assets of our brand development companies to support the payment of interest, principal or other amounts owing in respect of the notes. Our brand development companies had aggregate revenues of $126.9 million and aggregate operating earnings of $14.1 million during fiscal year 2005 and aggregate revenues of $67.2 million and aggregate operating earnings of $2.2 million during the first half of fiscal 2006.

The terms of our senior secured credit facilities and the indentures governing the notes and our 2028 debentures may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

        The credit agreements governing our senior secured credit facilities and the indentures governing the notes and our 2028 debentures contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to engage in acts that may be in our best long-term interests. The indentures governing the notes and the credit agreements governing our senior secured credit facilities include covenants that, among other things, restrict our ability to:

  •
  incur additional indebtedness;

  •
  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

  •
  make investments;

  •
  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

  •
  engage in transactions with our affiliates;

  •
  sell assets, including capital stock of our subsidiaries;

  •
  consolidate or merge;

  •
  create liens; and

  •
  enter into sale and lease back transactions.

        In addition, our ability to borrow under our senior secured asset-based revolving credit facility is limited by a borrowing base and a minimum liquidity condition, as described above under "—To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations." See "Description of Other Indebtedness—Senior Secured Asset-Based Revolving Credit Facility" for further details.

        Moreover, our senior secured asset-based revolving credit facility provides discretion to the agent bank acting on behalf of the lenders to impose additional availability restrictions and other reserves, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the agent bank will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.

        A breach of any of the restrictive covenants would result in a default under our senior secured credit facilities. If any such default occurs, the lenders under our senior secured credit facilities may elect to declare all outstanding borrowings under such facilities, together with accrued interest and other fees, to be immediately due and payable, or enforce their security interest, any of which would result in an event of default under the notes and our 2028 debentures. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings.

        The operating and financial restrictions and covenants in these debt agreements and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities.

The senior notes and the senior subordinated notes are not secured by our assets and the lenders under our senior secured credit facilities and our 2028 debentures are entitled to remedies available to a secured lender, which gives them priority over holders of senior notes and senior subordinated notes.

        The senior notes and the senior subordinated notes (in the case of the senior subordinated notes, in addition to being contractually subordinated to all existing and future senior indebtedness) are effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Loans under our senior secured credit facilities are secured by security interests in substantially all of our and the guarantors' assets, our capital stock and in certain of the capital stock held by us (subject to certain significant exceptions). Our 2028 debentures are secured by a portion of our and the guarantors' assets and in certain of the capital stock held by us, subject to certain significant exceptions. See "Description of Other Indebtedness." As of January 28, 2006, the principal amount of our total indebtedness was approximately $3,212.8 million, with approximately $556.8 million of additional borrowing capacity available under our senior secured asset-based revolving credit facility (based on a borrowing base of $572.2 million on such date and after giving effect to $15.4 million of outstanding letters of credit). If we become insolvent or are liquidated, or if payment under the senior secured credit facilities or of any other secured indebtedness is accelerated, the lenders under our senior secured credit facilities and holders of other secured indebtedness (or an agent on their behalf) are entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facilities or other senior debt). For example, the secured lenders and noteholders could foreclose and sell those of our assets in which they have been granted a security interest to the exclusion of the holders of the senior notes and the senior subordinated notes, even if an event of default exists under the indentures governing those notes at that time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the senior notes and the senior subordinated notes.

The right of holders of the senior subordinated notes to receive payments on the senior subordinated notes and the guarantees thereof are junior to the rights of the lenders under our senior secured credit facilities, the senior notes, our 2028 debentures, and to all of our and the guarantors' other senior indebtedness, including any of our or the guarantors' future senior debt.

        The senior subordinated notes and the guarantees thereof rank junior in right of payment to all of our and the guarantors' existing senior indebtedness, including borrowings under our senior secured credit facilities, the senior notes and our 2028 debentures and rank junior in right of payment to all of our and the guarantors' future borrowings and except for any future indebtedness that expressly provides that it ranks equal or junior in right of payment to the senior subordinated notes and the guarantees thereof. See "Description of the Senior Subordinated Notes—Subordination."

        As of January 28, 2006, the principal amount of our total indebtedness was approximately $3,212.8 million, consisting of:

  •
  $2,012.8 million of secured senior indebtedness, consisting of:

  •
  our 2028 debentures (in an aggregate principal amount of $125.0 million),

  •
  indebtedness under our senior secured term loan facility (in an aggregate principal amount of $1,875.0 million); and

  •
  other indebtedness aggregating $12.8 million, consisting primarily of $4.5 million of borrowings by our brand development companies under lines of credit and $8.1 million of capital lease obligations;

  •
  $700.0 million of unsecured senior indebtedness, consisting of the original principal amount of the senior notes.

  •
  $500.0 million of unsecured senior subordinated indebtedness, consisting of the original principal amount of the senior subordinated notes.

        As of January 28, 2006, we also had $556.8 million in borrowing capacity outstanding under our senior secured asset-based revolving credit facility (based on a borrowing base of $572.2 million on such date and after giving effect to $15.4 million of outstanding letters of credit). Furthermore, as of January 28, 2006, our subsidiaries that will not be providing guarantees of the notes had an aggregate amount of approximately $35.7 million of total liabilities, including trade payables. We will also be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future. See "—Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage."

        We and the guarantors may not be permitted to pay principal, premium, if any, interest or other amounts on account of the senior subordinated notes or the guarantees thereof in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our senior secured credit facilities and the senior notes, unless such senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to such senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the senior subordinated notes or the guarantees thereof for a designated period of time. See "Description of Senior Subordinated Notes—Ranking—Payment of Notes."

        Because of the subordination provisions in the senior subordinated notes and the guarantees thereof, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or a guarantor, our or the guarantor's assets are not available to pay obligations under the senior subordinated notes or the applicable guarantee until we or the guarantor has made all payments in cash on our or its senior indebtedness. Sufficient assets may not remain after all these payments of principal or interest when due. In addition, in the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the senior subordinated notes will participate with trade creditors and all other holders of our and the guarantors' senior subordinated indebtedness, as the case may be, in the assets (if any) remaining after we and the guarantors have paid all of the senior indebtedness. However, because the indenture governing the senior subordinated notes requires that amounts otherwise payable to holders of the senior subordinated notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of senior subordinated notes may receive less, ratably, than holders of trade payables or other unsecured, unsubordinated creditors in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all creditors, and holders of the senior subordinated notes may receive less, ratably, than the holders of senior indebtedness. See "Description of Senior Subordinated Notes—Ranking."

Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees thereof, subordinate claims in respect of the notes and the guarantees thereof and require note holders to return payments received.

        The proceeds of the sales of the notes upon the closing of the Transactions were applied to pay the merger consideration payable to the former stockholders of Neiman Marcus and to repay the 2008 notes. Certain of our existing domestic subsidiaries have guaranteed, and certain of our future domestic subsidiaries may guarantee, the notes. Our issuance of the notes, the issuance of the guarantees thereof by the guarantors, as well as other components of the Transactions, including, without limitation, the granting of liens by us and the guarantors, in favor of the lenders under our senior secured credit facilities and our 2028 debentures, may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. Under the Federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes and a guarantor's guarantee thereof, or a court may subordinate the notes and such guarantee to our or the applicable guarantor's existing and future indebtedness.

        While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the notes if it found that when we issued the notes, when the applicable guarantor entered into its guarantee thereof or, in some states, when payments became due under the notes or such guarantee, we or the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  we were, or the applicable guarantor was, insolvent, or rendered insolvent by reason of such incurrence; or

  •
  we were, or the applicable guarantor was, engaged in a business or transaction for which our or the applicable guarantor's remaining assets constituted unreasonably small capital; or

  •
  we or the applicable guarantor intended to incur, or believed or reasonably should have believed that we or the applicable guarantor would incur, debts beyond our or such guarantor's ability to pay such debts as they mature; or

  •
  we were, or the applicable guarantor was, a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        The court might also void the notes or a guarantee thereof without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee thereof with actual intent to hinder, delay or defraud our or its creditors.

        A court would likely find that we or a guarantor of the notes did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a note or guarantee if, in exchange for the note or guarantee, property is transferred or an antecedent debt is satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. For example, in a leveraged transaction, such as the Transactions, there is increased risk of a determination that the issuer incurred debt obligations for less than reasonably equivalent value or fair consideration as a court may find that the benefit of the transaction went to the former stockholders of Neiman Marcus, while neither we nor the guarantors benefited substantially or directly from the notes or the guarantees.

        The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

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  the sum of its debts, including subordinated and contingent liabilities, was greater than the fair saleable value of its assets; or

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  if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including subordinated and contingent liabilities, as they become absolute and mature; or

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  it cannot pay its debts as they become due.

        In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the notes or any of the guarantees thereof, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from us or any guarantor to us, such guarantor or a fund for the benefit of our or such guarantor's creditors. Furthermore, the holders of voided notes would cease to have any direct claim against us or the applicable guarantor. Consequently, our or the applicable guarantor's assets would be applied first to satisfy our or the applicable guarantor's other liabilities, before any portion of its assets could be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the voidance of the notes or a guarantee thereof could result in an event of default with respect to our and our guarantors' other debt that could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors' insolvency or other proceeding).

        Although each guarantee of the notes contains a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

Because each guarantor's liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

        As a holder of the notes, you have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under "Description of the Senior Notes—Guarantees" and "Description of the Senior Subordinated Notes—Guarantees."

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of certain change of control events, we will be required to offer to repurchase all notes and amounts under our senior secured term loan facility that are outstanding at 101% of the principal amount thereof, plus any accrued and unpaid interest, and additional interest, if any. Our senior secured asset-based revolving credit facility provides that certain change of control events (including a change of control as defined in the indentures governing the notes and in our senior secured term loan facility) constitute a default. Any future credit agreement or other agreements relating to our indebtedness to which we become a party would likely contain similar provisions. If we experience a change of control that triggers a default under our senior secured asset-based revolving credit facility, we could seek a waiver of such default or seek to refinance our senior secured asset-based revolving credit facility. In the event we do not obtain such a waiver or refinance our senior secured asset-based revolving credit facility, such default could result in amounts outstanding under our senior secured asset-based revolving credit facility being declared due and payable. In the event we experience a change of control that results in our having to repurchase your notes, we may not have sufficient financial resources to satisfy all of our obligations under our senior secured credit facilities and the notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indentures.

        In addition, the change of control covenant in the indentures governing the notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction.

We cannot assure you that an active trading market for the notes will develop.

        We do not intend to have the notes listed on a national securities exchange or included in any automated quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. Even if such markets were to develop, the notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The Initial Purchasers have advised us that they intend to make a market in the notes, but they are not obligated to do so. Each Initial Purchaser may discontinue any market making in the notes at any time, in its sole discretion. As a result, any trading market for the notes may not be liquid. You may not be able to sell your notes at a particular time or at favorable prices or at all.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure holders of the notes that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which the holders of the notes may sell their notes.

You may find it difficult to sell your exchange notes because there is no existing trading market for the exchange notes.

        You may find it difficult to sell your exchange notes because an active trading market for the exchange notes may not develop. The exchange notes are being offered to the holders of the original notes. The original notes were issued on October 6, 2005 primarily to a small number of institutional investors. There is no existing trading market for the exchange notes, and there can be no assurance regarding the future development of a market for the exchange notes, or the ability of the holders of the exchange notes to sell their exchange notes or the price at which such holders may be able to sell their exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be higher or lower than the initial offering price of the original notes depending on many factors, including prevailing interest rates, our financial position, operating results and the market for similar securities. We do not intend to apply for listing or quotation of the exchange notes on any exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers of the original notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so, and any market-making may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the exchange notes or that an active market for the exchange notes will develop. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the exchange notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the exchange notes.

Risks Related to Our Business and Industry

The specialty retail industry is highly competitive.

        The specialty retail industry is highly competitive and fragmented. Competition is strong both to attract and sell to customers and to establish relationships with, and obtain merchandise from, key vendors.

        We compete for customers with specialty retailers, traditional and high-end department stores, national apparel chains, vendor-owned proprietary boutiques, individual specialty apparel stores and direct marketing firms. We compete for customers principally on the basis of quality and fashion, customer service, value, assortment and presentation of merchandise, marketing and customer loyalty programs and, in the case of Neiman Marcus and Bergdorf Goodman, store ambiance. In our Specialty Retail business, merchandise assortment is a critical competitive factor, and retail stores compete for exclusive, preferred and limited distribution arrangements with key designers. Many of our competitors are larger than we are and have greater financial resources than we do. In addition, certain designers from whom we source merchandise have established competing free-standing retail stores in the same vicinity as our stores. If we fail to successfully compete for customers or merchandise, our business will suffer.

We are dependent on our relationships with certain designers, vendors and other sources of merchandise.

        Our relationships with established and emerging designers are a key factor in our position as a retailer of high-fashion merchandise, and a substantial portion of our revenues is attributable to our sales of designer merchandise. Many of our key vendors limit the number of retail channels they use to sell their merchandise and competition among luxury retailers to obtain and sell these goods is intense. Our relationships with our designers have been a significant contributor to our past success. We have no guaranteed supply arrangements with our principal merchandising sources. Accordingly, there can be no assurance that such sources will continue to meet our quality, style and volume requirements. Moreover, nearly all of the brands of our top designers are sold by competing retailers, and many of our top designers also have their own dedicated retail stores. If one or more of our top designers were to cease providing us with adequate supplies of merchandise or, conversely, were to increase sales of merchandise through its own stores or to the stores of our competitors, our business could be adversely affected. In addition, any decline in the popularity or quality of any of our designer brands could adversely affect our business.

If we significantly overestimate our sales, our profitability may be adversely affected.

        We make decisions regarding the purchase of our merchandise well in advance of the season in which it will be sold. For example, women's apparel, men's apparel and shoes are typically ordered six to nine months in advance of the products being offered for sale, while handbags, jewelry and other categories of merchandise are typically ordered three to six months in advance. If our sales during any season, particularly a peak season, are significantly lower than we expect for any reason, we may not be able to adjust our expenditures for inventory and other expenses in a timely fashion and may be left with a substantial amount of unsold inventory. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess inventory. This could have an adverse effect on our margins and operating income. At the same time, if we fail to purchase a sufficient quantity of merchandise, we may not have an adequate supply of products to meet consumer demand. This may cause us to lose sales or harm our customer relationships.

Our failure to identify changes in consumer preferences or fashion trends may adversely affect our performance.

        Our success depends in large part on our ability to identify fashion trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. If we fail to adequately match our product mix to prevailing customer tastes, we may be required to sell our merchandise at higher average markdown levels and lower average margins. Furthermore, the products we sell often require long lead times to order and must appeal to consumers whose preferences cannot be predicted with certainty and often change rapidly. Consequently, we must stay abreast of emerging lifestyle and consumer trends and anticipate trends and fashions that will appeal to our consumer base. Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and fashion trends could adversely affect our business.

Our business and performance may be affected by our ability to implement our store expansion and remodeling strategies.

        Based upon our expansion strategy, we expect that planned new stores will add over 530,000 square feet of new store space over approximately the next three years, representing an almost 10% increase above the current aggregate square footage of our full-line Neiman Marcus and Bergdorf Goodman stores, and that our store remodeling program will add additional new store space from remodels that are already underway. New store openings involve certain risks, including:

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  constructing, furnishing and supplying a store in a timely and cost effective manner,

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  accurately assessing the demographic or retail environment at a given location, hiring and training quality staff,

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  obtaining necessary permits and zoning approvals, obtaining commitments from a core group of vendors to supply the new store,

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  integrating the new store into our distribution network and

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  building customer awareness and loyalty.

        In undertaking store remodels, we must complete the remodel in a timely, cost effective manner, minimize disruptions to our existing operations, and succeed in creating an improved shopping environment. If we fail to execute on these or other aspects of our store expansion and remodeling strategy, we could suffer harm to our sales, an increase in costs and expenses and an adverse effect on our business.

Acts of terrorism could adversely affect our business.

        The economic downturn that followed the terrorist attacks of September 11, 2001 had a material adverse effect on our business. Any further acts of terrorism or other future conflict may disrupt commerce and undermine consumer confidence, cause a downturn in the economy generally, cause consumer spending or shopping center traffic to decline or reduce the desire of our customers to make discretionary purchases. Any of the foregoing factors could negatively impact our sales revenue, particularly in the case of any terrorist attack targeting retail space, such as a shopping center. Furthermore, an act of terrorism or war, or the threat thereof, could negatively impact our business by interfering with our ability to obtain merchandise from foreign manufacturers. Any future inability to obtain merchandise from our foreign manufacturers or to substitute other manufacturers, at similar costs and in a timely manner, could adversely affect our business.

Deterioration in economic conditions could adversely affect our business.

        The merchandise we sell consists in large part of luxury retail goods. The purchase of these goods by customers is discretionary, and therefore highly dependent upon the level of consumer spending, particularly among affluent customers. Accordingly, sales of these products may be adversely affected by an economic downturn, increases in consumer debt levels, uncertainties regarding future economic prospects or a decline in consumer confidence. An economic downturn in the United States generally or in any of the geographic areas in which we have stores, particularly in Texas, California, Florida and the New York City metropolitan area, from which we derive a significant portion of our revenues, could have a material adverse effect on our business and results of operations.

The loss of any of our senior management team or attrition among our buyers or key sales associates could adversely affect our business.

        Our success in the specialty retail industry will continue to depend to a significant extent on our senior management team, buyers and key sales associates. We rely on the experience of our senior management, who have specific knowledge relating to us and our industry that would be difficult to replace. If we were to lose a portion of our buyers or key sales associates, our ability to benefit from long-standing relationships with key vendors or to provide relationship-based customer service may suffer. We cannot assure you that we will be able to retain our current senior management team, buyers or key sales associates. The loss of any of these individuals could adversely affect our business.

Inflation may adversely affect our business operations in the future.

        In recent years, we have experienced certain inflationary conditions in our cost base due primarily to changes in foreign currency exchange rates that have reduced the purchasing power of the U.S.

dollar and increases in selling, general and administrative expenses, particularly with regard to employee benefits. Inflation can harm our margins and profitability if we are unable to increase prices or cut costs enough to offset the effects of inflation in our cost base. If inflation in these or other costs worsens, we cannot assure you that our attempts to offset the effects of inflation and cost increases through control of expenses, passing cost increases on to customers or any other method will be successful. Any future inflation could adversely affect our profitability and our business.

Failure to maintain competitive terms under our loyalty programs could adversely affect our business.

        We maintain loyalty programs that are designed to cultivate long-term relationships with our customers and enhance the quality of service we provide to our customers. We must constantly monitor and update the terms of our loyalty programs so that they continue to meet the demands and needs of our customers and remain competitive with loyalty programs offered by other high-end specialty retailers. Given that approximately 46% of our revenues at Neiman Marcus stores in calendar year 2005 were generated by our InCircle loyalty program members, our failure to continue to provide quality service and competitive loyalty programs to our customers through the InCircle loyalty program could adversely affect our business.

Changes in our credit card arrangements, applicable regulations and consumer credit patterns could adversely impact our ability to facilitate the provision of consumer credit to our customers and adversely affect our business.

        We maintain a proprietary credit card program through which credit is extended to customers under the "Neiman Marcus" and "Bergdorf Goodman" names. Because a majority of our revenues were transacted through our proprietary credit cards, changes in our proprietary credit card arrangement that adversely impact our ability to facilitate the provision of consumer credit may adversely affect our performance. In July 2005, we sold our approximately three million private label credit card accounts and related assets, as well as the outstanding balances associated with such accounts. See "The Credit Card Sale." Initially, we will continue to handle key customer service functions, including new account processing, most transaction authorization, billing adjustments, collection services and customer inquiries. As part of this transaction, we are changing, and will continue to change, the terms of credit offered to our customers following the Credit Card Sale. In addition, the purchaser of our credit card business will have discretion over certain policies and arrangements with credit card customers and may change these policies and arrangements in ways that affect our relationship with these customers. Any such changes in our credit card arrangements may adversely affect our credit card program and ultimately, our business.

        Credit card operations are subject to numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing and enforcement of credit accounts and limitations on the maximum amount of finance charges that may be charged by a credit provider. The purchaser of our credit card business is subject to regulations to which we were not subject prior to the Credit Card Sale. Any effect of these regulations or change in the regulation of credit arrangements that would materially limit the availability of credit to our customer base could adversely affect our business. In addition, changes in credit card use, payment patterns, and default rates may result from a variety of economic, legal, social, and other factors that we cannot control or predict with certainty.

Our business can be affected by extreme or unseasonable weather conditions.

        Extreme weather conditions in the areas in which our stores are located could adversely affect our business. For example, heavy snowfall, rainfall or other extreme weather conditions over a prolonged period might make it difficult for our customers to travel to our stores and thereby reduce our sales and profitability. Our business is also susceptible to unseasonable weather conditions. For example, extended periods of unseasonably warm temperatures during the winter season or cool weather during the summer season could render a portion of our inventory incompatible with those unseasonable conditions. Reduced sales from extreme or prolonged unseasonable weather conditions would adversely affect our business.

We are subject to numerous regulations that could affect our operations.

        We are subject to customs, truth-in-advertising and other laws, including consumer protection regulations and zoning and occupancy ordinances that regulate retailers generally and/or govern the importation, promotion and sale of merchandise and the operation of retail stores and warehouse facilities. Although we undertake to monitor changes in these laws, if these laws change without our knowledge, or are violated by importers, designers, manufacturers or distributors, we could experience delays in shipments and receipt of goods or be subject to fines or other penalties under the controlling regulations, any of which could adversely affect our business.

Our revenues and cash requirements are affected by the seasonal nature of our business.

        The specialty retail industry is seasonal in nature, with a higher level of sales typically generated in the fall and holiday selling seasons. We have in the past experienced significant fluctuation in our revenues from quarter to quarter with a disproportionate amount of our revenues falling in our second fiscal quarter, which coincides with the holiday season. In addition, we incur significant additional expenses in the period leading up to the months of November and December in anticipation of higher sales volume in those periods, including for additional inventory, advertising and employees.

Our business is affected by foreign currency fluctuations.

        We purchase a substantial portion of our inventory from foreign suppliers whose cost to us is affected by the fluctuation of their local currency against the dollar or who price their merchandise in currencies other than the dollar. Accordingly, changes in the value of the dollar relative to foreign currencies may increase our cost of goods sold and, if we are unable to pass such cost increases on to our customers, decrease our gross margins and ultimately our earnings. Fluctuations in the Euro-dollar exchange rate affect us most significantly; however, we source goods from numerous countries and thus are affected by changes in numerous currencies and, generally, by fluctuations in the U.S. dollar relative to such currencies. Although we hedge some exposures to changes in foreign currency exchange rates arising in the ordinary course of business, foreign currency fluctuations may have a material adverse effect on our business, financial condition and results of operations.

Conditions in, and the United States' relationship with, the countries where we source our merchandise could affect our sales.

        A substantial majority of our merchandise is manufactured overseas, mostly in Europe. As a result, political instability or other events resulting in the disruption of trade from other countries or the imposition of additional regulations relating to or duties upon imports could cause significant delays or interruptions in the supply of our merchandise or increase our costs, either of which could have a material adverse effect on our business. If we are forced to source merchandise from other countries, those goods may be more expensive or of a different or inferior quality from the ones we now sell. The importance to us of our existing designer relationships could present additional difficulties, as it may not be possible to source merchandise from a given designer from alternative jurisdictions. If we were unable to adequately replace the merchandise we currently source with merchandise produced elsewhere, our business could be adversely affected.

Significant increases in costs associated with the production of catalogs and other promotional material may adversely affect our operating income.

        We advertise and promote in-store events, new merchandise and fashion trends through print catalogs and other promotional materials mailed on a targeted basis to our customers. Significant increases in paper, printing and postage costs could affect the cost of producing these materials and as a result, may adversely affect our operating income.

We are indirectly owned and controlled by the Sponsors, and their interests as equity holders may conflict with yours as a creditor.

        We are indirectly owned and controlled by the Sponsors and certain other equity investors, and the Sponsors have the ability to control our policies and operations. The interests of the Sponsors may not in all cases be aligned with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our equity holders might conflict with your interests as a note holder. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to holders of our indebtedness. Furthermore, the Sponsors may in the future own businesses that directly or indirectly compete with us. One or more of the Sponsors also may pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. For information concerning our arrangements with the Sponsors following the Transactions, see "Certain Relationships and Related Party Transactions."

If we are unable to enforce our intellectual property rights, or if we are accused of infringing on a third party's intellectual property rights, our net income may decline.

        We and our subsidiaries currently own our trademarks and service marks, including the "Neiman Marcus," "Bergdorf Goodman" and "Kate Spade" marks. Our trademarks and service marks are registered in the United States and in various foreign countries, primarily in Europe. The laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Moreover, we are unable to predict the effect that any future foreign or domestic intellectual property legislation or regulation may have on our existing or future business. The loss or reduction of any of our significant proprietary rights could have an adverse effect on our business.

        Additionally, third parties may assert claims against us alleging infringement, misappropriation or other violations of their trademark or other proprietary rights, whether or not the claims have merit. Claims like these may be time consuming and expensive to defend and could result in our being required to cease using the trademark or other rights and selling the allegedly infringing products. This might have an adverse affect on our sales and cause us to incur significant litigation costs and expenses.

Failure to successfully maintain and update information technology systems and enhance existing systems may adversely affect our business.

        To keep pace with changing technology, we must continuously provide for the design and implementation of new information technology systems as well as enhancements of our existing systems. Any failure to adequately maintain and update the information technology systems supporting our online operations, sales operations or inventory control could prevent our customers from purchasing merchandise on our websites or prevent us from processing and delivering merchandise, which could adversely affect our business.

Delays in receipt of merchandise in connection with either the manufacturing or shipment of such merchandise can affect our performance.

        Substantially all of our merchandise is delivered to us by our vendors as finished goods and is manufactured in numerous locations, including Europe and the United States and, to a lesser extent, China, Mexico and South America. Our vendors rely on third party carriers to deliver merchandise to our distribution facilities. In addition, our success depends on our ability efficiently to source and distribute merchandise to our Specialty Retail stores and Neiman Marcus Direct customers. Events such as U.S. or foreign labor strikes, natural disasters, work stoppages or boycotts affecting the manufacturing or transportation sectors could increase the cost or reduce the supply of merchandise available to us and could adversely affect our results of operations.

THE EXCHANGE OFFER

General

        Concurrently with the sale of the original notes on October 6, 2005, we entered into a registration rights agreement with the initial purchasers of the original notes that requires us to use our reasonable best efforts to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, to offer to the holders of the original notes the opportunity to exchange their original notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

        The registration rights agreement provides that we must (i) use our reasonable best efforts to cause the registration statement of which this prospectus is a part with respect to the exchange of the original notes for the exchange notes to become effective and (ii) keep such registration statement effective not less than 20 business days (or longer, if required by applicable law) after the date notice of the exchange offer is mailed to holders of the original notes. The registration rights agreement further provides that if the registration statement of which this prospectus is a part is declared effective, we (i) are entitled to close the exchange offer 20 business days after the commencement thereof, (provided we have accepted all the initial securities theretofore validly tendered in accordance with the terms of this offer) and (ii) will use our reasonable best efforts to consummate the exchange offer not later than 360 days (or if the 360th day is not a business day, the first business day thereafter) after the original issue date of the original notes.

        A copy of the registration rights agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer, holders of original notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the original notes will continue to be subject to certain restrictions on transfer.

        In order to participate in the exchange offer, a holder must represent to us, among other things, that:

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  the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

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  the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

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  the holder is not an "affiliate," as defined under Rule 405 under the Securities Act, of ours or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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  if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

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  if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, the holder will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

        Under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement covering resales of the original notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

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  is an "affiliate," within the meaning of Rule 405 under the Securities Act, of ours;

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  is a broker-dealer who purchased original notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

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  acquired the exchange notes other than in the ordinary course of the holder's business;

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  has an arrangement with any person to engage in the distribution of the exchange notes; or

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  is prohibited by any law or policy of the SEC from participating in the exchange offer.

        Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See "Plan of Distribution." Broker-dealers who acquired original notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff's interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the original notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                        , 2006, or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer. Original notes may be tendered only in integral multiples of $1,000 in principal amount.

        The exchange notes will evidence the same debt as the original notes and will be issued under the terms of, and entitled to the benefits of, the applicable indenture relating to the original notes.

        As of the date of this prospectus: (i) $700,000,000 in aggregate principal amount of original senior notes were outstanding, and there was one registered holder, a nominee of The Depository Trust Company; and (ii) $500,000,000 in aggregate principal amount of original senior subordinated notes were outstanding, and there was one registered holder, a nominee of The Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the original notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice thereof to Wells Fargo Bank, N.A., which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the

Exchange Offer," any such unaccepted original notes will be returned, without expense, to the tendering holder of those original notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on                        , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. We reserve the right, in our sole discretion:

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  to delay accepting any original notes, to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

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  to amend the terms of the exchange offer in any manner.

        In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement. In the event that we make a material change in the exchange offer, including the waiver of a material condition, we will extend the expiration date of the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your original notes to the exchange agent as described below. We will only issue exchange notes in exchange for original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should follow carefully the instructions on how to tender your original notes. It is your responsibility to properly tender your original notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your original notes, please contact the exchange agent at the address or telephone number described below.

        All of the original notes were issued in book-entry form, and all of the original notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the original notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their original notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender original notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange original notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the original notes.

        Determinations Under the Exchange Offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange.

        When We Will Issue Exchange Notes.    In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

  •
  a book-entry confirmation of such original notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Return of Outstanding Notes Not Accepted or Exchanged.    If we do not accept any tendered original notes for exchange or if original notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged original notes will be returned without expense to their tendering holder. Such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

        Participating broker-dealers.    Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where those original notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Withdrawal of Tenders

        Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn original notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any original notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn original notes by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date of the exchange offer.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine (i) that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for those original notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Effect of Not Tendering

        Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will remain subject to the restrictions on transfer of such original notes:

  •
  as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the offering circular distributed in connection with the private offering of the original notes.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Registered and Certified Mail Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building-12th Floor Minneapolis, MN 55402
By Facsimile Transmission: (612) 667-6282 By Telephone: (800) 344-5128

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those original notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive original notes in like principal amount. We will retire or cancel all of the original notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

        The following table sets forth the capitalization of Neiman Marcus, Inc. on a consolidated basis as of January 28, 2006. The information in this table should be read in conjunction with "The Transactions," "Selected Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited and unaudited consolidated financial statements and related notes appearing elsewhere in this prospectus.

As of January 28, 2006
(in millions)
Debt
Senior secured asset-based revolving credit facility(1)	$—
Senior secured term loan facility(2)	1,875.0
2028 debentures(3)	120.6
Senior notes(4)	700.0
Senior subordinated notes(5)	500.0
Other debt(6)	12.8

Total debt	3,208.4
Equity(7)	1,416.2

Total capitalization	$4,624.6

(1)
On the closing date of the Transactions, we entered into a new senior secured Asset-Based Revolving Credit Facility providing for up to $600.0 million of loans and letters of credit, subject to the borrowing base, with a maturity of five years. At the closing of the Transactions, we utilized $150.0 million of the Asset-Based Revolving Credit Facility for loans and approximately $16.5 million for letters of credit. In the second quarter of fiscal 2006, we repaid all loans under the Asset-Based Revolving Credit Facility. As of January 28, 2006, we had $556.8 million of unused borrowing availability under the Asset-Based Revolving Credit Facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit. See "Description of Other Indebtedness—Senior Secured Asset-Based Revolving Credit Facility" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Seasonality."

(2)
On the closing date of the Transactions, we entered into a new senior secured term loan facility in an aggregate principal amount of $1,975.0 million, with a maturity of seven and one half years, the full amount of which was borrowed on the closing date. In the second quarter of fiscal 2006, we repaid $100.0 million principal amount of the loans under the Senior Secured Term Loan Facility.

(3)
As of January 28, 2006, we had outstanding $125.0 million aggregate principal amount of 2028 debentures.

(4)
On the closing date of the Transactions, we issued $700.0 million aggregate original principal amount of 9%/9 3/4% Senior Notes under a senior indenture (Senior Indenture) with Wells Fargo Bank, National Association, as trustee.

(5)
On the closing date of the Transactions, we issued $500.0 million aggregate principal amount of 10 3/8% Senior Subordinated Notes under a senior subordinated indenture (Senior Subordinated Indenture) with Wells Fargo Bank, National Association, as trustee.

(6)
As of January 28, 2006, we had $12.8 million of other debt outstanding, primarily consisting of $4.5 million of outstanding borrowings under credit facilities by our brand development companies and $8.1 million of capital lease obligations (of which $4.6 million is included in other long-term liabilities).

(7)
As of January 28, 2006, Neiman Marcus, Inc. had outstanding 1,012,264 shares of common stock, par value $0.01 per share.

THE TRANSACTIONS

        Neiman Marcus, Inc., which we refer to as our "parent," acquired The Neiman Marcus Group, Inc. on October 6, 2005 through a reverse subsidiary merger with Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of our parent. Our parent was formed for purposes of the acquisition by investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC, which we refer to as the "Sponsors." The acquisition was accomplished through the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. being the surviving company. Subsequent to the acquisition, we are a subsidiary of our parent, which is controlled by Newton Holding, LLC, an entity controlled by the Sponsors and their co-investors.

        The Sponsors financed the purchase of the Company and the concurrent redemption of our 6.65% senior notes due 2008, which we refer to as the 2008 notes, through:

  •
  application of the proceeds from the offering of the original senior notes and the original senior subordinated notes

  •
  initial borrowings under our senior secured asset-based revolving credit facility and our senior secured term loan facility,

  •
  equity investments funded by direct and indirect equity investments from the Investors; and

  •
  cash on hand at the Company.

        Immediately following the merger, The Neiman Marcus Group, Inc. became a wholly-owned subsidiary of Neiman Marcus, Inc. Pursuant to the LLC Agreement (as defined below under "Certain Relationships and Related Party Transactions—Newton Holding, LLC Limited Liability Company Operating Agreement") the Sponsors and certain other Investors, including one that is affiliated with Credit Suisse Securities (USA) LLC, are entitled to nominate the members of our board of directors. See "Management—Directors and Executive Officers."

        The acquisition was completed on October 6, 2005 and occurred simultaneously with:

  •
  the closing of the offering of our original senior notes and our original senior subordinated notes;

  •
  the closing of our new senior secured asset-based revolving credit facility;

  •
  the closing of our new senior secured term loan facility;

  •
  the call for redemption of, the deposit into a segregated account of the estimated amount of the redemption payment related to, and the ratable provision of security pursuant to the terms thereof for, the 2008 notes;

  •
  the ratable provision of security for our 2028 debentures pursuant to the terms thereof;

  •
  the termination of our existing $350 million unsecured revolving credit facility; and

  •
  the equity investments described above.

        We refer to these transactions, including the merger and our payment of any costs related to these transactions and certain related transactions as the "Transactions." See "Description of Other Indebtedness" for a description of our senior secured credit facilities.

        In connection with the Transactions, we incurred significant indebtedness and became highly leveraged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." In addition, the purchase price paid in connection with the acquisition has been allocated to state the acquired assets and liabilities at fair value. The preliminary purchase accounting adjustments increased the carrying value of our property and equipment and inventory, established intangible assets for our tradenames, customer lists and favorable lease commitments and revalued our long-term benefit plan obligations, among other things. Subsequent to the Transactions, interest expense and non-cash depreciation and amortization charges have significantly increased. As a result, our successor financial statements subsequent to the Transactions are not comparable to our predecessor financial statements.

THE CREDIT CARD SALE

        On July 7, 2005, HSBC Bank Nevada, National Association ("HSBC") purchased our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts (we refer to this transaction in this prospectus as the "Credit Card Sale"). The total purchase price was approximately $647 million, consisting of approximately $534 million in net cash proceeds and the assumption of approximately $113 million of outstanding debt under our revolving credit card securitization facility (the "Credit Card Facility"). We recognized a gain of $6.2 million in connection with the sale of our credit card portfolio to HSBC in the fourth quarter of 2005. You can find unaudited pro forma condensed consolidated statements of earnings giving effect, among other things, to the Credit Card Sale as if it had occurred on August 1, 2004 in this prospectus under the heading "Unaudited Pro Forma Condensed Consolidated Financial Statements."

        As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit cards and non-card payment plans bearing our brands and we receive from HSBC ongoing payments related to credit card sales and compensation for marketing and servicing activities ("HSBC Program Income"). In addition, we continue to handle key customer service functions. As part of this transaction, we have changed, and will continue to change, the terms of credit offered to our customers following the Credit Card Sale. In addition, HSBC will have discretion over certain policies and arrangements with credit card customers and may change these policies and arrangements in ways that affect our relationship with these customers. Any such changes in our credit card arrangements may adversely affect our credit card program and ultimately, our business.

        In the future, the HSBC Program Income may be either decreased based upon the level of future services we provide to HSBC or increased based upon contemplated changes, which are currently being undertaken by us and HSBC, to our historical credit card program related to, among other things, the interest rate applied to unpaid balances and the assessment of late fees.

The Purchase, Sale and Servicing Transfer Agreement

        Under the purchase, sale and servicing transfer agreement, which we refer to as the Purchase Agreement, governing the Credit Card Sale:

  •
  we have sold HSBC our private label Neiman Marcus and Bergdorf Goodman credit card accounts, non-card payment plans, interests in the securitization arrangements relating to the receivables arising under those accounts and certain related assets and

  •
  HSBC, or its designees, have assumed the related obligations under those accounts, including our and our subsidiaries' obligations under prior securitization arrangements.

The Credit Card Program Agreement

        Our long-term marketing and servicing alliance with HSBC is governed by a credit card program agreement having an initial term of five years and renewable for three year terms. Under the program agreement, HSBC, or its designee, will offer private label Neiman Marcus and Bergdorf Goodman credit cards and non-card payment plans and, in accordance with the terms of the program agreement, may issue in the future dual-line, card-association branded credit cards. We refer to this arrangement with HSBC as the program.

        We have agreed that, other than through the program or pursuant to certain limited exceptions in the program agreement, we will not offer or market in the United States a private label credit card, a co-branded credit card or a non-card payment plan. We have also agreed to limitations, on our ability to accept credit cards, other than program credit cards and other cards currently accepted, in certain of our retail store lines.

        A management committee consisting of eight members (four nominated by us and four nominated by HSBC) has been established to oversee the program. Initial operating procedures of the program will be those employed by us prior to the effective date of the program and changes to those procedures will only be made upon review by the management committee in accordance with the program agreement.

        We and HSBC will jointly market the program in accordance with the terms of the program agreement. HSBC will contribute money to a marketing fund to be used in our discretion and also to a joint marketing fund to be used in accordance with a mutually agreed upon marketing plan and as directed by the management committee.

        We and HSBC have also entered into a servicing agreement, under which we are appointed to service the accounts and cardholder indebtedness on behalf of HSBC. We have transferred certain servicing functions and may elect to transfer additional servicing functions to HSBC, in which case HSBC will be required to perform the services under the program agreement.

        Under the program agreement, HSBC has agreed to pay us a daily program fee, equal to a percentage of purchases under all accounts linked to a Neiman Marcus Group credit card used solely for the purpose of purchasing our products and services ("private label accounts") and all revolving credit payment plans or retail installment sale arrangements not associated with a credit card ("non-card payment plans"). The daily program fee will increase if certain changes, which are currently being undertaken by the Company and HSBC, are made to our historical credit card program. These changes relate to, among other things, the interest rates applicable to unpaid balances and the assessment of late fees. In addition, we are paid a daily servicing fee applicable to all private label accounts and non-card payment plans, for the on-going credit services we perform. The daily servicing fee will be decreased if and when HSBC assumes additional servicing responsibilities under the program agreement.

        The program agreement contains certain early termination rights held by each party, including termination rights upon default of the other party or upon other specified retail events. If the program agreement is terminated by either party for any reason, we will have the right to purchase, or to arrange for another purchaser to purchase, the program assets, including the accounts and cardholder indebtedness, from HSBC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        We prepared the following unaudited pro forma condensed consolidated statement of earnings by applying pro forma adjustments to our historical audited consolidated statement of earnings for the fiscal year ended July 30, 2005 and the interim unaudited condensed consolidated statements of earnings for the twenty-six week periods ended January 28, 2006 and January 29, 2005 appearing elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of earnings give effect to the following transactions as if each had occurred on August 1, 2004:

  •
  the Transactions and the redemption of our 2008 notes,

  •
  the Credit Card Sale, which was completed on July 7, 2005, and

  •
  the Chef's Catalog Disposition, which was completed on November 8, 2004.

        The merger is accounted for using purchase accounting. Under the purchase method of accounting, the total consideration paid is allocated to the Company's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the Transactions.

        We based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed used in the preparation of the unaudited pro forma condensed consolidated statements of earnings, as well as the unaudited condensed consolidated balance sheet as of January 28, 2006, appearing elsewhere herein, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information and assumptions and will be revised as additional information becomes available. The final adjustments will depend on a number of factors, including the finalization of asset valuations. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

        We are providing the unaudited pro forma condensed consolidated statements of earnings for informational purposes only. The unaudited pro forma condensed consolidated statements of earnings do not purport to represent what our results of operations or financial condition would have been had the Transactions, the Credit Card Sale and the Chef's Catalog Disposition actually occurred on the dates assumed, nor do they purport to project our results of operations for any future period or as of any future date. You should read the unaudited pro forma condensed consolidated financial information in conjunction with "Capitalization," "The Transactions," "Selected Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements and related notes appearing elsewhere in this prospectus.

THE NEIMAN MARCUS GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the Fiscal Year Ended July 30, 2005

		Chef's Catalog Disposition			Credit Card Sale			Transactions
	Historical	Adjustments		Pro Forma Subtotal	Adjustments		Pro Forma Subtotal	Adjustments		Pro Forma
	(dollars in thousands)
Revenues	$3,821,924	$(13,929	)(1)	$3,807,995	$—		$3,807,995	$—		$3,807,995
Cost of goods sold including buying and occupancy costs (excluding depreciation)	2,390,584	(10,206	)(1)	2,380,378	—		2,380,378	44,422	(3)	2,424,800
Selling, general and administrative expenses (excluding depreciation)(7)	974,593	(4,746	)(1)	969,847	—		969,847	7,507	(4)	977,354
Income from credit card operations, net	(71,644)			(71,644)	15,591	(2)	(56,053)			(56,053)
Depreciation expense	107,687	(129	)(1)	107,558			107,558	4,581	(5)	112,139
Amortization of intangible assets	—	—		—	—		—	54,867	(6)	54,867
Amortization of favorable lease commitments	—	—		—	—		—	18,007	(6)	18,007
Gain on sale of credit card assets	(6,170)			(6,170)	6,170	(2)	—	—		—
Loss on disposition of Chef's Catalog	15,348	(15,348	)(1)	—	—		—	—		—

Operating earnings	411,526	16,500		428,026	(21,761)		406,265	(129,384)		276,881
Interest expense	12,378	—		12,378	(5,243	)(2)	7,135	224,975	(8)	232,110

Earnings before income taxes and minority interest	399,148	16,500		415,648	(16,518)		399,130	(354,359)		44,771
Income taxes	146,487	6,468	(9)	152,955	(6,475	)(9)	146,480	(138,909	)(9)	7,571

Earnings before minority interests	252,661	10,032		262,693	(10,043)		252,650	(215,450)		37,200
Minority interest in net earnings of subsidiaries	(3,837)	—		(3,837)	—		(3,837)	—		(3,837)

Net earnings	$248,824	$10,032		$258,856	$(10,043)		$248,813	$(215,450)		$33,363

Other Financial Data:
Ratio of earnings to fixed charges										1.2	x(10)

NEIMAN MARCUS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the Twenty-Six Weeks Ended January 28, 2006

		Credit Card Sale			Transactions
	Historical	Adjustments		Pro Forma Subtotal	Adjustments		Pro Forma
	(dollars in thousands)
Revenues	$2,207,854	$—		$2,207,854	$—		$2,207,854
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,409,996	—		1,409,996	(37,183	)(3)	1,372,813
Selling, general and administrative expenses (excluding depreciation)	537,446	—		537,446	2,297	(4)	539,743
Income from credit card operations, net	(28,575)	(4,031	)(2)	(32,606)	—		(32,606)
Depreciation expense	65,024			65,024	237	(5)	65,261
Amortization of intangible assets	17,937	—		17,937	9,496	(6)	27,433
Amortization of favorable lease commitments	5,887	—		5,887	3,117	(6)	9,004
Transaction and other costs(7)	23,544	—		23,544	—		23,544

Operating earnings	176,595	4,031		180,626	22,036		202,662
Interest expense	82,544	—		82,544	42,717	(8)	125,261

Earnings before income taxes and minority interest	94,051	4,031		98,082	(20,681)		77,401
Income taxes	35,445	1,588	(9)	37,033	(8,148	)(9)	28,885

Earnings before minority interests	58,606	2,443		61,049	(12,533)		48,516
Minority interest in net earnings of subsidiaries	(560)	—		(560)	—		(560)

Net earnings	$58,046	$2,443		$60,489	$(12,533)		$47,956

Other Financial Data:
Ratio of earnings to fixed charges							1.5	x(10)

NEIMAN MARCUS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the Twenty-Six Weeks Ended January 29, 2005

		Chef's Catalog Disposition			Credit Card Sale
								Transactions
				Pro Forma Subtotal			Pro Forma Subtotal
	Historical	Adjustments			Adjustments			Adjustments		Pro Forma
	(dollars in thousands)
Revenues	$2,037,161	$(13,929	)(1)	$2,023,232	$—		$2,023,232	$—		$2,023,232
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,266,861	(10,206	)(1)	1,256,655	—		1,256,655	41,710	(3)	1,298,365
Selling, general and administrative expenses (excluding depreciation)	507,037	(4,746	)(1)	502,291	—		502,291	4,232	(4)	506,523
Income from credit card operations, net	(33,384)	—		(33,384)	3,509	(2)	(29,875)	—		(29,875)
Depreciation expense	51,724	(129	)(1)	51,595			51,595	2,291	(5)	53,886
Amortization of intangible assets	—	—		—	—		—	27,433	(6)	27,433
Amortization of favorable lease commitments	—	—		—	—		—	9,004	(6)	9,004
Loss on disposition of Chef's Catalog	15,348	(15,348	)(1)	—	—		—	—		—

Operating earnings	229,575	16,500		246,075	(3,509)		242,566	(84,670)		157,896
Interest expense	8,015	—		8,015	(2,534	)(2)	5,481	108,393	(8)	113,874

Earnings before income taxes and minority interest	221,560	16,500		238,060	(975)		237,085	(193,063)		44,022
Income taxes	85,301	6,468	(9)	91,769	(382	)(9)	91,387	(75,680	)(9)	15,707

Earnings before minority interests	136,259	10,032		146,291	(593)		145,698	(117,383)		28,315
Minority interest in net earnings of subsidiaries	(1,556)	—		(1,556)	—		(1,556)	—		(1,556)

Net earnings	$134,703	$10,032		$144,735	$(593)		$144,142	$(117,383)		$26,759

Other Financial Data:
Ratio of earnings to fixed charges										1.3	x(10)

THE NEIMAN MARCUS GROUP, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings

(tables present dollars in millions)

(1)
To give pro forma effect to the Chef's Catalog Disposition as if it had occurred on August 1, 2004 as follows:

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 29, 2005
Eliminate historical results of operations:
Revenues	$13.9	$13.9
Cost of goods sold including buying and occupancy costs	$10.2	$10.2
Selling, general and administrative expenses	$4.7	$4.7
Depreciation expense	$0.1	$0.1
Eliminate loss on disposition of Chef's Catalog	$15.3	$15.3

The pro forma adjustments relate to 1) the direct revenue stream of the Chef's Catalog brand, 2) direct product costs related to items sold through Chef's Catalog (included in costs of goods sold) and 3) other direct expenses associated with the Chef's Catalog brand, primarily the costs of print catalogs circulated under the Chef's Catalog name (included in selling, general and administrative expenses). Other operating costs of the Chef's Catalog brand were not eliminated as a part of the sale and were not removed from the unaudited pro forma presentation as these costs were not clearly distinguishable as costs of the Chef's Catalog brand.

(2)
To give pro forma effect to the Credit Card Sale as if it had occurred on August 1, 2004 as follows:

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Adjustment to income from credit card operations, net:
Eliminate net finance charge income generated by credit card portfolio	$75.4	$—	$33.4
Pro forma HSBC Program Income earned by Company(a):
Income at initial contractual rate	(42.0)	(24.5)	(22.5)
Net increase for program changes(b)	(14.0)	(8.1)	(7.4)

Pro forma HSBC Program Income earned by Company	(56.0)	(32.6)	(29.9)
Decrease (increase) to earnings	19.4	(32.6)	3.5
Less: amount reflected in historical statements of earnings	(3.8)	28.6	—

Pro forma adjustment to decrease (increase) income from credit card operations, net	$15.6	$(4.0)	$3.5

Eliminate gain of sale of credit card assets	$6.2	—	—
Eliminate interest expense on Credit Card Facility	$5.2	—	$2.5

    (a)
    The compensation we receive pursuant to the marketing and servicing agreement with HSBC (HSBC Program Income) consists of a servicing fee for the on-going credit services we perform and a program fee based on credit sales generated.

    (b)
    Since the inception of the marketing and servicing agreement with HSBC, the HSBC Program Income has been:

      •
      decreased based upon the reduction in the level of services we provide to HSBC; and

      •
      increased based upon changes to our historical credit card program related to, among other things, the interest rates applied to unpaid balances and the assessment of late fees.

  For purposes of preparing the unaudited pro forma condensed consolidated statements of earnings, we have recognized HSBC Program Income at the rate we expect to receive based upon changes to the proprietary credit card program implemented by HSBC and the Company after the closing of the Credit Card Sale and on or prior to March 31, 2006.

(3)
To give effect to the following changes in costs of goods sold including buying and occupancy costs (excluding depreciation):

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Reflect non-cash charges related to step-up in carrying value of inventory(a)	$39.6	$—	$39.6
Eliminate amortization of deferred real estate credits prior to the Transactions(b)	4.8	2.4	2.1

Decrease to earnings	44.4	2.4	41.7
Less: amount reflected in historical statements of earnings	—	(39.6)	—

Pro forma increase (decrease) in costs of goods sold	$44.4	$(37.2)	$41.7

    (a)
    In connection with purchase accounting, the carrying value of the acquired inventories was increased by $39.6 million to state the inventories at their estimated fair value at the acquisition date. The step-up in the carrying value of the acquired inventories was charged to cost of goods sold upon sale of the acquired inventories subsequent to the Transactions.

    (b)
    We receive allowances from developers related to the construction of our stores. We record these allowances as deferred real estate credits which are amortized to reduce rent expense on a straight-line basis over the applicable lease term. In connection with purchase accounting, the deferred real estate credits at the acquisition date were eliminated. As a result, the historical amortization of the pre-acquisition deferred lease credits has been eliminated in the preparation of the unaudited pro forma statements of earnings.

(4)
To give effect to the following changes in selling, general and administrative expenses (excluding depreciation):

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Reflect payment of management fees to Sponsors	$9.5	$1.7	$5.0
Reflect increase in stock-based compensation expense(a)	4.4	2.3	2.4
Reduction in expenses related to long-term benefit plans(b)	(6.4)	(1.7)	(3.2)

Pro forma increase in expenses	$7.5	$2.3	$4.2

    (a)
    In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" (SFAS No. 123R). This standard is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25) and its related implementation guidance. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. We adopted SFAS No. 123R as of the beginning of our first quarter of fiscal 2006 using the modified prospective method, which requires companies to record stock compensation for all unvested and new awards as of the adoption date. Prior to the adoption of the provisions of SFAS No. 123R, we accounted for stock-based compensation in accordance with APB No. 25.

    The components of the pro forma adjustments for stock-based compensation expense are as follows:

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Pro forma compensation for equity-based compensation arrangements established by the Successor (measured in accordance with SFAS No. 123R)	$9.4	$4.7	$4.7
Eliminate costs of equity-based compensation arrangements of the Predecessor (measured in accordance with APB No. 25)	(5.0)	(0.9)	(2.3)

	4.4	3.8	2.4
Less: amount reflected in historical statements of earnings	—	(1.5)	—

Pro forma adjustment for stock-based compensation expense	$4.4	$2.3	$2.4

    (b)
    Prior to the Transactions, a portion of our historical selling, general and administrative expenses represented the amortization of previously unrecognized actuarial losses over future years as permitted by U.S. generally accepted accounting principles. In connection with the allocation of the purchase price paid to the Company's assets and liabilities, our obligations related to our other long-term benefit plans were adjusted to fair value, thereby eliminating the amortization of the previously unrecognized losses as of the acquisition date.

(5)
To reflect the increase in depreciation resulting from recording our property and equipment at fair value pursuant to purchase accounting. We computed depreciation expense on a pro forma basis, consistent with our historical accounting policies, principally using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over five to 30 years, while fixtures and equipment are depreciated over three to 15 years. Leasehold improvements are amortized over the shorter of the asset life or the lease term. Costs of internally developed computer software are amortized over three to ten years.

(6)
To reflect the amortization associated with intangible assets recorded pursuant to the purchase method of accounting as follows:

	Amortization Period	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Goodwill	Indefinite life	—	—	—
Tradenames	Indefinite life	—	—	—
Customer lists and other relationship-based intangibles assets	5 to 26 years	$54.9	$27.4	$27.4
Favorable lease commitments	2 to 49 years	18.0	9.0	9.0

		72.9	36.4	36.4
Less: amount reflected in historical statements of earnings		—	(23.8)	—

Pro forma adjustment to amortization expense		$72.9	$12.6	$36.4

  Both goodwill and tradenames are indefinite-lived intangible assets. As a result, goodwill and tradenames will not be amortized but will be evaluated for impairment at least annually.

  These unaudited pro forma condensed consolidated financial statements of earnings reflect our preliminary allocation of the purchase price to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed consolidated statements of earnings. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. Identifiable intangible assets have been amortized on a straight-line basis in the unaudited pro forma condensed consolidated statements of earnings. The following table shows the decrease to pro forma operating earnings for every $100.0 million of purchase price allocated to amortizable intangibles at a range of weighted-average useful lives:

Weighted Average Life	Decrease to pro forma earnings
Four years	$(25.0)
Six years	(16.7)
Eight years	(12.5)
Ten years	(10.0)
Twelve years	(8.3)

  The estimated weighted average life of our customer lists and other relationship-based intangibles and favorable lease commitments is approximately 15 years. The following table shows the (decrease) increase in pro forma operating earnings based on different estimated lives:

Weighted Average Life	(Decrease) increase in pro forma earnings
10 years	$(33.8)
12 years	(16.0)
18 years	13.6
20 years	19.6

(7)
During fiscal year 2005, we expensed costs aggregating $6.7 million, consisting primarily of legal and consulting fees, incurred in connection with the Transactions. These costs are included in selling, general and administrative expenses.

During the twenty-six weeks ended January 28, 2006, we expensed costs consisting of $4.5 million of accounting, investment banking, legal and other costs associated with the Transactions and $19.0 million of non-cash stock compensation resulting from the accelerated vesting of Predecessor stock options and restricted stock.

(8)
To reflect interest expense resulting from our new debt structure upon completion of the Transactions (using an applicable weighted-average three-month LIBOR rate):

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Senior secured asset-based revolving credit facility(a)	$4.0	$2.0	$3.0
Senior secured term loan facility(b)	101.4	64.7	45.7
2028 debentures	8.9	4.5	4.5
Senior notes(c)	63.0	31.5	31.5
Senior subordinated notes(d)	51.9	25.9	25.9

Total cash interest expense(e)	229.2	128.6	110.6
Amortization of capitalized debt issuance costs(f)	14.0	7.0	7.0
Accretion of discount on existing 2028 debentures to fair value	0.2	0.1	0.1
Elimination of interest on 2008 notes(g)	(9.1)	(2.1)	(4.6)
Elimination of interest on deferred obligations extinguished in connection with the Transactions	(0.4)	(0.1)	(0.2)

	233.9	133.5	112.9
Less: amount reflected in historical statements of earnings	(8.9)	(90.8)	(4.5)

Pro forma adjustment to interest expense	$225.0	$42.7	$108.4

    (a)
    The $600 million senior secured asset-based revolving credit facility, which bears interest at a rate equal to an applicable margin, at our option, over either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate for the interest period relevant to such borrowing adjusted for certain additional costs. For purposes of preparing the unaudited pro forma condensed consolidated statements of earnings, we have assumed:

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Weighted average outstanding borrowings	$50 million	$75 million	$100 million
Effective interest rate on borrowings (three-month LIBOR plus 1.75%)	4.03%	6.02%	4.03%
Weighted average available unused balance	$550 million	$525 million	$500 million
Commitment fee rate on unused balance	.375%	.375%	.375%
    (b)
    Reflects interest on the senior secured term loan facility that bears at a rate equal to an applicable margin, at our option, over either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate for the interest period relevant to such borrowing adjusted for certain additional costs. For purposes of preparing the unaudited pro forma condensed consolidated statements of earnings, we have assumed:

	Year Ended July 30, 2005	Twenty-Six Weeks Ended January 28, 2006	Twenty-Six Weeks Ended January 29, 2005
Weighted average outstanding borrowings	$1,975 million	$1,958 million	$1,975 million
Effective interest rate on borrowings (three-month LIBOR plus 2.5%)	5.13%	6.56%	4.62%
    (c)
    Reflects an interest rate of 9% on the senior notes (assuming all interest payments on the senior notes are made in cash).

    (d)
    Reflects an interest rate of 10 3/8% on the senior subordinated notes.

    (e)
    Each 0.125% increase in estimated interest rates would increase total pro forma annual interest expense for our senior secured asset-based revolving credit facility and our senior secured term loan facility by $2.7 million.

    (f)
    Represents amortization of debt issuance costs incurred in connection with the debt incurred and credit facilities consummated in connection with the Transactions.

    (g)
    Represents the elimination of historical interest expense on the 2008 notes redeemed after the closing of the Transactions and interest on certain other indebtedness extinguished at the closing of the Transactions.

(9)
To reflect the tax effect of the above adjustments at our statutory income tax rate of 39.2% for fiscal year 2005 and 39.4% for the twenty-six weeks ended January 28, 2006.

(10)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

        The following table sets forth selected historical consolidated financial data of Neiman Marcus, Inc. (formerly Newton Acquisition, Inc.) and its predecessor, The Neiman Marcus Group, Inc., as of the dates and for the periods indicated. Neiman Marcus, Inc. acquired The Neiman Marcus Group, Inc. on October 6, 2005 through the merger of Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of Neiman Marcus, Inc., with and into The Neiman Marcus Group, Inc., with the latter being the surviving entity. We are required under GAAP to present our operating results separately for predecessor periods preceding the acquisition and the successor periods following the acquisition. The financial statements and operating results identified below as belonging to the "predecessor" are those of The Neiman Marcus Group, Inc. The financial statements and operating results of the "successor" are those of Neiman Marcus, Inc., the newly created parent of The Neiman Marcus Group, Inc.

        We derived the selected historical consolidated financial data as of and for the periods ended August 2, 2003, July 31, 2004 and July 30, 2005 from the predecessor's audited consolidated financial statements and related notes and the selected historical consolidated financial data as of and for the nine weeks ended October 1, 2005 and the twenty-six weeks ended January 29, 2005 from the predecessor's unaudited condensed consolidated financial statements for those periods. We derived the selected historical consolidated financial data as of and for the seventeen weeks ended January 28, 2006 from the successor's unaudited condensed consolidated financial statements. In the opinion of management, the unaudited condensed consolidated financial information contain all adjustments necessary to present fairly our financial position, results of operations and cash flows for the applicable interim periods.

        The selected historical consolidated financial data as of July 28, 2001 and August 3, 2002 and for the period ended July 28, 2001 reflect adjustments to the predecessor's audited consolidated financial statements for those specific years to reclassify certain amounts related to the presentation of construction allowances in the balance sheet and statement of cash flows and the retained interests of our previous credit card facility in the statement of cash flows. The selected historical consolidated financial data as of and for the fiscal years ended July 28, 2001 and August 3, 2002 also reflect adjustments to the predecessor's audited consolidated financial statements as of and for those years to reclassify depreciation expense and income from credit card operations, net, as separate line items in the statements of earnings to conform to the presentation for subsequent periods.

        The results of operations for any period are not necessarily indicative of the results to be expected for any future period. In connection with the Transactions, we incurred significant indebtedness and became highly leveraged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." In addition, the purchase price paid in connection with the acquisition has been preliminarily allocated to state the acquired assets and liabilities at fair value. The preliminary purchase accounting adjustments increased the carrying value of property and equipment and inventory, established intangible assets for tradenames, customer lists and favorable lease commitments and revalued long-term benefit plan obligations, among other things. Subsequent to the Transactions, interest expense and non-cash depreciation and amortization charges have significantly increased. As a result, the successor financial statements are not comparable to the predecessor financial statements. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and

Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Unaudited				Fiscal Years Ended
	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005		July 30, 2005		July 31, 2004		August 2, 2003		August 3, 2002		July 28, 2001
	(Successor)	(Predecessor)			(Predecessor)
		(dollars in millions, except per share data)
Statement of Operations Data:
Revenues	$1,556.2	$651.6	$2,037.2		$3,821.9		$3,524.8		$3,080.4		$2,932.0		$2,997.7
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,031.2	378.8	1,266.9		2,390.6		2,230.9		1,997.7		1,926.4		1,957.4
Selling, general and administrative expenses (excluding depreciation)	368.6	168.9	507.0		974.6		901.5		831.0		803.0		811.6
Income from credit card operations, net	(20.8)	(7.8)	(33.4)		(71.6)		(55.7)		(53.3)		(49.5)		(48.2)
Depreciation expense	45.1	20.0	51.7		107.7		99.0		82.9		77.8		73.6
Amortization of customer lists	17.9	—	—		—		—		—		—		—
Amortization of favorable lease commitments	5.9	—	—		—		—		—		—		—
Operating earnings	108.3	68.3 (1)	229.6	(2)	411.5	(2)	345.2	(3)	222.1		177.7	(4)	193.6	(5)
Interest expense, net	83.4	(0.9)	8.0		12.4		15.9		16.3		15.4		15.2
Earnings before income taxes, minority interest and change in accounting principle	24.8	69.2	221.6		399.1		329.3		205.8		162.2		178.4
Income taxes	9.8	25.6	85.3		146.5	(6)	120.9	(7)	79.2		61.7		67.8
Net earnings	$13.9	$44.2	$134.7		$248.8	(6)	$204.8	(7)	$109.3	(8)	$99.6		$107.5
Balance Sheet Data (at period end):
Cash and cash equivalents	$91.5	$844.3	$377.9		$853.5		$368.4		$207.0		$178.6		$97.3
Merchandise inventories	790.0	922.2	726.2		748.4		720.3		687.1		656.8		648.9
Total current assets	1,032.3	1,881.6	1,842.7		1,708.5		1,706.2		1,246.1		1,127.6		1,063.3
Property and equipment, net	1,043.0	862.3	793.7		855.0		750.5		733.8		687.1		598.9
Total assets	6,610.6	2,846.0	2,755.8		2,660.7		2,617.6		2,104.8		1,941.5		1,799.9
Current liabilities	666.2	730.4	796.6		617.3		727.7		530.4		518.5		497.6
Long-term liabilities	4,515.2	466.2	437.9		457.3		509.1		428.3		361.1		352.9
Basic earnings per share:
Earnings before change in accounting principle	(9)	$0.91	$2.79		$5.15		$4.27		$2.61		$2.10		$2.28
Change in accounting principle	(9)	—	—		—		—		(0.31	)(8)	—		—
Basic earnings per share	(9)	$0.91	$2.79		$5.15		$4.27		$2.30		$2.10		$2.28
Diluted earnings per share:
Earnings before change in accounting principle	(9)	$0.89	$2.73		$5.02		$4.19		$2.60		$2.08		$2.26
Change in accounting principle	(9)	—	—		—		—		(0.31	)(8)	—		—
Diluted earnings per share	(9)	$0.89	$2.73		$5.02		$4.19		$2.29		$2.08		$2.26
Cash dividends per share	(9)	—	$0.28		$0.58		$0.39		—		—		—

	Unaudited						Fiscal Years Ended
	Seventeen weeks ended January 28, 2006		Nine weeks ended October 1, 2005		Twenty-six weeks ended January 29, 2005		July 30, 2005		July 31, 2004		August 2, 2003		August 3, 2002		July 28, 2001
	(Successor)		(Predecessor)				(Predecessor)
			(dollars in millions, except sales per square foot)
Cash Flow Data:
Total capital expenditures	$72.3		$26.3		$95.1		$202.5		$120.5		$129.6		$171.9		$131.1
Capital expenditures for:
New store openings	28.6		12.5		18.0		60.7		8.4		20.3		34.0		56.0
Major store remodels	12.8		7.5		38.3		58.2		39.1		24.5		60.6		28.2
Information technology	12.7		7.0		19.5		41.6		34.5		48.1		28.2		16.0
Depreciation expense	45.1		20.0		51.7		107.7		99.0		82.9		77.8		73.6
Rent expense	29.8		13.4		38.9		66.1		57.9		53.8		53.4		57.1
Net cash provided by (used for):
Operating activities	212.1		19.4		90.2		845.4		52.6		164.7		247.2		133.9
Investing activities	(5,228.2)		(26.3)		(80.7)		(228.8)		(117.3)		(129.6)		(171.9)		(131.1)
Financing activities	4,263.4		(2.3)		(0.0)		(131.5)		226.1		(6.8)		6.1		(80.9)
Other Operating Data:
Ratio of earnings to fixed charges(10)	1.2	x	10.6	x	10.4	x	9.4	x	8.8	x	6.4	x	5.1	x	5.5	x
Selected Store Data:
Comparable revenues increase/(decrease)(11)	6.6%		9.0%		10.8%		9.9%		14.4%		4.1%		(4.6)%		2.2%
Number of Neiman Marcus / Bergdorf Goodman stores (at period end)	38		37		37		36		37		37		35		34
Retail sales per square foot	$226		$103		$308		$577		$528		$472		$477		$508

(1)
For the nine weeks ended October 1, 2005, operating earnings includes $23.5 million of transaction and other costs incurred in connection with the Transactions. These costs consist primarily of $4.5 million of accounting, investment banking, legal and other costs associated with the Transactions and a $19.0 million non-cash charge for stock compensation resulting from the accelerated vesting of Predecessor stock options and restricted stock in connection with the acquisition.

(2)
For 2005 and the twenty-six weeks ended January 29, 2005, operating earnings include a $15.3 million pretax loss related to the Chef's Catalog Disposition and a $6.2 million pretax gain related to the sale of our credit card portfolio.

(3)
For 2004, operating earnings reflect a $3.9 million pretax impairment charge related to the writedown to fair value in the net carrying value of the Chef's Catalog tradename intangible asset.

(4)
For 2002, operating earnings reflect (a) a $16.6 million gain from the change in vacation policy made by the Company and (b) $13.2 million of impairment and other charges, related primarily to the impairment of certain long-lived assets.

(5)
For 2001, operating earnings reflect a $9.8 million pretax impairment charge related to our investment in a third-party internet retailer.

(6)
For 2005, net earnings reflect a net income tax benefit adjustment aggregating $7.6 million resulting from favorable settlements associated with previous state tax filings and reductions in previously recorded deferred tax liabilities.

(7)
For 2004, income tax expense reflects a $7.5 million net income tax benefit related to favorable settlements associated with previous state tax filings.

(8)
For 2003, net earnings reflect an after-tax charge of $14.8 million for the writedown of certain intangible assets related to prior purchase business combinations as a result of the implementation of a new accounting principle.

(9)
Earnings per share and dividends per share data are not presented for periods subsequent to the acquisition because there is no public market for the shares of Neiman Marcus, Inc.

(10)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense.

(11)
Comparable revenues include (a) revenues derived from our Specialty Retail stores open for more than 52 weeks, including stores that have relocated or expanded, (b) revenues from our Neiman Marcus Direct operation and (c) revenues from our brand development companies. Comparable revenues exclude the revenues of closed stores and the revenues of our Chef's Catalog operations (sold in November 2004) for all periods prior to the Chef's Catalog Disposition. The calculation of the change in comparable revenues for 2003 is based on revenues for the 52 weeks ended August 2, 2003 compared to revenues for the 52 weeks ended July 27, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations should be read together with our audited consolidated financial statements and related notes included elsewhere in this prospectus. Unless otherwise specified, the meanings of all defined terms herein are consistent with the meanings of such terms as defined in our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements. Please see "Forward-Looking Statements" for a discussion of the risks, uncertainties and assumptions relating to these statements.

Overview

        The Neiman Marcus Group, Inc., together with our operating segments and subsidiaries, is a high-end specialty retailer. Our operations include the Specialty Retail stores segment and the Neiman Marcus Direct segment. The Specialty Retail stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Neiman Marcus Direct segment conducts both print catalog and online operations under the brand names of Neiman Marcus, Bergdorf Goodman, Horchow and Chef's Catalog (prior to its disposition in November 2004). We own a 51% interest in Gurwitch Products, L.L.C., which designs and markets the Laura Mercier cosmetic line, and a 56% interest in Kate Spade LLC, which designs and markets high-end designer handbags and accessories (the brand development companies).

        Neiman Marcus, Inc. (formerly Newton Acquisition, Inc.) (Parent) acquired The Neiman Marcus Group, Inc. (Company) on October 6, 2005 through a merger transaction with Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of Neiman Marcus, Inc. The acquisition was accomplished through the merger of the Newton Acquisition Merger Sub, Inc. with and into the Company, with the Company being the surviving entity (the acquisition). Subsequent to the acquisition, we are a subsidiary of the Parent, which is controlled by Newton Holding, LLC (Holding). Both the Parent and Holding were formed by investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC (the Sponsors). Although we continued as the same legal entity after the acquisition, the accompanying condensed consolidated statements of earnings and cash flows present our results of operations and cash flows for the periods preceding the acquisition (Predecessor) and the periods succeeding the acquisition (Successor), respectively. Parent's sole asset is 100% of the capital stock of the Company. Accordingly, a separate discussion of Parent's financial condition and results of operations is not provided since the Company is representative of Parent's consolidated operations.

        In connection with the Transactions, the Company incurred significant indebtedness and became highly leveraged. See "Liquidity and Capital Resources." In addition, the purchase price paid in connection with the acquisition has been preliminarily allocated to state the acquired assets and liabilities at fair value. The preliminary purchase accounting adjustments increased the carrying value of our property and equipment and inventory, established intangible assets for our tradenames, customer lists and favorable lease commitments and revalued our long-term benefit plan obligations, among other things. Subsequent to the Transactions, interest expense and non-cash depreciation and amortization charges have significantly increased. As a result, our Successor financial statements subsequent to the Transactions are not comparable to our Predecessor financial statements.

        We have prepared our discussion of the results of operations for the six months (twenty-six weeks) ended January 28, 2006 by comparing the results of operations of the Predecessor for the twenty-six weeks ended January 29, 2005 to the combined amounts obtained by adding the earnings and cash flows for the Predecessor nine-week period ended October 1, 2005 and the Successor seventeen-week period ended January 28, 2006. Although this combined presentation does not comply with generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results we would have achieved absent the Transactions and may not be predictive of future results of operations.

        Certain prior period balances have been reclassified to conform to the current period presentation. Depreciation expense and income from credit card operations, net are now shown as separate line items on our statements of earnings. In periods prior to the second quarter of fiscal year 2006, depreciation expense was included in buying and occupancy costs and the income from our credit card operations was included as a reduction to selling, general and administrative expenses.

        Our fiscal year ends on the Saturday closest to July 31. All references to year-to-date fiscal year 2006 relate to the combined twenty-six weeks ended January 28, 2006 (calculated as described above) and all references to year-to-date fiscal year 2005 relate to the twenty-six weeks ended January 29, 2005. All references to fiscal year 2005 relate to the 52 weeks ended July 30, 2005; all references to fiscal year 2004 relate to the 52 weeks ended July 31, 2004 and all references to fiscal year 2003 relate to the 52 weeks ended August 2, 2003.

Factors Affecting Our Results

        Revenues.    We generate our revenues primarily from the sale of high-end merchandise through our Specialty Retail stores and Neiman Marcus Direct operation. Components of our revenues include:

  •
  Sale of merchandise—Revenues from our Specialty Retail stores are recognized at the later of the point of sale or the delivery of goods to the customer. Revenues from our Neiman Marcus Direct operation are recognized when the merchandise is delivered to the customer. We maintain reserves for anticipated sales returns primarily based on our historical trends related to returns by both our retail and direct marketing customers.

  •
  Commissions from leased departments—A small portion of the sales of our Specialty Retail stores consist of commissions from certain departments in our stores that we lease to independent companies.

  •
  Delivery and processing—We generate revenues from delivery and processing charges related to merchandise delivered to our customers from our retail and direct marketing operations.

        Our revenues can be affected by the following factors:

  •
  changes in the level of consumer spending generally and, specifically, on luxury goods;

  •
  changes in the level of full-price sales;

  •
  changes in the level of promotional events conducted by our Specialty Retail stores;

  •
  our ability to successfully implement our store expansion and remodeling strategies;

  •
  the rate of growth in internet sales by our Neiman Marcus Direct operation; and

  •
  general economic conditions.

        In addition, our revenues are seasonal. For a description of the seasonality of our business, see "—Seasonality."

        Cost of goods sold including buying and occupancy costs (excluding depreciation) (COGS).    COGS consists of the following components:

  •
  Inventory costs—We utilize the retail method of accounting, which is widely used in the retail industry due to its practicality, for substantially all of our merchandise inventories. Merchandise inventories are stated at the lower of cost or market. Under the retail inventory method, the valuation of inventories at cost and the resulting gross margins are determined by applying a calculated cost-to-retail ratio, for various groupings of similar items, to the retail value of inventories. The cost of the inventory reflected on the consolidated balance sheet is decreased by charges to cost of goods sold at the time the retail value of the inventory is lowered through the use of markdowns. Hence, earnings are negatively impacted when merchandise is marked down.

  •
  Buying costs—Buying costs consist primarily of salaries and expenses incurred by our merchandising and buying operations.

  •
  Occupancy costs—Occupancy costs consist primarily of rent, property taxes and operating costs of our retail, distribution and support facilities. A significant portion of our buying and occupancy costs are fixed.

  •
  Delivery and processing costs—Delivery and processing costs consist primarily of delivery charges we pay to third-party carriers and other costs related to the fulfillment of customer orders not delivered at the point-of-sale.

        With the introduction of new fashions in the first and third fiscal quarters and our emphasis on full-price selling in these quarters, a lower level of markdowns and higher margins are characteristic of these quarters.

        Consistent with industry business practice, we receive allowances from certain of our vendors in support of the merchandise we purchase for resale. Certain allowances are received to reimburse us for markdowns taken or to support the gross margins that we earn in connection with the sales of the vendor's merchandise. These allowances result in an increase to gross margin when we earn the allowances and they are approved by the vendor. Other allowances we receive represent reductions to the amounts we pay to acquire the merchandise. These allowances reduce the cost of the acquired merchandise and are recognized as an increase to gross margin at the time the goods are sold.

        Changes in our COGS as a percentage of revenues are affected primarily by the following factors:

  •
  customer acceptance of and demand for the merchandise we offer in a given season and the related impact of such factors on the level of full-price sales;

  •
  our ability to order an appropriate amount of merchandise to match customer demand and the related impact on the level of net markdowns incurred;

  •
  factors affecting revenues generally;

  •
  changes in occupancy costs primarily associated with the opening of new stores or distribution facilities; and

  •
  the amount of vendor reimbursements we receive during the fiscal year.

        Selling, general and administrative expenses (excluding depreciation).    Selling, general and administrative expenses principally comprise costs related to employee compensation and benefits in the selling and administrative support areas, advertising and catalog costs and insurance expense. A significant portion of our selling, general and administrative expenses are variable in nature and are dependent on the sales we generate.

        Advertising costs incurred by our Specialty Retail segment consist primarily of print media costs related to promotional materials mailed to our customers, while advertising costs incurred by our Neiman Marcus Direct operation relate to the production, printing and distribution of our print catalogs and the production of the photographic content on our websites, as well as online marketing costs. We receive advertising allowances from certain of our merchandise vendors. Substantially all the advertising allowances we receive represent reimbursements of direct, specific and incremental costs that we incur to promote the vendor's merchandise in connection with our various advertising programs, primarily catalogs and other print media. As a result, these allowances are recorded as a reduction of our advertising costs when earned. Vendor allowances earned and recorded as a reduction to selling, general and administrative expenses aggregated approximately $33.4 million in year-to-date fiscal year 2006, $30.0 million in year-to-date fiscal year 2005, $57.5 million in fiscal year 2005, $55.3 million in fiscal year 2004 and $53.2 million in fiscal year 2003.

        We also receive allowances from certain merchandise vendors in conjunction with compensation programs for employees who sell the vendor's merchandise. These allowances are netted against the related compensation expense that we incur. Amounts received from vendors related to compensation programs were $29.7 million in year-to-date fiscal year 2006, $26.7 million in year-to-date fiscal year 2005, $53.2 million in fiscal year 2005, $46.3 million in fiscal year 2004 and $41.1 million in fiscal year 2003.

        Changes in our selling, general and administrative expenses are affected primarily by the following factors:

  •
  changes in the number of sales associates primarily due to expansion of existing stores and new store openings, including increased health care and related benefits expenses;

  •
  changes in expenses incurred in connection with our advertising and marketing programs; and

  •
  changes in expenses related to insurance and long-term benefits due to general economic conditions such as rising health care costs.

        Income from credit card operations, net.    Prior to the Credit Card Sale on July 7, 2005, our credit card operations generated finance charge income, net of credit losses, which we recognized as income when earned. As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit card and non-card payment plans bearing our brands and we receive ongoing payments from HSBC based on net credit card sales and compensation for marketing and servicing activities (HSBC Program Income). We recognize HSBC Program Income when earned. We previously presented income from credit and operations as a reduction of selling, general and administrative expenses. We now present this income as a separate line on our statements of earnings and have reclassified prior periods to conform to this presentation.

        As a percentage of revenues, the HSBC Program Income is lower than the net finance charge income we earned prior to the Credit Card Sale. However, the resulting decrease in income from credit card operations is mitigated, in part, by 1) decreases in selling, general and administrative expenses we incur due to the transfer of certain servicing functions to HSBC after the sale, 2) decreases in our capital investments related to the servicing of the credit card portfolio and 3) decreases in carrying costs related to our previous funding of the seasonal working capital requirements of the credit card portfolio. In tandem with HSBC, we have initiated various changes in our credit card program to alter the credit terms available to our cardholders and to enhance the earnings of the portfolio. These changes have increased the level of HSBC Program Income earned by the Company.

        In the future, the HSBC Program Income may be:

  •
  decreased based upon the level of future services we provide to HSBC; and

  •
  increased based upon other changes to our historical credit card program related to, among other things, the interest rates applied to unpaid balances and the assessment of late fees.

Seasonality

        We conduct our selling activities in two primary selling seasons—Fall and Spring. The Fall season is comprised of our first and second fiscal quarters and the Spring season is comprised of our third and fourth fiscal quarters.

        Our first fiscal quarter is generally characterized by a higher level of full-price selling with a focus on the initial introduction of Fall season fashions. Aggressive in-store marketing activities designed to stimulate customer buying, a lower level of markdowns and higher margins are characteristic of this quarter. The second fiscal quarter is more focused on promotional activities related to the December holiday season, the early introduction of resort season collections from certain designers and the sale of Fall season goods on a marked down basis. As a result, margins are typically lower in the second fiscal quarter. However, due to the seasonal increase in sales that occurs during the holiday season, the second fiscal quarter is typically the quarter in which our revenues are the highest and in which expenses as a percentage of revenues are the lowest. Our working capital requirements are also the greatest in the first and second fiscal quarters as a result of higher seasonal requirements.

        Similarly, the third fiscal quarter is generally characterized by a higher level of full-price selling with a focus on the initial introduction of Spring season fashions. Aggressive in-store marketing activities designed to stimulate customer buying, a lower level of markdowns and higher margins are again characteristic of this quarter. Revenues are generally the lowest in the fourth fiscal quarter with a focus on promotional activities offering Spring season goods to the customer on a marked down basis, resulting in lower margins during the quarter. Our working capital requirements are typically lower in the third and fourth fiscal quarters than in the other fiscal quarters.

        A large percentage of our merchandise assortment, particularly in the apparel, fashion accessories and shoe categories, is ordered months in advance of the introduction of such goods. For example, women's apparel, men's apparel and shoes are typically ordered six to nine months in advance of the products being offered for sale while handbags, jewelry and other categories are typically ordered three to six months in advance. As a result, inherent in the successful execution of our business plans is our ability both to predict the fashion trends that will be of interest to our customers and to anticipate future spending patterns of our customer base.

        We monitor the sales performance of our inventories throughout each season. We seek to order additional goods to supplement our original purchasing decisions when the level of customer demand is higher than originally anticipated. However, in certain merchandise categories, particularly fashion apparel, our ability to purchase additional goods can be limited. This can result in lost sales in the event of higher than anticipated demand of the fashion goods we offer or a higher than anticipated level of consumer spending. Conversely, in the event we buy fashion goods that are not accepted by the customer or the level of consumer spending is less than we anticipated, we typically incur a higher than anticipated level of markdowns, net of vendor allowances, to sell the goods that remain at the end of the season, resulting in lower operating profits. We believe that the experience of our merchandising and selling organizations helps to minimize the inherent risk in predicting fashion trends.

Recent Developments

        On May 4, 2006, we announced preliminary total revenues and comparable revenues of approximately $1,027 million and $991 million, respectively, for the third quarter of fiscal year 2006, representing increases of 10.1% and 6.8%, respectively, compared to the third quarter of fiscal year 2005. For the third quarter of fiscal year 2006, Specialty Retail stores comparable revenues increased 5.7%, including a 4.5% increase at Neiman Marcus stores and a 14.3% increase at Bergdorf Goodman. Neiman Marcus Direct third quarter fiscal year 2006 revenues were 16.5% above the third quarter of fiscal year 2005.

        All the financial data set forth above are preliminary and unaudited and subject to revision based upon our review and a review by our independent registered public accounting firm of our financial condition and results of operations for the thirteen weeks ended April 29, 2006. Once we and our independent registered public accounting firm have completed our respective reviews of our financial information for the third fiscal quarter of fiscal year 2006, we may report financial results that are materially different from those set forth above.

Results of Operations for the Twenty-Six Weeks Ended January 28, 2006

Year-to-Date Fiscal Year 2006 Highlights

        We believe that our product assortment of luxury, designer and fashion merchandise, coupled with our sales promotion activities and our commitment to superior customer service, have been critical to our success in the past. In addition, we believe these factors are critical to our future growth and success. A summary of year-to-date fiscal year 2006 operating results is as follows:

  •
  Revenues—We generated revenue growth in the year-to-date fiscal period ended January 28, 2006 of 8.4%. This increase was attributable to 1) increases in comparable revenues, 2) revenues derived from two new full-line stores and 3) the growth of internet sales.

        Comparable revenues increased 7.3% in the year-to-date fiscal period.

        For Specialty Retail stores, our sales per square foot for the last twelve trailing months increased to $597 as of January 2006 compared to $559 as of January 2005.

  •
  Cost of goods sold including buying and occupancy costs (excluding depreciation)—COGS represented 63.9% of revenues in the combined year-to-date period of fiscal year 2006 and 62.2% of revenues in the year-to-date period of fiscal year 2005. This increase was primarily due to purchase accounting adjustments in fiscal year 2006 of $39.6 million, or 1.8% of revenues.

  •
  Selling, general and administrative expenses (excluding depreciation)—Selling, general and administrative expenses decreased in the year-to-date period of fiscal year 2006 to 24.3% of revenues from 24.9% of revenues in the year-to-date period of fiscal year 2005.

  •
  Operating earnings—For the year-to-date fiscal year 2006, our operating earnings were $176.6 million, or 8.0% of revenues, compared to $229.6 million, or 11.3% of revenues for the year-to-date fiscal year 2005. Operating earnings in year-to-date period in fiscal year 2006 were negatively impacted by 1) higher depreciation and amortization expenses due to higher asset values resulting from the revaluation of our assets to fair value as of the acquisition date and 2) costs incurred in connection with the Transactions. These expenses aggregated $85.8 million, or 3.9% of revenues, in the year-to-date period of fiscal year 2006. In addition, operating earnings, as a percentage of revenues, were negatively impacted by 1) higher depreciation charges as a result of higher levels of capital expenditures for new stores and store remodels in recent years, 2) a lower level of income from our credit card operations due to the sale of our credit card operations to HSBC in July 2005 and 3) a higher level of net markdowns in the second quarter of fiscal year 2006 than in the corresponding quarter in fiscal year 2005.

Performance Summary

        The following table sets forth certain items expressed as percentages of net revenues for the periods indicated.

	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 28, 2006	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Combined)	(Predecessor)
Revenues	100%	100%	100%	100%
Cost of goods sold including buying and occupancy costs (excluding depreciation)	66.3	58.1	63.9	62.2
Selling, general and administrative expenses (excluding depreciation)	23.7	25.9	24.3	24.9
Income from credit card operations, net	(1.3)	(1.2)	(1.3)	(1.6)
Depreciation expense	2.9	3.1	2.9	2.5
Amortization of customer lists	1.2	—	0.8	—
Amortization of favorable lease commitments	0.3	—	0.3	—
Transaction and other costs	—	3.6	1.1	—
Loss on disposition of Chef's Catalog	—	—	—	0.7

Operating earnings	7.0	10.5	8.0	11.3
Interest expense (income), net	5.4	(0.1)	3.7	0.4

Earnings before income taxes and minority interest	1.6	10.6	4.3	10.9
Income taxes	0.6	3.9	1.6	4.2

Earnings before minority interest	1.0	6.7	2.7	6.7
Minority interest in net (earnings) loss of subsidiaries	(0.1)	0.1	(0.1)	(0.1)

Net earnings	0.9%	6.8%	2.6%	6.6%

        In connection with the Transactions, the Company incurred significant indebtedness and became highly leveraged. See "Liquidity and Capital Resources." In addition, the purchase price paid in connection with the acquisition has been preliminarily allocated to state the acquired assets and liabilities at fair value. The preliminary purchase accounting adjustments increased the carrying value of our property and equipment and inventory, established intangible assets for our tradenames, customer lists and favorable lease commitments and revalued our long-term benefit plan obligations, among other things. Subsequent to the Transactions, interest expense and non-cash depreciation and amortization charges have significantly increased. As a result, our Successor financial statements subsequent to the Transactions are not comparable to our Predecessor financial statements.

        Set forth in the following table is certain summary information with respect to our operations for the periods indicated.

	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 28, 2006	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Combined)	(Predecessor)
REVENUES
Specialty Retail stores	$1,243.9	$544.9	$1,788.8	$1,648.9
Neiman Marcus Direct	264.4	87.5	351.9	328.0
Other(1)	47.9	19.2	67.2	60.3

Total	$1,556.2	$651.6	$2,207.9	$2,037.2

OPERATING EARNINGS
Specialty Retail stores	$138.4	$91.4	$229.8	$218.9
Neiman Marcus Direct	44.3	8.2	52.5	39.3
Other(1)	4.2	(2.0)	2.2	5.7

Subtotal	186.9	97.6	284.5	263.9
Corporate expenses	(16.3)	(5.8)	(22.1)	(19.0)
Amortization of customer lists and favorable lease commitments	(23.8)	—	(23.8)	—
Non-cash charges related to other valuation adjustments made in connection with the acquisition	(38.5)	—	(38.5)	—
Transaction and other costs	—	(23.5)	(23.5)	—
Loss on disposition of Chef's Catalog	—	—	—	(15.3)

Total	$108.3	$68.3	$176.6	$229.6

OPERATING PROFIT MARGIN
Specialty Retail stores	11.1%	16.8%	12.8%	13.3%
Neiman Marcus Direct	16.8%	9.4%	14.9%	12.0%
Total	7.0%	10.5%	8.0%	11.3%
CHANGE IN COMPARABLE REVENUES(2)
Specialty Retail stores	5.0%	9.8%	6.4%	10.3%
Neiman Marcus Direct	12.9%	9.6%	12.1%	14.7%
Total	6.6%	9.0%	7.3%	10.8%
SALES PER SQUARE FOOT
Specialty Retail stores	$226	$103	$329	$308
STORE COUNT
Neiman Marcus and Bergdorf Goodman stores:
Open at beginning of period	37	36	36	37
Opened during the period	1	1	2	—

Open at end of period	38	37	38	37

Clearance centers:
Open at beginning of period	17	16	16	14
Opened during the period	—	1	1	1

Open at end of period	17	17	17	15

(1)
Other includes the operations of the brand development companies.

(2)
Comparable revenues include 1) revenues derived from our retail stores open for more than 52 weeks, including stores that have been relocated or expanded, 2) revenues from our Neiman Marcus Direct operation and 3) revenues from our brand development companies. Comparable revenues exclude the revenues of closed stores and the revenues of our Chef's Catalog operations (sold in November 2004) for all periods prior to the Chef's Catalog Disposition.

Twenty-Six Weeks Ended January 28, 2006 Compared to Twenty-Six Weeks Ended January 29, 2005

        Revenues.    Our revenues for year-to-date fiscal year 2006 of $2,207.9 million increased $170.7 million, or 8.4%, from $2,037.2 million in year-to-date fiscal year 2005, reflecting increases in comparable revenues, revenues from new stores and higher internet sales. Revenues increased in year-to-date fiscal year 2006 compared to the prior year period at all our operating companies.

        Comparable revenues in year-to-date fiscal year 2006 increased 7.3% compared to the prior year-to-date fiscal period. Comparable revenues increased 6.4% for Specialty Retail stores and 12.1% for Neiman Marcus Direct. Comparable revenues increased 5.6% for the brand development companies in year-to-date fiscal year 2006.

        New stores generated sales of $52.1 million in year-to-date fiscal year 2006. In year-to-date fiscal year 2006, internet sales by Neiman Marcus Direct were $213.4 million, an increase of 34.0% from year-to-date fiscal year 2005, excluding Chef's Catalog. Total revenues of Chef's Catalog (prior to its sale in November 2004) of $13.9 million are included in consolidated revenues for year-to-date fiscal year 2005.

        Cost of goods sold including buying and occupancy costs (excluding depreciation).    COGS for year-to-date fiscal year 2006 and year-to-date fiscal year 2005 were:

	Twenty-six weeks ended January 28, 2006 (Combined)		Twenty-six weeks ended January 29, 2005 (Predecessor)
	$	% of revenues	$	% of revenues
	(in millions, except percentages)
COGS, before purchase accounting adjustments	$1,370.4	62.1%	$1,266.9	62.2%
Purchase accounting adjustments, primarily non-cash charges related to step-up in carrying value of acquired inventories	39.6	1.8	—	—

COGS, as reported	$1,410.0	63.9%	$1,266.9	62.2%

        We present the non-GAAP financial measure COGS, before purchase accounting adjustments because we use this measure to monitor and evaluate the performance of our business and believe the presentation of this measure will enhance investors' ability to analyze trends in our business and evaluate our performance relative to other companies in our industry.

        The increase in COGS as reported under GAAP to 63.9% of revenues from 62.2% in the prior fiscal year period primarily reflects $39.6 million in purchase accounting adjustments in connection with the Transactions. COGS before purchase accounting adjustments was 62.1% of revenues compared to 62.2% of revenues in the prior fiscal year period reflecting a decrease in product costs by approximately 0.1% of revenues. We had lower product costs as a percentage of revenues during year-to-date fiscal year 2006 compared to year-to-date fiscal year 2005 primarily due to:

  •
  a higher level of full-price sales generated by our Specialty Retail stores; and

  •
  higher initial mark-ups at both Specialty Retail stores and Neiman Marcus Direct; offset, in part, by

  •
  an increase in the level of net markdowns at our Specialty Retail stores; and

  •
  higher product costs realized at our brand development companies primarily as a result of a higher level of allowances given to resellers.

        Consistent with industry business practice, we receive allowances from certain of our vendors in support of the merchandise we purchase for resale. We receive certain allowances to reimburse us for markdowns taken and/or to support the gross margins realized in connection with the sales of the vendor's merchandise. We recognize these allowances as a decrease in COGS when the allowances are earned and approved by the vendor. Other allowances we receive represent reductions to the amounts paid to acquire the merchandise. We recognize these allowances as a reduction in the cost of the acquired merchandise resulting in a decrease in COGS at the time the goods are sold. We received vendor allowances of $44.0 million, or 2.0% of revenues, in year-to-date fiscal year 2006 and $43.4 million, or 2.1% of revenues, in year-to-date fiscal year 2005.

        Selling, general and administrative expenses (excluding depreciation).    Selling, general and administrative expenses were 24.3% of revenues in year-to-date fiscal year 2006 compared to 24.9% of revenues in the prior year fiscal period.

        The net decrease in selling, general and administrative expenses as a percentage of revenues in year-to-date fiscal year 2006 was primarily due to:

  •
  a decrease in marketing and advertising costs incurred by our Neiman Marcus Direct segment by approximately 0.4% of revenues primarily due to higher internet sales, which have a lower expense to revenue ratio than catalog sales;

  •
  a decrease in our payroll and employee benefit costs, including medical and dental and workers' compensation expense, by approximately 0.2% of revenues primarily due to the leveraging of these expenses on a higher level of revenues in year-to-date fiscal year 2006;

  •
  lower expected annual incentive compensation costs of approximately 0.1% of revenues; and

  •
  a decrease in pension, SERP and post-retirement expenses of approximately 0.1% of revenues primarily driven by both lower discount rates and the revaluation of our related benefit obligations in connection with purchase accounting adjustments required in connection with the acquisition.

        These decreases in selling, general and administrative expenses, as a percentage of revenues, were partially offset by:

  •
  an increase in preopening expenses and store remodeling expenses incurred in connection with the opening of our San Antonio store in September 2005 and our Boca Raton store in November 2005 and remodels at our San Francisco, Fashion Island and Houston stores by approximately 0.2% of revenues;

  •
  management services fees of $3.8 million, or 0.2% of revenues, payable to the Sponsors as a result of the acquisition.

        Income from credit card operations, net.    We received HSBC Program Income of $28.6 million, or 1.3% of revenues, in year-to-date fiscal year 2006 compared to net finance charge income of $33.4 million, or 1.6% of revenues, in year-to-date fiscal year 2005.

        Depreciation expense.    Depreciation expense was $65.0 million, or 2.9% of revenues, in year-to-date fiscal year 2006 compared to $51.7 million, or 2.4% of revenues, in the prior year fiscal period. The increase in depreciation was primarily due to 1) a higher level of capital spending in recent years and 2) additional depreciation expense resulting from the revaluation of our property and equipment at fair value in connection with the acquisition.

        Amortization expense.    Amortization of acquisition related intangibles (customer lists and favorable lease commitments) recorded as a result of the application of purchase accounting in connection with the acquisition aggregated $23.8 million, or 1.1% of revenues, for year-to-date fiscal year 2006. We had no amortization expense in year-to-date fiscal year 2005.

        Transaction and other costs.    During the period July 30, 2005 to October 1, 2005, we expensed $23.5 million in connection with the Transactions. These costs consisted of $4.5 million of accounting, investment banking, legal and other costs associated with the Transactions and a $19.0 million non-cash charge for stock compensation resulting from the accelerated vesting of Predecessor stock options and restricted stock.

        Segment operating earnings.    Segment operating earnings for our Specialty Retail stores and Neiman Marcus Direct segments do not reflect the impact of adjustments to revalue our assets and liabilities to estimated fair value at the acquisition date. See Note 10 to our unaudited condensed consolidated financial statements.

        Operating earnings for our Specialty Retail stores segment were $229.8 million, or 12.8% of Specialty Retail stores revenues, for year-to-date fiscal year 2006 compared to $218.9 million, or 13.3% of Specialty Retail stores revenues, for the prior year fiscal period. This decrease in operating margin was primarily due to 1) a lower level of income from our credit card operations due to the sale of our credit card operations to HSBC in July 2005, 2) higher preopening costs and 3) higher depreciation charges as a result of higher levels of capital expenditures for new stores and store remodels in recent years. These negative effects on Specialty Retail operating earnings were offset, in part, by lower selling, general and administrative expenses for compensation and related benefits, as a percentage of revenues, as a result of leveraging these expenses on a higher level of revenues in year-to-date fiscal year 2006.

        Operating earnings for Neiman Marcus Direct increased to $52.5 million, or 14.9% of Neiman Marcus Direct revenues, in year-to-date fiscal year 2006 from $39.3 million, or 12.0% of Neiman Marcus Direct revenues, for the prior year period. The increase in operating earnings and operating margin for Neiman Marcus Direct was primarily the result of 1) higher product margins and 2) the decrease in advertising and marketing costs, as a percentage of revenues, incurred to support internet sales.

        Interest expense, net.    Net interest expense was $82.5 million in year-to-date fiscal year 2006 and $8.0 million for the prior year fiscal period. The significant components of interest expense are as follows:

	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 28, 2006	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Combined)	(Predecessor)
Asset-Based Revolving Credit Facility	$1,332	$—	$1,332	$—
Senior Secured Term Loan Facility	43,595	—	43,595	—
2028 Debentures	2,944	1,542	4,486	4,452
Senior Notes	19,950	—	19,950	—
Senior Subordinated Notes	16,427	—	16,427	—
Credit Agreement	—	—	—	2,535
2008 Notes	639	1,439	2,078	4,154
Debt issue cost amortization and other	2,826	345	3,171	920

Total interest expense	87,713	3,326	91,039	12,061
Less:
Interest income	2,814	3,046	5,860	2,069
Capitalized interest	1,489	1,146	2,635	1,977

Interest expense, net	$83,410	$(866)	$82,544	$8,015

        The increase in interest expense is due to the $3.3 billion increase in debt incurred in connection with the Transactions. The increase in interest income was due primarily to interest earned on higher average invested balances after the Credit Card Sale in July 2005 and prior to the Transactions.

        Income taxes.    Our effective income tax rate was 39.6% for the seventeen weeks ended January 28, 2006. Our effective income tax rate for the nine weeks ended October 1, 2005 was 37.0%, resulting in an effective tax rate of 37.7% for the combined year-to-date fiscal year 2006 period. Our effective tax rate for the nine-weeks ended October 1, 2005 was favorably impacted by a higher level of tax-exempt interest income earned during the period on higher cash balances maintained subsequent to the Credit Card Sale. Our effective income tax rate was 38.5% for the twenty-six weeks ended January 29, 2005 and was also favorably impacted by tax-exempt interest income.

Results of Operations for Fiscal Year 2005

Fiscal Year 2005 Highlights

        We believe that our product assortment of luxury, designer and fashion merchandise, coupled with our sales promotion activities and our commitment to superior customer service, have been critical to our success in the past. In addition, we believe these factors are critical to our future growth and success. Major financial accomplishments in fiscal year 2005 include:

  •
  Revenues—Our revenues for fiscal year 2005 were $3,821.9 million, the highest in our history. Revenues increased 8.4% in fiscal year 2005 as compared to fiscal year 2004, with increases in comparable store sales in all four fiscal quarters compared to the same periods in fiscal year

    2004. Comparable revenues percentage increases by fiscal quarter for fiscal year 2005 as compared to the same periods in fiscal year 2004 were:

First fiscal quarter	11.4%
Second fiscal quarter	10.4%
Third fiscal quarter	8.0%
Fourth fiscal quarter	9.6%

        For Specialty Retail stores, our sales per square foot increased by 9.3% to $577 in fiscal year 2005 compared to $528 in fiscal year 2004.

  •
  Cost of goods sold including buying and occupancy costs (excluding depreciation)—COGS represented 62.5% of our revenues in fiscal year 2005 as compared to 63.3% for fiscal year 2004.

  •
  Selling, general and administrative expenses (excluding depreciation)—Selling, general and administrative expenses were 25.5% of our revenues in fiscal year 2005 and 25.6% of our revenues in fiscal year 2004.

  •
  Operating earnings—Our operating earnings of $411.5 million in fiscal year 2005 were the highest in our history. Operating earnings increased 19.2% in fiscal year 2005 as compared to fiscal year 2004, representing 10.8% of our revenues in fiscal year 2005 compared to 9.8% in fiscal year 2004. Operating earnings for Specialty Retail stores increased 21.6% in fiscal year 2005 and represented 12.2% of Specialty Retail stores revenues. Operating earnings for Neiman Marcus Direct increased 22.6% in fiscal year 2005 and represented 12.7% of Neiman Marcus Direct revenues.

Performance Summary

        The following table sets forth certain items expressed as percentages of revenues for the periods indicated.

	Fiscal Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
Revenues	100.0%	100.0%	100.0%
Cost of goods sold including buying and occupancy costs (excluding depreciation)	62.5	63.3	64.9
Selling, general and administrative expenses (excluding depreciation)	25.5	25.6	27.0
Income from credit card operations, net	(1.9)	(1.6)	(1.7)
Depreciation expense	2.8	2.8	2.7
Loss on disposition of Chef's Catalog	0.4	—	—
Gain on Credit Card Sale	(0.2)	—	—
Impairment and other charges	—	0.1	—

Operating earnings	10.8	9.8	7.2
Interest expense, net	0.3	0.5	0.5

Earnings before income taxes, minority interest and change in accounting principle	10.5	9.3	6.7
Income taxes	3.8	3.4	2.6

Earnings before minority interest and change in accounting principle	6.7	5.9	4.1
Minority interest in net earnings of subsidiaries	(0.1)	(0.1)	(0.1)

Earnings before change in accounting principle	6.6	5.8	4.0
Change in accounting principle	—	—	(0.5)

Net earnings	6.6%	5.8%	3.5%

        Set forth in the following table is certain summary information with respect to our operations for the most recent three fiscal years.

	Fiscal Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(dollars in millions)
REVENUES
Specialty Retail stores	$3,103.0	$2,850.1	$2,507.1
Neiman Marcus Direct	592.1	570.6	493.5
Other(1)	126.8	104.1	79.8

Total	$3,821.9	$3,524.8	$3,080.4

OPERATING EARNINGS
Specialty Retail stores	$377.8	$310.6	$198.2
Neiman Marcus Direct	75.2	61.3	45.8
Other(1)	14.0	13.0	9.0

subtotal	467.0	384.9	253.0
Corporate expenses	(46.4)	(35.8)	(30.9)
Loss on disposition of Chef's Catalog	(15.3)	—	—
Gain on Credit Card Sale	6.2	—	—
Impairment and other charges	—	(3.9)	—

Total	$411.5	$345.2	$222.1

OPERATING EARNINGS MARGIN
Specialty Retail stores	12.2%	10.9%	7.9%
Neiman Marcus Direct	12.7%	10.7%	9.3%
Other(1)	11.0%	12.5%	11.3%
Total	10.8%	9.8%	7.2%
COMPARABLE REVENUES(2)
Specialty Retail stores	8.7%	13.1%	1.8%
Neiman Marcus Direct	16.3%	19.2%	17.8%
Total	9.9%	14.4%	4.1%
SALES PER SQUARE FOOT
Specialty Retail stores	$577	$528	$472
STORE COUNT
Neiman Marcus and Bergdorf Goodman stores:
Open at beginning of period	37	37	35
(Closed) opened during the period	(1)	—	2

Open at end of period	36	37	37

Clearance centers:
Open at beginning of period	14	14	12
Opened during the period	2	—	2

Open at end of period	16	14	14

(1)
Other includes the operations of the brand development companies. For further discussion of the brand development companies, see "—Investments in Brand Development Companies."

(2)
Comparable revenues include 1) revenues derived from our retail stores open for more than 52 weeks, including stores that have been relocated or expanded, 2) revenues from our Neiman

  Marcus Direct operation and 3) revenues from our brand development companies. Comparable revenues exclude the revenues of closed stores and the revenues of our previous Chef's Catalog operations (sold in November 2004). The calculation of the change in comparable revenues for fiscal year 2003 is based on revenues for the 52 weeks ended August 2, 2003 compared to revenues for the 52 weeks ended July 27, 2002.

Fiscal Year Ended July 30, 2005 Compared to Fiscal Year Ended July 31, 2004

        Revenues.    Revenues for fiscal year 2005 of $3,821.9 million increased $297.1 million, or 8.4%, from $3,524.8 million in fiscal year 2004.

        Comparable revenues for fiscal year 2005 were $3,787.8 million compared to $3,447.6 million in fiscal year 2004, representing an increase of 9.9%. Comparable revenues increased in fiscal year 2005 by 8.7% for Specialty Retail stores and 16.3% for Neiman Marcus Direct compared to fiscal year 2004. Comparable revenues in fiscal year 2004 increased by 14.4% as compared to fiscal year 2003. Changes in comparable revenues by fiscal quarter are as follows:

	Fiscal Year 2005				Fiscal Year 2004
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Specialty Retail stores	7.4%	6.5%	9.6%	11.1%	11.3%	22.2%	10.2%	9.6%
Neiman Marcus Direct	19.5%	16.8%	15.8%	13.1%	21.7%	14.4%	25.7%	13.2%
Total	9.6%	8.0%	10.4%	11.4%	12.6%	22.0%	12.7%	10.9%

        We believe the increases in our comparable revenues in fiscal year 2005 were primarily the result of a higher level of consumer spending, in general, with a higher increase coming from the affluent luxury customers we serve. In addition, we believe the increases in our comparable revenues were driven by sales events conducted by our Specialty Retail stores and by the growth of internet sales for Neiman Marcus Direct. In fiscal year 2005, internet sales by Neiman Marcus Direct, excluding Chef's Catalog, were $305.9 million, representing 51.7% of Neiman Marcus Direct revenues and an increase of 46.0% from fiscal year 2004.

        Comparable revenues for the brand development companies increased in fiscal year 2005, with increases of 8.6% for Kate Spade LLC and 15.6% for Gurwitch Products, L.L.C.

        Costs of goods sold including buying and occupancy costs (excluding depreciation).    COGS was 62.5% of revenues in fiscal year 2005 compared to 63.3% of revenues in fiscal year 2004. The decrease in COGS as percentage of revenues was primarily due to:

  •
  the decrease in product costs by approximately 0.6% as a percentage of revenues; and

  •
  a decrease in buying and occupancy costs by approximately 0.1% as a percentage of revenues.

        We had lower product costs as a percentage of revenues at both our Specialty Retail stores and our Neiman Marcus Direct operations during fiscal year 2005. We believe the decrease in product costs as a percentage of revenues at our Specialty Retail stores was due primarily to the higher portion of full-price sales generated in fiscal year 2005 and our continued emphasis on inventory management. Net markdowns for Specialty Retail stores were consistent, as a percentage of revenues, in fiscal year 2005 and fiscal year 2004. We also had lower product costs as a percentage of revenues at our Neiman Marcus Direct operation in fiscal year 2005 subsequent to our disposition of Chef's Catalog in November 2004. Chef's Catalog had higher product costs as a percentage of revenues than our other Neiman Marcus Direct brands. However, we incurred a higher level of net markdowns in fiscal year 2005 for Neiman Marcus Direct as compared to fiscal year 2004 primarily due to lower than anticipated sales in our catalog operations during the December holiday season. We received vendor allowances to reimburse us for markdowns taken or to support the gross margins we earned in connection with the sales of the vendors' merchandise of $83.5 million, or 2.2% of revenues, in fiscal year 2005 and $79.3 million, or 2.3% of revenues, in fiscal year 2004.

        Buying and occupancy costs decreased by approximately 0.1% as a percentage of revenues during fiscal year 2005 compared to fiscal year 2004 primarily due to the leveraging of fixed expenses over the higher level of revenues we generated during fiscal year 2005.

        Selling, general and administrative expenses (excluding depreciation).    Selling, general and administrative expenses were 25.5% of revenues in fiscal year 2005 compared to 25.6% of revenues in fiscal year 2004.

        The net decrease in selling, general and administrative expenses as a percentage of revenues in fiscal year 2005 as compared to fiscal year 2004 was primarily due to:

  •
  a decrease in marketing and advertising costs by approximately 0.3% as a percentage of revenues, primarily due to the elimination of expenditures for Chef's Catalog which were higher as a percentage of revenues than the marketing and advertising costs for our other Neiman Marcus Direct brands; and

  •
  a decrease in incentive compensation by approximately 0.1% as a percentage of revenues.

        These decreases in selling, general and administrative expenses as a percentage of revenues were partially offset by:

  •
  costs, consisting primarily of legal and consulting fees, aggregating $6.7 million, or approximately 0.2% as a percentage of revenues, incurred in connection with the Transactions;

  •
  an increase in costs, primarily payroll, by approximately 0.1% as a percentage of revenues incurred by Neiman Marcus Direct and the brand development companies in support of new business initiatives and the expansion of Kate Spade operations; and

  •
  an increase in employee benefit expenses, including medical and pension expenses, by approximately 0.1% as a percentage of revenues.

        In addition, selling, general and administrative expenses increased as a percentage of revenues in fiscal year 2005 due to a $3.7 million reduction in selling, general and administrative expenses recorded in the second fiscal quarter of fiscal year 2004 for the favorable impact of conclusions of certain sales tax and unclaimed property examinations for which the agreed-on settlements were less than the amounts we previously estimated. We recorded no corresponding reduction in selling, general and administrative expenses in fiscal year 2005.

        Income from credit card operations, net.    Income from credit card operations, net was $71.6 million, or 1.9% of revenues, in fiscal year 2005 compared to $55.7 million, or 1.6% of revenues, in fiscal year 2004. An increase in net income generated by our credit card portfolio by approximately 0.1% as a percentage of revenues is consistent with the increase in sales made pursuant to our proprietary credit card program. In addition, income from credit card operations, net was higher in fiscal year 2005 as compared to fiscal year 2004 by approximately 0.2% due to a $7.6 million reduction in the income generated by our credit card portfolio in fiscal year 2004 related to the required amortization of the premium associated with the carrying value of the Retained Interests and Sold Interests during the transition from Off-Balance Sheet Accounting to financing accounting in fiscal year 2004, as more fully described in Note 2 of the notes to our audited consolidated financial statements. We recorded no corresponding decrease in fiscal year 2005.

        Depreciation expense.    Depreciation expense was $107.7 million, or 2.8% of revenues, in fiscal year 2005 compared to $99.0 million, or 2.8% of revenues, in fiscal year 2004. Included in depreciation expense in fiscal year 2005 are unfavorable net adjustments to depreciation aggregating approximately

$5.8 million, or 0.2% of revenues, made primarily in the second and third fiscal quarters of fiscal year 2005 in connection with our review of the amortization periods assigned to our leased property and equipment and deferred real estate credits.

        Loss on disposition of Chef's Catalog.    In November 2004, we completed the Chef's Catalog Disposition. Chef's Catalog is a multi-channel retailer of professional-quality kitchenware with revenues of approximately $73 million in fiscal year 2004. At October 30, 2004, Chef's Catalog had net tangible assets, primarily inventory, of $12.5 million and net intangible assets of $17.2 million. We received proceeds, net of selling costs, of $14.4 million from the sale. As the carrying value of the Chef's Catalog assets exceeded the net proceeds from the sale, we incurred a pretax loss of $15.3 million in the first fiscal quarter of fiscal year 2005 related to the Chef's Catalog Disposition.

        Gain on Credit Card Sale.    On July 7, 2005, HSBC purchased our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts in connection with the Credit Card Sale. The total purchase price was approximately $647 million, consisting of approximately $534 million in net cash proceeds and the assumption of approximately $113 million of outstanding debt under our Credit Card Facility. We recognized a gain of $6.2 million in connection with the Credit Card Sale. Our proprietary credit card portfolio generated income, representing primarily the excess of finance charge income, net of credit losses, of approximately $75.4 million in fiscal year 2005. If the Credit Card Sale had been consummated as of the first day of fiscal year 2005, we believe the HSBC Program Income for fiscal year 2005 would have been at least $42 million. HSBC and the Company are currently in the process of implementing changes to the proprietary credit card program that we expect will be fully implemented during the fourth quarter of fiscal year 2006. Had such changes been fully implemented on the first day of fiscal year 2005, we believe the HSBC Program Income for fiscal year 2005 would have been approximately $56 million. See unaudited pro forma condensed consolidated statements of earnings under the heading "Unaudited Pro Forma Condensed Consolidated Financial Information" for further discussion.

        Segment operating earnings.    Operating earnings for our Specialty Retail stores segment were $377.8 million for fiscal year 2005 compared to $310.6 million for fiscal year 2004. This 21.6% increase was primarily the result of increased revenues and margins and net decreases in both buying and occupancy expenses and selling, general and administrative expenses as a percentage of revenues.

        Operating earnings for Neiman Marcus Direct increased to $75.2 million in fiscal year 2005 from $61.3 million for fiscal year 2004. This 22.6% increase was primarily the result of increased revenues and margins and net decreases in both buying and occupancy expenses and selling, general and administrative expenses as a percentage of revenues, partly offset by a higher level of net markdowns.

        Interest expense, net.    Net interest expense was $12.4 million in fiscal year 2005 and $15.9 million in fiscal year 2004.

        The net decrease in net interest expense was due to:

  •
  increases in interest income of $4.4 million generated by higher cash balances; and

  •
  increases in capitalized interest charges of $2.3 million associated with store construction and remodeling activities.

        The net decrease in interest expense was offset by a $3.5 million increase in the interest expense attributable to the monthly distributions to the holders of certain interests issued by a trust in connection with our revolving credit securitization program (the obligations under which have been transferred as part of the Credit Card Sale). We began charging those distributions to interest expense in December 2003 as a result of the discontinuance of Off-Balance Sheet Accounting (as defined below under "—Critical Accounting Policies—Accounts Receivable—Prior to the Credit Card Sale").

        Income taxes.    Our effective income tax rate was 36.7% for fiscal year 2005 and 36.7% for fiscal year 2004. In the fourth fiscal quarter of fiscal year 2005, we recognized tax benefits aggregating $7.6 million related to a favorable settlement associated with previous state tax filings and reductions in previously recorded deferred tax liabilities. Excluding these benefits, our effective tax rate was 38.6% for fiscal year 2005. In the second fiscal quarter of fiscal year 2004, we also recognized a tax benefit of $7.5 million related to favorable settlements associated with previous state tax filings. Excluding this benefit, our effective tax rate was 39.0% for fiscal year 2004.

Fiscal Year Ended July 31, 2004 Compared to Fiscal Year Ended August 2, 2003

        Revenues.    Revenues for fiscal year 2004 of $3,524.8 million increased $444.4 million, or 14.4%, from $3,080.4 million in fiscal year 2003.

        Comparable revenues for fiscal year 2004 were $3,431.2 million compared to $2,998.9 million in fiscal year 2003, representing an increase of 14.4%. Comparable revenues increased in fiscal year 2004 by 13.1% for Specialty Retail stores and 19.2% for Neiman Marcus Direct compared to fiscal year 2003. Comparable revenues in fiscal year 2003 increased by 4.1%. Changes in comparable revenues by fiscal quarter are as follows:

	Fiscal Year 2004				Fiscal Year 2003
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Specialty Retail stores	11.3%	22.2%	10.2%	9.6%	6.3%	(0.6)%	(2.1)%	5.0%
Neiman Marcus Direct	21.7%	14.4%	25.7%	13.2%	22.3%	14.8%	18.7%	15.7%
Total	12.6%	22.0%	12.7%	10.9%	9.0%	1.6%	0.9%	6.3%

        We believe the increases in our comparable revenues in fiscal year 2004 were primarily the result of a higher level of consumer spending, in general, with a higher increase coming from the affluent luxury customer that we serve. In addition, we believe the increases in our comparable revenues were driven by sales events conducted by our Specialty Retail stores and by the growth of internet sales for Neiman Marcus Direct. In fiscal year 2004, internet sales by Neiman Marcus Direct were $241.8 million, an increase of over 50% from fiscal year 2003.

        Comparable revenues for the brand development companies increased in fiscal year 2004, with increases of 40.3% for Kate Spade LLC and 17.8% for Gurwitch Products, L.L.C.

        Cost of goods sold including buying and occupancy costs (excluding depreciation).    COGS was 63.3% of revenues in fiscal year 2004 compared to 64.9% of revenues in fiscal year 2003. The decrease in COGS as a percentage of revenues was primarily due to:

  •
  the decrease in product costs by approximately 1.0% as a percentage of revenues; and

  •
  the decrease in buying and occupancy costs by approximately 0.6% as a percentage of revenues.

        The lower product costs as a percentage of revenues realized were a function of a lower level of net markdowns required to be taken by the Specialty Retail stores during fiscal year 2004, offset, in part, by slightly higher markdowns for Neiman Marcus Direct. Net markdowns decreased as a percentage of revenues by 0.7% in fiscal year 2004 compared to fiscal year 2003. We believe the lower level of markdowns was due to (1) an improvement in economic conditions that resulted in higher sales and the discontinuance of various promotional sales activities conducted by us in fiscal year 2003, primarily in the second fiscal quarter of fiscal year 2003 and (2) our continued emphasis on both inventory management and full-price selling. For Specialty Retail stores, full-price sales increased in fiscal year 2004 compared to fiscal year 2003.

        We received vendor allowances to reimburse us for markdowns taken or to support the gross margins we earned in connection with the sales of the vendors' merchandise of $79.3 million, or 2.3%

of revenues, in fiscal year 2004 and $83.4 million, or 2.7% of revenues, in fiscal year 2003. While the dollar value of the vendor reimbursements received decreased as a percentage of revenues by 0.4% in fiscal year 2004, primarily due to a higher level of full-price selling, this decrease did not have an adverse effect on the margins we realized.

        Buying and occupancy costs decreased by 0.6% as a percentage of revenues during fiscal year 2004 compared to fiscal year 2003 primarily due to the leveraging of fixed expenses over the higher level of revenues we generated in fiscal year 2004, including 1) payroll expenses, which decreased approximately 0.2% as a percentage of revenues and 2) rent and related occupancy expenses, which decreased approximately 0.3% as a percentage of revenues.

        Selling, general and administrative expenses (excluding depreciation).    Selling, general and administrative expenses were 25.6% of revenues in fiscal year 2004 compared to 27.0% of revenues in fiscal year 2003.

        The net decrease in selling, general and administrative expenses as a percentage of revenues in fiscal year 2004 was primarily due to productivity improvements in various expense categories, including:

  •
  payroll, which decreased approximately 0.8% as a percentage of revenues;

  •
  advertising, which decreased approximately 0.3% as a percentage of revenues; and

  •
  employee benefits, which decreased approximately 0.1% as a percentage of revenues, as a result of the higher level of revenues in fiscal year 2004, as well as the control and containment of variable expenses. In fiscal year 2004, employee benefit expenses increased by approximately 10% from fiscal year 2003; however, such expenses were lower as a percentage of revenues in fiscal year 2004 due to the higher level of revenues.

        In addition, selling, general and administrative expenses decreased as a percentage of revenues in fiscal year 2004 as a result of:

  •
  the reduction in preopening costs, which decreased approximately 0.1% as a percentage of revenues; and

  •
  a $3.7 million tax benefit, which represented approximately 0.1% of revenues, recorded in the second fiscal quarter of fiscal year 2004 as a result of conclusions on certain sales tax and unclaimed property examinations for which the agreed-on settlements were less than the amounts we previously estimated.

        We opened no new stores in fiscal year 2004. In fiscal year 2003, we incurred preopening expenses of $8.0 million in connection with the opening of two Neiman Marcus stores in Florida in the first fiscal quarter of fiscal year 2003, the opening of a new clearance center store in the Denver, Colorado area in the second fiscal quarter of fiscal year 2003, the grand opening of the remodeled and expanded Neiman Marcus store in Las Vegas in the second fiscal quarter of fiscal year 2003 and the opening of another new clearance center in Miami, Florida in the fourth fiscal quarter of fiscal year 2003.

        The decreases in selling, general and administrative expenses as a percentage of revenues were partially offset by higher costs for incentive compensation, which increased approximately 0.4% as a percentage of revenues in fiscal year 2004 as a result of the increased operating profits we generated.

        Income from credit card operations, net.    Our income from credit card operations, net was $55.7 million, or 1.6% of revenues, in fiscal year 2004 compared to $53.3 million, or 1.7% of revenues, in fiscal year 2003.

        The net income generated by our credit card portfolio, as a percentage of revenues, declined 0.1% as a percentage of revenues in fiscal year 2004 compared to fiscal year 2003 primarily as a result of

(1) a $7.6 million reduction in income, approximately 0.2% as a percentage of revenues, due to the required amortization during the Transition Period of the premium associated with the carrying value of the Retained and Sold Interests, as more fully described in Note 2 of the notes to our audited consolidated financial statements and (2) a decrease in the yield earned on the credit card portfolio attributable to a decrease in the average days the receivables are outstanding prior to customer payment, which decreased finance charge income by approximately 0.1% as a percentage of revenues. These reductions in the income from the credit card portfolio were offset, in part, by a lower level of bad debts, which decreased approximately 0.1% as a percentage of revenues, and a $2.4 million decrease in the required monthly interest distributions to the holders of the Sold Interests in fiscal year 2004, which decreased approximately 0.1% as a percentage of revenues. During the period our revolving credit securitization program qualified for Off-Balance Sheet Accounting, the interest distributions were charged to income from credit card operations. With the transition from Off-Balance Sheet Accounting to Financing Accounting that began in December 2003, these distributions were charged to interest expense.

        Depreciation expense.    Depreciation expense was $99.0 million, or 2.8% of revenues, in fiscal year 2004 compared to $82.9 million, or 2.7% of revenues, in fiscal year 2003. The increase in depreciation as a percentage of revenues was primarily due to a higher level of capital spending in recent years.

        Impairment and other charges.    In the fourth fiscal quarter of fiscal year 2004, we recorded a $3.9 million pretax impairment charge related to the writedown to fair value of the net carrying value of the Chef's Catalog tradename intangible asset based upon current and anticipated future revenues associated with the brand.

        Segment operating earnings.    Operating earnings for the Specialty Retail stores segment were $310.6 million for fiscal year 2004 compared to $198.2 million for fiscal year 2003. This 56.7% increase was primarily the result of increased revenues, reduced markdowns and net decreases in both buying and occupancy expenses and selling, general and administrative expenses as percentages of revenues.

        Operating earnings for Neiman Marcus Direct increased to $61.3 million in fiscal year 2004 from $45.8 million for fiscal year 2003 primarily as a result of increased revenues and net decreases in both buying and occupancy costs and selling, general and administrative expenses as a percentage of revenues offset, in part, by slightly higher markdowns.

        Interest expense, net.    Net interest expense was $15.9 million in fiscal year 2004 and $16.3 million in fiscal year 2003. The decrease in net interest expense was primarily due to increases in both capitalized interest charges associated with store construction and remodeling activities and higher interest income.

        The decrease in net interest expense was offset, in part, by an increase in the interest expense attributable to the monthly interest distributions to the holders of the Sold Interests that began to be charged to interest expense in December 2003 as a result of the discontinuance of Off-Balance Sheet Accounting.

        As a result of a higher level of cash generated by operations, we incurred no borrowings on our revolving credit facility to fund seasonal working capital requirements in fiscal year 2004. Seasonal borrowings under our revolving credit facility reached $80 million in the second fiscal quarter of fiscal year 2003 and were repaid prior to the end of the quarter.

        Income taxes.    Our effective income tax rate was 36.7% for fiscal year 2004 and 38.5% for fiscal year 2003. In the second fiscal quarter of fiscal year 2004, we recognized a net income tax benefit of $7.5 million related to favorable settlements associated with previous state tax filings. Excluding this benefit, our effective tax rate was 39.0% for fiscal year 2004 as compared to 38.5% for fiscal year 2003. This increase in our effective tax rate was primarily due to higher state income taxes.

Inflation and Deflation

        We believe changes in revenues and net earnings that have resulted from inflation or deflation have not been material during the periods presented. In recent years, we have experienced certain inflationary conditions related to 1) increases in product costs due primarily to changes in foreign currency exchange rates that have reduced the purchasing power of the U.S. dollar and 2) increases in selling, general and administrative expenses. We purchase a substantial portion of our inventory from foreign suppliers whose costs are affected by the fluctuation of their local currency against the dollar or who price their merchandise in currencies other than the dollar. Accordingly, changes in the value of the dollar relative to foreign currencies may increase our cost of goods sold and if we are unable to pass such cost increases to our customers, our gross margins, and ultimately our earnings, would decrease. Fluctuations in the euro-U.S. dollar exchange rate affect us most significantly; however, we source goods from numerous countries and thus are affected by changes in numerous currencies and, generally, by fluctuations in the U.S. dollar relative to such currencies. Although we hedge some exposures to changes in foreign currency exchange rates arising in the ordinary course of business, foreign currency fluctuations could have a material adverse effect on our business, financial condition and results of operations in the future. We attempt to offset the effects of inflation through price increases and control of expenses, although our ability to increase prices may be limited by competitive factors. We attempt to offset the effects of merchandise deflation, which has occurred on a limited basis in recent years, through control of expenses. There is no assurance, however, that inflation or deflation will not materially affect our operations in the future.

Liquidity and Capital Resources

        Our cash requirements consist principally of:

  •
  the funding of our merchandise purchases;

  •
  capital expenditures for new store construction, store renovations and upgrades of our management information systems;

  •
  debt service requirements;

  •
  income tax payments; and

  •
  obligations related to our Pension Plan.

        Our primary sources of short-term liquidity are comprised of cash on hand and availability under our Asset-Based Revolving Credit Facility. The amounts of cash on hand and borrowings under the Asset-Based Revolving Credit Facility are influenced by a number of factors, including revenues, working capital levels, vendor terms, the level of capital expenditures, cash requirements related to financing instruments and debt service obligations following the Transactions, Pension Plan funding obligations and our tax payment obligations, among others.

        Our working capital requirements fluctuate during the fiscal year, increasing substantially during the first and second quarters of each fiscal year as a result of higher seasonal levels of inventories and accounts receivable (prior to the Credit Card Sale in July 2005). We have typically financed the increases in working capital needs during the first and second fiscal quarters with cash flows from operations and cash provided from borrowings under our credit facilities. During the second quarter of fiscal year 2006, we financed our seasonal increases in working capital with cash flows from operations and borrowings under our Asset-Based Revolving Credit Facility. During the first quarter of fiscal year 2006, we borrowed $150 million under our Asset-Based Revolving Credit Facility. We repaid these borrowings in the second quarter of fiscal year 2006.

        Historically, our primary sources of short-term liquidity were comprised of cash on hand and availability under our revolving credit facility. The amount of cash on hand and borrowings under the revolving credit facility were influenced by a number of factors, including revenues, working capital levels, vendor terms, the level of capital expenditures, cash requirements related to financing instruments, Pension Plan funding obligations and tax payment obligations, among others. Following the closing of the Transactions, our primary sources of short-term liquidity are cash on hand and availability under our new senior secured Asset-Based Revolving Credit Facility. We expect that the amount of cash on hand and borrowings under our new senior secured Asset-Based Revolving Credit Facility will continue to be influenced by the factors described above and, in addition, the additional debt service obligations to which we became subject following the Transactions.

        We believe that operating cash flows, available vendor financing and amounts available pursuant to our senior secured Asset-Based Revolving Credit Facility will be sufficient to fund our operations and debt service requirements, including Pension Plan funding requirements, contractual obligations and commitments, anticipated capital expenditure requirements and our debt service obligations, through the end of 2006.

Twenty-Six Weeks Ended January 28, 2006

        At January 28, 2006, cash and equivalents were $91.5 million compared to $377.9 million at January 29, 2005. Net cash provided by operating activities was $231.6 million in 2006 compared to $90.2 million in 2005. Cash flows related to operating activities were higher in year-to-date fiscal year 2006 primarily due to the Credit Card Sale in July 2005. In year-to-date fiscal year 2005 (prior to the Credit Card Sale), we funded an increase in accounts receivable of $106.8 million while in year-to-date fiscal year 2006 (subsequent to the Credit Card Sale), we funded an increase in accounts receivable of $4.6 million.

        Net cash used for investing activities was $5,254.5 million in year-to-date fiscal year 2006 which consisted of 1) $5,155.9 million paid in connection with the acquisition and 2) $98.6 million for capital expenditures. Net cash used in investing activities was $80.7 million in year-to-date fiscal year 2005 primarily for $95.1 million of capital expenditures, partially offset by $14.4 million in cash proceeds from the sale of Chef's Catalog. We incurred capital expenditures in 2006 related to the construction of new stores in San Antonio and Boca Raton and the remodels of our San Francisco, Houston, Beverly Hills, Newport Beach and Bergdorf Goodman stores. We opened our San Antonio store in September 2005 and opened our Boca Raton store in November 2005.

        Net cash provided by financing activities was $4,261.0 million in year-to-date fiscal year 2006 as compared to $0.01 million in year-to-date fiscal year 2005. Proceeds from debt incurred in connection with the Transactions, net of issuance costs, aggregated $3,222.1 million and cash equity contributions received in connection with the Transactions aggregated $1,427.7 million. In year-to-date fiscal year 2006, we also repaid our $150.0 million of seasonal borrowings under our Asset-Based Revolving Credit Facility, paid $134.7 million for the redemption of our 2008 Notes pursuant to our call of such notes for redemption in connection with the Transactions and repaid $100.0 million principal amount of borrowings on the Senior Term Loan Facility.

Fiscal Year 2005

        We generated cash from operations, prior to changes in operating assets and liabilities, of $929.7 million in fiscal year 2005 compared to $367.8 million in fiscal year 2004. This $561.9 million increase in cash generated from operations was primarily due to the net cash received from the Credit Card Sale of $533.7 million and higher sales and earnings levels realized in fiscal year 2005. Net cash provided by operating activities was $845.4 million in fiscal year 2005 and $52.6 million in fiscal year 2004. In fiscal year 2004, the cash generated from operations was reduced by the increase in accounts receivable, including our undivided interests in the NMG Credit Card Master Trust, from $265.7 million at August 2, 2003 to $551.7 million at July 31, 2004. This increase in accounts receivable is attributable both to a higher investment in accounts receivable due to higher revenues during fiscal year 2004 and the discontinuation of Off-Balance Sheet Accounting beginning in December 2003, as more fully described in Note 2 of the notes to our audited consolidated financial statements appearing elsewhere in this prospectus.

        Net cash used for investing activities was $228.8 million in fiscal year 2005 compared to $117.3 million in the fiscal year 2004. The increase in cash used for investing activities in fiscal year 2005 was primarily due to a higher level of capital expenditures in fiscal year 2005 and $40.7 million of cash restricted in fiscal year 2005 for the repayment of the outstanding indebtedness under our revolving credit securitization program, partly offset by $14.4 million of proceeds from the Chef's Catalog Disposition in November 2004.

        Capital expenditures were $202.5 million in fiscal year 2005 and $120.5 million in the fiscal year 2004. We incurred capital expenditures in fiscal year 2005 related to the ongoing construction of new stores in San Antonio and Boca Raton and the remodels of our San Francisco, Houston, Beverly Hills, Newport Beach and Bergdorf Goodman stores. We opened our San Antonio store in September 2005 and expect to open our Boca Raton store in November 2005. We completed the renovation of our store in Newport Beach in the third fiscal quarter of fiscal year 2005. We currently project capital expenditures for fiscal year 2006 to be approximately $160 million to $170 million primarily for new store construction, store renovations and upgrades to information systems, including warehousing systems and a new human capital management system. In support of our store construction and renovations, we expect to receive construction allowances of $20 million to $30 million in fiscal year 2006. We are currently continuing the remodeling of our San Francisco and Houston stores as well as the main Bergdorf Goodman store. We expect to complete the expansion and renovation of the San Francisco and Houston stores in the spring of 2006.

        Net cash used for financing activities was $131.5 million in fiscal year 2005. Net cash provided by financing activities was $226.1 million in fiscal year 2004. In fiscal year 2005, we repaid $112.5 million of borrowings under our revolving credit securitization program and paid dividends of $27.4 million. In fiscal year 2004, we recorded $225.0 million of borrowings under the Credit Card Facility as a consequence of the discontinuance of Off-Balance Sheet Accounting and incurred no borrowings on our Credit Agreement. In addition, we repurchased approximately $7.6 million of our stock pursuant to our stock repurchase program and paid dividends of $12.6 million in fiscal year 2004.

Financing Structure

        Our major sources of funds are comprised of vendor financing, a $600.0 million Asset-Based Revolving Credit Facility, $1,975.0 million Senior Secured Term Loan Facility, $700.0 million Senior Notes, $500.0 million Senior Subordinated Notes, $125.0 million 2028 Debentures and operating leases.

        Senior Secured Asset-Based Revolving Credit Facility.    On October 6, 2005, in connection with the Transactions, the Company entered into a credit agreement and related security and other agreements for a senior secured Asset-Based Revolving Credit Facility with Deutsche Bank Trust Company Americas as administrative agent and collateral agent. The Asset-Based Revolving Credit Facility provides financing of up to $600.0 million, subject to a borrowing base equal to at any time the lesser of 80% of eligible inventory (valued at the lower of cost or market value) and 85% of net orderly liquidation value of the eligible inventory, less certain reserves. The Asset-Based Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice. At the closing of the Transactions, the Company utilized $150.0 million of the Asset-Based Revolving Credit Facility for loans and approximately $16.5 million for letters of credit. In the second quarter of fiscal 2006, the Company repaid all loans under the Asset-Based Revolving Credit Facility. As of January 28, 2006, the Company had $556.8 million of unused borrowing availability under the

Asset-Based Revolving Credit Facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit.

        The Asset-Based Revolving Credit Facility provides that the Company has the right at any time to request up to $200.0 million of additional commitments, but the lenders are under no obligation to provide any such additional commitments, and any increase in commitments will be subject to customary conditions precedent. If the Company was to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the Asset-Based Revolving Credit Facility size could be increased to up to $800.0 million, but the Company's ability to borrow would still be limited by the amount of the borrowing base.

        Borrowings under the Asset-Based Revolving Credit Facility bear interest at a rate per annum equal to, at the Company's option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is 0% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings. The applicable margin is subject to adjustment based on the historical availability under the Asset-Based Revolving Credit Facility. In addition, the Company is required to pay a commitment fee of 0.375% per annum in respect of the unutilized commitments. If the average revolving loan utilization is 50% or more for any applicable period, the commitment fee will be reduced to 0.250% for such period. The Company must also pay customary letter of credit fees and agency fees.

        If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, the Company will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the Asset-Based Revolving Credit Facility is less than $60 million or an event of default has occurred, the Company will be required to repay outstanding loans and cash collateralize letters of credit with the cash it is required to deposit daily in a collection account maintained with the agent under the Asset-Based Revolving Credit Facility. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans. There is no scheduled amortization under the Asset-Based Revolving Credit Facility; the principal amount of the loans outstanding are due and payable in full on October 6, 2010.

        All obligations under the Asset-Based Revolving Credit Facility are guaranteed by Parent and certain of the Company's existing and future domestic subsidiaries (excluding, among others, Gurwitch Products, L.L.C., and Kate Spade LLC (brand development companies)). As of January 28, 2006, the liabilities of the Company's non-guarantor subsidiaries totaled approximately $35.7 million, or 0.7% of consolidated liabilities, and the assets of the Company's non-guarantor subsidiaries aggregated approximately $192.2 million, or 2.9% of consolidated total assets. All obligations under the Company's Asset-Based Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of the Company's assets and the assets of its Parent and subsidiaries that have guaranteed the Asset-Based Revolving Credit Facility (subsidiary guarantors), including:

  •
  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing; and

  •
  a second-priority pledge of 100% of the Company's capital stock and certain of the capital stock held by the Company, Parent or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

  •
  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Parent and each subsidiary guarantor, including a significant portion of the Company's material owned and leased real property (which consists of a majority of the Company's full-line retail stores) and equipment.

        Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor will not constitute collateral under the Company's Asset-Based Revolving Credit Facility to the extent that such securities cannot secure the Company's 2028 Debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under the Company's Asset-Based Revolving Credit Facility will include shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the 2028 Debentures or other secured public debt obligations. Stock of the Company's brand development companies and their assets also will not constitute collateral under its Asset-Based Revolving Credit Facility.

        The Company's Asset-Based Revolving Credit Facility contains a number of covenants that, among other things and subject to certain significant exceptions, restrict its ability and the ability of its subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or indebtedness;

  •
  make investments, loans, advances and acquisitions;

  •
  create restrictions on the payment of dividends or other amounts to the Company from its subsidiaries that are not guarantors;

  •
  engage in transactions with the Company's affiliates;

  •
  sell assets, including capital stock of the Company's subsidiaries;

  •
  consolidate or merge;

  •
  create liens; and

  •
  enter into sale and lease back transactions.

        The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of other indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that the Company must have at least $75.0 million of pro forma excess availability under the Asset-Based Revolving Credit Facility and that the Company must be in pro forma compliance with the fixed charge coverage ratio described below.

        Although the credit agreement governing the Asset-Based Revolving Credit Facility does not require us to comply with any financial ratio maintenance covenants, if less than $60.0 million were available to be borrowed under the Asset-Based Revolving Credit Facility at any time, the Company would not be permitted to borrow any additional amounts unless the Company's pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement) were at least 1.1 to 1.0. The credit agreement also contains customary affirmative covenants and events of default.

        Senior Secured Term Loan Facility.    On October 6, 2005, in connection with the Transactions, the Company entered into a credit agreement and related security and other agreements for a $1,975.0 million Senior Secured Term Loan Facility with Credit Suisse as administrative agent and collateral agent. The full amount of the Senior Secured Term Loan Facility was borrowed on October 6, 2005. In the second quarter of fiscal 2006, the Company repaid $100.0 million principal amount of the loans under the Senior Secured Term Loan Facility.

        Borrowings under the Senior Secured Term Loan Facility bear interest at a rate per annum equal to, at the Company's option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. The applicable margin is 1.5% with respect to base rate borrowings and 2.5% with respect to LIBOR borrowings. The interest rate on the outstanding borrowings pursuant to the Senior Secured Term Loan Facility was 6.947% at January 28, 2006.

        The credit agreement governing the Senior Secured Term Loan Facility requires us to prepay outstanding term loans with 50% (which percentage will be reduced to 25% if the Company's total leverage ratio is less than a specified ratio and will be reduced to 0% if the Company's total leverage ratio is less than a specified ratio) of its annual excess cash flow (as defined in the credit agreement). If a change of control (as defined in the credit agreement) occurs, the Company will be required to offer to prepay all outstanding term loans, at a prepayment price equal to 101% of the principal amount to be prepaid, plus accrued and unpaid interest to the date of prepayment. The Company also must offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.

        The Company may voluntarily prepay outstanding loans under the Senior Secured Term Loan Facility at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans. If the Company repays all or any portion of the Senior Secured Term Loan Facility prior to October 6, 2006 (other than a prepayment that is made with certain designated asset sale proceeds), the Company must pay 101% of the principal amount to be repaid. There is no scheduled amortization under the Senior Secured Term Loan Facility. The principal amount of the loans outstanding is due and payable in full on April 6, 2013.

        All obligations under the Senior Secured Term Loan Facility are unconditionally guaranteed by Parent and each direct and indirect domestic subsidiary of the Company that guarantees the obligations of the Company under the Company's Asset-Based Revolving Credit Facility. All obligations under the Senior Secured Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of the Company's assets and the assets of its Parent and the subsidiary guarantors, including:

  •
  a first-priority pledge of 100% of the Company's capital stock and certain of the capital stock held by the Company, Parent or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

  •
  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Parent and each subsidiary guarantor, including a significant portion of the Company's material owned and leased real property (which consists of a majority of the Company's full-line retail stores) and equipment, but excluding, among other things, the collateral described in the following bullet point; and

  •
  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing.

        Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor will not constitute collateral under the Company's Senior Secured Term Loan Facility to the extent that such securities cannot secure the 2028 Debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under the Company's Senior Secured Term Loan Facility will include shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the 2028 Debentures or other secured public debt obligations. Stock of the Company's brand development companies and their assets also will not constitute collateral under the Senior Secured Term Loan Facility.

        The credit agreement governing the Senior Secured Term Loan Facility contains a number of negative covenants that are substantially similar to those governing the Senior Notes and additional covenants related to the security arrangements for the Senior Secured Term Loan Facility. The credit agreement also contains customary affirmative covenants and events of default.

        2028 Debentures.    In May 1998, the Company issued $125.0 million aggregate principal amount of its 2028 Debentures. In connection with the Transactions, the Company equally and ratably secured the 2028 Debentures by a first lien security interest on certain collateral subject to liens granted under the Company's Senior Secured Credit Facilities constituting (a) (i) 100% of the capital stock of certain of the Company's existing and future domestic subsidiaries, and (ii) 100% of the non-voting stock and 65% of the voting stock of certain of the Company's existing and future foreign subsidiaries and (b) certain of the Company's principal properties that included as of the closing date of the Transactions a majority of the Company's full-line stores, in each case, to the extent required by the terms of the indenture governing the Company's 2028 Debentures. The 2028 Debentures contain covenants that restrict the Company's ability to create liens and enter into sale and lease back transactions. The collateral securing the 2028 Debentures will be released upon the release of liens on such collateral under the Company's Senior Secured Credit Facilities and any other debt (other than the 2028 Debentures) of ours secured by such collateral. Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary will not constitute collateral under the 2028 Debentures to the extent such property does not constitute collateral under the Senior Secured Credit Facilities, as described above. The Parent is currently considering providing a guarantee of the 2028 debentures.

        Senior Notes.    On October 6, 2005, Newton Acquisition Merger Sub., Inc. issued $700.0 million aggregate original principal amount of 9.0% / 9.75% Senior Notes under a senior indenture (Senior Indenture) with Wells Fargo Bank, National Association, as trustee. At the closing of the Transactions, as the surviving corporation in the acquisition, the Company assumed all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Indenture. The Senior Notes mature on October 15, 2015.

        For any interest payment period through October 15, 2010, the Company may, at its option, elect to pay interest on the Senior Notes entirely in cash (Cash Interest) or entirely by increasing the principal amount of the outstanding Senior Notes or by issuing additional Senior Notes (PIK Interest). Cash Interest on the Senior Notes accrues at the rate of 9% per annum. PIK Interest on the Senior Notes accrues at the rate of 9.75% per annum. After October 15, 2010, the Company will make all interest payments on the Senior Notes entirely in cash. All Senior Notes mature on October 15, 2015 and have the same rights and benefits as the Senior Notes issued on October 6, 2005. Interest on the Senior Notes is payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 2006.

        The Senior Notes are guaranteed, jointly and severally, on an unsecured, senior basis, by each of the Company's wholly-owned domestic subsidiaries that guarantee its obligations under the Company's Senior Secured Credit Facilities and by Parent. The Senior Notes and the guarantees thereof are the Company's and the guarantors' unsecured, senior obligations and rank (i) equal in the right of payment with all of the Company's and the guarantors' existing and future senior indebtedness, including any borrowings under the Company's Senior Secured Credit Facilities and the guarantees thereof and the 2028 Debentures; and (ii) senior to all of the Company's and its guarantors' existing and future subordinated indebtedness, including the Senior Subordinated Notes due 2015 and the guarantees thereof. The Senior Notes also are effectively junior in priority to the Company's and its guarantors' obligations under all secured indebtedness, including the Company's Senior Secured Credit Facilities, 2028 Debentures, and any other secured obligations of the Company, in each case, to the extent of the value of the assets securing such obligations. In addition, the Senior Notes are structurally subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries that are not providing guarantees.

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes, but under certain circumstances, the Company may be required to offer to purchase Senior Notes as described below. The Company may from time to time acquire Senior Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

        Except as described below, the Senior Notes are not redeemable at the Company's option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the Senior Notes, in whole or in part, at a redemption price equal to 104.5% of principal amount, declining annually to 100% of the principal amount on October 15, 2013, plus accrued and unpaid interest, and Additional Interest (as defined in the Senior Indenture), if any, thereon to the applicable redemption date.

        Prior to October 15, 2008, the Company may, at its option, subject to certain conditions, redeem up to 35% of the original aggregate principal amount of Senior Notes at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company. At any time prior to October 15, 2010, the Company also may redeem all or a part of the Senior Notes at a redemption price equal to 100% of the principal amount of Senior Notes redeemed plus an applicable premium, as provided in the Senior Indenture, as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

        Upon the occurrence of a change of control (as defined in the Senior Indenture), each holder of the Senior Notes has the right to require the Company to repurchase some or all of such holder's Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase.

        The indenture governing the Senior Notes contains covenants that limit the Company's ability and certain of its subsidiaries' ability to:

  •
  incur additional indebtedness;

  •
  pay dividends on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or subordinated indebtedness;

  •
  make investments;

  •
  create restrictions on the payment of dividends or other amounts to us from the Company's restricted subsidiaries that are not guarantors of the notes;

  •
  engage in transactions with the Company's affiliates;

  •
  sell assets, including capital stock of the Company's subsidiaries;

  •
  consolidate or merge;

  •
  create liens; and

  •
  enter into sale and lease back transactions.

        The Company's brand development companies are not subject to the covenants contained in the Senior Indenture. The Senior Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all outstanding Senior Notes to be due and payable immediately.

        Senior Subordinated Notes.    On October 6, 2005, Newton Acquisition Merger Sub., Inc. issued $500.0 million aggregate principal amount of 10.375% Senior Subordinated Notes under a senior subordinated indenture (Senior Subordinated Indenture) with Wells Fargo Bank, National Association, as trustee. At the closing of the Transactions, as the surviving corporation in the acquisition, the Company assumed all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Subordinated Indenture. The Senior Subordinated Notes mature on October 15, 2015. Interest on the Senior Subordinated Notes is payable in cash semi-annually in arrears on each April 15 and October 15, commencing April 15, 2006.

        The Senior Subordinated Notes are guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of the Company's wholly-owned domestic subsidiaries that guarantee its obligations under the Senior Secured Credit Facilities and by Parent. The Senior Subordinated Notes and the guarantees thereof are the Company's and the guarantors' unsecured, senior subordinated obligations and rank (i) junior to all of the Company's and the guarantors' existing and future senior indebtedness, including the Senior Notes and any borrowings under the Company's Senior Secured Credit Facilities, and the guarantees thereof and the 2028 Debentures; (ii) equally with any of the Company's and the guarantors' future senior subordinated indebtedness; and (iii) senior to any of the Company's and the guarantors' future subordinated indebtedness. In addition, the Senior Subordinated Notes are structurally subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries that are not providing guarantees.

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes, but, under certain circumstances, the Company may be required to offer to purchase Senior Subordinated Notes as described below. The Company may from time to time acquire Senior Subordinated Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

        Except as described below, the Senior Subordinated Notes are not redeemable at the Company's option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the Senior Subordinated Notes, in whole or in part, at a redemption price equal to 105.188% of principal amount, declining annually to 100% of principal amount on October 15, 2013, plus accrued and unpaid interest, and Additional Interest (as defined in the Senior Subordinated Indenture), if any, thereon to the applicable redemption date.

        Prior to October 15, 2008, the Company may, at its option, subject to certain conditions, redeem up to 35% of the original aggregate principal amount of Senior Subordinated Notes at a redemption price equal to 110.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company.

        At any time prior to October 15, 2010, the Company also may redeem all or a part of the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus an applicable premium, as provided in the Senior Subordinated Indenture, as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

        Upon the occurrence of a change of control (as defined in the Senior Subordinated Indenture), the Company will make an offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase.

        The indenture governing the Senior Subordinated Notes contains covenants substantially similar to those applicable to the Company's Senior Notes described above. The Senior Subordinated Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all outstanding Senior Notes to be due and payable immediately, subject to certain exceptions.

        Redemption of 2008 Notes.    In May 1998, the Company issued $125.0 million aggregate principal amount of its 2008 Notes. Upon closing of the Transactions, the Company called its 2008 Notes for redemption pursuant to their terms. On November 7, 2005, the Company used $134.7 million of reserved cash to redeem its 2008 Notes, which included a call premium of $6.2 million plus accrued interest of $3.5 million through the redemption date.

Brand Development Companies

        As described below under "—Investments in Brand Development Companies," the put and call provisions are currently exercisable under the operating agreements with respect to our investments in each of Kate Spade LLC and Gurwitch Products, L.L.C. and the minority investors in Kate Spade LLC have exercised their put option (although we and such minority investors are continuing to pursue discussions regarding a possible sale of Kate Spade LLC while the put valuation process proceeds). We have not determined how we would fund the purchase price of the minority interests in such companies in the event the put provisions with respect to either or both of such investments were to be exercised and consummated. We currently anticipate that sufficient funds for such purchase would be available from cash on hand, additional indebtedness (which may include, to the extent permitted by the terms thereof, in whole or in part, borrowings under our new senior secured Asset-Based Revolving Credit Facility) and additional equity, although no assurance can be given that this will be the case, given the uncertainty as to when or whether any such put provision will be exercised and consummated or as to the amount we might be required to pay as a result thereof.

Contractual Obligations and Commitments

        The following table summarizes our estimated significant contractual cash obligations and other commercial commitments at July 30, 2005, after giving pro forma effect to the Transactions and the redemption after the closing of our 2008 notes, and taking into account the Credit Card Sale and the Chef's Catalog Disposition.

	Payments Due By Period
	Total	Fiscal Year 2006	Fiscal Years 2007-2008	Fiscal Years 2009-2010	Fiscal Year 2011 and Beyond
	(in thousands)
Contractual obligations
Senior secured term loan facility(1)	$1,975,000	$—	$—	$—	$1,975,000
Senior notes	700,000	—	—	—	700,000
Senior subordinated notes	500,000	—	—	—	500,000
Existing 2028 debentures	125,000	—	—	—	125,000
Interest requirements	1,935,300	221,100	501,000	500,500	712,700
Operating lease obligations	774,400	44,100	88,500	86,700	555,100
Minimum pension funding obligation(2)	—	—	—	—	—
Other long-term liabilities(3)	48,500	3,800	7,800	8,900	28,000
Construction commitments	76,000	48,000	28,000	—	—
Inventory purchase commitments(4)	1,058,600	1,058,600	—	—	—

	$7,192,800	$1,375,600	$625,300	$596,100	$4,595,800

(1)
$100.0 million of term loans under this facility were prepaid in the second quarter of fiscal year 2006.

(2)
Minimum pension funding requirements are not included above as such amounts are not currently quantifiable for all periods presented. In fiscal year 2006, we will not be required to make any contributions to our pension plan. During fiscal year 2005, we made a $20.0 million voluntary contribution to our Pension Plan.

(3)
Other long-term liabilities of $121.0 million reflected on our balance sheet at July 30, 2005 include our obligations related to our supplemental retirement and postretirement health care benefit plans. The expected benefit payments for these obligations (through 2015), as currently estimated by our actuaries, are reflected in the table above. The timing of the expected payments for our remaining long-term liabilities, primarily for other employee benefit plans and arrangements, are not currently estimable.

(4)
In the normal course of our business, we issue purchase orders to vendors/suppliers for merchandise. Our purchase orders are not unconditional commitments but, rather represent executory contracts requiring performance by the vendors/suppliers, including the delivery of the merchandise prior to a specified cancellation date and the compliance with product specifications, quality standards and other requirements. In the event of the vendor's failure to meet the agreed upon terms and conditions, we may cancel the order.

	Amount of Commitment By Expiration Period
	Total	Fiscal Year 2006	Fiscal Years 2007-2008	Fiscal Years 2009-2010	Fiscal Year 2011 and Beyond
	(in thousands)
Other commercial commitments
Senior secured asset-based revolving credit facility(1)	$600,000	$—	$—	$—	$600,000
Other lending facilities	10,000	10,000	—	—	—
Letters of credit	15,900	15,900	—	—	—
Surety bonds	4,100	4,100	—	—	—

	$630,000	$30,000	$—	$—	$600,000

(1)
$600.0 million was available from the borrowing base under our new senior secured asset-based revolving credit facility on the closing date of the Transactions, of which we borrowed on such date $150.0 million as a result of our seasonal working capital requirements (and arranged for the issuance of approximately $16.5 million of letters of credit). As of July 30, 2005, on a pro forma basis after giving effect to the Transactions and the redemption after the closing of our 2008 notes, we would have had no borrowings outstanding under our new senior secured asset-based revolving credit facility. Our working capital requirements are greatest in the first and second fiscal quarters as a result of higher seasonal requirements. See "Description of Other Indebtedness—Senior Secured Asset-Based Revolving Credit Facility" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Seasonality."

        In addition to the items presented above, our other principal commercial commitments are comprised of common area maintenance costs, tax and insurance obligations and contingent rent payments.

        At August 1, 2005 (the most recent measurement date), our actuarially calculated projected benefit obligation for our Pension Plan was $361.4 million and the fair value of the assets was $288.3 million. Our policy is to fund the Pension Plan at or above the minimum amount required by law. In fiscal year 2005, we made a voluntary contribution of $20.0 million in the third fiscal quarter for the plan year ended July 31, 2004. In fiscal year 2004, we made voluntary contributions of $30.0 million in the second fiscal quarter and $15.0 million in the fourth fiscal quarter for the plan year ended July 31, 2003. Based upon currently available information, we will not be required to make contributions to the Pension Plan for the plan year ended July 31, 2005.

Investments in Brand Development Companies

        Our brand development companies consist of our 56% interest in Kate Spade LLC, which designs and markets high-end designer handbags and accessories, and our 51% interest in Gurwitch Products, L.L.C., which designs and markets the Laura Mercier cosmetics line. Our investments in and relationships with our brand development companies are governed by operating agreements that provide for an orderly transition process in the event any investor wishes to sell its interest, or purchase another investor's interest. Among other things, these operating agreements contain currently exercisable put option provisions entitling each minority investor to put their interest to us, and currently exercisable call option provisions entitling us to purchase each minority investor's interest, at a purchase price mutually agreed to by the parties. The purchase price will be determined, in the case of the Gurwitch interests, by one or more nationally recognized investment banking firms and, in the case of the Kate Spade interests, by the parties or, in the event the parties are unable to agree on a mutually acceptable price, by a mutually acceptable nationally recognized investment banking firm, subject to certain conditions. We may elect to defer the consummation of a put option for a period of six months by cooperating with the other investors in seeking either a sale of the relevant brand development company to a third party or a public offering of the relevant brand development company's securities. If a sale to a third party or public offering of the relevant brand development company's securities is not consummated within six months after the exercise of the put option (which period may be automatically extended for an additional two months if a registration statement for the relevant brand development company is filed with the SEC), we are obligated to consummate the put option. Under the terms of the Kate Spade operating agreement, such consummation shall occur within thirty days after the determination of the valuation with respect to the exercise of the put option, unless we have elected to defer the consummation of the put option for the six-month period referred to above.

        In April 2005, the minority investors in Kate Spade LLC exercised the put option described above with respect to the full amount of their stake in such company. We subsequently entered into a standstill agreement to postpone the put process while we engaged in discussions with the minority investors of Kate Spade LLC regarding certain strategic alternatives, including the possible sale of such company. The standstill agreement, as extended, expired on March 21, 2006, but the parties are continuing to pursue discussions regarding a possible sale of such company while the put valuation process proceeds. Although such discussions are ongoing, no assurance can be given that they will ultimately lead to any transaction. It is possible that we may be required to purchase the shares of the minority investors in Kate Spade LLC pursuant to the option as early as the fourth quarter of fiscal 2006.

        We have also been in discussions with the minority investors of Gurwitch Products, L.L.C. regarding certain strategic alternatives, including the possible sale of such company. No assurance can be given that these discussions will ultimately lead to any transaction. In addition, the indentures governing the notes and the terms of our senior secured credit facilities permit us to distribute all of our equity interests in Gurwitch Products, L.L.C. to the holders of our equity without restriction (except in certain limited circumstances when we are paying PIK interest on the senior notes).

Critical Accounting Policies

        Our accounting policies are more fully described in Note 1 of the notes to our audited consolidated financial statements appearing elsewhere in this prospectus. As disclosed in Note 1 of the notes to our audited consolidated financial statements, the preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions about future events. These estimates and assumptions affect the amounts of assets, liabilities, revenues and expenses and the disclosure of gain and loss contingencies at the date of our audited consolidated financial statements appearing elsewhere in this prospectus.

        While we believe that our past estimates and assumptions have been materially accurate, the amounts we have currently estimated are subject to change if different assumptions as to the outcome of future events were made. We evaluate our estimates and judgments on an ongoing basis and predicate those estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances. We make adjustments to our assumptions and judgments when facts and circumstances dictate. Since future events and their effects cannot be determined with absolute certainty, actual results may differ from the estimates used in preparing the accompanying audited consolidated financial statements.

        We believe the following critical accounting policies encompass the more significant judgments and estimates used in the preparation of our audited consolidated financial statements.

Purchase Accounting

        We have accounted for the acquisition in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) 141, "Business Combinations," whereby the purchase price paid to effect the acquisition is allocated to state the acquired assets and assumed liabilities at fair value. The acquisition and the allocation of the purchase price have been recorded as of October 1, 2005, the beginning of our October accounting period. In connection with the preliminary purchase price allocation, we have made estimates of the fair values of our long-lived and intangible assets based upon assumptions related to the future cash flows, discount rates and asset lives utilizing currently available information. As of January 28, 2006, we have recorded preliminary purchase accounting adjustments to increase the carrying value of our property and equipment and inventory, to establish intangible assets for our tradenames, customer lists and favorable lease commitments and to revalue our long-term benefit plan obligations, among other things. This allocation of the purchase price is preliminary and subject to our review and finalization of asset valuations.

        As of January 28, 2006, we have recorded the following preliminary purchase accounting adjustments to increase the carrying values to estimated fair values based upon preliminary valuation results:

(in millions)
Property and equipment	$135.9
Customer lists	586.3
Favorable lease commitments	480.0
Tradenames	1,691.1
Goodwill	1,680.5
Long-term benefit plan obligations, primarily pension obligations	57.6

        Further revisions to the purchase price allocation will be made as additional information becomes available and such revisions could be material.

Revenues

        Revenues include sales of merchandise and services, net commissions earned from leased departments in our retail stores and delivery and processing revenues related to merchandise sold. Revenues from our retail operations are recognized at the later of the point of sale or the delivery of goods to the customer. Revenues from Neiman Marcus Direct are recognized when the merchandise is delivered to the customer. We maintain reserves for anticipated sales returns primarily based on our historical trends related to returns by our retail and direct marketing customers. Our reserves for anticipated sales returns aggregated $40.3 million at January 28, 2006, $32.5 million at January 29, 2005, $35.7 million at July 30, 2005 and $31.5 million at July 31, 2004.

Merchandise Inventories and Cost of Goods Sold

        We utilize the retail method of accounting for substantially all of our merchandise inventories. Merchandise inventories are stated at the lower of cost or market. The retail inventory method is widely used in the retail industry due to its practicality.

        Under the retail inventory method, the valuation of inventories at cost and the resulting gross margins are determined by applying a calculated cost-to-retail ratio, for various groupings of similar items, to the retail value of inventories. The cost of the inventory reflected on the consolidated balance sheet is decreased by charges to cost of goods sold at the time the retail value of the inventory is lowered through the use of markdowns. Hence, earnings are negatively impacted when merchandise is marked down.

        The areas requiring significant management judgment related to the valuation of our inventories include (1) setting the original retail value for the merchandise held for sale, (2) recognizing merchandise for which the customer's perception of value has declined and appropriately marking the retail value of the merchandise down to the perceived value and (3) estimating the shrinkage that has occurred between physical inventory counts. These judgments and estimates, coupled with the averaging processes within the retail method can, under certain circumstances, produce varying financial results. Factors that can lead to different financial results include (1) determination of original retail values for merchandise held for sale, (2) identification of declines in perceived value of inventories and processing the appropriate retail value markdowns and (3) overly optimistic or conservative estimation of shrinkage. We believe our merchandise valuation and pricing controls minimize the risk that our inventory values would be materially misstated.

        Consistent with industry business practice, we receive allowances from certain of our vendors in support of the merchandise we purchase for resale. We receive certain allowances to reimburse us for markdowns taken and/or to support the gross margins earned in connection with the sales of the vendor's merchandise. We recognize these allowances as an increase to gross margin when the allowances are earned and approved by the vendor. Other allowances we receive represent reductions to the amounts paid to acquire the merchandise. We recognize these allowances as a reduction in the cost of the acquired merchandise resulting in an increase to gross margin at the time the goods are sold. The amount of vendor reimbursements we received did not have a significant impact on the year-over-year change in gross margin during fiscal year 2005, fiscal year 2004 or fiscal year 2003. We received vendor reimbursements of $44.0 million in year-to-date fiscal year 2006, $43.4 million in year-to-date fiscal year 2005, $83.5 million in fiscal year 2005, $79.3 million in fiscal year 2004 and $83.4 million in fiscal year 2003.

Accounts Receivable

        Accounts receivable primarily consist of (1) third-party credit card receivables, (2) the net trade receivables of the brand development companies and (3) prior to July 7, 2005, the receivables related to our proprietary credit card program. Historically, we extended credit to certain of our customers pursuant to our proprietary retail credit card program. Following the Credit Card Sale, HSBC will extend credit to customers under our proprietary credit card arrangements under the Neiman Marcus and Bergdorf Goodman brand names.

        Prior to the Credit Card Sale.    Prior to the Credit Card Sale, our proprietary credit card arrangements generated finance charge income, which was recognized as income when earned and was recorded as income from credit card operations. In addition, we maintained reserves for potential credit losses by evaluating the collectibility of our accounts receivable based on a combination of factors, including analysis of historical trends, aging of accounts receivable, write-off experience and expectations of future performance. Net finance charge income recognized in fiscal year 2005 prior to the Credit Card Sale was $69.4 million.

        We securitized our proprietary credit card program in September 2000 pursuant to the Credit Card Facility whereby we transferred substantially all of our credit card receivables to a qualifying trust. At the inception of the Credit Card Facility, the trust issued certificates representing undivided interests in the credit card receivables in the face amount of $225.0 million to third-party investors ("Sold Interests"). We held certificates ("Retained Interests") representing the excess of the credit card receivables over the Sold Interests. Prior to December 2003, the monthly transfers to the trust related to the Sold Interests qualified to be accounted for as sales ("Off-Balance Sheet Accounting"). As a result, we removed the $225.0 million of credit card receivables sold from our balance sheet at the inception of the credit card securitization facility and our $225.0 million repayment obligation to the holders of the certificates representing the Sold Interests was not required to be shown as a liability on our consolidated balance sheet. During the period of Off-Balance Sheet Accounting, we recognized, as income from credit card operations, the income we earned pursuant to the Credit Card Facility consisting primarily of gains on the monthly transfers of new receivables to the trust related to the Sold Interests, income on our Retained Interests and service fee income.

        Beginning in December 2003, our subsequent transfers to the Trust ceased to qualify for Off-Balance Sheet Accounting. Rather, credit card receivables transferred to the Trust after November 2003 remained on our balance sheet and were recorded as secured borrowings. From December 2003 until the date of the Credit Card Sale, our entire credit card portfolio were included in accounts receivable and the outstanding borrowings under the credit card securitization facility were shown as a liability in our consolidated balance sheet.

        Beginning in April 2005, cash collections were used by the Trust to repay the $225.0 million principal balance of the Class A Certificates in monthly installments of $37.5 million.

        Subsequent to the Credit Card Sale.    On July 7, 2005, HSBC purchased our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts. The total purchase price was approximately $647 million, consisting of approximately $534 million in net cash proceeds and the assumption of approximately $113 million of outstanding debt under our Credit Card Facility. We recognized a gain of $6.2 million in connection with the Credit Card Sale.

        As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit cards and non-card payment plans bearing our brands and we receive from HSBC ongoing payments related to credit card sales and compensation for marketing and servicing activities. In addition, we continue to handle key customer service functions, initially including new account processing, most transaction authorization, billing adjustments, collection services and customer inquiries. We record the HSBC Program Income as income from credit card operations. Such amounts aggregated $28.6 million in year-to-date fiscal year 2006 and $2.2 million in fiscal year 2005.

Long-Lived Assets

        Property and equipment are stated at historical cost less accumulated depreciation. For financial reporting purposes, we compute depreciation principally using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over five to 30 years while fixtures and equipment are depreciated over three to 15 years. Leasehold improvements are amortized over the shorter of the asset life or the lease term. Costs incurred for the development of internal computer software are capitalized and amortized using the straight-line method over three to ten years.

        To the extent that we remodel or otherwise replace or dispose of property and equipment prior to the end of the assigned depreciable lives, we could realize a loss or gain on the disposition. To the extent assets continue to be used beyond their assigned depreciable lives, no depreciation expense is incurred. We reassess the depreciable lives of our long-lived assets in an effort to reduce the risk of significant losses or gains at disposition and the utilization of assets with no depreciation charges. The reassessment of depreciable lives involves utilizing historical remodel and disposition activity and forward-looking capital expenditure plans. In fiscal year 2005, we made adjustments to rent and depreciation aggregating approximately $5.0 million, or 0.1% of revenues, made in the second and third fiscal quarters of fiscal year 2005 in connection with our review of the amortization periods assigned to our leased property and equipment and deferred real estate credits. Our reassessments of depreciable lives had no material impact on our operating results in fiscal year 2004 or fiscal year 2003.

        We assess the recoverability of the carrying values of our store assets annually and upon the occurrence of certain events (e.g., opening a new store near an existing store or announcing plans for a store closing). The recoverability assessment requires judgment and estimates for future store generated cash flows. The underlying estimates of cash flows include estimates of future revenues, gross margin rates and store expenses and are based upon the stores' past and expected future performance. New stores may require two to five years to develop a customer base necessary to generate the cash flows of our more mature stores. To the extent our estimates for revenue growth and gross margin improvement are not realized, future annual assessments could result in impairment charges. No store impairment charges were recorded in either of fiscal years 2005, 2004 or 2003.

        We assess the recoverability of goodwill and intangible assets annually and upon the occurrence of certain events. The recoverability assessment requires us to make judgments and estimates regarding the fair values. The fair values are determined using estimated future cash flows, including growth assumptions for future revenues, gross margin rates and other estimates. To the extent that our estimates are not realized, future assessments could result in impairment charges. In the fourth fiscal quarter of fiscal year 2004, we recorded a $3.9 million pretax impairment charge related to the writedown to fair value of the net carrying value of the Chef's Catalog tradename intangible asset.

Advertising and Catalog Costs

        We incur costs to advertise and promote the merchandise assortment offered by both Specialty Retail stores and Neiman Marcus Direct. Advertising costs incurred by our Specialty Retail stores consist primarily of print media costs related to promotional materials mailed to our customers. These costs are expensed at the time of mailing to the customer. Advertising costs incurred by Neiman Marcus Direct relate to the production, printing and distribution of our print catalogs and the production of the photographic content on our websites. We amortize the costs of print catalogs during the periods we expect to generate revenues from such catalogs, generally three to six months. We expense the costs incurred to produce the photographic content on our websites at the time the images are first loaded onto the website. We expense website design costs as incurred.

Loyalty Programs

        We maintain customer loyalty programs in which customers accumulate points for qualifying purchases. Upon reaching certain levels, customers may redeem their points for gifts. Generally, points earned in a given year must be redeemed no later than ninety days subsequent to the end of the annual program period.

        The estimates of the costs associated with the loyalty programs require us to make assumptions related to customer purchasing levels, redemption rates and costs of awards to be chosen by our customers. Our customers redeem a substantial portion of the points earned in connection with our loyalty programs for gift cards. At the time the qualifying sales giving rise to the loyalty program points are made, we defer the portion of the revenues on the qualifying sales transactions equal to the estimate of the retail value of the gift cards to be issued upon conversion of the points to gift cards. We record the deferral of revenues related to gift card awards under our loyalty programs as a reduction of revenues. In addition, we charge the cost of all other awards under our loyalty programs to cost of goods sold. We deferred revenues related to anticipated gift card awards of $7.2 million in year-to-date fiscal year 2006, $6.3 million in year-to-date fiscal year 2005, $23.8 million in fiscal year 2005, $20.8 million in fiscal year 2004 and $17.8 million in fiscal year 2003 and charged costs of goods sold for the anticipated costs of all other awards of $0.4 million in year-to-date fiscal year 2006, $1.6 million in year-to-date fiscal year 2005, $4.9 million in fiscal year 2005, $6.1 million in fiscal year 2004 and $4.9 million in fiscal year 2003.

Pension Plan

        We sponsor a noncontributory defined benefit pension plan covering substantially all full-time employees. In calculating our pension obligations and related pension expense, we make various assumptions and estimates after consulting with outside actuaries and advisors. The annual determination of pension expense involves calculating the estimated total benefits ultimately payable to plan participants and allocating this cost to the periods in which services are expected to be rendered. We use the projected unit credit method in recognizing pension liabilities. The Pension Plan is valued annually as of the beginning of each fiscal year.

        Significant assumptions related to the calculation of our pension obligation include the discount rate used to calculate the actuarial present value of benefit obligations to be paid in the future, the expected long-term rate of return on assets held by the Pension Plan and the average rate of compensation increase by plan participants. We review these actuarial assumptions annually based upon currently available information.

        The assumed discount rate utilized is based on a broad sample of Moody's high quality corporate bond yields as of the measurement date. The projected benefit payments are matched with the yields on these bonds to determine an appropriate discount rate for the plan. The discount rate is utilized principally in calculating the actuarial present value of our pension obligation and net pension expense. At July 30, 2005, the discount rate was 5.5%. To the extent the discount rate increases or decreases, our pension obligation is decreased or increased, accordingly. The estimated effect of a 0.25% decrease in the discount rate would increase the pension obligation by $15.0 million and increase annual pension expense by $1.7 million.

        The assumed expected long-term rate of return on assets is the weighted average rate of earnings expected on the funds invested or to be invested to provide for the pension obligation. In fiscal year 2005, the target allocation of our Pension Plan assets was equity securities (approximately 80%) and fixed income securities (approximately 20%). We periodically evaluate the allocation between investment categories of the assets held by the Pension Plan. The expected average long-term rate of return on assets is based principally on the counsel of our outside actuaries and advisors. We utilize this rate primarily in calculating the expected return on plan assets component of the annual pension expense. To the extent the actual rate of return on assets realized over the course of a year is greater than the assumed rate, that year's annual pension expense is not affected. Rather, this gain reduces future pension expense over a period of approximately 12 to 18 years. To the extent the actual rate of return on assets is less than the assumed rate, that year's annual pension expense is likewise not affected. Rather, this loss increases pension expense over approximately 12 to 18 years. During fiscal year 2005, we utilized 8.0% as the expected long-term rate of return on plan assets.

        The assumed average rate of compensation increase is the average annual compensation increase expected over the remaining employment periods for the participating employees. We utilized a rate of 4.5% for the periods beginning August 1, 2005. This rate is utilized principally in calculating the pension obligation and annual pension expense. A 0.25% increase in the assumed rate of compensation increase is estimated to increase the pension obligation by $2.3 million and increase annual pension expense by $0.5 million.

Self-insurance and Other Employee Benefit Reserves

        We use estimates in the determination of the required accruals for general liability, workers' compensation and health insurance as well as short-term disability, supplemental executive retirement benefits and postretirement health care benefits. We base these estimates upon an examination of historical trends, industry claims experience and, in certain cases, calculations performed by third-party actuaries. Projected claims information may change in the future and may require us to revise these accruals. Self-insurance reserves including general liability, workers' compensation and health insurance aggregated $43.2 million at July 30, 2005 and $39.1 million at July 31, 2004. Other employee benefit reserves including short-term disability, supplemental executive retirement benefits and postretirement health care benefits aggregated $94.4 million at July 30, 2005 and $84.1 million at July 31, 2004.

Income Taxes

        We are routinely under audit by federal, state or local authorities in the areas of income taxes. These audits include questioning the timing and amount of deductions and the allocation of income among various tax jurisdictions. In evaluating the exposure associated with various tax filing positions, we accrue charges for probable exposures. Based on our annual evaluations of tax positions, we believe we have appropriately accrued for probable exposures. To the extent we were to prevail in matters for which accruals have been established or be required to pay amounts in excess of recorded reserves, our effective tax rate in a given financial statement period could be materially impacted. Our effective income tax rate was 39.6% for the seventeen weeks ended January 28, 2006. Our effective income tax rate for the nine weeks ended October 1, 2005 was 37.0%, resulting in an effective tax rate of 37.7% for the combined year-to-date fiscal year 2006 period. In the fourth fiscal quarter of fiscal year 2005, we recognized tax benefits of $7.6 million related to a favorable settlement associated with previous state tax filings and reductions in previously recorded deferred tax liabilities. Excluding these benefits, our effective tax rate was 38.6% for fiscal year 2005. In the second fiscal quarter of fiscal year 2004, we also recognized a tax benefit of $7.5 million related to favorable settlements associated with previous state tax filings. Excluding this benefit, our effective tax rate was 39.0% for fiscal year 2004.

Litigation

        We are periodically involved in various legal actions arising in the normal course of business. We are required to assess the probability of any adverse judgments as well as the potential range of any losses. We determine the required accruals after a careful review of the facts of each significant legal action. Our accruals may change in the future due to new developments in these matters.

Recent Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment." This standard is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and was effective for the first interim period or annual reporting period beginning after June 15, 2005. We adopted SFAS No. 123R as of the beginning of our first quarter of fiscal 2006 using the modified prospective method, which requires companies to record stock compensation for all unvested and new awards as of the adoption date. Accordingly, we have not restated the prior period amounts presented herein. See Note 5 to the unaudited condensed consolidated financial statements for further description of our stock-based compensation.

        In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" (FIN 47). FIN 47 clarifies that conditional asset retirement obligations meet the definition of liabilities and should be recognized when incurred if their fair values can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005 with the cumulative effect of initially applying FIN 47 being recognized as a change in accounting principle. We are in the process of evaluating the expected effect of FIN 47, if any, on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

        The market risk inherent in our financial instruments represents the potential loss arising from adverse changes in interest rates and foreign currency exchange rates. We do not enter into derivative financial instruments for trading purposes. We seek to manage exposure to adverse interest rate changes through our normal operating and financing activities. We are exposed to interest rate risk through our borrowing activities, which we describe in Note 5 to our audited consolidated financial statements and Note 8 to our Parent's unaudited condensed consolidated financial statements appearing elsewhere herein.

        As of January 28, 2006, we had no borrowings outstanding under our Asset-Based Revolving Credit Facility that bear interest at floating rates. Future borrowings under our Asset-Based Revolving Facility, to the extent of outstanding borrowings, would be affected by interest rate changes.

        At January 28, 2006, we had $1,875.0 million of loans under our Senior Secured Term Loan Facility issued in connection with the Transactions that bear interest at floating rates. A 1% increase in these floating rates would increase annual interest expense by approximately $18.7 million.

        We use derivative financial instruments to help manage our interest rate risk. Effective December 6, 2005 we entered into floating to fixed interest rate swap agreements for an aggregate notional amount of $1,000.0 million to limit our exposure to interest rate increases related to a portion of our floating rate indebtedness. The interest rate swap agreements terminate after five years. As of the effective date, we designated the interest rate swaps as cash flow hedges. As a result, changes in the fair value of our swaps will be recorded subsequent to the effective date as a component of other comprehensive income.

        At January 28, 2006, the fair value of these swaps was a gain of approximately $3.0 million, which amount is included in other assets. As a result of our swap agreements, our effective fixed interest rates as to $1,000.0 million of our floating rate indebtedness will range from 6.931% to 7.499% per quarter and result in an average fixed rate of 7.285%.

        We use derivative financial instruments to help manage foreign currency risk related to the procurement of merchandise inventories from foreign sources. We enter into foreign currency contracts denominated in the euro and British pound. We had foreign currency contracts in the form of forward exchange contracts in the amount of approximately $51.6 million as of January 28, 2006, approximately $42.3 million as of January 29, 2005, approximately $44.9 million as of July 30, 2005 and approximately $21.8 million as of July 31, 2004. The market risk inherent in these instruments was not material to our consolidated financial position, results of operations or cash flows in fiscal year 2005 or in the year-to-date fiscal 2006 period.

        The effects of changes in the U.S. equity and bond markets serve to increase or decrease the value of Pension Plan assets, resulting in increased or decreased cash funding by the Company. We seek to manage exposure to adverse equity and bond returns by maintaining diversified investment portfolios and utilizing professional investment managers.

INDUSTRY OVERVIEW

General Overview of Retail Market

        The retail industry sells goods to the general public through a variety of formats, including department stores, mass merchandisers, specialty stores, deep discount chains, drug stores, supermarkets, club stores and restaurants. The principal ways in which retailers differentiate themselves from their competitors include shopping environment, customer service, pricing and product assortment. The retail industry also serves a broad range of vendors whose products form a key differentiating factor among retailers themselves. Typical retail locations include street level boutiques or specialty stores, stores in shopping malls, and off-mall shopping centers. Vendors and retailers also frequently utilize direct to consumer distribution channels through the internet and catalogs.

        Retail customers range from the deep discount customer who may frequent a "dollar" store for weekly shopping needs to a high-end consumer who shops for clothes and accessories at luxury retailers. To address the needs of our customers, retailers can apply a variety of pricing strategies. For example, discounters are known for their everyday low pricing philosophy while many specialty apparel retailers apply a "high-low" pricing strategy where goods are sold for full price in the height of the season and subsequently discounted when the season has ended.

Luxury Apparel and Accessories Market

        We operate a national chain serving the luxury apparel and accessories segment of the U.S. retail industry, and our stores offer merchandise in a variety of categories, including apparel, shoes, handbags, accessories, home furnishings and precious and designer jewelry. For a description of the percentages of our revenues generated by each of our major merchandise categories, see "Business—Merchandise."

        As a luxury retailer, we have arrangements with luxury-branded fashion vendors to market and sell their merchandise. These vendor relationships are critical for luxury retailers as the selection of high-end goods serves as a key differentiating factor among competitors. Competition for access to luxury goods can be intense as luxury-branded fashion vendors typically manage the distribution and marketing of their merchandise to maximize the perception of brand exclusivity and to facilitate the sale of their goods at premium prices.

        Luxury-branded fashion vendors generally offer their apparel and accessories through a limited number of retail stores, which can be divided into three general categories: specialty stores, vendor-owned proprietary boutiques and high-end department stores.

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  Specialty stores.    Specialty stores generally offer products from a limited number of vendors and are typically located in affluent locations in major metropolitan areas. Although they can be larger, a typical specialty store format is small in size (perhaps 3,000 to 10,000 square feet) and primarily carries women's merchandise. We believe we have differentiated our business from specialty stores through the breadth and depth of our merchandise assortment, our customer service, our loyalty programs and national brands. Specialty stores include Fred Segal and Henri Bendel.

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  Vendor-owned proprietary boutiques.    Many vendors own or operate proprietary boutiques. These boutiques are smaller stores that typically sell only the vendor's own brand but with a deep selection across a wide number of merchandise categories. We believe we have differentiated ourselves from vendor-owned proprietary boutiques through the breadth of the brands we offer, our customer service and our loyalty programs.

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  High-end national department stores.    We also compete with high-end national department store operators such as Saks Fifth Avenue and Nordstrom—each of which currently operate more stores across the United States than we do, and Barney's New York, which operates fewer stores than we do. We believe our strategy of opening stores in a gradual and selective manner has enabled us to maintain a consistent luxury shopping experience throughout all of our stores and to maintain the value of our brand versus competitors that operate stores in less exclusive markets. Furthermore, we believe we have differentiated ourselves from our national competitors in varying degrees through our distinctive merchandise assortment, which we believe is more upscale than the other high-end department store chains, excellent customer service, prime real estate locations and our elegant shopping environments.

        We believe that the following factors benefit luxury retailers:

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  attractive demographic trends, including increasing wealth concentration and an aging baby boomer population;

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  growing consumer demand for prestige brands and exclusive products;

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  retail consumption patterns of affluent consumers that are generally less influenced by economic cycles than middle- or lower-income consumers;

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  higher price points and limited distribution of luxury merchandise, which have generally protected high-end specialty retailing from the growth of discounters and mass merchandisers;

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  aggressive marketing by luxury brands; and

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  consumer trends towards aspirational lifestyles.

Customer Demographics

        We target an upscale customer base in the United States that is one of the fastest growing segments of the population, primarily baby boomers, 45 to 64 years old, and households with incomes in excess of $200,000.

        We believe affluent consumers are generally less influenced by economic cycles than middle or lower income consumers because their affluence leaves their spending habits less affected by temporary economic downturns. We believe that the increasing concentration of wealth in our core customer segment has positively impacted the sales of luxury goods. In addition, we believe consumers are increasingly "trading up", focusing on buying "affordable luxuries" and aspirational brands.

Strategic Use of the Outlet Channel

        Outlet centers are typically located outside suburban areas and generally have a smaller footprint than the relevant parent company's full-line stores. Many retailers and luxury-branded fashion vendors rely on outlets to sell out-of-season or aging merchandise without negatively impacting the quality of their brand. Examples of retailers with a significant outlet presence include Nordstrom (Nordstrom Rack), Saks Fifth Avenue (Off 5th) and Polo Ralph Lauren (Outlet Store). We currently operate 18 clearance centers to provide an efficient and controlled outlet for the sale of end-of-season clearance merchandise.

Credit Card Operations

        Retailers have three types of credit card sales: proprietary credit (the retailer provides the credit and owns the receivables), private-label credit (a third party manages the program and owns the receivables while the retailer's name is displayed on the credit card) and third-party or bank cards (a bank provides the credit, owns the receivables, and imprints its name on the card).

        There are several factors that retailers consider when evaluating proprietary card operations. Proprietary credit programs are costly to maintain and can distract retailers from focusing on the core business of retailing. Retailers make money from the interest charged, but the costs of administering the program, and collecting on delinquent accounts can be high. Losses from uncollectible customer receivables are frequently incurred as well. However, customers paying with credit cards tend to spend more than customers paying with cash. Furthermore, proprietary and private-label cards lend themselves to effective marketing and enhance customer loyalty. Lists of credit card holders can support sales by helping retailers provide information to target customers for special events, promotions and private sales. Credit card operations, if well managed, also can add significantly to profitability.

        A number of retail companies have recently sold their credit card operations to third-party operators (i.e., moving from a proprietary to a private label card). In addition to our credit card sale described under "The Credit Card Sale," recent examples include Federated Department Stores, Saks Incorporated, Marshall Field's and Sears, Roebuck & Co.

BUSINESS

Overview

        We are one of the nation's leading luxury retailers, offering distinctive merchandise and excellent customer service that cater to the needs of the affluent consumer. Since our founding in the early 1900s, we have established ourselves as a leading fashion authority among luxury consumers and have become a premier U.S. retail channel for many of the world's most exclusive designers. Currently, we operate 36 Neiman Marcus full-line stores at prime retail locations in major U.S. markets and two Bergdorf Goodman stores on Fifth Avenue in New York City. We also operate catalogs and e-commerce websites under the brands Neiman Marcus®, Bergdorf Goodman® and Horchow® and own majority interests in Kate Spade LLC, which designs and markets high-end accessories, and Gurwitch Products, L.L.C., which designs and markets Laura Mercier® cosmetics. During fiscal year 2005 and the first half of fiscal 2006, we generated revenues of $3,821.9 million and $2,207.9 million, respectively and operating earnings of $411.5 million and $176.6 million, respectively.

        We operate an integrated, multi-channel retailing model as described below:

        Specialty Retail.    Our specialty retail store operations ("Specialty Retail") consist primarily of our 36 Neiman Marcus stores and two Bergdorf Goodman stores. We also operate 18 clearance centers to provide an outlet for the sale of end-of-season clearance merchandise. Over our past five fiscal years, Specialty Retail has achieved a compounded annual growth rate, or CAGR, in revenues of 4.9%. During fiscal year 2005 and the first half of fiscal 2006, Specialty Retail accounted for 81.2% and 81.0% respectively of our total revenues.

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  Neiman Marcus Stores.    Neiman Marcus stores offer distinctive luxury merchandise, including women's couture and designer apparel, contemporary sportswear, handbags, fashion accessories, shoes, cosmetics, men's clothing and furnishings, precious and designer jewelry, decorative home accessories, fine china, crystal and silver, children's apparel and gift items. We locate our Neiman Marcus stores at carefully selected venues that cater to our target customers in major metropolitan markets across the United States, and design our stores to provide a feeling of residential luxury by blending art and architectural details from the communities in which they are located. During fiscal year 2005 and the first half of fiscal 2006, our full-line Neiman Marcus stores and clearance centers accounted for 70.4% and 70.0%, respectively, of our total revenues and 86.8% and 86.4%, respectively, of Specialty Retail revenues.

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  Bergdorf Goodman Stores.    Bergdorf Goodman is a premier luxury retailer in New York City well known for its couture merchandise, opulent shopping environment and landmark Fifth Avenue locations. Bergdorf Goodman features high-end apparel, fashion accessories, shoes, traditional and contemporary decorative home accessories, precious and designer jewelry, cosmetics and gift items. During fiscal year 2005 and the first half of fiscal 2006, our Bergdorf Goodman stores accounted for 10.7% and 11.0%, respectively, of our total revenues and 13.2% and 13.6%, respectively, of Specialty Retail revenues.

        Neiman Marcus Direct.    Our upscale direct-to-consumer operation ("Neiman Marcus Direct") conducts catalog and online sales of fashion apparel, accessories and home furnishings through the Neiman Marcus brand, catalog and online sales of home furnishings and accessories through the Horchow brand, and online sales of fashion apparel and accessories through the Bergdorf Goodman brand.

        In fiscal year 2005 and the first half of fiscal 2006, Neiman Marcus Direct generated revenues of $592.1 million, or 15.5%, and $351.9 million, or 15.9%, respectively, of our total revenues, with over one million customers making a purchase through one of our catalogs or websites in fiscal 2005. Our catalog business circulated over 100 million catalogs in fiscal 2005. We regularly send e-mails to over 1.7 million e-mail addresses, alerting our customers to our newest merchandise and the latest fashion trends. Over the last five fiscal years, Neiman Marcus Direct has achieved a CAGR in revenues of 7.9%.

Our Competitive Strengths

        We compete for customers with specialty retailers, traditional and high-end department stores, national apparel chains, vendor-owned proprietary boutiques, individual specialty apparel stores and direct marketing firms. We believe that the combination of the following competitive strengths differentiates our business:

        Premier Luxury Retailer.    With a heritage dating back over 100 years, we have established ourselves as a leading fashion authority among consumers seeking fine luxury apparel and accessories. We believe that we have differentiated ourselves in the U.S. luxury retail segment through our overall shopping experience, which includes our distinctive merchandise selection, excellent customer service, elegant shopping environments and prime store locations. Our buyers have developed strong relationships with preeminent luxury-branded fashion vendors around the world, which enhances the breadth and quality of our merchandise selection.

        Focus on Customer Service.    A key component of our premier shopping experience is our relationship-based customer service model. We have knowledgeable, professional and well-trained sales associates who are paid primarily on a commission basis. We empower all of our sales associates to act as personal shoppers and encourage them to develop long-term sales relationships with our customers rather than merely facilitate individual transactions. In addition, according to the National Retail Foundation annual compensation and benefits survey, our sales associate turnover rate is significantly below the average for U.S. retailers overall. We believe this low turnover rate further contributes to the quality and experience of our professional sales force.

        Industry-Leading Program.    We also achieve substantial customer loyalty through our InCircle loyalty program at Neiman Marcus and Bergdorf Goodman, which focuses on our most active customers. The InCircle program, which we originally developed over 20 years ago for our 2005 Neiman Marcus stores and believe to be one of the first preferred customer loyalty programs of its kind, allows customers to accumulate points for qualifying purchases that can be redeemed for a wide variety of gifts, ranging from gift cards to designer merchandise and trips to exotic locations. The program also includes marketing features consisting of private, in-store events, special magazine issues that feature the latest fashion trends and luxury lifestyle articles and additional marketing campaigns. We believe our InCircle programs generate higher than average transaction sizes, repeat visits and overall customer loyalty. For example, using data from our private label credit card holders, we estimate that in calendar years 2004 and 2005, InCircle members visited our Neiman Marcus stores over five times more frequently than non-members, and spent three times as much per visit and almost 20 times as much in total as non-members. Approximately 46% of revenues at Neiman Marcus stores in calendar years 2004 and 2005 were generated by our InCircle members.

        Long-Standing Partnerships with Our Vendors.    Our highly experienced team of buyers has developed strong relationships with preeminent luxury vendors around the world. Our brand identity, affluent customer base and positioning as a retailer of exclusive or limited distribution luxury merchandise and design collections, coupled with our scale and geographic footprint, together create an attractive distribution channel for luxury-branded fashion vendors. Through each of our channels, our suppliers can showcase their products and reach a broad audience of their target customers. In addition, our vendor base is diverse, with no single vendor representing more than 5% of the cost of our total purchases in fiscal year 2005. The breadth of our sourcing helps mitigate risks associated with a single brand or designer.

        Significant Market Penetration From Integrated Multi-Channel Model.    We offer products through our complementary Neiman Marcus Direct and Specialty Retail businesses, which enables us to maximize our brand recognition and strengthen our customer relationships across all channels. Our well-established catalog and online operation expands our reach beyond the trading area of our retail stores, as approximately 50% and 46%, respectively, of our Neiman Marcus Direct customers in fiscal year 2005 and the first half of fiscal 2006 were located outside of the trade areas of our existing retail locations. We also use our catalogs and e-commerce websites as selling and marketing tools to increase the visibility and exposure of our brand and generate customer traffic within our retail stores. We believe the combination of our retail stores and direct selling efforts is the main reason that our multi-channel customers spend more on average than our single-channel customers (approximately 3.5 times more in fiscal year 2005 and 3.6 times more in the first half of fiscal 2006).

        Strong Financial Performance with Significant Cash Flow Generation.    We have exhibited strong financial performance in recent years, marked by increased comparable revenues, growth in our Neiman Marcus Direct business, margin expansion and steady cash flow generation. Our revenues have grown at a CAGR of 5.6% over the last five fiscal years and Neiman Marcus Direct's revenues have grown at a CAGR of 7.9% over the last five fiscal years. We believe our strong financial performance is driven primarily by the distinctive merchandise assortment we offer our customers, the strong relationship our sales force has with customers whose spending is relatively resistant to economic fluctuations, and our focus on full-price selling.

        Our Business Model and Customer Base Provide Consistent Performance Through Business Cycles.    We have experienced an annual increase in comparable revenues during nine of the past ten fiscal years. Over this period, the only fiscal year in which we experienced a decline in comparable revenues was fiscal year 2002, which was adversely affected by the difficult economic environment at the time and the impact of the terrorist attacks of September 11, 2001. We believe that our quick recovery and strong financial performance since fiscal year 2002 illustrate the strength of our competitive position and the resilient nature of our business model, which is due in part to the relative affluence of our customer base. In addition, we believe our prudent store expansion policy and operational focus on enhancing the profitability of our existing store base have benefited our financial performance.

        Highly Experienced Executive Management Team with a Proven Track Record.    We have an experienced and deep management team committed to maintaining operational excellence. Our senior management team is composed of eight seasoned retail executives who average more than 18 years of retail industry experience and more than ten years with our company. Our executive management team is led by Burton Tansky, who has held executive leadership roles in the luxury retail market for over 30 years, including 15 years with our company in a number of different executive positions, such as Chairman and Chief Executive Officer of Bergdorf Goodman, Chairman and Chief Executive Officer of Neiman Marcus Stores and President and Chief Operating Officer of The Neiman Marcus Group, Inc.

Our Business Strategy

        We intend to pursue the following key elements of our current business strategy:

        Continue to Provide a Premier Luxury Retail Experience.    We intend to continue to provide a premier luxury retail experience by executing our strategy of providing customers with an upscale shopping experience and excellent customer service. We have a long history of offering a distinctive selection of merchandise in an opulent setting with superior, relationship-based customer service that caters to the needs of our affluent customers. We believe our retail model has made our stores a destination for high-end consumers and created a loyal customer base and a valuable brand.

        Continue to Drive Improved Productivity at Existing Stores.    We believe we have historically achieved high sales productivity and strong profitability through our intense focus on full-price selling, disciplined inventory management and expense control. We intend to continue to improve our store operations and profitability by:

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  identifying and promoting high-growth merchandise categories, which in the past have included fine apparel, shoes, handbags, contemporary sportswear and precious and designer jewelry; this strategy has, for example, contributed to an increase in contemporary sportswear sales of almost 28% at Neiman Marcus stores during fiscal year 2005 compared to fiscal year 2004 and 12% at Neiman Marcus stores during the first half of fiscal year 2006 compared to the comparable period in fiscal 2005;

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  identifying and investing in stores that we believe have significant growth potential, including making capital improvements, adding sales associates, increasing our marketing efforts and enhancing the depth and breadth of store inventories; and

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  increasing our penetration of select customer segments through targeted sales and marketing programs, including creating relationship managers to help match customers to sales associates who best fit their needs.

        Strategically Invest in New Stores and Remodels.    We plan to continue our disciplined investment program in opening new stores and remodeling existing stores, targeting on a long-term basis an average annual square footage growth of between 2% and 3%.

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  New Store Openings. We have gradually increased the number of our stores over the past ten years, growing our full-line Neiman Marcus and Bergdorf Goodman store base from 28 stores at the beginning of fiscal year 1995 to our current 38 stores. Prior to entering a new market, we conduct demographic and lifestyle studies to identify attractive retail markets with a high concentration of our target customers. We believe that additional markets throughout the United States can profitably support our retail stores and we plan to continue our prudent and conservative approach to new store openings in the future. In addition, we believe new store opportunities will continue to emerge as other metropolitan markets develop and mature. We recently opened new stores in San Antonio and Boca Raton and currently plan to open new stores in Charlotte in Fall 2006, Austin in Spring 2007, suburban Boston in Fall 2007, Long Island in Spring 2008 and the greater Los Angeles area in Fall 2008. In total, we expect that these planned new stores will add over 530,000 square feet of new store space over approximately the next three years, representing an almost 10% increase in square footage as compared to the current aggregate square footage of our full-line Neiman Marcus and Bergdorf Goodman stores.

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  Store Remodels. We plan to continue our successful store remodeling program. We generally experience an increase in comparable revenues and sales per square foot at stores that undergo a remodel or expansion. In addition to improving the overall shopping environment, a large number of our remodels also involve significant growth in the square footage of the store's selling area. In the past three fiscal years, we have added 71,000 square feet to our Las Vegas store, 30,000 square feet to our Newport Beach store and, most recently, 56,000 square feet to our San Francisco store for which the final phases of the renovation are planned to be completed by the spring of 2006. Also, we have major remodels underway at our Houston and Bergdorf Goodman stores.

        Continue to Grow our Neiman Marcus Direct Business.    Our Neiman Marcus Direct business has achieved significant revenue and profit growth over the last five fiscal years. The revenues and operating margins of Neiman Marcus Direct have grown from $493.5 million and 9.3%, respectively, in fiscal year 2003 to $592.1 million and 12.7%, respectively, in fiscal year 2005. The operating margin of Neiman Marcus Direct was 14.9% in the first half of fiscal 2006 compared to 12.0% in the first half of 2005. Our online sales remain the fastest growing component of Neiman Marcus Direct, generating $313.1 million in revenues in fiscal year 2005, as compared to $157.1 million in fiscal year 2003. The average order value of our online sales has also increased by approximately 35% over the same time period. Through continued investment in our catalogs and e-commerce websites, we expect to build on our success in this channel in the future. Some of our recent and upcoming initiatives for Neiman Marcus Direct include:

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  our conversion of BergdorfGoodman.com from an information-only to a fully transactional website;

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  partnering with vendors to launch co-branded e-commerce capabilities on their websites, utilizing our growing internet infrastructure and order fulfillment expertise; and

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  the creation of a separate website, through which we will sell end-of-season and past season clearance merchandise as a way to more efficiently liquidate inventory.

        Continue to Invest in Our Employees.    Our seasoned management team, our talented buyers and our experienced sales associates are key assets of our business. Our strategy is to continue to invest in our employees as we believe they are the primary driver of our strong financial performance and market status. Consistent with our strategy, we plan to continue to invest in our tailored and intensive employee training programs, in which our sales associates receive extensive training in customer service, selling skills and product knowledge. These programs average over 120 hours per year per employee. In addition, we have a 15-week Executive Development Program, which provides the theoretical understanding and practical experience necessary for a career in Neiman Marcus merchandising. The program includes both classroom based learning and on-the-job rotations through different divisions of our business.

        Continue to Invest in Our Distribution Facilities, Support Functions and Information Technology.    We believe that investment in our distribution facilities, support functions and information technology is a vital component of our long-term business goals and objectives. Our investments in logistics allow us to respond rapidly to changes in sales trends and customer demands while enhancing our inventory management and improving our profitability and cash flow. For example, during fiscal year 2004, we expanded our distribution center in Longview, Texas. As part of this expansion, we realigned the warehouse space, enabling us to strengthen our "locker stock" inventory management program. With this program, we maintain certain key inventory items centrally, allowing us to restock inventory at individual stores more efficiently and to maximize opportunities for full-price selling. In addition, our sales associates can use the program to ship items directly to our customers, thereby improving customer service and increasing productivity.

Customer Service and Marketing

        We are committed to providing our customers with a premier shopping experience through our relationship-based customer service model, with superior merchandise selection and elegant store settings of our stores. Critical elements to our customer service approach are:

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  knowledgeable, professional and well-trained sales associates;

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  marketing programs designed to promote customer awareness of our offerings of the latest fashion trends;

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  loyalty programs designed to cultivate long-term relationships with our customers; and

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  facilitating the extension of credit to our customers through our proprietary credit card program.

Sales Associates

        We seek to maintain a sales force of knowledgeable, professional and well-trained sales associates to deliver personal attention and service to our customers through our relationship-based customer service model. We compensate our sales associates primarily on a commission basis and provide them with training in the areas of customer service, selling skills and product knowledge. Our sales associates participate in active clienteling programs designed to maintain contact with our customers between store visits and to ensure that our customers are aware of the latest merchandise offerings and fashion trends that we present in our stores. We empower our sales associates to act as personal shoppers and in many cases, as the personal style advisor to our customers. We actively monitor and analyze the service levels in our stores in order to maximize sales associate productivity and store profitability. In addition, according to the 2005 National Retail Federation annual compensation and benefits survey, our sales associate turnover rate is significantly below the average for U.S. retailers overall. We believe our low turnover rate further contributes to the quality and experience of our professional sales force.

Marketing Programs

        We conduct a wide variety of marketing programs to support our sales associates in the communication of fashion trends to our customers in order to create fashion excitement and enhance our customer relationships. The programs include both in-store events and targeted, brand-consistent print media communications.

        We maintain an active calendar of in-store events to promote our sales efforts. The activities include in-store visits and trunk shows by leading designers featuring the newest fashions from the designer, in-store promotions of the merchandise of selected designers or merchandise categories, often through events conducted in connection with our loyalty programs, and participation in charitable functions in each of our markets. Past trunk shows and in-store promotions at our Neiman Marcus and Bergdorf Goodman stores have featured designers such as Chanel, Giorgio Armani and Oscar de la Renta.

        Through our print media programs, we mail various publications to our customers communicating upcoming in-store events, new merchandise offerings and fashion trends. In connection with these programs, Neiman Marcus produces The Book® approximately eight to nine times each year. The Book is a high-quality publication featuring the latest fashion trends, is mailed on a targeted basis to our customers and has a yearly printing in excess of 3.3 million. Our other print publications include The Book for Men, the Bergdorf Goodman Magazine and specific designer mailers. Recently, we added The Addition, which identifies for our younger, aspirational customers, as well as our core customers, "must have items" for the current season.

        We also believe that the print catalog and on-line operations of our Neiman Marcus Direct segment promote brand awareness, which benefits the operations of our retail stores.

Loyalty Programs

        We maintain loyalty programs under the InCircle® name designed to cultivate long-term relationships with our customers. Our loyalty programs focus on our most active customers. These programs include marketing features, including private in-store events, special magazine issues, as well as the ability to accumulate points for qualifying purchases. Increased points are periodically offered in connection with in-store promotional and other events. Upon attaining specified point levels, customers may redeem their points for a wide variety of gifts ranging from gift cards to designer merchandise and trips to exotic locations. Approximately 46% of revenues at Neiman Marcus stores in calendar years 2004 and 2005 were generated by our InCircle® members. Beginning in calendar 2006, we transitioned customers in our previous Bergdorf Goodman loyalty program to our InCircle® loyalty program.

Proprietary Credit Card Program

        We maintain a proprietary credit card program through which we facilitate the extension of credit to customers under the "Neiman Marcus" and "Bergdorf Goodman" names.

        On July 7, 2005, HSBC purchased our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts. The total purchase price was approximately $647 million, consisting of approximately $534 million in net cash proceeds and the assumption of approximately $113 million of outstanding debt under our Credit Card Facility.

        As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit cards and non-card payment plans bearing our brands and we receive from HSBC ongoing payments related to credit card sales and compensation for marketing and servicing activities (HSBC Program Income). In addition, we continue to handle key customer service functions, primarily customer inquiries. As part of this transaction, we are changing, and will continue to change, the terms of credit offered to our customers following the Credit Card Sale. In addition, HSBC will have discretion over certain policies and arrangements with credit card customers and may change these policies and arrangements in ways that affect our relationship with these customers. Any such changes in our credit card arrangements may adversely affect our credit card program and ultimately, our business. During the third quarter of fiscal year 2006, we outsourced the processing of data with respect to our proprietary credit card program to HSBC as provided for in the program agreement with HSBC. For more information, see "The Credit Card Sale" and "Unaudited Pro Forma Condensed Consolidated Financial Statements."

        Historically, our customers holding a proprietary credit card have tended to shop more frequently and have a higher level of spending than customers paying with cash or third-party credit cards. In fiscal year 2005 and the first half of fiscal 2006, approximately 54% of our revenues were transacted through our proprietary credit cards.

        We utilize data captured through our proprietary credit card program in connection with promotional events and customer relationship programs targeting specific customers based upon their past spending patterns for certain brands, merchandise categories and store locations.

Merchandise

        Our percentages of revenues (exclusive of revenues generated by leased departments) by major merchandise category for The Neiman Marcus Group, Inc. is as follows:

	Fiscal Years Ended			Twenty-six Weeks Ended
	July 30, 2005	July 31, 2004	August 2, 2003	January 28, 2006	January 29, 2005
Women's Apparel	34%	34%	34%	33%	34%
Women's Shoes, Handbags and Accessories	19	19	16	18	18
Cosmetics and Fragrances	12	12	12	12	12
Men's Apparel and Shoes	12	11	12	12	12
Designer and Precious Jewelry	10	10	10	11	11
Home Furnishings and Décor	9	10	11	10	10
Other	4	4	5	4	3

	100%	100%	100%	100%	100%

        Substantially all of our merchandise is delivered to us by our vendors as finished goods and is manufactured in numerous locations, including Europe and the United States and, to a lesser extent, China, Mexico and South America.

        We lease certain departments in our stores to independent companies. Our management regularly evaluates the performance of the leased departments and requires compliance with established guidelines. The companies to which we lease store space are generally responsible for paying their own employees. We receive commissions from these leased departments on a percent of sales basis.

        Our merchandise consists primarily of apparel and accessories from luxury-branded designers. Our major merchandise categories are as follows:

        Women's Apparel:    Women's apparel consists of dresses, eveningwear, suits, coats, and sportswear separates—skirts, pants, blouses, jackets, and sweaters. Women's apparel occupies the largest amount of square footage within our stores. We work with women's apparel vendors to present the merchandise and highlight the best of the vendor's product. Our primary women's apparel vendors include Chanel, St. John, Giorgio Armani, Theory, Escada and Ellen Tracy.

        Women's Shoes, Handbags and Accessories:    Women's accessories include belts, gloves, scarves, hats and sunglasses. Our primary vendors in this category include Manolo Blahnik, Prada, Gucci, Chanel, Dior and Ferragamo in Ladies Shoes; and handbags from Chanel, Prada, Gucci, Marc Jacobs, Judith Leiber and Luella Bartley.

        Cosmetics and Fragrances:    Cosmetics and fragrances include facial and skin cosmetics, skin therapy and lotions, soaps, fragrance, candles and beauty accessories. Our primary vendors of cosmetics and beauty products include La Mer, Bobbie Brown, Sisley, La Prairie, Chanel and Laura Mercier.

        Men's Apparel and Shoes:    Men's apparel and shoes include suits, dress shirts and ties, sport coats, jackets, trousers, casual wear and eveningwear as well as business and casual footwear. This category has been an increased focus of Neiman Marcus. Bergdorf Goodman has a fully dedicated men's store in New York. Our primary vendors in this category include Ermenegildo Zegna, Brioni, Giorgio Armani, and Prada in men's clothing and sportswear; and Ermenegildo Zegna, Prada, Ferragamo and Gucci in men's furnishings and shoes.

        Designer and Precious Jewelry:    Our designer and precious jewelry offering includes women's accessories, necklaces, bracelets, rings, brooches and watches that are selected to complement our apparel merchandise offering. Our primary vendors in this category include David Yurman, Stephen Dweck and John Hardy in Designer Jewelry, and Henry Dunay and Roberto Coin in Precious Jewelry. We often sell precious jewelry on a consignment basis.

        Home Furnishings and Décor:    Home furnishings and décor include linens, tabletop, kitchen accessories, furniture, rugs, decoratives (frames, candlesticks, vases and sculptures) as well as collectables. Merchandise for the home complements our apparel offering in terms of quality and design. Our primary vendors in this category include Jay Strongwater, Daum, Waterford, Steuben and Baccarat.

Vendor Relationships

        Our merchandise assortment consists of a wide selection of luxury goods purchased from both well-known luxury-branded fashion vendors as well as new and emerging designers. We communicate with our vendors frequently, providing feedback on current demand for their products, suggesting, at times, changes to specific product categories or items and gaining insight into their future fashion direction. Certain designers sell their merchandise, or certain of their design collections, exclusively to us and other designers sell to us pursuant to their limited distribution policies. We compete for quality merchandise and assortment principally based on relationships and purchasing power with designer resources. Our women's and men's apparel and fashion accessories businesses are especially dependent upon our relationships with these designer resources. We monitor and evaluate the sales and profitability performance of each vendor and adjust our future purchasing decisions from time to time based upon the results of this analysis. We have no guaranteed supply arrangements with our principal merchandising sources and, accordingly, there can be no assurance that such sources will continue to meet our needs for quality, style and volume. In addition, our vendor base is diverse, with no single vendor representing more than 5% of the cost of our total purchases in fiscal year 2005 or the first half of fiscal 2006. The breadth of our sourcing helps mitigate risks associated with a single brand or designer.

        Consistent with industry business practice, we receive allowances from certain of our vendors in support of the merchandise we purchase for resale. We receive certain allowances to reimburse us for markdowns taken or to support the gross margins that we earn in connection with the sales of the vendor's merchandise. Other allowances we receive represent reductions to the amounts we pay to acquire the merchandise. We also receive advertising allowances from certain of our merchandise vendors, substantially all of which represent reimbursements of direct, specified and incremental costs we incurred to promote the vendors' merchandise. These allowances are recorded as a reduction of our advertising costs when incurred. We also receive allowances from certain merchandise vendors in conjunction with compensation allowances for employees who sell the vendors' merchandise, which allowances are netted against the related compensation expenses that we incur. See Note 1 to our audited consolidated financial statements included herein.

        We offer certain merchandise, primarily precious jewelry, on a consignment basis in order to expand our product assortment. As of January 28, 2006, we held consigned inventories with a cost basis of approximately $211.2 million (consigned inventories are not reflected in our consolidated balance sheet as we do not take title to consigned merchandise). From time to time, we make advances to certain of our vendors. These advances are typically deducted from amounts paid to vendors at the time we receive the merchandise or, in the case of advances made for consigned goods, at the time we sell the goods. We had net outstanding advances to vendors of approximately $27.3 million at January 28, 2006.

Inventory Management

        Our merchandising function is decentralized with separate merchandising functions for Neiman Marcus stores, Bergdorf Goodman and Neiman Marcus Direct. Each merchandising function is responsible for determining the merchandise assortment and quantities to be purchased and, in the case of Neiman Marcus stores, for the allocation of merchandise to each store. We currently have almost 300 merchandise buyers and a planning team in charge of determining the type and amount of merchandise we buy, as well as its allocation among Neiman Marcus stores.

        The majority of the merchandise we purchase is initially received at one of our centralized distribution facilities. To support our Specialty Retail Stores, we utilize a primary distribution facility in Longview, Texas, a regional distribution facility in Totowa, New Jersey and five regional service centers. We also operate two distribution facilities in the Dallas-Fort Worth area to support our Neiman Marcus Direct operation.

        We primarily operate on a pre-distribution model through which we allocate merchandise on our initial purchase orders to each store. This merchandise is shipped from our vendors to our distribution facilities for delivery to designated stores. We have also implemented a "locker stock" program to store a portion of our most in-demand and high fashion merchandise at our distribution facilities. For products stored in locker stock, we can ship replenishment merchandise to the stores that demonstrate the highest customer demand. This program helps minimize excess inventory and allows us to maximize the opportunity for full-price selling.

        Our distribution facilities are linked electronically to our various merchandising staffs to facilitate the distribution of goods to our stores. We utilize electronic data interchange (EDI) technology with certain of our vendors, which is designed to move merchandise onto the selling floor quickly and cost-effectively by allowing vendors to deliver floor-ready merchandise to the distribution facilities. In addition, we utilize high-speed automated conveyor systems capable of scanning the bar coded labels on incoming cartons of merchandise and directing the cartons to the proper processing areas. Many types of merchandise are processed in the receiving area and immediately "cross docked" to the shipping dock for delivery to the stores. Certain processing areas are staffed with personnel equipped with hand-held radio frequency terminals that can scan a vendor's bar code and transmit the necessary information to a computer to record merchandise on hand. We utilize third-party carriers to distribute our merchandise to individual stores.

        With respect to the Specialty Retail Stores, the majority of the merchandise is held in our retail stores. We closely monitor the inventory levels and assortments in our retail stores to facilitate reorder and replenishment decisions, satisfy customer demand and maximize sales. Transfers of goods between stores are made primarily at the direction of merchandising personnel and, to a lesser extent, by store management primarily to fulfill customer requests. We also maintain certain inventories at the Longview distribution facility. The goods held at the Longview distribution facility consist primarily of goods held in limited assortment or quantity by our stores and replenishment goods available to stores achieving high initial sales levels. During fiscal year 2004, we expanded our distribution center in Longview, Texas by 25% to over 600,000 square feet. As part of this expansion, we realigned the warehouse space, enabling us to strengthen our "locker stock" inventory management program. With this program, we maintain certain key inventory items centrally, allowing us to restock inventory at individual stores more efficiently and to maximize opportunities for full-price selling. In addition, our sales associates can use the program to ship items directly to our customers, thereby improving customer service and increasing productivity. We plan to continue to expand this program to deliver goods to our customers more quickly and to enhance the allocation of goods to our stores.

Capital Investments

        We make capital investments annually to support our long-term business goals and objectives. We invest capital in new and existing stores, distribution and support facilities as well as information technology. We have gradually increased the number of our stores over the past ten years, growing our full-line Neiman Marcus and Bergdorf Goodman store base from 28 stores at the beginning of fiscal year 1995 to our current 38 stores.

        We invest capital in the development and construction of new stores in both existing and new markets. We conduct extensive demographic, marketing and lifestyle research to identify attractive retail markets with a high concentration of our target customers prior to our decision to construct a new store. We compete with other retailers for real estate opportunities principally on the basis of our ability to attract customers. In addition to the construction of new stores, we also invest in the on-going maintenance of our stores to ensure an elegant shopping experience in our stores. Capital expenditures for existing stores range from minor renovations of certain areas within the store to major remodels and renovations and store expansions. We are focused on operating only in attractive markets that can profitably support our stores and are focused on maintaining the quality of our stores and, consequently, our brand. With respect to our major remodels, we only expand after extensive analysis of our projected returns on capital. We generally experience an increase in both total sales and sales per square foot at stores that undergo a remodel or expansion.

        We also believe capital investments for information technology in our stores, distribution facilities and support functions are necessary to support our business strategies. As a result, we are continually upgrading our information systems to improve efficiency and productivity.

        In the past three fiscal years, we have made capital expenditures aggregating $453 million related primarily to:

  •
  the construction of new stores in Orlando, Coral Gables, San Antonio and Boca Raton;

  •
  the renovation and expansion of our main Bergdorf Goodman store in New York City and Neiman Marcus stores in San Francisco; Newport Beach; Las Vegas; Houston; and Beverly Hills;

  •
  the expansion of our distribution facilities;

  •
  the development and installation of a new point-of-sale system in our retail stores; and

  •
  the development and installation of new financial systems and non-merchandise procurement modules.

        In fiscal year 2006, we anticipate capital expenditures for recently opened stores in San Antonio and Boca Raton and planned new stores in Charlotte, Austin, and suburban Boston and for renovations of the San Francisco and Houston stores as well as the main Bergdorf Goodman store. We also expect to make technology related expenditures for new warehousing and distribution systems and a new human capital management system, both of which are scheduled for implementation in fiscal year 2006. During the second quarter of fiscal year 2006, we implemented a new human capital management system, including the outsourcing of payroll and benefits administration. In the first half of fiscal 2006, we made capital expenditures of $98.6 million.

        We receive allowances from developers related to the construction of our stores thereby reducing our cash investment in these stores. We record these allowances as deferred real estate credits which are recognized as a reduction of rent expense on a straight-line basis over the lease term. We received construction allowances aggregating $26.1 million in fiscal year 2005 and $10.9 million in the first half of fiscal year 2006.

Competition

        The specialty retail industry is highly competitive and fragmented. We compete for customers with specialty retailers, traditional and high-end department stores, national apparel chains, vendor-owned proprietary boutiques, individual specialty apparel stores and direct marketing firms. We compete for customers principally on the basis of quality and fashion, customer service, value, assortment and presentation of merchandise, marketing and customer loyalty programs and, in the case of Neiman Marcus and Bergdorf Goodman, store ambiance. Retailers that compete with us for distribution of luxury fashion brands include Saks Fifth Avenue, Nordstrom, Barney's New York and other national, regional and local retailers. Many of these competitors have greater resources than we do. In addition, following consummation of the Transactions many of those competitors are significantly less leveraged than we are, and therefore would have greater flexibility to respond to changes in our industry.

        We believe we are differentiated from other national retailers by our distinctive merchandise assortment, which we believe is more upscale than other high-end department stores, excellent customer service, prime real estate locations and elegant shopping environment. We believe we differentiate ourselves from regional and local high-end luxury retailers through our diverse product selection, strong national brand, loyalty programs, customer service, prime shopping locations and strong vendor relationships that allow us to offer the top merchandise from each vendor. Vendor-owned proprietary boutiques and specialty stores carry a much smaller selection of brands and merchandise, lack the overall shopping experience we provide and have a limited number of retail locations.

Employees

        As of March 1, 2006 we had approximately 16,900 employees. Neiman Marcus stores had approximately 14,100 employees, Bergdorf Goodman stores had approximately 1,200 employees, Neiman Marcus Direct had approximately 1,500 employees and Neiman Marcus Group had approximately 90 employees. Our staffing requirements fluctuate during the year as a result of the seasonality of the retail industry. We hire additional temporary associates and increase the hours of part-time employees during seasonal peak selling periods. None of our employees is subject to a collective bargaining agreement, except for approximately 14% of the Bergdorf Goodman employees. We believe that our relations with our employees are good.

Seasonality

        Our business, like that of most retailers, is affected by seasonal fluctuations in customer demand, product offerings and working capital expenditures. For additional information on seasonality, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Seasonality."

Regulation

        Our operations are affected by numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing and enforcement of credit accounts and limitations on the maximum amount of finance charges that may be charged by a credit provider. In addition to our proprietary credit cards, credit to our customers is also provided primarily through third parties such as American Express, Visa and MasterCard. Any change in the regulation of credit that would materially limit the availability of credit to our customer base could adversely affect our results of operations or financial condition.

        Our and our competitors' practices are subject to review in the ordinary course of business by the Federal Trade Commission and are subject to numerous federal and state laws. Additionally, we are subject to certain customs, truth-in-advertising and other laws, including consumer protection regulations that regulate retailers generally and/or govern the importation, promotion and sale of merchandise. We undertake to monitor changes in these laws and believe that we are in material compliance with all applicable state and federal regulations with respect to such practices.

Investments in Brand Development Companies

        Our brand development companies consist of our 56% interest in Kate Spade LLC, which designs and markets high-end designer handbags and accessories, and our 51% interest in Gurwitch Products, L.L.C., which designs and markets the Laura Mercier cosmetics line. Our investments in and relationships with our brand development companies are governed by operating agreements that provide for an orderly transition process in the event any investor wishes to sell its interest, or purchase another investor's interest. Among other things, these operating agreements contain currently exercisable put option provisions entitling each minority investor to put their interest to us, and currently exercisable call option provisions entitling us to purchase each minority investor's interest, at a purchase price mutually agreed to by the parties. The purchase price will be determined, in the case of the Gurwitch interests, by one or more nationally recognized investment banking firms and, in the case of the Kate Spade interests, by the parties or, in the event the parties are unable to agree on a mutually acceptable price, by a mutually acceptable nationally recognized investment banking firm, subject to certain conditions. We may elect to defer the consummation of a put option for a period of six months by cooperating with the other investors in seeking either a sale of the relevant brand development company to a third party or a public offering of the relevant brand development company's securities. If a sale to a third party or public offering of the relevant brand development company's securities is not consummated within six months after the exercise of the put option (which period may be automatically extended for an additional two months if a registration statement for the relevant brand development company is filed with the SEC), we are obligated to consummate the put option. Under the terms of the Kate Spade operating agreement, such consummation shall occur within thirty days after the determination of the valuation with respect to the exercise of the put option, unless we have elected to defer the consummation of the put option for the six-month period referred to above.

        In April 2005, the minority investors in Kate Spade LLC exercised the put option described above with respect to the full amount of their stake in such company. We subsequently entered into a standstill agreement to postpone the put process while we engaged in discussions with the minority investors of Kate Spade LLC regarding certain strategic alternatives, including the possible sale of such company. The standstill agreement, as extended, expired on March 21, 2006, but the parties are continuing to pursue discussions regarding a possible sale of such company while the put valuation process proceeds. Although such discussions are ongoing, no assurance can be given that they will ultimately lead to any transaction. It is possible that we may be required to purchase the shares of the minority investors in Kate Spade LLC pursuant to the option as early as the fourth quarter of fiscal 2006.

        We have also been in discussions with the minority investors of Gurwitch Products, L.L.C. regarding certain strategic alternatives, including the possible sale of such company. No assurance can be given that these discussions will ultimately lead to any transaction. In addition, the indentures governing the notes and the terms of our senior secured credit facilities permit us to distribute all of our equity interests in Gurwitch Products, L.L.C. to the holders of our equity without restriction (except in certain limited circumstances when we are paying PIK interest on the senior notes).

Properties

        Our corporate headquarters are located at the Downtown Neiman Marcus store location in Dallas, Texas. The operating headquarters for Neiman Marcus, Bergdorf Goodman and Neiman Marcus Direct are located in Dallas, Texas; New York, New York; and Irving, Texas, respectively.

        Properties that we use in our operations include Neiman Marcus stores, Bergdorf Goodman stores, clearance centers and distribution support and office facilities. As of April 1, 2006, the approximate aggregate square footage of the properties used in our operations was as follows:

	Owned	Owned Subject to Ground Lease	Leased	Total
Neiman Marcus Stores	752,000	1,995,000	2,261,000	5,008,000
Bergdorf Goodman Stores	—	—	316,000	316,000
Clearance Centers	—	—	493,000	493,000
Distribution, Support and Office Facilities	1,317,000	150,000	987,000	2,454,000

Neiman Marcus Stores

        As of April 1, 2006, we operated 36 Neiman Marcus stores, with an aggregate total property size of approximately 5,008,000 square feet. The following table sets forth certain details regarding each Neiman Marcus store:

Neiman Marcus Stores

Locations	Fiscal Year Operations Began	Gross Store Sq. Feet	Locations	Fiscal Year Operations Began	Gross Store Sq. Feet
Dallas, Texas (Downtown)(1)	1908	129,000	Boston, Massachusetts(2)	1984	111,000
Dallas, Texas (NorthPark)(2)*	1965	218,000	Palo Alto, California(3)*	1986	120,000
Houston, Texas (Galleria)(3)*	1969	224,000	McLean, Virginia(4)*	1990	130,000
Bal Harbour, Florida(2)	1971	97,000	Denver, Colorado(3)*	1991	90,000
Atlanta, Georgia(2)*	1973	154,000	Minneapolis, Minnesota(2)	1992	119,000
St. Louis, Missouri(2)	1975	145,000	Scottsdale, Arizona(2)*	1992	118,000
Northbrook, Illinois(3)	1976	144,000	Troy, Michigan(3)*	1993	157,000
Fort Worth, Texas(2)	1977	119,000	Short Hills, New Jersey(3)*	1996	138,000
Washington, D.C.(2)*	1978	130,000	King of Prussia, Pennsylvania(3)*	1996	142,000
Newport Beach, California(3)**	1978	154,000	Paramus, New Jersey(3)*	1997	141,000
Beverly Hills, California(1)*	1979	185,000	Honolulu, Hawaii(3)	1999	181,000
Westchester, New York(2)*	1981	138,000	Palm Beach, Florida(2)	2001	53,000
Las Vegas, Nevada(2)	1981	174,000	Plano, Texas (Willow Bend)(4)*	2002	156,000
Oak Brook, Illinois(2)	1982	119,000	Tampa, Florida(3)*	2002	96,000
San Diego, California(2)	1982	106,000	Coral Gables, Florida(2)*	2003	136,000
Fort Lauderdale, Florida(3)*	1983	94,000	Orlando, Florida(4)*	2003	95,000
San Francisco, California(4)*	1983	251,000	San Antonio, Texas(4)*	2006	120,000
Chicago, Illinois (Michigan Ave.)(2)	1984	188,000	Boca Raton, Florida(2)***	2006	136,000

(1)
Owned subject to partial ground lease.

(2)
Leased.

(3)
Owned subject to ground lease.

(4)
Owned.

*
Mortgaged to secure our senior secured credit facilities and our 2028 debentures.

**
Expected to be mortgaged to secure our senior secured credit facilities and our 2028 debentures, subject to obtaining landlord consent.

***
Expected to be mortgaged to secure our senior secured credit facilities and our 2028 debentures.

        We recently opened new stores in San Antonio (120,000 square feet) and Boca Raton (136,000 square feet) and currently plan to open new stores in:

  •
  Charlotte in Fall 2006 (80,000 square feet planned),

  •
  Austin in Spring 2007 (80,000 square feet planned),

  •
  suburban Boston in Fall 2007 (100,000 square feet planned),

  •
  Long Island in Spring 2008 (150,000 square feet planned), and

  •
  the greater Los Angeles area in Fall 2008 (120,000 square feet planned).

Bergdorf Goodman Stores

        We operate two Bergdorf Goodman stores, both of which are located in Manhattan at 58th Street and Fifth Avenue. The following table sets forth certain details regarding these stores:

Bergdorf Goodman Stores

Locations	Fiscal Year Operations Began	Gross Store Sq. Feet
New York City (Main)(1)	1901	250,000
New York City (Men's)(1)*	1991	66,000

(1)
Leased.

*
Mortgaged to secure our senior secured credit facilities and our 2028 debentures.

Clearance Centers

        As of April 1, 2006, we operated 18 clearance centers (16 Last Call and 2 Horchow) that average approximately 27,000 square feet each in size. In the third quarter of fiscal 2006 we opened a new clearance center in Maryland, which is approximately 26,000 square feet in size.

Distribution, support and office facilities

        We own approximately 34 acres of land in Longview, Texas, where our primary distribution facility is located. The Longview facility is the principal merchandise processing and distribution facility for Neiman Marcus stores. We currently utilize a regional distribution facility in Totowa, New Jersey and five regional service centers in New York, Florida, Illinois, Texas and California. We also own approximately 50 acres of land in Irving, Texas, where our Neiman Marcus Direct operating headquarters and distribution facility is located. We also currently utilize another regional distribution facility in Dallas, Texas to support our Neiman Marcus Direct operation.

Lease Terms

        The terms of the leases for substantially all of our stores, assuming all outstanding renewal options are exercised, range from 15 to 99 years. The lease on the Bergdorf Goodman Main Store expires in 2050 and the lease on the Bergdorf Goodman Men's Store expires in 2010, with two 10-year renewal options. Most leases provide for monthly fixed rentals or contingent rentals based upon sales in excess of stated amounts and normally require us to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs.

        For further information about properties and lease obligations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 10 of the notes to our audited consolidated financial statements appearing elsewhere in this prospectus.

Legal Proceedings

        We are currently involved in various legal actions and proceedings that arose in the ordinary course of our business. We believe that any liability arising as a result of these actions and proceedings will not have a material adverse effect on our financial position, results of operations or cash flows.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth the name, age and position of individuals who currently serve as our and our parent's directors and executive officers following the consummation of the Transactions. The Sponsors anticipate that they will elect additional individuals, including individuals unaffiliated with the Investors, to also serve as directors.

Name	Age	Position
Burton M. Tansky	68	President and Chief Executive Officer, Director
James E. Skinner	52	Senior Vice President and Chief Financial Officer
Nelson A. Bangs	53	Senior Vice President and General Counsel
Marita O'Dea	57	Senior Vice President, Human Resources
Karen W. Katz	49	President and Chief Executive Officer of Neiman Marcus Stores
Brendan L. Hoffman	37	President and Chief Executive Officer of Neiman Marcus Direct
James J. Gold	42	President and Chief Executive Officer of Bergdorf Goodman
Steven P. Dennis	46	Senior Vice-President, Strategy, Business Development and Multi-Channel Marketing
David A. Barr	42	Director
Ron Beegle	43	Director
Jonathan Coslet	41	Director
James Coulter	46	Director
John G. Danhakl	50	Director
Sidney Lapidus	68	Director
Kewsong Lee	40	Director
Carrie Wheeler	34	Director

        The following biographies describe the business experience of our and our parent's executive officers and key employees:

        Burton M. Tansky has served as a director on the Board of Directors and as President and Chief Executive Officer since May 2001. Mr. Tansky served as President and Chief Operating Officer from December 1998 until May 2001; he served as Executive Vice President from February 1998 until December 1998 and served as Chairman and Chief Executive Officer of Neiman Marcus Stores from May 1994 until February 1998. He also served as Chairman and Chief Executive Officer of Bergdorf Goodman from 1990 until 1994. Mr. Tansky also serves on the board of directors of International Flavors and Fragrances Inc.

        James E. Skinner has been Senior Vice President and Chief Financial Officer since June 2001. From August 2000 through December 2000, Mr. Skinner served as Senior Vice President and Chief Financial Officer of Caprock Communications Corp. and from 1994 until 2000, served as Executive Vice President, Chief Financial Officer and Treasurer for CompUSA Inc.

        Nelson A. Bangs has been Senior Vice President and General Counsel since April 2001. From January 1999 to April 2001, Mr. Bangs engaged in a private consulting and law practice; from April 1998 until January 1999, he served as Senior Vice President and General Counsel of Pillowtex Corporation; and he served as Senior Vice President, General Counsel and Secretary of Dr Pepper/Seven Up, Inc. (and predecessors) prior thereto.

        Marita O'Dea has been Senior Vice President, Human Resources since September 2002. Ms. O'Dea served as Vice President, Human Resources from June 2001 until September 2002. Also, Ms. O'Dea has served as Senior Vice President of Human Resources of Neiman Marcus Stores since 1995.

        Karen W. Katz has been President and Chief Executive Officer of Neiman Marcus Stores since December 2002. Ms. Katz served as President and Chief Executive Officer of Neiman Marcus Direct from May 2000 to December 2002 and as Executive Vice President of Neiman Marcus Stores from February 1998 until May 2000. Ms. Katz serves on the board of directors of Pier 1 Imports, Inc.

        Brendan L. Hoffman has been President and Chief Executive Officer of Neiman Marcus Direct since December 2002. Mr. Hoffman served as Vice President of the Neiman Marcus Last Call Clearance Division from August 2000 to December 2002, and as a Divisional Merchandise Manager of Bergdorf Goodman from October 1998 to August 2000.

        James J. Gold has been President and Chief Executive Officer of Bergdorf Goodman since May 2004. Mr. Gold served as Senior Vice President, General Merchandise Manager of Neiman Marcus Stores from December 2002 to May 2004, as Division Merchandise Manager from June 2000 to December 2002 and as Vice President of the Neiman Marcus Last Call Clearance Division from March 1997 to June 2000.

        Steven P. Dennis has been Senior Vice President of Strategy, Business Development and Multi-Channel Marketing since September 2004. Prior to joining us, Mr. Dennis served as Vice President, Corporate Strategy of Sears, Roebuck and Co. from 2001 until 2003. In 2002, he assumed the additional responsibility for Lands' End post-acquisition initiatives. From September 1999 to February 2001, he served as Sears' Vice President, Multichannel Integration.

        David A. Barr was appointed to serve as a director following the consummation of the Transactions. Mr. Barr has been a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. since January 2001. Prior to joining Warburg Pincus in 2000, Mr. Barr served as a managing director at Butler Capital where he focused on consumer and industrial leveraged buyout transactions for more than ten years. Mr. Barr also serves on the board of directors of Builders First Source, Inc., Eagle Family Foods, Inc., Polypore Inc., TransDigm Inc. and Wellman, Inc.

        Ron Beegle was appointed to serve as a director following the consummation of the Transactions. Mr. Beegle is a partner of Goode Partners and serves as an advisor to DLJMB Merchant Banking Partners ("DLJMB"), an affiliate of Credit Suisse Securities (USA) LLC. Prior to joining Goode Partners, Mr. Beegle serviced as an Operating Partner and Chairman of Global Consumer Retail Investors for DLJMB. From 1996 to 2003, Mr. Beegle spent seven years at Gap Inc., serving as Senior Vice President of Finance and Operations of Banana Republic, Executive Vice President and General Manager of Gap Inc. Direct, and Chief Operating Officer of the company's flagship Gap division. Mr. Beegle also serves on the board of directors of Aeropostale, Inc.

        Jonathan Coslet was appointed to serve as a director following the consummation of the Transactions. Mr. Coslet has been a partner of Texas Pacific Group since 1993 and is currently a senior partner and member of the firm's Executive, Management and Investment Committees. Prior to joining Texas Pacific Group, Mr. Coslet worked at Donaldson, Lufkin & Jenrette, specializing in leveraged acquisitions and high yield finance from 1991 to 1993. Mr. Coslet also serves on the board of directors of Quintiles Transnational Corp., IASIS Healthcare Corp. and J.Crew Group, Inc.

        James Coulter was appointed to serve as a director following the consummation of the Transactions. Mr. Coulter co-founded Texas Pacific Group in 1992 and has been Managing General Partner of Texas Pacific Group for more than eight years. From 1986 to 1992, Mr. Coulter was a Vice President of Keystone, Inc. From 1986 to 1988, Mr. Coulter was also associated with SPO Partners, an investment firm that focuses on public market and private minority investments. Mr. Coulter also serves on the board of directors of Lenovo Group Limited, Seagate Technology and Zhone Technologies, Inc.

        John G. Danhakl was appointed to serve as a director following the consummation of the Transactions. Mr. Danhakl is a Managing Partner of Leonard Green & Partners, L.P. with whom be has been a partner since 1995. Prior to joining Leonard Green & Partners, L.P., he served as a Managing Director in the Los Angeles office of Donaldson, Lufkin & Jenrette, which he joined in 1990. From 1985 to 1990, Mr. Danhakl was a Vice President in corporate finance at Drexel Burnham Lambert. He also serves on the board of directors of Arden Group, Inc., Horseshows In the Sun, Inc. ("HITS"), Leslie's Poolmart, Inc., Petco Animal Supplies, Inc., Rite Aid Corporation and The Tire Rack, Inc.

        Sidney Lapidus was appointed to serve as a director following the consummation of the Transactions. Mr. Lapidus is a Managing Director and Senior Advisor of Warburg Pincus LLC. He has been employed at Warburg Pincus since 1967. Prior to that time, he was an attorney with the SEC. He presently serves as a director of Lennar Corporation and Knoll, Inc. He is also a director of many nonprofit organizations including New York University School of Medicine, and is president of the American Jewish Historical Society.

        Kewsong Lee was appointed to serve as a director following the consummation of the Transactions. Mr. Lee has been a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. since January 1997 and is currently a member of Warburg Pincus LLC's Executive Management Group. He has been employed at Warburg Pincus since 1992. Prior to joining Warburg Pincus, Mr. Lee served as a consultant at McKinsey & Company, Inc. from 1990 to 1992. Mr. Lee also serves on the board of directors of Arch Capital Group, Ltd., Knoll, Inc., TransDigm Inc. and several privately held companies.

        Carrie Wheeler was appointed to serve as a director following the consummation of the Transactions. Ms. Wheeler is a partner of Texas Pacific Group. Prior to joining Texas Pacific Group in 1996, she was with Goldman, Sachs & Co. from 1993 to 1996. Ms. Wheeler also serves on the board of directors of Metro-Goldwyn-Mayer Inc.

Director Compensation

        Historically compensation for independent directors has been a mix of cash and equity-based compensation. Currently, independent directors do not receive consulting, advisory or other compensatory fees from us. As an employee director, Mr. Tansky receives no compensation for his service as a Board member.

        In fiscal year 2005, each independent director was paid an annual retainer fee of $60,000. The chairman of the Audit Committee received an additional $20,000 per year, and other committee chairs each received an additional $15,000 per year. Board members have not received per-meeting fees. The Board believes that attendance at all meetings is expected and a substantial amount of each Board member's work is done in committee meetings and outside of formal meetings. Each independent director was also entitled to receive stock-based units in an amount equal to the value of the annual cash retainer. The number of stock-based units was calculated quarterly by dividing $15,000 (the amount of the quarterly cash retainer) by the trailing five-day average of the high and low price of the Class A Common Stock at the end of each fiscal quarter. Dividend equivalents in the form of additional units representing Class A Common Stock were credited to each independent director's account on each dividend payment date equal to (i) the per-share cash dividend divided by the average of the high and low price of our Class A Common Stock on the dividend payment date, multiplied by (ii) the number of units reflected in the independent director's account on the day before the dividend payment date. The value of each of the independent director's stock-based units were payable in cash on the completion of the merger. The stock-based units were valued for payment by multiplying the applicable number of units by the merger consideration. These stock-based units did not carry voting or dispositive rights.

        Pursuant to the Deferred Compensation Plan for Non-Employee Directors, independent directors were offered the right to elect to receive all or a part of the cash portion of their fees on a deferred basis. The deferred compensation plan for non-employee directors was terminated on the closing date of the Transactions and amounts accrued under the plan were paid out to the then participating directors.

        Following the completion of the acquisition in October 2005, the policies with respect to director compensation were amended to take into account our new ownership and corporate structure. Currently, none of our directors receive compensation for their service as a member of our board. They are reimbursed for any expenses incurred as a result of their service.

Code of Ethics

        The Board has adopted The Neiman Marcus Group, Inc. Code of Ethics and Conduct which is applicable to all our directors, officers and employees, as well as a separate Code of Ethics for Financial Professionals that applies to all financial employees including the Chief Executive Officer, the Chief Financial Officer and the Principal Accounting Officer. Both the Code of Ethics and Conduct and the Code of Ethics for Financial Professionals may be accessed through our website at www.neimanmarcusgroup.com under the "Investor Information" section.

Board Committees

        Our Board of Directors has established an audit committee, an executive committee and a compensation committee. The members of our audit committee are David A. Barr, Carrie Wheeler and Ron Beegle. The audit committee recommends the annual appointment of auditors with whom the audit committee reviews the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The members of our executive committee are Jonathan Coslet, Kewsong Lee and Burton M. Tansky. The executive committee manages the affairs of the Company as necessary between meetings of our Board of Directors and acts on matters that must be dealt with prior to the next scheduled Board meeting. The members of our compensation committee are Jonathan Coslet, Kewsong Lee and John G. Danhakl. The compensation committee reviews and approves the compensation and benefits of our employees, directors and consultants, administers our employee benefits plans, authorizes and ratifies stock option and/or restricted stock grants and other incentive arrangements, and authorizes employment and related agreements.

        Each of the Sponsors has the right to have at least one of its directors sit on each committee of the Board of Directors, to the extent permitted by applicable laws and regulations.

Executive Compensation

        The following table sets forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") serving at the end of fiscal year 2005.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards(1)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)		Restricted Stock Awards ($)(6)	Securities Underlying Options (#)	All Other Compensation ($)(7)
Burton M. Tansky President and Chief Executive Officer	2005 2004 2003	1,300,000 1,250,000 1,200,000	1,690,000 1,574,219 1,070,160	12,000	(3)	2,699,940 1,132,830 601,326	-0- 76,000 70,000	103,921 76,665 63,957
Karen W. Katz President and Chief Executive Officer Neiman Marcus Stores	2005 2004 2003	715,000 650,000 650,000	694,086 633,750 325,537	25,000	(4)	1,403,956 633,187 403,921	-0- 35,000 45,000	43,290 29,249 23,171
James E. Skinner Senior Vice President and Chief Financial Officer	2005 2004 2003	510,000 485,000 460,000	408,000 378,300 246,836			789,756 404,112 229,597	-0- 25,000 24,000	32,088 23,061 19,504
Brendan L. Hoffman President and Chief Executive Officer Neiman Marcus Direct	2005 2004 2003	440,000 400,000 350,000	279,030 306,650 112,840			105,297 187,423 147,605	31,042 36,900 22,400	22,219 6,452 6,142
James J. Gold President and Chief Executive Officer	2005 2004 2003	400,000 400,000 235,000	320,000 174,425 116,024	143,000	(5)	789,756 312,121 77,425	-0- 21,500 4,500	183,135 416 198

(1)
All restricted stock awards, nonqualified stock options, and other equity-based awards were granted to each of the Named Executive Officers under The Neiman Marcus Group, Inc. 1997 Incentive Plan (the "1997 Plan"), which terminated on the closing date of the Transactions. See "—Management Equity Arrangements."

(2)
Bonus payments are reported with respect to the year in which the related services were performed.

(3)
The amount shown for Mr. Tansky is for a car allowance.

(4)
The amount shown for Ms. Katz is for a clothing allowance.

(5)
The amount for Mr. Gold consists of a cost of living adjustment due to his relocation from Texas to New York and $3,000 for financial counseling.

(6)
Restricted shares are shares of Class A Common Stock that are subject to restrictions until vesting and that are subject to forfeiture if the employee is no longer employed by us. The amounts reported represent the dollar value of restricted stock awarded to each individual based on the closing market price of the Class A Common Stock on the date of the award. In fiscal year 2005, certain key employees, including the Named Executive Officers, were awarded choice awards in the form of a dollar amount to be allocated among matching restricted stock units ("MRSUs"), stock options, and restricted stock units. Each choice award recipient was allowed to allocate the choice award amount entirely to one alternative, or to a combination of two or three alternatives. If MRSUs were chosen, the choice award recipient is required to purchase a number of shares of Class A Common Stock (the "Matched Common Stock") at 100% of the fair market value on the date of grant and hold such shares for a period of three years from the date of the award (the "Vesting Date"). On the Vesting Date, if the recipient is still employed by us or one of our subsidiaries, and the Matched Common Stock had not been otherwise disposed of, he or she will receive one share of Class A Common Stock equal to the number of shares of Matched Common Stock. The MRSUs do not carry voting rights. If cash dividends are paid on the Common Stock, outstanding MRSUs will be increased by a fractional unit ("Dividend Equivalents") having a numerator equal to the amount per share of the cash dividend and a denominator equal to the closing price of a share of Class A Common Stock on the New York Stock Exchange on the date a cash dividend is paid. If restricted stock units were chosen, the choice award recipient will receive a contractual right to receive one share of Class A Common Stock equal to the number of restricted stock units subject to the same retention period as the MRSUs. Restricted stock units carry no voting rights and accrue Dividend Equivalents in the same manner as MRSUs. All awards of MRSUs and restricted stock units were made pursuant to the 1997 Plan. On October 29, 2004, the Named Executive Officers chose the following amounts pursuant to their choice award dollar value: Burton M. Tansky, 29,590 shares of MRSUs and 14,795 shares of restricted stock units; Karen W. Katz, 23,080 shares of MRSUs; James E. Skinner, 8,655 shares of MRSUs and 4,328 shares of restricted stock units; Brendan L. Hoffman, 865 shares of MRSUs and 866 shares of restricted stock units; and James J. Gold, 8,655 shares of MRSUs and 4,328 shares of restricted stock units.

  As of the end of fiscal year 2005, the aggregate number of shares of restricted stock held by the Named Executive Officers, and the dollar value of such shares, less consideration paid for shares of purchased restricted stock and purchased restricted stock units, based on the closing market price of our Class A Common Stock on July 29, 2005 of $98.50, was: Mr. Tansky-113,535 ($10,172,820); Ms. Katz-76,980 ($6,736,752); Mr. Skinner-42,031 ($3,639,315); Mr. Hoffman-11,921 ($1,091,663); and Mr. Gold-24,283 ($2,242,213). See "—Management Equity Arrangements" below.

(7)
The amounts reported include the cost to us of (a) matching contributions under our Key Employee Deferred Compensation Plan ("Matching Contributions"), (b) group life insurance premiums, and (c) financial counseling. For fiscal year 2005, such amounts for each of the Named Executive Officers were, respectively, as follows: Mr. Tansky—$63,639, $10,932, and $29,350; Ms. Katz—$40,582, $1,688, and $1,020; Mr. Skinner—$26,762, $2,326, and $3,000. The amount for Mr. Hoffman includes $21,322 for Matching Contributions and $897 for group life insurance premiums. The amount for Mr. Gold includes $1,050 for group life insurance premiums and $182,085 for relocation expenses.

Pension Plan

        We maintain a funded, qualified pension plan known as The Neiman Marcus Group, Inc. Retirement Plan (the "Retirement Plan"). Most non-union employees over age 21 who have completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment. The Retirement Plan is a "career-average" plan, under which a participant earns each year a retirement annuity equal to 1% of his or her compensation for the year up to the Social Security wage base and 1.5% of his or her compensation for the year in excess of such wage base. Benefits under the Retirement Plan become fully vested after five years of service with us.

        We also maintain a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, nonqualified plan under which benefits are paid from our general assets to supplement

Retirement Plan benefits and Social Security. Executive, administrative and professional employees (other than those employed as salespersons) with an annual base salary at least equal to a minimum established by the Company ($160,000 as of July 30, 2005) are eligible to participate. At normal retirement age (age 65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service, the combined benefit is proportionately reduced. Benefits under the SERP become fully vested after five years of service with us.

        The following table, which includes benefits under the Retirement Plan and the SERP, shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 2005 who elects to receive his or her benefit in the form of a straight line annuity. The amounts actually payable will be lower than the amounts shown below, since such amounts will be reduced by 60% of the participant's estimated primary Social Security benefit.

Estimated Annual Retirement Benefits
Under Retirement Plan and SERP

	Total Years of Service
Final Average Pensionable Earnings
	5	10	15	20	25
$ 400,000	$40,000	$80,000	$120,000	$160,000	$200,000
600,000	60,000	120,000	180,000	240,000	300,000
800,000	80,000	160,000	240,000	320,000	400,000
1,000,000	100,000	200,000	300,000	400,000	500,000
1,200,000	120,000	240,000	360,000	480,000	600,000
1,500,000	150,000	300,000	450,000	600,000	750,000

        The following table shows the pensionable earnings and credited years of service for the Named Executive Officers as of July 30, 2005, and years of service creditable at age 65.

		Years of Service(2)
	Pensionable Earnings For Year Ended July 30, 2005(1)
Name		At July 30, 2005		At Age 65
Burton M. Tansky	$1,300,000	—	(3)	25	(3)
Karen M. Katz	715,000	20		37
James E. Skinner	510,000	4		17
Brendan L. Hoffman	440,000	7		35
James J. Gold	400,000	14		38

(1)
In computing the combined benefit under the Retirement Plan and SERP, "pensionable earnings" means, with respect to the Retirement Plan, base salary and any bonus and, with respect to the SERP, base salary only. The amounts shown above include base salary only.

(2)
The credited years of service set forth in the table reflect years of credited service under the Retirement Plan, which is a "career average plan" with no limitation on years of credited service. However, credited service under the SERP may not exceed 25 years.

(3)
For purposes of determining Mr. Tansky's retirement benefits under the SERP Mr. Tansky will be credited with two times his years of service with the Company provided he does not compete with the Company for a period of three years following his retirement and the Company does not terminate his employment other than for cause. Upon completion of the merger Mr. Tansky's SERP was amended such that he will continue to earn credit for each year of service, and will also be credited with prior years of service in which he did not receive service credit for purposes of the SERP because of the 25-year cap. Mr. Tansky had 25 years of credited service prior to the merger, and as a result of the expected changes will have 28 years of credited service immediately following the merger (and will continue to accrue additional years of service).

Termination of Deferred Compensation Plan and Distribution of Accounts

        At the closing of the Transactions in October 2005, the non-qualified deferred compensation plans (other than any Supplemental Executive Retirement Plans) terminated, including the key employee bonus plan, key employee deferred compensation plan and deferred compensation plan for non-employee directors in which our executive officers or directors participated, and we caused all accounts thereunder to be distributed in cash to participants, less any required withholding taxes.

Store Discounts

        In accordance with our historic practice, our and our former parent's, Harcourt General, Inc., directors, former directors and, in some cases, their surviving spouses and certain former employees were entitled to discounts at our stores (up to a maximum of 50%). In connection with the Transactions, Neiman Marcus, Inc. agreed to cause the Company to provide to a limited number of these persons, including each of our directors at the time of the consummation of the Transactions, a lifetime discount on purchases at our stores on the same terms covering each such person under our discount program as it existed on the date the merger agreement in respect of the Transactions was entered into.

Indemnification and Insurance

        In connection with the Transactions, Neiman Marcus, Inc. agreed, without limiting any additional rights that any employee may have under any employment agreement or benefit plan, for a period of six years after the effective time of the merger, that Neiman Marcus, Inc. will, and will cause us to, indemnify and hold harmless each director (as of the effective time of the merger) and former officer, director or employee of the Company or any of our subsidiaries in their capacity as such (and not as stockholders or optionholders of the Company) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim arising out of actions taken by them in their capacity as officers, directors, employees, fiduciaries or agents of Neiman Marcus or any actions arising out of or pertaining to matters existing or occurring at or prior to the effective time, to the fullest extent permitted under applicable law. In this regard, the Company will also be required to advance expenses to an indemnified officer, director or employee, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that this person is not entitled to indemnification. We may not settle, compromise or consent to the entry of any judgment in any action, suit, proceeding, investigation or claim under which indemnification could be sought unless such settlement, compromise or consent includes an unconditional release of the indemnified person or the indemnified person otherwise consents. We will cooperate in the defense of any of the matters described above.

        The merger agreement in respect of the Transactions provides that for a period of six years after the effective time of the merger, our certificate of incorporation and bylaws will continue to contain provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers that are no less favorable than those set forth in our certificate of incorporation and bylaws as of the date of the merger agreement. Pursuant to the merger agreement in respect of the Transactions, we obtained and fully paid for "tail" insurance policies with a claims period of six years from the effective time of the merger from our current insurance carrier with respect to directors' and officers' liability insurance in an amount and scope at least as favorable as our policies with respect to matters existing or occurring at or prior to the effective time of the merger. In addition, Neiman Marcus, Inc. and we will honor and perform under any indemnification agreements entered into by us or any of our subsidiaries.

Management Arrangements

  Employment Agreement with Burton M. Tansky.

        The Neiman Marcus Group, Inc. has entered into an employment agreement with Burton M. Tansky that provides that he will act as our Chief Executive Officer until October 2008. Thereafter, under the terms of the agreement and until October 2011, he will act as chairman of the Board and shall have such duties as are customary for the position. This agreement may be terminated by either party on three months' notice, subject to severance obligations in the event of termination under certain circumstances (as described below).

        During the period he serves as chairman, Mr. Tansky will be entitled to 75% of the base compensation he earned as Chief Executive Officer. Mr. Tansky will, under certain circumstances, be entitled to severance similar to that provided in his change of control termination protection agreement summarized below once the two-year period of that agreement has ended, except that (i) the severance multiple after (a) a change of control subsequent to the change of control that occurred upon completion of the Transactions or (b) the third anniversary of the completion of the Transactions will be two times rather than three times; and (ii) upon a subsequent change of control, Mr. Tansky will be permitted to terminate his employment with The Neiman Marcus Group, Inc within a thirty-day period commencing on the six-month anniversary of the subsequent change of control and receive severance under his agreement.

  Employment Agreement with Karen Katz

        We have also entered into an employment agreement with Karen Katz that provides that she will act as Chief Executive Officer and President of Neiman Marcus Stores, a division of The Neiman Marcus Group, Inc., until October 2010, subject to automatic one-year renewals of the term if neither party submits a notice of termination at least three months prior to the end of the then-current term. This agreement may be terminated by either party on three months' notice, subject to severance obligations in the event Ms. Katz is terminated by The Neiman Marcus Group, Inc. without cause, she terminates her employment with The Neiman Marcus Group, Inc. for good reason, or The Neiman Marcus Group, Inc. delivers a notice of non-renewal of the employment agreement's term.

        Once the two-year period under the change of control termination protection agreement summarized below has ended, Ms. Katz will be entitled to lump sum severance in the event of a termination as described above equal to (i) her target bonus, pro rated to her length of service in the year of termination; and (ii) two times her annual base salary plus bonus. Ms. Katz will also be entitled to receive medical, dental and life insurance benefits for a two-year period following a severance triggering termination and may be entitled to an unreduced SERP benefit in the event Ms. Katz experiences a severance triggering termination before age 65.

        Each of our current executive officers (including Mr. Tansky and Ms. Katz) and certain other officers are party to a change of control termination protection agreement. Under each of the change of control termination protection agreements, upon a change of control (which includes completion of the merger as part of the Transactions), any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any outstanding equity incentive award would be automatically accelerated or waived. In addition, if the officer's employment is terminated by The Neiman Marcus Group, Inc. without "cause" or by the officer for "good reason" (which includes in most cases, among other things, a reduction in the officer's base salary or total bonus, a relocation greater than 50 miles from the officer's current principal place of business or a diminution in the officer's title or primary reporting relationship or substantial diminution in duties or responsibilities (other than solely as a result of our ceasing to be a publicly held corporation), as those terms are defined in the agreement, within two years following, or in some cases before (an "anticipatory termination"), a change of control), the officer will be entitled to receive a lump sum amount equal to (a) the sum of two times, or, in the case of Mr. Tansky, three times, (1) the officer's annual base salary and (2) his or her annual target bonus for the year of the termination, (b) a pro rata target bonus (provided that if the officer's employment terminates after more than 75% of our fiscal year has elapsed, the officer may be entitled to a pro rata portion of the actual bonus to which he or she would have been entitled if such actual bonus would have been greater than the target bonus; for purposes of calculating the actual bonus it is assumed that all qualitative and subjective performance criteria were achieved) and (c) in the case of an anticipatory termination, an amount equal to the base salary from the date of termination through the date of the change of control and any bonus for the most recently completed fiscal year if not previously paid due to the anticipatory termination. Payments to Mr. Tansky and Ms. Katz hereunder are in lieu of any severance provided for in their employment agreements.

        If an officer becomes entitled to receive these severance amounts, the officer will also be entitled to the following:

  •
  Deemed participation in and accelerated vesting of benefits under the SERP and a lump sum cash payment equal to the actuarial equivalent of the incremental benefits payable under the SERP if the officer were credited with enhanced years of service (two or three years) for purposes of eligibility for participation, eligibility for retirement, for early commencement of actuarial subsidies and for purposes of benefit accrual (modified as described above for Mr. Tansky and Ms. Katz);

  •
  Accelerated vesting of any outstanding equity awards held by such officer that are not otherwise accelerated pursuant to the terms under which such awards were granted;

  •
  Continuing coverage under our group health, dental and life insurance plans for the officer, their spouse and any dependents for two years (three years in the case of Mr. Tansky) (any such medical and dental benefits will become secondary to coverage provided by a subsequent employer) and certain retiree medical coverage benefits; and

  •
  Reimbursement for outplacement expenses and merchandise discounts for the officer, his or her spouse and dependents.

        Each agreement also contains a tax gross-up provision whereby if the officer incurs any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the officer will receive a gross-up payment in an amount that would place the officer in the same after-tax position that he or she would have been in if no excise tax had applied. However, under certain conditions, rather than receive a gross-up payment, the payments payable to the officer will be reduced so that no excise tax is imposed. As a condition to receiving any payments or benefits under the agreements, the officers must execute a release of claims in respect of their employment with us.

        In addition to the change of control termination protection agreements, each of our current executive officers and certain other officers, except for Mr. Tansky, are party to a confidentiality, non-competition and termination benefits agreement that will provide for severance benefits following the two-year period covered by the change of control termination protection agreements if the individual is terminated by the Company other than in the event of the individual's death, disability or termination for cause. These agreements provide for a severance payment equal to one or one and one-half times annual base salary payable over a one-year or eighteen month period, and reimbursement for COBRA premiums for the same period.

Management Equity Arrangements

        At the completion of the Transactions, the existing equity incentive plans, including the 1987 Stock Incentive Plan, the 1997 Stock Incentive Plan and the 2005 Stock Incentive Plan, terminated and all outstanding awards thereunder were cashed out in accordance with the merger agreement.

  Management Equity Investment

        Certain members of management, including Burton M. Tansky, Karen Katz, James Skinner, Brendan Hoffman and James Gold, along with 21 other members of management, elected to invest in Neiman Marcus, Inc. by contributing cash or equity interests in the Company, or a combination of both, to Neiman Marcus, Inc. prior to the merger and receiving equity interests in Neiman Marcus, Inc. in exchange therefor immediately after completion of the merger pursuant to rollover agreements with the Company and Neiman Marcus, Inc. entered into on October 3 and 4, 2005. The aggregate amount of this investment was approximately $25.6 million.

  Neiman Marcus, Inc. Management Equity Incentive Plan

        On November 29, 2005, Newton Holding, LLC, the holder of a majority of the shares of common stock of Neiman Marcus, Inc., parent of the Company, approved The Neiman Marcus, Inc. Management Equity Incentive Plan (the "Plan").

        The Plan became effective on November 29, 2005 and will expire on November 29, 2015. Eligible participants include key employees, directors, service providers and consultants of Neiman Marcus, Inc. and its affiliates, including the Company. The Plan's purpose is to provide eligible participants with an appropriate incentive to encourage them to continue in the employ of Neiman Marcus, Inc. or its affiliates and to improve growth and profitability. As of November 29, 2005, there were approximately 30 employees of the Company eligible to participate in the Plan.

        Subject to certain adjustments provided in the Plan, options to purchase shares of common stock of Neiman Marcus, Inc. shall not exceed 80,708.7725 shares of common stock, of which 41,259.591 shall be "Performance Options" and 39,449.1815 shall be "Fair Value Options," as defined in the Plan and described below. All options granted under the Plan shall be non-qualified stock options and will expire no later than the tenth anniversary date of the grant. A copy of the Plan was filed with the Company's Current Report on Form 8-K filed on December 5, 2005 as Exhibit 10.28.

        On November 29, 2005, during our fiscal year 2006, Neiman Marcus, Inc. entered into a Stock Option Agreement with Burton M. Tansky (the "Stock Option Agreement"), Chief Executive Officer of Neiman Marcus, Inc. and the Company, issued under the terms and conditions of the Plan, to grant an option to purchase a total of 16,349.1798 shares of common stock of Neiman Marcus, Inc., of which the option to purchase 9,079.7947 shares will be considered a Performance Option Grant and the option to purchase 7,269.3851 shares will be considered a Fair Value Option Grant. The exercise price per share of the portion of the grant that is considered a Fair Value Option Grant will be $1,445 and the portion of the grant that is considered a Performance Option will have an exercise price of $1,445, subject to annual accretion at a rate of 10% compound rate in accordance with the Plan. Vesting with respect to an option to purchase 459.5392 shares pursuant to the Fair Value Option Grant will occur on October 6, 2006 and the remainder of the Fair Value Option Grant will vest and become exercisable with respect to the option to purchase 2,269.9486 on each of the subsequent three anniversary dates of October 6, 2006. Twenty-five percent (25%) of the Performance Option Grant will vest and become exercisable on each of the first four anniversaries of October 6, 2005. In the event Mr. Tansky's employment is terminated without cause or Mr. Tansky terminates his employment for good reason, in each case as defined in the Plan, an additional portion of each of the Fair Value Option Grant and the Performance Grant will become vested and exercisable, in accordance with the terms of the Stock Option Agreement. In addition, in the event of a subsequent change of control, or upon Mr. Tansky's death or disability, the entire Fair Value Option and Performance Option Grant will become vested and exercisable. The grants will expire on the tenth anniversary date of the grant unless earlier terminated due to Mr. Tansky's cessation of employment, death or disability.

        In connection with the adoption of the Plan and the grant of shares to Burton M. Tansky, Neiman Marcus, Inc. also granted certain eligible key employees an option to purchase shares of common stock of Neiman Marcus, Inc. in our fiscal year 2006, including an option to purchase 10,682.0751 shares to Karen Katz and options to purchase 5,341.0376 to each of James E. Skinner, Brendan Hoffman, and James J. Gold. 50% of each option grant for each individual is a Fair Value Option Grant and 50% is a Performance Option. The exercise price per share of the portion of the grant that is considered a Fair Value Option Grant will be $1,445 and the portion of the grant that is considered a Performance Option will have an exercise price of $1,445, subject to annual accretion at a rate of 10% compound rate in accordance with the Plan. Subject to the participant's continuous employment with the Company through the vesting date, the nonqualified stock option grants vest twenty-percent (20%) on the first anniversary of October 6, 2005 and thereafter vest in forty-eight equal monthly installments over the forty-eight months following the first anniversary of October 6, 2005. These participants have certain put rights in the event of a qualifying termination following a subsequent change of control, as provided in the stock option grant agreement. In addition, in the event a participant is terminated without cause or the participant terminates his or her employment for good reason, in each case as defined in the Plan, following a subsequent change of control, the entire Fair Value Option Grant and Performance Option Grant will become vested and exercisable. The grants will expire on the tenth anniversary date of the grant unless earlier terminated due to a participant's cessation of employment, death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Newton Holding, LLC Limited Liability Company Operating Agreement

        The Sponsor Funds and the Co-Investors, entered into a limited liability company operating agreement in respect of our indirect parent company, Newton Holding, LLC (the "LLC Agreement"). The LLC Agreement contains agreements among the parties with respect to the election of our directors and the directors of our parent companies, restrictions on the issuance or transfer of interests in us, including tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

        Pursuant to the LLC Agreement, each of Texas Pacific Group and Warburg Pincus has the right, which is freely assignable to other Investors, to nominate four directors, and Texas Pacific Group and Warburg Pincus is entitled to jointly nominate additional individuals, including individuals unaffiliated with the Investors, to also serve as directors. The rights of Texas Pacific Group and Warburg Pincus to nominate directors are subject to their ownership percentages in Newton Holding, LLC remaining above a specified percentage of their initial ownership percentage. Each of the Sponsors has the right to have at least one of its directors sit on each committee of the Board of Directors, to the extent permitted by applicable laws and regulations.

        The Sponsors will assign the right to appoint one of our directors to investment funds that are affiliates of Credit Suisse Securities (USA) LLC and the right to appoint one of our directors to investment funds associated with Leonard Green Partners.

        For purposes of any board action, each director nominated by Texas Pacific Group or Warburg Pincus has three votes and each of the other directors (including any jointly nominated directors and the directors nominated by investment funds that are affiliates of Credit Suisse Securities (USA) LLC and Leonard Green Partners) has one vote. Certain major decisions of the board of directors of Newton Holding, LLC require the approval of each of Texas Pacific Group and Warburg Pincus and certain other decisions of the board of directors of Newton Holding, LLC require the approval of a specified number of directors designated by each of Texas Pacific Group and Warburg Pincus, in each case subject to the requirement that their respective ownership percentage in Newton Holding, LLC remains above a specified percentage of their initial ownership percentage.

Registration Rights Agreement

        The Sponsor Funds and the Co-Investors entered into a registration rights agreement with us upon completion of the Transactions. Pursuant to this agreement, the Sponsor Funds can cause us to register their interests in The Neiman Marcus Group, Inc. under the Securities Act and to maintain a shelf registration statement effective with respect to such interests. The Sponsor Funds and the Co-Investors are also entitled to participate on a pro rata basis in any registration of our equity interests under the Securities Act that we may undertake. In addition, we have entered into a registration rights agreement with Credit Suisse Securities (USA) LLC under which we have agreed to register the senior notes and the senior subordinated notes for market making within a specified period of time.

Management Services Agreement

        In connection with the Transactions, we entered into a management services agreement with affiliates of the Sponsors pursuant to which affiliates of one of the Sponsors received on the closing date a transaction fee of $25 million in cash in connection with the Transactions. Affiliates of the other Sponsor waived any cash transaction fee in connection with the Transactions. In addition, pursuant to such agreement, and in exchange for consulting and management advisory services that will be provided to us by the Sponsors and their affiliates, affiliates of the Sponsors will receive an aggregate annual management fee equal to the lesser of (i) 0.25% of consolidated annual revenue and (ii) $10 million. In addition, affiliates of the Sponsors are entitled to receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the provision of services pursuant to the agreement. The management services agreement also provides that affiliates of the Sponsors may receive fees in connection with certain subsequent financing and acquisition or disposition transactions. The management services agreement included customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.

Certain Charter and By-laws Provisions

        Our amended and restated certificate of incorporation and our amended and restated by-laws, as well as the amended and restated certificate of incorporation and by-laws of our parent, contain provisions limiting directors' obligations in respect of corporate opportunities. In addition, our amended and restated certificate of incorporation and the amended and restated certificate of incorporation of our parent provide that Section 203 of the Delaware General Corporation Law will not apply to the Company or our parent. Section 203 restricts "business combinations" between a corporation and "interested stockholders," generally defined as stockholders owning 15% or more of the voting stock of a corporation.

Loan to Mr. Tansky

        During fiscal year 2005, Mr. Tansky had an outstanding loan balance under our former Key Executive Stock Purchase Loan Plan (the "Loan Plan") in the amount of $369,253. The loan was used to exercise stock options and discharge tax liabilities, as provided in the Loan Plan. The loan bore interest at the annual rate of five percent, payable quarterly. Under the terms of the Loan Plan, loans became due and payable seven months following cessation of employment with us. Effective July 30, 2002, the Loan Plan was terminated and we have not made any other loans to any executive officer or director under the Loan Plan, nor has the loan to Mr. Tansky been modified in any material way. The loan to Mr. Tansky was fully paid at the closing of the Transactions. No other executive officer, director or five percent security holder was indebted to us since the beginning of our 2005 fiscal year. See "—Management Agreements" for a description of the Employment Agreement with Mr. Tansky.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding beneficial ownership of Neiman Marcus, Inc.'s common stock as of March 31, 2006 by (i) each person we believe owns beneficially more than five percent of Neiman Marcus, Inc.'s outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. Neiman Marcus, Inc. owns 100% of the common stock of The Neiman Marcus Group, Inc., which in turn owns 100% of the equity interests in each of the subsidiary guarantors.

Neiman Marcus, Inc.

Name	Number of Common Shares Beneficially Owned	Percent of Class(1)
Newton Holding, LLC 301 Commerce Street Suite 3300 Fort Worth, Texas 76102	1,000,000	98.79%
Affiliates of Texas Pacific Group(2) 301 Commerce Street Suite 3300 Fort Worth, Texas 76102	1,000,000	98.79%
Affiliates of Warburg Pincus, LLC(3) 466 Lexington Avenue New York, NY 10017	1,000,000	98.79%
David A. Barr(4) 466 Lexington Avenue New York, NY 10017	1,000,000	98.79%
James Coulter(5) 345 California Street Suite 3300 San Francisco, CA 94104	1,000,000	98.79%
Sidney Lapidus(4) 466 Lexington Avenue New York, NY 10017	1,000,000	98.79%
Kewsong Lee(4) 466 Lexington Avenue New York, NY 10017	1,000,000	98.79%
Burton M. Tansky(6) 1618 Main Street Dallas TX 75201	8,212	*
Karen W. Katz 1618 Main Street Dallas TX 75201	4,027	*

James E. Skinner 1618 Main Street Dallas TX 75201	2,107	*
Brendan L. Hoffman 1618 Main Street Dallas TX 75201	1,449	*
James J. Gold 754 Fifth Avenue New York, NY 10019	902	*
Ron Beegle 150 N. Santa Anita Avenue Suite 300 Arcadia, CA 91006	—	*
Jonathan Coslet(5) 345 California Street Suite 3300 San Francisco, CA 94104	—	*
John G. Danhakl 11111 Santa Monica Boulevard Suite 2000 Los Angeles, CA 90025	—	*
Carrie Wheeler(5) 345 California Street Suite 3300 San Francisco, CA 94104	—	*
Directors and Officers as a Group(4)(5)(6)	1,016,696	99.72%

*
Represents less than 1% of the class.

(1)
Percentage of class beneficially owned is based on 1,012,264 common shares outstanding as of March 31, 2006, together with the applicable options to purchase common shares for each shareholder exercisable on March 31, 2006 or within 60 days thereafter. Shares issuable upon the exercise of options currently exercisable or exercisable 60 days after March 31, 2006 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has voting or investment power.

(2)
Includes the 1,000,000 shares owned by Newton Holding, LLC over which TPG Partners IV, L.P., TPG Newton III, LLC and TPG Newton Co-Invest I, LLC (the "TPG Entities") may be deemed,

  as a result of their ownership of 41.52% of Newton Holding, LLC's total outstanding shares and certain provisions under the Newton Holding, LLC operating agreement, to have shared voting or dispositive power. David Bonderman, James G. Coulter and William S. Price, III are directors, officers and sole shareholders of each of i) TPG Advisors III, Inc., which is the general partner of TPG Partners III, which in turn is the managing member of TPG Newton III, LLC; and ii) TPG Advisors IV, Inc., which is the general partner of TPG GenPar IV, L.P., which in turn is a) the general partner of TPG Partners IV, L.P. and b) the managing member of TPG Newton Co-Invest I, LLC. By virtue of their position in relation to the TPG Entities, Mr. Bonderman, Mr. Coulter and Mr. Price may be deemed to have investment powers and beneficial ownership with respect to the securities described herein. Each of Mr. Bonderman, Mr. Coulter and Mr. Price disclaims beneficial ownership of such securities.

(3)
Includes the 1,000,000 shares owned by Newton Holding, LLC over which Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII, C.V. I, Warburg Pincus Germany Private Equity VIII K.G. (collectively, "WP VIII") and Warburg Pincus Private Equity IX, L.P. ("WP IX") may be deemed, as a result of their ownership of 43.25% of Newton Holding, LLC's total outstanding shares and certain provisions under the Newton Holding, LLC operating agreement, to have shared voting or dispositive power. Warburg Pincus Partners, LLC, a direct subsidiary of Warburg Pincus & Co. ("WP"), is the general partner of WP VIII. Warburg Pincus IX, LLC, an indirect subsidiary of WP, is the general partner of WP IX. Warburg Pincus LLC ("WP LLC") is the manager of each of WP VIII and WP IX. WP and WP LLC may be deemed to beneficially own all of the shares of common stock owned by WP VIII and WP IX. Charles R. Kaye and Joseph P. Landy are managing general partners of WP and managing members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all of the shares of common stock owned by WP VIII and WP IX.

(4)
Messrs. Barr, Lapidus and Lee, as partners of WP and managing directors and members of WP LLC, may be deemed to beneficially own all of the shares of common stock beneficially owned by the Warburg Entities. Messrs. Barr, Lapidus and Lee disclaim any beneficial ownership of these shares of common stock.

(5)
Mr. Coulter, as managing general partner of Texas Pacific Group, may be deemed to beneficially own all of the shares of common stock owned by the TPG Entities. Mr. Coulter disclaims any beneficial ownership of these shares of common stock. Neither Mr. Coslet nor Ms. Wheeler has voting or dispositive power over any of the shares of common stock that may be deemed to be beneficially owned by Texas Pacific Group.

(6)
Includes 7,283 shares not currently owned but issuable upon the exercise of stock options awarded under the Neiman Marcus, Inc. Management Equity Incentive Plan that are currently exercisable or become exercisable within 60 days.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Asset-Based Revolving Credit Facility

        Overview.    In connection with the Transactions, we entered into a credit agreement and related security and other agreements for a senior secured asset-based revolving credit facility with Deutsche Bank Trust Company Americas as administrative agent and collateral agent.

        Our senior secured asset-based revolving credit facility provides senior secured financing of up to $600 million, subject to the borrowing base. The borrowing base at any time equals the lesser of 80% of eligible inventory (valued at the lower of cost or market value) and 85% of the net orderly liquidation value of the eligible inventory, less certain reserves. Our senior secured asset-based revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans, and is available in U.S. dollars. Although we had no borrowings outstanding under our senior secured asset-based revolving credit facility as of January 28, 2006, we had a borrowing base thereunder of $572.2 million and a total of $15.4 million outstanding thereunder in respect of letters of credit. As a result, on January 28, 2006 we had $556.8 million of unused borrowing availability under the senior secured asset-based revolving credit facility.

        The senior secured asset-based revolving credit facility provides that we have the right at any time to request up to $200 million of additional commitments under this facility. The lenders under this facility are not under any obligation to provide any such additional commitments under this facility, and any increase in commitments is subject to customary conditions precedent. If we were to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $800 million, but our ability to borrow under this facility would still be limited by the amount of the borrowing base.

        Interest Rate and Fees.    Borrowings under our senior secured asset-based revolving credit facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under our senior secured asset-based revolving credit facility is 0% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings. The applicable margin for borrowings under our senior secured asset-based revolving credit facility is subject to adjustment based on the historical availability under our senior secured asset-based revolving credit facility.

        In addition to paying interest on outstanding principal under our senior secured asset-based revolving credit facility, we are required to pay a commitment fee of 0.375% per annum in respect of the unutilized commitments thereunder. If the average revolving loan utilization thereunder is 50% or more for any applicable period, the commitment fee will be reduced to 0.250% for such period. We must also pay customary letter of credit fees and agency fees.

        Mandatory Repayments.    If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under our senior secured asset-based revolving credit facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under our senior secured asset-based revolving credit facility is less than $60 million or an event of default has occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under our senior secured asset-based revolving credit facility.

        Voluntary Repayments.    We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans.

        Amortization and Final Maturity.    There is no scheduled amortization under our senior secured asset-based revolving credit facility. The principal amount outstanding of the loans under our senior secured asset-based revolving credit facility are due and payable in full on October 6, 2010.

        Guarantees and Security.    All obligations under our senior secured asset-based revolving credit facility are unconditionally guaranteed by our parent, Neiman Marcus, Inc., and, subject to the exceptions described in the following sentence, certain of our existing and future domestic subsidiaries. The following entities have not guaranteed our senior secured asset-based revolving credit facility: (i) Neiman Marcus Funding Corporation, (ii) Gurwitch Products, L.L.C., (iii) Kate Spade LLC and (iv) certain immaterial subsidiaries, including Willow Bend Beverage Corporation. As of January 28, 2006, the liabilities of our non-guarantor subsidiaries totaled approximately $35.7 million, or 0.7% of consolidated liabilities, and the assets of our non-guarantor subsidiaries aggregated approximately $192.2 million, or 2.9% of consolidated total assets.

        All obligations under our senior secured asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of our assets and the assets of Neiman Marcus, Inc. and our subsidiaries that have guaranteed our senior secured asset-based revolving credit facility (subsidiary guarantors), including:

  •
  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing; and

  •
  a second-priority pledge of 100% of our capital stock and certain of the capital stock held by us, Neiman Marcus, Inc. or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

  •
  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Neiman Marcus, Inc. and each subsidiary guarantor, including a significant portion of our material owned and leased real property (which, on the closing date of the Transactions, consisted of a majority of our full-line retail stores) and equipment.

        In addition, a substantial portion of the collateral described in the last two bullet points above has been pledged to secure on an equal and ratable basis our 2028 debentures for the benefit of the holders thereof, to the extent required by the indenture governing such debentures.

        Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor do not constitute collateral under our senior secured asset-based revolving credit facility to the extent that such securities cannot secure our 2028 debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under our senior secured asset-based revolving credit facility includes shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of our 2028 debentures or other secured public debt obligations. Stock of our brand development companies and their assets also do not constitute collateral under our senior secured asset-based revolving credit facility.

        Certain Covenants and Events of Default.    Our senior secured asset-based revolving credit facility contains a number of covenants that, among other things and subject to certain exceptions, restricts our ability and the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

  •
  make investments, loans, advances and acquisitions;

  •
  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

  •
  engage in transactions with our affiliates;

  •
  sell assets, including capital stock of our subsidiaries;

  •
  consolidate or merge;

  •
  create liens; and

  •
  enter into sale and lease back transactions.

        The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of other indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must have at least $75 million of pro forma excess availability under the senior secured asset-based revolving credit facility and that we must be in pro forma compliance with the fixed charge coverage ratio described in the next paragraph.

        Although the credit agreement governing our senior secured asset-based revolving credit facility does not require us to comply with any financial ratio maintenance covenants, if less than $60 million were available to be borrowed under our senior secured asset-based revolving credit facility at any time, we would not be permitted to borrow any additional amounts unless our pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement) were at least 1.1 to 1.0.

        The credit agreement governing our senior secured asset-based revolving credit facility also contains certain customary affirmative covenants and events of default.

Senior Secured Term Loan Facility

        Overview.    On October 6, 2005, in connection with the Transactions, we entered into a credit agreement and related security and other agreements for a $1,975.0 million Senior Secured Term Loan Facility with Credit Suisse as administrative agent and collateral agent. The full amount of the Senior Secured Term Loan Facility was borrowed on October 6, 2005; at January 28, 2006, $1,875.0 principal amount of term loans remained outstanding.

        Interest Rate and Fees.    Borrowings under our senior secured term loan facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin is 1.5% with respect to base rate borrowings and 2.5% with respect to LIBOR borrowings. The interest rate on the outstanding borrowings pursuant to the Senior Secured Term Loan Facility was 6.947% at January 28, 2006.

        Mandatory Repayments.    The credit agreement governing our senior secured term loan facility requires us to prepay outstanding term loans with 50% (which percentage will be reduced to 25% (if our total leverage ratio is less than a specified ratio and will be reduced to 0% if our total leverage ratio is less than a specified ratio) of our annual excess cash flow (as defined in the credit agreement).

        Change of Control Prepayment Offer and Asset Sale Offer.    If a change of control as defined in the credit agreement (which is the same as the corresponding definition in the indentures governing the notes) occurs, we will be required to offer to prepay all outstanding term loans, at a prepayment price amount equal to 101% of the principal amount to be prepaid, plus accrued and unpaid interest to the date of prepayment. We must also offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.

        Voluntary Repayments.    We may voluntarily prepay outstanding loans under our senior secured term loan facility at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans. If we repay all or any portion of our senior secured term loan facility prior to October 6, 2006 (other than a prepayment that is made with certain designated asset sale proceeds), we must pay 101% of the principal amount to be repaid. There is no scheduled amortization under the Senior Secured Term Loan Facility.

        Amortization and Final Maturity.    There is no scheduled amortization under our senior secured term loan facility. The principal amount outstanding of the loans under our senior secured term loan facility is due and payable in full on April 6, 2013.

        Guarantees and Security.    All obligations under our senior secured term loan facility are unconditionally guaranteed by our parent, Neiman Marcus, Inc., and each direct and indirect domestic subsidiary of the Company that guarantees the obligations of the Company under our senior secured asset-based revolving credit facility. All obligations under the Senior Secured Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of our assets and the assets of Neiman Marcus, Inc. and the subsidiary guarantors, including:

  •
  a first-priority pledge of 100% of our capital stock and certain of the capital stock held by us, Neiman Marcus, Inc. or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

  •
  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Neiman Marcus, Inc. and each subsidiary guarantor, including a significant portion of our material owned and leased real property (which, on the closing date of the Transactions, consisted of a majority of our full-line retail stores) and equipment, but excluding, among other things, the collateral described in the following bullet point; and

  •
  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing.

        In addition, as described above, a substantial portion of the collateral described in the first two bullet points above is pledged to secure on an equal and ratable basis our 2028 debentures for the benefit of the holders thereof, to the extent required by the indenture governing such debentures.

        Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor do not constitute collateral under our senior secured term loan facility to the extent that such securities cannot secure our 2028 debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under our senior secured term loan facility includes shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of our 2028 debentures or other secured public debt obligations. Stock of our brand development companies and their assets also do not constitute collateral under our senior secured term loan facility.

        Certain Covenants and Events of Default.    The credit agreement governing our senior secured term loan facility contains a number of negative covenants that are substantially similar to those governing the senior notes and additional covenants related to the security arrangements for the facility. See "Description of Senior Notes."

        The credit agreement governing our senior secured term loan facility also contains certain customary affirmative covenants and events of default.

2028 Debentures

        In May 1998, The Neiman Marcus Group, Inc. issued $125.0 million aggregate principal amount of 7.125% senior debentures due 2028. The entire principal amount of our 2028 debentures remained outstanding after the closing of the Transactions and is equally and ratably secured by a first lien security interest on certain collateral subject to the liens granted under our senior secured credit facilities constituting (a)(i) 100% of the capital stock of certain of our existing and future domestic subsidiaries, and (ii) 100% of the non-voting stock and 65% of the voting stock of certain of our existing and future foreign subsidiaries and (b) certain of our principal properties that included on the closing date a majority of our full-line stores, in each case, to the extent required by the terms of the indenture governing our 2028 debentures. See "—Senior Secured Asset-Based Revolving Credit Facility—Guarantees and Security" and "—Senior Secured Term Facility—Guarantees and Security."

        The 2028 debentures contain covenants that restrict our ability to create liens and enter into sale and lease-back transactions. The collateral securing the 2028 debentures will be released upon the release of the liens on such collateral under our senior secured term loan facility, our senior secured asset-based revolving credit facility and any other debt (other than the 2028 debentures) of ours secured by such collateral. Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary will not constitute collateral under our 2028 debentures to the extent such property does not constitute collateral under our senior secured term loan facility and our senior secured asset-based revolving credit facility, as described above. The Parent is currently considering providing a guarantee of the 2028 debentures.

DESCRIPTION OF SENIOR EXCHANGE NOTES

General

        You can find the definitions of certain capitalized terms used in this description under the subheading "Certain Definitions". In this description, (1) the "Company" refers to The Neiman Marcus Group, Inc., and not to any of its subsidiaries and (2) the term "senior notes" refers to the $700.0 million in aggregate outstanding principal amount of the Issuer's 9%/9 3/4% senior notes due 2015 originally issued on the Issue Date and the senior exchange notes to be issued in exchange therefor.

        The outstanding senior notes were, and the senior exchange notes will be, issued under a Senior Indenture among Newton Acquisition Merger Sub, Inc., Wells Fargo Bank, National Association, as trustee, Holdings and the Subsidiary Guarantors. Immediately following the closing of the offering and as part of the Transactions, Newton Acquisition Merger Sub, Inc. merged with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. continuing as the surviving corporation and assuming all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Indenture. The Senior Indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939. The terms of the senior notes include those stated in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act.

        The terms of the senior exchange notes are identical in all material respects to the outstanding senior notes except that upon completion of the exchange offer, the senior exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

        The following description is only a summary of the material provisions of the senior notes and the Senior Indenture. We urge you to read the Senior Indenture because it, and not this description, defines your rights as a Holder of senior notes. Copies of the Senior Indenture have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

Brief Description of the Senior Notes and the Guarantees

        The senior notes:

  •
  are unsecured, senior obligations of the Company;

  •
  rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities and our Existing 2028 Debentures;

  •
  are effectively subordinated to all Secured Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities and our Existing 2028 Debentures, to the extent of the collateral securing such Indebtedness;

  •
  are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of the Company that do not guarantee the senior notes;

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, including the Senior Subordinated Notes; and

  •
  are guaranteed on a senior unsecured basis by Holdings and the Subsidiary Guarantors that guarantee our Senior Credit Facilities.

        The Guarantee of the senior notes by each Guarantor:

  •
  is a senior obligation of such Guarantor;

  •
  ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, including its guarantee under our Senior Credit Facilities;

  •
  is effectively subordinated to all Secured Indebtedness of such Guarantor, including its guarantee under our Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

  •
  is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the senior notes; and

  •
  ranks senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor, including its guarantee of our senior Subordinated Notes.

Principal, Maturity and Interest

        The Company issued the senior notes on the Issue Date initially with a maximum aggregate original principal amount of $700.0 million. The Company may issue additional senior notes under the Senior Indenture from time to time after this offering subject to the covenant described below under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Additional Senior Notes"). In addition, in connection with the payment of PIK Interest (as defined in the next paragraph), the Company is entitled to, without the consent of the Holders, increase the outstanding principal amount of the senior notes or issue additional senior notes (the "PIK Notes") under the Senior Indenture on the same terms and conditions as the senior notes (in each case, the "PIK Payment"). The senior notes, any Additional Senior Notes subsequently issued under the Senior Indenture and any PIK Notes will be treated as a single class for all purposes under the Senior Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "senior notes" for all purposes of the Senior Indenture and this "Description of Senior Exchange Notes" include any Additional Senior Notes, PIK Notes that are actually issued and any increase in the principal amount of the outstanding senior notes as a result of a PIK Payment and references to "principal amount" of the senior notes include any increase in the principal amount of the outstanding senior notes as a result of a PIK Payment.

        For any interest payment period through October 15, 2010, the Company may, at its option, elect to pay interest on the senior notes:

  •
  entirely in cash ("Cash Interest") or

  •
  entirely by increasing the principal amount of the outstanding senior notes or by issuing PIK Notes ("PIK Interest").

        The Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election, interest on the senior notes will be payable entirely in cash. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash. After October 15, 2010, the Company will make all interest payments on the senior notes entirely in cash.

        Cash Interest on the senior notes will accrue at the rate of 9% per annum and be payable in cash. PIK Interest on the senior notes will accrue at the rate of 9 3/4% per annum and be payable

  •
  with respect to senior notes represented by one or more global notes registered in the name of, or held by, the Depository Trust Company ("DTC") or its nominee on the relevant record date, by increasing the principal amount of the outstanding global senior notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000); and

  •
  with respect to senior notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar).

        The Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the Register.

        Following an increase in the principal amount of the outstanding global senior notes as a result of a PIK Payment, the global senior notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All senior notes issued pursuant to a PIK Payment will mature on October 15, 2015 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Indenture and shall have the same rights and benefits as the senior notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description "PIK" on the face of such PIK Note.

        Interest on the senior notes will be payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 2006. The Company will make each interest payment to the Holders of record of the senior notes on the immediately preceding January 1, April 1, July 1 and October 1. Interest on the senior notes will accrue from the most recent date to which interest has been paid with respect to such notes, or if no interest has been paid with respect to such notes, from the date of original issuance thereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The senior notes will mature on October 15, 2015.

        Cash payments of principal of, premium, if any, and interest on the senior notes will be payable at the office or agency of the Company maintained for such purpose within the City of Dallas, State of Texas or, at the option of the Company, cash payments of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to senior notes represented by one or more global notes registered in the name of or held by the Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The senior notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000, subject to the issuance of certificated PIK Notes as indicated above.

Guarantees

        Holdings and each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company's senior Credit Facilities, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Indenture and the senior notes, whether for payment of principal of, or interest on or Additional Interest in respect of the senior notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Indenture by executing the Senior Indenture. Each Guarantee will be a general unsecured senior obligation of the applicable Guarantor, will rank pari passu in right of payment with all existing and any future Senior Indebtedness of such Guarantor, will be effectively subordinated to all Secured Indebtedness of such Guarantor, and will rank senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor. The senior notes will be structurally subordinated to Indebtedness of Subsidiaries of the Company that do not guarantee the senior notes.

        Each Subsidiary Guarantee will contain a provision intended to limit the Subsidiary Guarantor's liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Subsidiary Guarantee to be a fraudulent transfer. This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law, or may reduce the Subsidiary Guarantor's obligation to an amount that effectively makes its Subsidiary Guarantee worthless. See "Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the notes, the guarantees and the security interests, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received".

        Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Subsidiary Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Indenture. The Senior Indenture will also impose limitations on the ability of Holdings to consolidate with or merge into or sell all or substantially all its assets to another Person. See "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets".

        The Subsidiary Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged upon:

          (1)   (a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Subsidiary Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Indenture;

          (b)   the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Indenture set forth under "Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

          (c)   the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the senior notes, in each case, if such Subsidiary Guarantor would not then otherwise be required to guarantee the senior notes pursuant to the covenant described under "Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" (treating any guarantees of such Subsidiary Guarantor that remain outstanding as incurred at least 30 days prior to such release), except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

          (d)   the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under "Legal Defeasance and Covenant Defeasance" or if the Company's obligations under the Senior Indenture are discharged in accordance with the terms of the Senior Indenture; and

          (2)   in the case of clause (1) (a) above, the release of such Subsidiary Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facilities, the Senior Subordinated Notes and any other Indebtedness of the Company or any Restricted Subsidiary.

Ranking

  Senior Secured Indebtedness versus Senior Notes

        Payments of principal of, and premium, if any, and interest on the senior notes and the payment of any Guarantee will rank pari passu in right of payment to all Senior Indebtedness of the Company and the Guarantors, including the obligations of the Company and, to the extent applicable, the Guarantors under the Senior Credit Facilities, the Existing 2028 Debentures. However, the senior notes will be effectively subordinated in right of payment to all of the Company's and the Guarantors' existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

        As of January 28, 2006:

          (1)   the Company's Senior Indebtedness, including Indebtedness under the Senior Credit Facilities, the Senior Notes and the Existing 2028 Debentures, was approximately $2,712.8 million (excluding unused commitments), of which $2,012.8 million, consisting principally of Indebtedness under the Senior Credit Facilities and the Existing 2028 Debentures, was Secured Indebtedness and capital lease obligations; and

          (2)   the Guarantors' Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities and the Senior Notes, was approximately $2,583.3 million in the aggregate (excluding unused commitments), of which $1,883.3 million, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities, was Secured Indebtedness and capital lease obligations.

        We also had at that date approximately $556.8 million of unused borrowing capacity available under our senior secured asset-based credit facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit.

        Although the Indentures will contain limitations on the amount of additional Senior Indebtedness that the Company and its Restricted Subsidiaries may incur and the amount of additional Secured Indebtedness the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Senior Indebtedness and Secured Indebtedness could be substantial. The Indentures do not limit the amount of additional Indebtedness that Holdings may incur. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens".

  Liabilities of Subsidiaries versus Senior Notes

        The Company conducts a significant portion of its operations through its Subsidiaries. Some of the Company's Subsidiaries are not guaranteeing the senior notes, and Subsidiary Guarantees may be released under certain circumstances, as described under "Subsidiary Guarantees". In addition, the Company's future Subsidiaries may not be required to guarantee the senior notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company's creditors, including Holders. Accordingly, the senior notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

        As of January 28, 2006, the Company's Subsidiaries (other than the Subsidiary Guarantors) had consolidated total liabilities (excluding intercompany liabilities of Subsidiaries that are not Subsidiary Guarantors) of approximately $35.7 million, including trade payables, and consolidated total assets of $192.2 million, which represented 2.9% of the consolidated total assets of the Company and its

Subsidiaries. In addition, for the fiscal year ended July 30, 2005 and the first half of fiscal 2006, the Company's Subsidiaries (other than the Subsidiary Guarantors) had consolidated total revenue of $146.2 million and $77.0 million, respectively, which represented 3.8% and 3.5%, respectively, of the consolidated total revenue of the Company and its Subsidiaries. Although the Senior Indenture limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Senior Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Indenture, such as trade payables. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock".

Mandatory Redemption; Offer to Purchase; Open Market Purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes. However, under certain circumstances, the Company may be required to offer to purchase senior notes as described under "Repurchase at the Option of Holders". The Company may from time to time acquire senior notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

        Except as described below, the senior notes are not redeemable at the Company's option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the senior notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	104.500%
2011	103.000%
2012	101.500%
2013 and thereafter	100.000%

        Prior to October 15, 2008, the Company may, at its option, redeem up to 35% of the sum of the original aggregate principal amount of senior notes (and the original principal amount of any Additional Senior Notes) issued under the Senior Indenture at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

  •
  at least 50% of the sum of the aggregate principal amount of senior notes originally issued under the Senior Indenture and any Additional Senior Notes issued under the Senior Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

  •
  each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        At any time prior to October 15, 2010, the Company may also redeem all or a part of the senior notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100%

of the principal amount of senior notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

        If the Company is redeeming less than all of the senior notes at any time, the Trustee will select the senior notes to be redeemed (a) if the senior notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such senior notes are listed or (b) if such senior notes are not so listed, on a pro rata basis to the extent practicable; provided that no senior notes of $2,000 or less shall be redeemed in part.

        Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder's registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior notes or a satisfaction and discharge of the Senior Indenture. If any senior note is to be redeemed in part only, any notice of redemption that relates to such senior note shall state the portion of the principal amount thereof to be redeemed.

        A senior note in principal amount equal to the unredeemed portion of any senior note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original senior note. Senior notes called for redemption become due and payable on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the senior note or portions thereof called for redemption.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, the Company will make an offer to purchase all of the senior notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

          (1)   a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control", and all senior notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   any senior note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   unless the Company defaults in the payment of the Change of Control Payment, all senior notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   Holders electing to have any senior notes purchased pursuant to a Change of Control Offer will be required to surrender the senior notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the senior notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   Holders will be entitled to withdraw their tendered senior notes and their election to require the Company to purchase such senior notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of senior notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior notes and its election to have such senior notes purchased; and

          (7)   Holders whose senior notes are being purchased only in part will be issued senior notes equal in principal amount to the unpurchased portion of the senior notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000.

        While the senior notes are in global form and the Company makes an offer to purchase all of the senior notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the senior notes through the facilities of DTC, subject to its rules and regulations.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

        On the Change of Control Payment Date, the Company will, to the extent permitted by law,

          (1)   accept for payment all senior notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior notes or portions thereof so tendered and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the senior notes so accepted together with an Officers' Certificate stating that such senior notes or portions thereof have been tendered to and purchased by the Company.

        The paying agent will promptly mail to each Holder the Change of Control Payment for such senior notes, and the Trustee will promptly authenticate and mail to each Holder a senior note equal in principal amount to any unpurchased portion of the senior notes surrendered, if any; provided that each such senior note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Revolving Credit Facility will (subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit the Company from purchasing any senior notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the senior notes, the Company could seek the consent of their lenders and noteholders to permit the purchase of the senior notes or could attempt to refinance the borrowings and notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or notes, the Company will remain prohibited from purchasing the senior notes. In such case, the Company's failure to purchase tendered senior notes would constitute an Event of Default under the Senior Indenture.

        The Revolving Credit Facility will provide that certain change of control events with respect to the Company (including a Change of Control under the Senior Indenture) would constitute a default thereunder. If the Company experiences a change of control that triggers a default under the Revolving Credit Facility or cross-defaults under any other Indebtedness, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness. In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness, such defaults could result in amounts outstanding under the Revolving Credit Facility and such other Indebtedness being declared due and payable. The Company's ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Indenture applicable to a Change of Control Offer made by the Company and purchases all senior notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The Change of Control purchase feature of the senior notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". Such restrictions can be waived with the consent of the holders of a majority in principal amount of the senior notes then outstanding. Except for the limitations contained in such covenant, however, the Senior Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the senior notes as described above.

        The provisions under the Senior Indenture relative to the Company's obligation to make an offer to repurchase the senior notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior notes.

  Asset Sales

        The Senior Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

            (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

            (c)   any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after any of the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

          (1)   to permanently reduce

            (x)   Obligations under any Senior Indebtedness of the Company or any Subsidiary Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Indebtedness that is not Secured Indebtedness, the Company or such Subsidiary Guarantor will, equally and ratably, reduce Obligations under the senior notes by, at its option, (A) redeeming senior notes if the senior notes are then redeemable as provided under "Optional Redemption" (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their senior notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of senior notes to be repurchased or (C) purchasing senior notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Indenture and applicable securities law; or

            (y)   Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

          (2)   to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

        Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute "Excess Proceeds"; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $45.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (other than with respect to Hedging Obligations) (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of senior notes and such Senior Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $45.0 million by mailing the notice required pursuant to the terms of the Senior Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less.

        To the extent that the aggregate amount of senior notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Indenture. If the aggregate principal amount of senior notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the senior notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

        The Senior Credit Facilities will limit (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any senior notes as a result of an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the senior notes, the Company could seek the consent of its lenders to permit the purchase of the senior notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the senior notes. In such case, the Company's failure to purchase tendered senior notes would constitute an Event of Default under the Senior Indenture.

        The provisions under the Senior Indenture relative to the Company's obligation to make an offer to repurchase the senior notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior notes.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Senior Indenture.

  Limitation on Restricted Payments

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than

            (A)  dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or

            (B)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2)   purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

            (x)   Indebtedness permitted under clauses (i) and (j) of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

            (y)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of

            (1)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from August 1, 2005 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, provided that if, at the time of a proposed Restricted Payment under the first paragraph of this covenant, the Consolidated Leverage Ratio of the Company is less than 4.50 to 1.00, for purposes of calculating availability of amounts hereunder for such Restricted Payment only, the reference to 50% in this clause (1) above shall be deemed to be 75%, plus

            (2)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of

              (x)   Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of

                (A)  Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and

                (B)  Designated Preferred Stock

      and to the extent actually contributed to the Company, Equity Interests of the Company's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

              (y)   debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

    provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

            (3)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

            (4)   to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of

              (A)  the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary or

              (B)  the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than Kate Spade) or a distribution from an Unrestricted Subsidiary (other than an Extraordinary Distribution) (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (other than an Extraordinary Distribution), plus

            (5)   in the case of the redesignation of an Unrestricted Subsidiary (other than Kate Spade) as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person that is incurred in compliance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as

            (A)  the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

            (B)  such Indebtedness is subordinated to the senior notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired,

            (C)  such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and

            (D)  such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed

            (A)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

            (B)  the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

            (C)  the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

  and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of Fixed Charges;

          (6)   (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

            (B)  the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

            (C)  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (8)   the declaration and payment of dividends on the Company's common stock following the first public offering of the Company's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (9)   Restricted Payments that are made with Excluded Contributions;

          (10) the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company's direct or indirect parent companies to pay

            (A)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

            (B)  Federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

            (C)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,

            (D)  general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

            (E)  reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

          (11) any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by the Senior Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the senior notes and shall have repurchased all senior notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

          (13) Investments in Unrestricted Subsidiaries, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

          (14) distributions or payments of Receivables Fees;

          (15) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Kate Spade); and

          (16) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed $75.0 million;

  provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (15) and (16) no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the time of issuance of the senior notes, all of the Company's Subsidiaries will be Restricted Subsidiaries other than Neiman Marcus Funding Corporation, Gurwitch Products, L.L.C., Kate Spade and their respective Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of "Unrestricted Subsidiary". For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments". Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (13) or (16), or pursuant to the definition of "Permitted Investments", and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Indenture.

        Notwithstanding anything to the contrary herein, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any (x) Restricted Payment covered in clauses (1) through (3) of the definition of Restricted Payments to the holders of Equity Interests of the Company or any of its direct or indirect parent companies (which shall include the Sponsors, the Co-Investors and their respective Affiliates) (other than to the Company and its Restricted Subsidiaries, future, present or former employees, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies with respect to Equity Interests held by them in such capacities and other than a Restricted Payment made pursuant to clause (10) of the second paragraph of this covenant) or (y) Investment in the Sponsors, the Co-Investors, any Permitted Holders who are members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the Sponsors or any Co-Investors and their respective Affiliates (other than to the Company and its Restricted Subsidiaries and members of management of the Company (or its direct parent)), in each case during any period beginning on the date on which the Company makes an election to pay PIK Interest with respect to any interest period and ending on the first date after such interest period on which the Company makes a payment of Cash Interest with respect to a subsequent interest period.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company's and its Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million at any one time outstanding.

        The foregoing limitations will not apply to any of the following items (collectively, "Permitted Debt"):

          (a)   Indebtedness incurred pursuant to the Revolving Credit Facility by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (A) $800.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales" and (B) the lesser of (x) 80.0% of the value of the eligible inventory of the Company and its Restricted Subsidiaries valued at the lower of cost or market value and (y) 85.0% of the net orderly liquidation value of the eligible inventory of the Company and its Restricted Subsidiaries;

          (b)   Indebtedness incurred pursuant to the Term Loan Facility by the Company or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed $1,975.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales";

          (c)   the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the senior notes issued on the Issue Date (including any Subsidiary Guarantees thereof) and the senior exchange notes and related senior exchange guarantees issued in exchange for the outstanding senior notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Notes);

          (d)   the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the Senior Subordinated Notes issued on the Issue Date (including any guarantee thereof) and the senior subordinated exchange notes and related senior subordinated exchange guarantees issued in exchange for the outstanding Senior Subordinated Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes (as defined in the Senior Subordinated Indenture));

          (e)   Existing Indebtedness (other than Indebtedness described in clauses (a), (b), (c) and (d)) including the Existing 2008 Notes and the Existing 2028 Debentures;

          (f)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (f) does not exceed $250.0 million at any one time outstanding;

          (g)   Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (h)   Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

            (1)   such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (h)(1)) and

            (2)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (i)    Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the senior notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (j)    Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (k)   shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;

          (l)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

          (m)  obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (n)   (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Senior Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Senior Indenture; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (o)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (c), (d), (e) and (f) above, this clause (o) and clauses (p) and (v)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased,

            (2)   to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the senior notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated to the senior notes or such Subsidiary Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively and

            (3)   shall not include

              (x)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company,

              (y)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or

              (z)   Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness outstanding under the Existing 2028 Debentures;

          (p)   Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Senior Indenture; provided that either

            (1)   after giving effect to such acquisition or merger, either

              (A)  the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

              (B)  the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

            (2)   such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Subordinated Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the senior notes and (D) in the case of sub-clause (y) above only, is not incurred in contemplation of such acquisition or merger;

          (q)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (r)   Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (s)   Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) and then outstanding, does not exceed $75.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

          (t)    Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed 5.0%, of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (t));

          (u)   Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under "—Limitation on Restricted Payments";

          (v)   Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v) and then outstanding, does not at any one time outstanding exceed the sum of

            (i)    $175.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (v)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (v)(i)); plus

            (ii)   200% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity

    Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of the covenant described under "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and

          (w)  Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (w) does not exceed $100.0 million.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clauses (a) and (b) of the definition of Permitted Debt.

        The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

        The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

  Liens

        The Company will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or any Subsidiary Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the senior notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

          (2)   in all other cases, the senior notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are equally and ratably secured;

provided that any Lien which is granted to secure the senior notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the senior notes.

  Limitation on Sale and Lease-Back Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless:

          (1)   the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the senior notes pursuant to the covenant described under "—Liens";

          (2)   the consideration received by the Company or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction is at least equal to the fair market value (as determined in good faith by the Company) of such property; and

          (3)   the Company applies the proceeds of such transaction in compliance with the terms described under "Repurchase at the Option of Holders—Asset Sales".

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Senior Indenture and the senior notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

            (A)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

            (B)  the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph or clause (2) of the fourth succeeding paragraph, as applicable, shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Senior Indenture and the senior notes; and

          (6)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture.

        Subject to certain limitations described in the Senior Indenture, the Successor Company will succeed to, and be substituted for, the Company under the Senior Indenture and the senior notes. Notwithstanding the foregoing clauses (3) and (4),

          (a)   any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company and

          (b)   the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Senior Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

          (A)(1) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (2)   the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Senior Indenture and such Subsidiary Guarantor's Subsidiary Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists; and

          (4)   the Company shall have delivered to the "Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture; or

          (B)  the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales".

        Subject to certain limitations described in the Senior Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Senior Indenture and such Subsidiary Guarantor's Subsidiary Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company.

        Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1)   Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the "Successor Holdings Guarantor)";

          (2)   the Successor Holdings Guarantor, if other than Holdings, expressly assumes all the obligations of Holdings under the Senior Indenture and the Guarantee of Holdings, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Event of Default or payment Default exists; and

          (4)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture.

        Subject to certain limitations described in the Senior Indenture, the Successor Holdings Guarantor will succeed to, and be substituted for, Holdings under the Senior Indenture and the Guarantee of Holdings. Notwithstanding the foregoing, Holdings may merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company, and Holdings may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating Holdings in another state of the United States of America so long as the amount of Indebtedness of Holdings, the Company and the Restricted Subsidiaries is not increased thereby.

        Notwithstanding the foregoing, the Merger will be permitted without compliance with this "Merger, Consolidation or Sale of All or Substantially All Assets" covenant.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Holdings, as applicable, which properties and assets, if held by the Company or Holdings, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis or Holdings and its Subsidiaries on a consolidated basis, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Holdings, as applicable.

        Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

  Transactions with Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless

          (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

          (b)   the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   Transactions between or among the Company or any of the Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Senior Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors and any termination or other fee payable to the Sponsors upon a change of control or initial public equity offering of the Company or any direct or indirect parent company thereof pursuant to the Management Services Agreement as in effect on the Issue Date;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

          (5)   payments by the Company or any Restricted Subsidiary to any of the Sponsors and the Co-Investors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

          (6)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (7)   payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Company in good faith;

          (8)   any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

          (9)   the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

          (10) the Transactions, the Credit Card Sale and the payment of all fees and expenses related to the Transactions and the Credit Card Sale, in each case as disclosed in this prospectus;

          (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (12) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, manager, officer, employee or consultant of the Company or any direct or indirect parent company thereof;

          (13) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

          (14) investments by the Sponsors and the Co-Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (a)(1)    pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

          (2)   pay any Indebtedness owed to the Company or any Restricted Subsidiary;

          (b)   make loans or advances to the Company or any Restricted Subsidiary; or

          (c)   sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations, the Existing 2008 Notes and the Existing 2028 Debentures;

          (2)   the Indentures and the Notes and the Subsidiary Guarantees;

          (3)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (4)   applicable law or any applicable rule, regulation or order;

          (5)   any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (7)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (8)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9)   other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (10) customary provisions in joint venture agreements and other similar agreements;

          (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

          (12) restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

          (13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

          (14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Subsidiary Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Subsidiary Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor, that is by its express terms subordinated in right of payment to the senior notes or such Subsidiary Guarantor's Subsidiary Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior notes;

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

            (a)   such Subsidiary Guarantee has been duly executed and authorized; and

            (b)   such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

  Designation of "Designated Senior Indebtedness"

        The Company shall designate the senior notes to be "Designated Senior Indebtedness" under the Senior Subordinated Indenture.

  Reports and Other Information

        Whether or not required by the SEC, so long as any senior notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC's rules and regulations for non-accelerated filers:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor or comparable forms) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any senior notes remain outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In addition, for so long as Holdings is a Guarantor under the Senior Subordinated Indenture or if at any time any other direct or indirect parent company of the Company is a guarantor of the senior notes, the reports, information and other documents required to be filed and furnished to the Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of Holdings or such other parent rather than the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such other parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the SEC of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

  No Amendment to Subordination Provisions

        Without the consent of the Holders of a majority in outstanding aggregate principal amount of the senior notes, the Company will not amend, modify or alter the Senior Subordinated Indenture in any way to:

          (1)   increase the rate of or change the time for payment of interest on any Senior Subordinated Notes;

          (2)   increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Senior Subordinated Notes;

          (3)   alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Senior Subordinated Notes; or

          (4)   amend the provisions of the Senior Subordinated Indenture that relate to subordination.

Obligations of the Company and the Restricted Subsidiaries Relating to Kate Spade

        In the event that Kate Spade sells, conveys, transfers or otherwise disposes all or substantially all of its properties or assets in one or more related transactions, the Company shall, subject to its fiduciary duties to the holders of minority Equity Interests in Kate Spade and subject to any other obligations in the organizational documents of Kate Spade or other agreements with Kate Spade or holders of its Equity Interests (in each case, as in effect on the Issue Date), exercise its rights and powers as a controlling holder of Equity Interests in Kate Spade to cause Kate Spade to distribute to the Company its pro rata share of the net proceeds of such sale, conveyance, transfer or other disposition, the Company will apply such proceeds in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales" and such proceeds will constitute "Net

Proceeds" thereunder. In addition, the Company will, and will cause its Restricted Subsidiaries to, apply the amount of any other Extraordinary Distribution in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales" and such amount will constitute "Net Proceeds" thereunder. Furthermore, the Company, in its capacity as a holder of Equity Interests in Kate Spade, will not, and will cause its Restricted Subsidiaries not to, waive any of its rights to receive dividends, distributions or other payments from Kate Spade or consent to an amendment of Kate Spade's organizational documents or other agreements that would restrict Kate Spade's ability to make any such distributions.

Events of Default and Remedies

        The following events constitute Events of Default under the Senior Indenture:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the senior notes issued under the Senior Indenture;

          (2)   default for 30 days or more in the payment when due of interest on or with respect to the senior notes issued under the Senior Indenture;

          (3)   failure by the Company, Holdings or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior notes issued under the Senior Indenture to comply with any of its other agreements in the Senior Indenture or the senior notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior notes, if both

            (A)  such default either

              (i)    results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

              (ii)   relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

            (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

          (5)   failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

          (7)   the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Indenture or the release of any such Subsidiary Guarantee in accordance with the Senior Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior notes issued under the Senior Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior notes issued under the Senior Indenture to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the senior notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior notes will become due and payable without further action or notice. The Senior Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the senior notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the senior notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such senior notes.

        The Senior Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such senior notes, waive any existing Default and its consequences under the Senior Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such senior notes held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

          (x)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

          (y)   the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or

          (z)   the default that is the basis for such Event of Default has been cured.

        Except to enforce the right to receive payments of principal of and premium, if any, and interest on the senior notes when due, no Holder may pursue any remedy with respect to the Senior Indenture or the senior notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 30% in principal amount of the then outstanding senior notes have requested the Trustee to pursue the remedy;

          (3)   such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the outstanding senior notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The Senior Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor (other than in the case of stockholders of any Subsidiary Guarantor, the Company or another Subsidiary Guarantor or in the case of stockholders of the Company, Holdings) or any of their parent companies shall have any liability for any obligations of the Company, Holdings or the Subsidiary Guarantors under the senior notes, the Guarantees and the Senior Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        Most of the obligations of the Company, Holdings and the Subsidiary Guarantors under the Senior Indenture will terminate and will be released upon payment in full of all of the senior notes issued under the Senior Indenture. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior notes issued under the Senior Indenture and have Holdings' obligation and each Subsidiary Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for

          (1)   the rights of Holders of senior notes issued under the Senior Indenture to receive payments in respect of the principal of, premium, if any, and interest on such senior notes when such payments are due solely out of the trust created pursuant to the Senior Indenture,

          (2)   the Company's obligations with respect to senior notes issued under the Senior Indenture concerning issuing temporary notes, registration of such senior notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and

          (4)   the Legal Defeasance provisions of the Senior Indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations and those of Holdings and each Subsidiary Guarantor released with respect to certain covenants that are described in the Senior Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the senior notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior notes issued under the Senior Indenture:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior notes issued under the Senior Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the senior notes;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (A)  the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or

            (B)  since the original issuance of the senior notes, there has been a change in the applicable U.S. Federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit:

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Senior Subordinated Indenture, the Existing Indenture, the Senior Subordinated Notes, the Existing 2028 Debentures or any other material agreement or instrument (other than the Senior Indenture) to which, the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

          (6)   the Company shall have delivered to the Trustee an opinion of counsel in the United States of America to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

          (7)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, Holdings or any Subsidiary Guarantor or others; and

          (8)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States of America (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Indenture will be discharged and will cease to be of further effect as to all senior notes issued thereunder, when

          (a)   either (1) all such senior notes theretofore authenticated and delivered, except lost, stolen or destroyed senior notes which have been replaced or paid and senior notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (2) all such senior notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, Holdings or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such senior notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

          (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Senior Indenture or the senior notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Subordinated Indenture, the Existing Indenture, the Senior Subordinated Notes, the Existing 2028 Debentures or any other agreement or instrument to which the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

          (c)   the Company has paid or caused to be paid all sums payable by it under the Senior Indenture; and

          (d)   the Company has delivered irrevocable instructions to the Trustee under the Senior Indenture to apply the deposited money toward the payment of such senior notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

        A Holder may transfer or exchange senior notes in accordance with the Senior Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company is not required to transfer or exchange any senior note selected for redemption. Also, the Company is not required to transfer or exchange any senior note for a period of 15 days before a selection of senior notes to be redeemed.

        The registered Holder of a senior note will be treated as the owner of the senior note for all purposes.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Senior Indenture, any related Guarantee and the senior notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior notes then outstanding and issued under the Senior Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes, and any existing Default or Event of Default or compliance with any provision of the Senior Indenture or the senior notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior notes issued under the Senior Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes, in each case other than senior notes beneficially owned by the Company or its Affiliates.

        The Senior Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any senior notes issued under the Senior Indenture and held by a non-consenting Holder:

          (1)   reduce the principal amount of senior notes whose Holders must consent to an amendment, supplement or waiver,

          (2)   reduce the principal of or change the fixed maturity of any such senior note or alter or waive the provisions with respect to the redemption of the senior notes (other than provisions relating to the covenants described above under "Repurchase at the Option of Holders"),

          (3)   reduce the rate of or change the time for payment of interest on any senior note,

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior notes issued under the Senior Indenture, except a rescission of acceleration of the senior notes by the Holders of at least a majority in aggregate principal amount of the then outstanding senior notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders,

          (5)   make any senior note payable in money other than that stated in the senior notes,

          (6)   make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior notes,

          (7)   make any change in the ranking of the Senior Indenture and the senior notes that would adversely affect the Holders,

          (8)   except as expressly permitted by the Senior Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders,

          (9)   make any change in these amendment and waiver provisions or

          (10) impair the right of any Holder to receive payment of principal of, or interest on, such Holder's senior notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's senior notes.

        Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Indenture to which it is a party) and the Trustee may amend or supplement the Senior Indenture, any Guarantee or the senior notes:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company's, Holdings' or any Subsidiary Guarantor's obligations to Holders in connection therewith;

          (4)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Indenture of any such Holder;

          (5)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, Holdings or a Subsidiary Guarantor;

          (6)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act;

          (7)   to evidence and provide for the acceptance and appointment under the Senior Indenture of a successor Trustee pursuant to the requirements thereof;

          (8)   to provide for the issuance of the senior exchange notes or private exchange notes, which are identical to the senior exchange notes except that they are not freely transferable;

          (9)   to add a Subsidiary Guarantor or other guarantor under the Senior Indenture;

          (10) to conform the text of the Senior Indenture, the Guarantees or the senior notes to any provision of the "Description of Senior Notes" in the offering memorandum for the initial offering of the senior notes to the extent that such provision in the "Description of Senior Notes" in the offering memorandum for the initial offering of the senior notes was intended to be a verbatim recitation of a provision of the Senior Indenture, the Guarantees or the senior notes; or

          (11) to make any amendment to the provisions of the Senior Indenture relating to the transfer and legending of senior notes; provided, however, that (a) compliance with the Senior Indenture as so amended would not result in senior notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior notes.

        The consent of the Holders is not necessary under the Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Senior Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Senior Indenture provides that the Holders of a majority in principal amount of the outstanding senior notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Senior Indenture, the senior notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Indenture. Reference is made to the Senior Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Senior Indenture, unless otherwise specifically indicated, (1) the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term "including" means "including, without limitation".

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any senior note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the senior note; or

          (2)   the excess, if any, of:

            (a)   the present value at such redemption date of (i) the redemption price of the senior note at October 15, 2010 (such redemption price being set forth in the table appearing above under "Optional Redemption"), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the senior notes) due on the senior note through October 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of the senior note.

        "Asset Sale" means

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition"); and

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

        in each case, other than:

            (a)   a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Indenture;

            (c)   the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under "Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any sale of Equity Interests in, or Indebtedness or other securities of, Kate Spade held by the Company or any Restricted Subsidiary);

            (i)    foreclosures on assets;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

            (k)   the unwinding of any Hedging Obligations.

        "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the cash interest rate borne by the senior notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation".

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation;

          (2)   with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" means

          (1)   in the case of a corporation, corporate stock,

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means

          (1)   United States of America dollars,

          (2)   (a) Canadian dollars,

            (b)   Japanese yen,

            (c)   pounds sterling,

            (d)   euro or

            (e)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof,

          (7)   investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above,

          (8)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

        "Co-Investors" means the investment funds associated with each of Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC) and Leonard Green & Partners, L.P., which made a portion of the equity contribution in connection with the Merger, and their respective Affiliates.

        "Company" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Indenture, "Company" shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (a)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) any expense resulting from the discounting of the Existing 2028 Debentures as a result of the application of purchase accounting in connection with the Transactions, (ii) Additional Interest, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment and other financing fees, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (vi) any redemption premiums paid in connection with the redemption of the Existing 2008 Notes), plus

          (b)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

          (c)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio", with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

          (1)   any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

          (3)   any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

          (4)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments", the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

          (8)   any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded and

          (10) any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof; provided, however, that any income arising from any sale or other disposition of Equity Interests in Kate Spade or any Extraordinary Distribution shall be excluded from Consolidated Net Income for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only.

        "Consolidated Secured Debt Ratio" as of any date of determination means the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the aggregate amount of EBITDA of the Company and the Restricted Subsidiaries for the period of the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated

Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (and excluding (x) any undrawn letters of credit issued in the ordinary course of business and (y) all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP).

        For purposes hereof, the "Maximum Fixed Repurchase Price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (A)  fur the purchase or payment of any such primary obligation or

            (B)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Card Sale" means the sale from The Neiman Marcus Group, Inc. to HSBC Bank Nevada, N.A., of the private label credit card accounts of The Neiman Marcus Group, Inc. and related receivables and other assets, pursuant to a Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among HSBC Bank Nevada, N.A., HSBC Finance Corporation, The Neiman Marcus Group, Inc. and Bergdorf Goodman, Inc. (it being understood that such sale was consummated on July 7, 2005).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the senior notes and the date the senior notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

        (1)   increased by (without duplication):

          (a)   provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

          (b)   consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating Consolidated Net Income, plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

          (d)   any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions and the Credit Card Sale (including any one-time costs associated with entering into any program agreements or servicing agreements directly related to the Credit Card Sale, but not any payments required or contemplated by such agreements, other than payments in respect of transition services provided thereunder prior to the first anniversary of the Credit Card Sale), in each case, deducted in computing Consolidated Net Income, plus

          (e)   the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (x) acquisitions after the Issue Date or (y) the closing of any stores or distribution centers after the Issue Date, plus

          (f)    any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

          (g)   the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

          (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under "Certain Covenants—Transactions with Affiliates", plus

          (i)    the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"), plus

          (j)    any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments";

        (2)   decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

        (3)   increased or decreased, as applicable, by (without duplication):

          (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133;

          (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

          (c)   the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility.

        "EMU" means the economic and monetary union contemplated by the Treaty of the European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

          (a)   public offerings with respect to the Company's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8;

          (b)   any such public or private sale that constitutes an Excluded Contribution; and

          (c)   an issuance to any Subsidiary of the Company.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

          (a)   contributions to its common equity capital, and

          (b)   the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments".

        "Existing Indebtedness" means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

        "Existing Indenture" means the Indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, pursuant to which the Existing 2008 Notes and the Existing 2028 Debentures have been issued, as the same may be amended from time to time.

        "Existing 2008 Notes" means the $125,000,000 aggregate principal amount of 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

        "Existing 2028 Debentures" means the $125,000,000 aggregate principal amount of 7.125% senior debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

        "Extraordinary Distribution" means any dividends, distributions or other payments made by Kate Spade to the Company or a Restricted Subsidiary (a) to the extent generated by (i) borrowings other than working capital borrowings, (ii) the sale of debt or equity securities or (iii) sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of the normal retirement or replacement of assets or (b) representing a liquidating distribution or payment in connection with the liquidation or winding up of Kate Spade.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the

Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the "reference period.").

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EDITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of

          (a)   Consolidated Interest Expense of such Person for such period,

          (b)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock during such period, and

          (c)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

        "Foreign Subsidiary Total Assets" means the total amount of all assets of Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

        "GAAP" means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

        "Government Securities" means securities that are

          (a)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

          (b)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

        "Guarantee" means the guarantee by any Guarantor of the Company's Obligations under the Senior Indenture and the senior notes.

        "Guarantor" means any of the Subsidiary Guarantors and Holdings.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holder" means the Person in whose name a senior note is registered on the registrar's books.

        "Holdings" means Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.) and its successors.

        "Indebtedness" means, with respect to any Person,

          (a)   any indebtedness (including principal and premium) of such Person, whether or not contingent

            (1)   in respect of borrowed money,

            (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

            (3)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

            (4)   representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (b)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

          (c)   to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and

          (d)   Attributable Debt in respect of Sale and Lease-Back Transactions;

  provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, Receivables Facilities.

        "Indentures" means the Senior Indenture and the Senior Subordinated Indenture.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

        "Initial Purchasers" means the initial purchasers of the Notes on October 6, 2005, pursuant to a Purchase Agreement dated September 28, 2005.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents),

          (2)   debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution and

          (4)   corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments",

          (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

             (x)  the Company's "Investment" in such Subsidiary at the time of such redesignation, less

             (y)  the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

        "Issue Date" means October 6, 2005.

        "Kate Spade" means Kate Spade LLC, a Delaware limited liability company, and its successors.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Services Agreement" means the Management Services Agreement as in effect on the Issue Date, as described under the caption "Certain Relationships and Related Party Transactions".

        "Merger" means the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc. pursuant to the Merger Agreement.

        "Merger Agreement" means the agreement and Plan of Merger among Neiman Marcus, Inc., Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc., dated as of May 1, 2005.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Notes" means the senior notes and the Senior Subordinated Notes.

        "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the senior notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Senior Indenture.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales".

        "Permitted Holders" means each of the Sponsors, the Co-Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors, the Co-Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (a)   any Investment in the Company or any Restricted Subsidiary;

          (b)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (c)   (i) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

            (1)   such Person becomes a Restricted Subsidiary of the Company or

            (2)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and

            (ii)   any Investment held by such Person;

          (d)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (e)   any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

          (f)    loans and advances to, and guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

          (g)   any Investment acquired by the Company or any Restricted Subsidiary

            (1)   in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or

            (2)   as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (h)   Hedging Obligations permitted under clause (1) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (i)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person's purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

          (j)    Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in "Certain Covenants—Limitation on Restricted Payments";

          (k)   guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and performance guarantees in the ordinary course of business;

          (l)    any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (6) and (11) of such paragraph);

          (m)  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (n)   Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

          (o)   Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility; and

          (p)   additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $150.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Liens" means, with respect to any Person:

          (1)   Liens to secure Indebtedness incurred under clauses (a) or (b) of the second paragraph of the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock", the Existing 2008 Notes and the Existing 2028 Debentures (and, in each case, any related Obligations);

          (2)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (3)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (5)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (6)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (9)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (12) leases and subleases granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

          (13) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (14) Liens in favor of the Company or any Subsidiary Guarantor;

          (15) Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company's client at which such inventory or equipment is located;

          (16) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (7), (8) and (9) and the following clauses (18) and (27); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (7), (8), (9) and the following clauses (18) and (27) at the time the original Lien became a Permitted Lien under the Senior Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (18) Liens securing Indebtedness permitted to be incurred pursuant to clauses (f), (s), (t), (v)(i) and (w) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (s) are solely on acquired property or the assets of the acquired entity, as the case may be and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (t) extend only to the assets of Foreign Subsidiaries;

          (19) deposits in the ordinary course of business to secure liability to insurance carriers;

          (20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies", so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of' business;

          (22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

          (26) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

          (27) Liens securing Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under the Senior Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

          (28) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0:1.0.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

        "Receivables Facility" means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".

        "Revolving Credit Facility" means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "S&P" means Standard and Poor's, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Revolving Credit Facility and the Term Loan Facility.

        "Senior Indebtedness" means with respect to any Person:

          (1)   all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

          (2)   all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the senior notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

          (1)   any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

          (2)   any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3)   any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

          (4)   any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5)   that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Senior Indenture.

        "Senior Subordinated Indenture" means the Senior Subordinated Indenture dated as of the Issue Date, among the Company, as issuer, certain of its Subsidiaries, as guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Subordinated Notes are issued.

        "Senior Subordinated Notes" means the $500,000,000 aggregate principal amount of 10?% Senior Subordinated Notes due 2015 issued by the Company under the Senior Subordinated Indenture on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

        "Similar Business" means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsors" means Texas Pacific Group and Warburg Pincus LLC and their respective Affiliates.

        "Subordinated Indebtedness" means

          (a)   with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the senior notes, and

          (b)   with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means the guarantee by any Subsidiary Guarantor of the Company's Obligations under the Senior Indenture and the senior notes.

        "Subsidiary Guarantor" means each Restricted Subsidiary of the Company that executes the Senior Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the senior notes pursuant to the terms of the Senior Indenture.

        "Term Loan Facility" means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under

"Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Total Assets" means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

        "Transactions" means the Merger, including the payment of the merger consideration in connection therewith, the investment by the Sponsors, members of management and the Co-Investors, the issuance of the Notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing (including the redemption of the 2008 Notes) and the related transactions described in this prospectus, in particular as described under the section thereof entitled "The Transactions".

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2010; provided, however, that if the period from the redemption date to October 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trustee" means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means

          (1)   any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

          (a)   any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

          (b)   such designation complies with the covenant described under "Certain Covenants—Limitation on Restricted Payments- and

          (c)   each of

            (1)   the Subsidiary to be so designated and

            (2)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

        The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either

          (1)   the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

          (2)   the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED EXCHANGE NOTES

General

        You can find the definitions of certain capitalized terms used in this description under the subheading "Certain Definitions". In this description, (1) the "Company" refers to The Neiman Marcus Group, Inc., and not to any of its subsidiaries and (2) the term "senior subordinated notes" refers to the $500.0 million in aggregate outstanding principal amount of the Issuer's 10 3/8% senior subordinated notes due 2015 originally issued on the Issue Date and the senior subordinated exchange notes to be issued in exchange therefor.

        The outstanding senior subordinated notes were, and the senior subordinated exchanged notes will be, issued under a Senior Subordinated Indenture among Newton Acquisition Merger Sub, Inc., Wells Fargo Bank, National Association, as trustee, Holdings and the Subsidiary Guarantors. Immediately following the closing of the offering and as part of the Transactions, Newton Acquisition Merger Sub, Inc. merged with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. continuing as the surviving corporation and assuming all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Subordinated Indenture. The Senior Subordinated Indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939. The terms of the senior subordinated notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the Trust Indenture Act.

        The terms of the senior subordinated exchange notes are identical in all material respects to the outstanding senior subordinated notes except that upon completion of the exchange offer, the senior exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

        The following description is only a summary of the material provisions of the senior subordinated notes and the Senior Subordinated Indenture. We urge you to read the Senior Subordinated Indenture because it, and not this description, defines your rights as a Holder of senior subordinated notes. Copies of the Senior Subordinated Indenture have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

Brief Description of the Senior Subordinated Notes and the Guarantees

        The senior subordinated notes:

  •
  are unsecured, senior subordinated obligations of the Company;

  •
  are subordinated in right of payment to all Senior Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities, our Senior Notes and our Existing 2028 Debentures;

  •
  are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of the Company that do not guarantee the senior subordinated notes;

  •
  rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company, if any;

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, if any; and

  •
  are guaranteed on a senior subordinated basis by Holdings and the Subsidiary Guarantors that guarantee our Senior Credit Facilities.

        The Guarantee of the senior subordinated notes by each Guarantor:

  •
  is a general unsecured senior subordinated obligation of such Guarantor;

  •
  is subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor, including its guarantees under our Senior Credit Facilities and our Senior Notes;

  •
  is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the senior subordinated notes;

  •
  ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor, if any; and

  •
  ranks senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor, if any.

Principal, Maturity and Interest

        The Company issued the senior subordinated notes on the Issue Date initially with a maximum aggregate principal amount of $500.0 million. The Company may issue additional senior subordinated notes under the Senior Subordinated Indenture from time to time after this offering (the "Additional Senior Subordinated Notes"). Any offering of Additional Senior Subordinated Notes is subject to the covenant described below under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". The senior subordinated notes and any Additional Senior Subordinated Notes subsequently issued under the Senior Subordinated Indenture will be treated as a single class for all purposes under the Senior Subordinated Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "senior subordinated notes" for all purposes of the Senior Subordinated Indenture and this "Description of Senior Subordinated Exchange Notes" include any Additional Senior Subordinated Notes that are actually issued.

        Interest on the senior subordinated notes will accrue at the rate of 10 3/8% per annum, and be payable in cash semi-annually in arrears on each April 15 and October 15 commencing April 15, 2006. The Company will make each interest payment to the Holders of record of the senior subordinated notes on the immediately preceding April 1 and October 1. Interest on the senior subordinated notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the senior subordinated notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The senior subordinated notes will mature on October 15, 2015. All references in the Senior Subordinated Indenture and this "Description of Senior Subordinated Exchange Notes", in any context, to any interest or other amount payable on or with respect to the senior subordinated notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the senior subordinated notes will be payable at the office or agency of the Company maintained for such purpose within the City of Dallas, State of Texas or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to senior subordinated notes represented by one or more global notes registered in the name of or held by the Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The senior subordinated notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Guarantees

        Holdings and each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company's senior Credit Facilities, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Subordinated Indenture and the senior subordinated notes, whether for payment of principal of, or interest on or Additional Interest in respect of the senior subordinated notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Subordinated Indenture by executing the Senior Subordinated Indenture. Each Guarantee will be subordinated to any Senior Indebtedness of such Guarantor on the same basis as the senior subordinated notes are subordinated to Senior Indebtedness of the Company. See also "Brief Description of the Senior Subordinated Notes and the Guarantees".

        Each Subsidiary Guarantee will contain a provision intended to limit the Subsidiary Guarantor's liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Subsidiary Guarantee to be a fraudulent transfer. This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law, or may reduce the Subsidiary Guarantor's obligation to an amount that effectively makes its Subsidiary Guarantee worthless. See "Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received".

        Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Subsidiary Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Subordinated Indenture. The Senior Subordinated Indenture will also impose limitations on the ability of Holdings to consolidate with or merge into or sell all or substantially all its assets to another Person. See "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets".

        The Subsidiary Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged upon:

          (1)   (a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Subsidiary Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Subordinated Indenture;

            (b)   the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Subordinated Indenture set forth under "Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

            (c)   the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the senior subordinated notes, in each case, if such Subsidiary Guarantor would not then otherwise be required to guarantee the senior subordinated notes pursuant to the covenant described under "Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" (treating any guarantees of such Subsidiary Guarantor that remain outstanding as incurred at least 30 days prior to such release), except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

            (d)   the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under "Legal Defeasance and Covenant Defeasance" or if the Company's obligations under the Senior Subordinated Indenture are discharged in accordance with the terms of the Senior Subordinated Indenture; and

          (2)   in the case of clause (1) (a) above, the release of such Subsidiary Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facilities, the Senior Notes and any other Indebtedness of the Company or any Restricted Subsidiary.

Ranking

  Senior Indebtedness versus Senior Subordinated Notes

        Payments of principal of, and premium, if any, and interest on the senior subordinated notes and the payment of any Guarantee will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company and the Guarantors, including the obligations of the Company and, to the extent applicable, the Guarantors under the Senior Credit Facilities, the Senior Notes and the Existing 2028 Debentures.

        As of January 28, 2006:

          (1)   the Company's Senior Indebtedness, including Indebtedness under the Senior Credit Facilities, the Senior Notes and the Existing 2028 Debentures, was approximately $2,712.8 million (excluding unused commitments), of which $2,012.8 million, consisting principally of Indebtedness under the Senior Credit Facilities and the Existing 2028 Debentures, was Secured Indebtedness and capital lease obligations; and

          (2)   the Guarantors' Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities and the Senior Notes, was approximately $2,583.3 million in the aggregate (excluding unused commitments), of which $1,883.3 million, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities, was Secured Indebtedness and capital lease obligations.

        We also had at that date approximately $556.8 million of unused borrowing capacity available under our senior secured asset-based credit facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit.

        Although the Indentures will contain limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. The Indentures do not limit the amount of additional Indebtedness that Holdings may incur. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock".

  Liabilities of Subsidiaries versus Senior Subordinated Notes

        The Company conducts a significant portion of its operations through its Subsidiaries. Some of the Company's Subsidiaries are not guaranteeing the senior subordinated notes, and Subsidiary Guarantees may be released under certain circumstances, as described under "Subsidiary Guarantees". In addition, the Company's future Subsidiaries may not be required to guarantee the senior subordinated notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company's creditors, including Holders, even if the claims do not constitute Senior Indebtedness. Accordingly, the senior subordinated notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

        As of January 28, 2006, the Company's Subsidiaries (other than the Subsidiary Guarantors) had consolidated total liabilities (excluding intercompany liabilities of Subsidiaries that are not Subsidiary Guarantors) of approximately $35.7 million, including trade payables, and consolidated total assets of $192.2 million, which represented 2.9% of the consolidated total assets of the Company and its Subsidiaries. In addition, for the fiscal year ended July 30, 2005 and the first half of fiscal 2006, the Company's Subsidiaries (other than the Subsidiary Guarantors) had consolidated total revenue of $146.2 million and $77.0 million, respectively, which represented 3.8% and 3.5%, respectively, of the consolidated total revenue of the Company and its Subsidiaries. Although the Senior Subordinated Indenture limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Senior Subordinated Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Subordinated Indenture, such as trade payables. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock".

  Other Senior Subordinated Indebtedness versus Senior Subordinated Notes

        Only Indebtedness of the Company or a Guarantor that is Senior Indebtedness will rank senior to the senior subordinated notes and the Guarantees in accordance with the provisions of the Senior Subordinated Indenture. The senior subordinated notes and the Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the Guarantors.

        The Company and the Subsidiary Guarantors have agreed in the Senior Subordinated Indenture that they will not incur any Indebtedness that is subordinate or junior in right of payment to their Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such person. The Senior Subordinated Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Payment of Senior Subordinated Notes

        The Company is not permitted to make payments of principal of or premium, if any, or interest on the senior subordinated notes or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any senior subordinated notes (collectively, "pay the senior subordinated notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Notwithstanding the foregoing, the Company is permitted to pay the senior subordinated notes if it and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company is not permitted to pay the senior subordinated notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company is permitted to resume paying the senior subordinated notes after the end of such Payment Blockage Period. The senior subordinated notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Company (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Payment Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the notes is in effect exceed 179 days in the aggregate during any consecutive 365-day period, and there must be at least 186 days during any consecutive 365-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

          (1)   the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Senior

  Subordinated Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Senior Subordinated Indenture upon the failure of the Company to pay interest or principal with respect to the senior subordinated notes when due by their terms. If payment of the senior subordinated notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice with respect to the Senior Credit Facilities may only be given by the respective administrative agents thereunder unless otherwise agreed to in writing by the respective requisite lenders named in therein. If any Designated Senior Indebtedness is outstanding, neither the Company nor any Guarantor may pay the senior subordinated notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the senior subordinated notes only if the Senior Subordinated Indenture otherwise permits payment at that time.

        A Guarantor's obligations under its Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the senior subordinated notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of senior subordinated notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the Senior Subordinated Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee under the Senior Subordinated Indenture its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Guarantor who are holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, may recover more, ratably, than the Holders, and creditors of the Company or a Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness of the Company or such Guarantor and may recover more, ratably, than the Holders. See "Risk Factors—The right of holders to receive payments on the senior subordinated notes and the guarantees thereof will be junior to the rights of the lenders under our senior secured credit facilities, the senior notes, the 2028 debentures and to all of our and the guarantors' other senior indebtedness, including any of our or the guarantors' future senior debt".

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations deposited in trust or with the Trustee, as applicable, for the payment of principal of and interest on the senior subordinated notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge", if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior subordinated notes. However, under certain circumstances, the Company may be required to offer to purchase senior subordinated notes as described under "Repurchase at the Option of Holders." The Company may from time to time acquire senior subordinated notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

        Except as described below, the senior subordinated notes are not redeemable at the Company's option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the senior subordinated notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	105.188%
2011	103.458%
2012	101.729%
2013 and thereafter	100.000%

        Prior to October 15, 2008, the Company may, at its option, redeem up to 35% of the sum of the original aggregate principal amount of senior subordinated notes (and the original principal amount of any Additional Senior Subordinated Notes) issued under the Senior Subordinated Indenture at a redemption price equal to 110.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

  •
  at least 50% of the sum of the aggregate principal amount of senior subordinated notes originally issued under the Senior Subordinated Indenture and any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

  •
  each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        At any time prior to October 15, 2010, the Company may also redeem all or a part of the senior subordinated notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of senior subordinated notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

        If the Company is redeeming less than all of the senior subordinated notes at any time, the Trustee will select the senior subordinated notes to be redeemed (a) if the senior subordinated notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such senior subordinated notes are listed or (b) if such senior subordinated notes are not so listed, on a pro rata basis to the extent practicable; provided that no senior subordinated notes of $2,000 or less shall be redeemed in part.

        Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder's registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior subordinated notes or a satisfaction and discharge of the Senior Subordinated Indenture. If any senior subordinated note is to be redeemed in part only, any notice of redemption that relates to such senior subordinated note shall state the portion of the principal amount thereof to be redeemed.

        A senior subordinated note in principal amount equal to the unredeemed portion of any senior subordinated note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original senior subordinated note. Senior subordinated notes called for redemption become due and payable on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the senior subordinated note or portions thereof called for redemption.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, the Company will make an offer to purchase all of the senior subordinated notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

          (1)   a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control", and all senior subordinated notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   any senior subordinated note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   unless the Company defaults in the payment of the Change of Control Payment, all senior subordinated notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   Holders electing to have any senior subordinated notes purchased pursuant to a Change of Control Offer will be required to surrender the senior subordinated notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the senior subordinated notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   Holders will be entitled to withdraw their tendered senior subordinated notes and their election to require the Company to purchase such senior subordinated notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of senior subordinated notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior subordinated notes and its election to have such senior subordinated notes purchased; and

          (7)   Holders whose senior subordinated notes are being purchased only in part will be issued senior subordinated notes equal in principal amount to the unpurchased portion of the senior subordinated notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000.

        While the senior subordinated notes are in global form and the Company makes an offer to purchase all of the senior subordinated notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the senior subordinated notes through the facilities of DTC, subject to its rules and regulations.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior subordinated notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

        On the Change of Control Payment Date, the Company will, to the extent permitted by law,

          (1)   accept for payment all senior subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the senior subordinated notes so accepted together with an Officers' Certificate stating that such senior subordinated notes or portions thereof have been tendered to and purchased by the Company.

        The paying agent will promptly mail to each Holder the Change of Control Payment for such senior subordinated notes, and the Trustee will promptly authenticate and mail to each Holder a senior subordinated note equal in principal amount to any unpurchased portion of the senior subordinated notes surrendered, if any; provided that each such senior subordinated note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Senior Credit Facilities and Senior Notes will (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit the Company from purchasing any senior subordinated notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the senior subordinated notes, the Company could seek the consent of their lenders and noteholders to permit the purchase of the senior subordinated notes or could attempt to refinance the borrowings and notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or notes, the Company will remain prohibited from purchasing the senior subordinated notes. In such case, the Company's failure to purchase tendered senior subordinated notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payment to the Holders under certain circumstances.

        The Revolving Credit Facility will provide that certain change of control events with respect to the Company (including a Change of Control under the Senior Subordinated Indenture) would constitute a default thereunder. If the Company experiences a change of control that triggers a default under the Revolving Credit Facility or cross-defaults under any other Indebtedness, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness. In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness, such defaults could result in amounts outstanding under the Revolving Credit Facility and such other Indebtedness being declared due and payable. The Company's ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by the Company and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The Change of Control purchase feature of the senior subordinated notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". Such restrictions can be waived with the consent of the holders of a majority in principal amount of the senior subordinated notes then outstanding. Except for the limitations contained in such covenant, however, the Senior Subordinated Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the senior subordinated notes as described above.

        The provisions under the Senior Subordinated Indenture relative to the Company's obligation to make an offer to repurchase the senior subordinated notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

  Asset Sales

        The Senior Subordinated Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

            (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior subordinated notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

            (c)   any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after any of the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

          (1)   to permanently reduce

             (x)  Obligations under any Senior Indebtedness, the senior subordinated notes or any other Senior Subordinated Indebtedness, in each case, of the Company or any Subsidiary Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); providedthat if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Subordinated Indebtedness, the Company or such Subsidiary Guarantor will, equally and ratably, reduce Obligations under the senior subordinated notes by, at its option, (A) redeeming senior subordinated notes if the senior subordinated notes are then redeemable as provided under "Optional Redemption" (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their senior subordinated notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of senior subordinated notes to be repurchased or (C) purchasing senior subordinated notes through open market purchases (to the extent such purchases are at a price equal to or higher than

    100% of the principal amount thereof) in a manner that complies with the Senior Subordinated Indenture and applicable securities law; or

             (y)  Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

          (2)   to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

        Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute "Excess Proceeds"; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $45.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Subordinated Indebtedness, to the holders of such Senior Subordinated Indebtedness (other than with respect to Hedging Obligations) (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of senior subordinated notes and such Senior Subordinated Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100%, of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $45.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less.

        To the extent that the aggregate amount of senior subordinated notes and such Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Subordinated Indenture. If the aggregate principal amount of senior subordinated notes or the Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the senior subordinated notes and such Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior subordinated notes or such Senior Subordinated Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Subordinated Indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior subordinated notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

        The Senior Credit Facilities and Senior Notes will limit (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any senior subordinated notes as a result of an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the senior subordinated notes, the Company could seek the consent of its lenders and holders of the Senior Notes to permit the purchase of the senior subordinated notes or could attempt to refinance the borrowings and Senior Notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or Senior Notes, the Company will remain prohibited from purchasing the senior subordinated notes. In such case, the Company's failure to purchase tendered senior subordinated notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders under certain circumstances.

        The provisions under the Senior Subordinated Indenture relative to the Company's obligation to make an offer to repurchase the senior subordinated notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Senior Subordinated Indenture.

  Limitation on Restricted Payments

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than

            (A)  dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or

            (B)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2)   purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

             (x)  Indebtedness permitted under clauses (i) and (j) of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

             (y)  the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of

            (1)   50%, of the Consolidated Net Income of the Company for the period (taken as one accounting period) from August 1, 2005 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, provided that if, at the time of a proposed Restricted Payment under the first paragraph of this covenant, the Consolidated Leverage Ratio of the Company is less than 4.50 to 1.00, for purposes of calculating availability of amounts hereunder for such Restricted Payment only, the reference to 50% in this clause (1) above shall be deemed to be 75%, plus

            (2)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of

              (x)   Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of

                (A)  Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and

                (B)  Designated Preferred Stock

      and to the extent actually contributed to the Company, Equity Interests of the Company's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

              (y)   debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

    provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

            (3)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

            (4)   to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of

              (A)  the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary or

              (B)  the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than Kate Spade) or a distribution from an Unrestricted Subsidiary (other than an Extraordinary Distribution) (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (other than an Extraordinary Distribution), plus

            (5)   in the case of the redesignation of an Unrestricted Subsidiary (other than Kate Spade) as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person that is incurred in compliance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as

            (A)  the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

            (B)  such Indebtedness is subordinated to the senior subordinated notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired,

            (C)  such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and

            (D)  such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed

            (A)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

            (B)  the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

            (C)  the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Subordinated Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of Fixed Charges;

          (6)   (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

            (B)  the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

            (C)  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro formabasis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (8)   the declaration and payment of dividends on the Company's common stock following the first public offering of the Company's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (9)   Restricted Payments that are made with Excluded Contributions;

          (10) the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company's direct or indirect parent companies to pay

            (A)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

            (B)  Federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

            (C)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,

            (D)  general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

            (E)  reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

          (11) any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by the Senior Subordinated Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the senior subordinated notes and shall have repurchased all senior subordinated notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

          (13) Investments in Unrestricted Subsidiaries, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

          (14) distributions or payments of Receivables Fees;

          (15) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Kate Spade); and

          (16) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed $75.0 million;

  provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (15) and (16) no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the time of issuance of the senior subordinated notes, all of the Company's Subsidiaries will be Restricted Subsidiaries other than Neiman Marcus Funding Corporation, Gurwitch Products, L.L.C., Kate Spade and their respective Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of "Unrestricted Subsidiary". For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments". Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (13) or (16), or pursuant to the definition of "Permitted Investments", and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

        Notwithstanding anything to the contrary herein, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any (x) Restricted Payment covered in clauses (1) through (3) of the definition of Restricted Payments to the holders of Equity Interests of the Company or any of its direct or indirect parent companies (which shall include the Sponsors, the Co-Investors and their respective Affiliates) (other than to the Company and its Restricted Subsidiaries, future, present or former employees, directors, managers, or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies with respect to Equity Interests held by them in such capacities and other than a Restricted Payment made pursuant to clause (10) of the second paragraph of this covenant) or (y) Investment in the Sponsors, the Co-Investors, any Permitted Holders who are members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the Sponsors or any Co-Investors or any Person or group who becomes a Permitted Holder following a Change of Control as provided for in the definition of "Permitted Holders" or their respective Affiliates (other than in the Company and its Subsidiaries and members of management of the Company (or its direct parent)), in each case during any period when the Company is prohibited from making such Restricted Payments or Investments pursuant to the Senior Indenture or any other instrument governing Indebtedness, Disqualified Stock or Preferred Stock issued to extend, replace, refund, refinance, renew or defease the Senior Notes.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company's and its Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million at any one time outstanding.

        The foregoing limitations will not apply to any of the following items (collectively, "Permitted Debt"):

          (a)   Indebtedness incurred pursuant to the Revolving Credit Facility by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (A) $800.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales" and (B) the lesser of (x) 80.0% of the value of the eligible inventory of the Company and its Restricted Subsidiaries valued at the lower of cost or market value and (y) 85.0% of the net orderly liquidation value of the eligible inventory of the Company and its Restricted Subsidiaries;

          (b)   Indebtedness incurred pursuant to the Term Loan Facility by the Company or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed $1,975.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales";

          (c)   the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the senior subordinated notes issued on the Issue Date (including any Subsidiary Guarantees thereof) and the senior subordinated exchange notes and related senior subordinated exchange guarantees issued in exchange for the outstanding senior subordinated notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes);

          (d)   the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the Senior Notes issued on the Issue Date (including any guarantee thereof) and the senior exchange notes and related senior exchange guarantees issued in exchange for the outstanding Senior Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Notes (as defined in the Senior Indenture));

          (e)   Existing Indebtedness (other than Indebtedness described in clauses (a), (b), (c), and (d)), including the Existing 2008 Notes and the Existing 2028 Debentures;

          (f)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (f) does not exceed $250.0 million at any one time outstanding;

          (g)   Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; providedthat upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (h)   Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

            (1)   such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (h)(1)) and

            (2)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (i)    Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the senior subordinated notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (j)    Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (k)   shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;

          (l)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

          (m)  obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (n)   (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Senior Subordinated Indenture; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (o)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (c), (d), (e) and (f) above, this clause (o) and clauses (p) and (v)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased,

            (2)   to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the senior subordinated notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated or pari passu to the senior subordinated notes or such Subsidiary Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively and

            (3)   shall not include

              (x)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company,

              (y)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or

              (z)   Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness outstanding under the Senior Notes, the guarantees of such Senior Notes or the Existing 2028 Debentures;

          (p)   Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that either

            (1)   after giving effect to such acquisition or merger, either

              (A)  the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

              (B)  the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

            (2)   such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Senior Subordinated Indebtedness or Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Subordinated Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the senior subordinated notes and (D) in the case of sub-clause (y) above only, is not incurred in contemplation of such acquisition or merger;

          (q)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (r)   Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (s)   Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) and then outstanding, does not exceed $75.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

          (t)    Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed 5.0% of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (t));

          (u)   Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under "—Limitation on Restricted Payments";

          (v)   Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v) and then outstanding, does not at any one time outstanding exceed the sum of

            (i)    $175.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (v)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (v)(i)); plus

            (ii)   200% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of the covenant described under "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and

          (w)  Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (w) does not exceed $100.0 million.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clauses (a) and (b) of the definition of Permitted Debt.

        The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

        The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

  Limitation on Layering

        The Senior Subordinated Indenture will provide that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is contractually subordinated or junior in right of payment to any Senior Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, unless such Indebtedness is either:

          (1)   pari passu in right of payment with the senior subordinated notes or the Subsidiary Guarantees, as the case may be; or

          (2)   expressly subordinated in right of payment to the senior subordinated notes or the Subsidiary Guarantees, as the case may be.

        The Senior Subordinated Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Company will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of the Company or any Subsidiary Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the senior subordinated notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

          (2)   in all other cases, the senior subordinated notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are equally and ratably secured;

provided that any Lien which is granted to secure the senior subordinated notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the senior subordinated notes.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Senior Subordinated Indenture and the senior subordinated notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

            (A)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

            (B)  the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph or clause (2) of the fourth succeeding paragraph, as applicable, shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Senior Subordinated Indenture and the senior subordinated notes; and

          (6)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

        Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Company will succeed to, and be substituted for, the Company under the Senior Subordinated Indenture and the senior subordinated notes. Notwithstanding the foregoing clauses (3) and (4),

          (a)   any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company and

          (b)   the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Senior Subordinated Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

          (A)  (1) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (2)   the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Senior Subordinated Indenture and such Subsidiary Guarantor's Subsidiary Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (3)   immediately after such transaction, no Default exists; and

            (4)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture; or

          (B)  the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales".

        Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Senior Subordinated Indenture and such Subsidiary Guarantor's Subsidiary Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company.

        Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1)   Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the "Successor Holdings Guarantor");

          (2)   the Successor Holdings Guarantor, if other than Holdings, expressly assumes all the obligations of Holdings under the Senior Subordinated Indenture and the Guarantee of Holdings, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Event of Default or payment Default exists; and

          (4)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

        Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Holdings Guarantor will succeed to, and be substituted for, Holdings under the Senior Subordinated Indenture and the Guarantee of Holdings. Notwithstanding the foregoing, Holdings may merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company, and Holdings may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating Holdings in another state of the United States of America so long as the amount of Indebtedness of Holdings, the Company and the Restricted Subsidiaries is not increased thereby.

        Notwithstanding the foregoing, the Merger will be permitted without compliance with this "Merger, Consolidation or Sale of All or Substantially All Assets" covenant.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Holdings, as applicable, which properties and assets, if held by the Company or Holdings, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis or Holdings and its Subsidiaries on a consolidated basis, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Holdings, as applicable.

        Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

  Transactions with Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless

          (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

          (b)   the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   Transactions between or among the Company or any of the Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors and any termination or other fee payable to the Sponsors upon a change of control or initial public equity offering of the Company or any direct or indirect parent company thereof pursuant to the Management Services Agreement as in effect on the Issue Date;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

          (5)   payments by the Company or any Restricted Subsidiary to any of the Sponsors and the Co-Investors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

          (6)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (7)   payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Company in good faith;

          (8)   any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

          (9)   the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

          (10) the Transactions, the Credit Card Sale and the payment of all fees and expenses related to the Transactions and the Credit Card Sale, in each case as disclosed in this prospectus;

          (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture that are fair to the Company and the Restricted

  Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (12) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, manager, officer, employee or consultant of the Company or any direct or indirect parent company thereof;

          (13) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

          (14) investments by the Sponsors and the Co-Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (a)   (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

            (2)   pay any Indebtedness owed to the Company or any Restricted Subsidiary;

          (b)   make loans or advances to the Company or any Restricted Subsidiary; or

          (c)   sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations, the Existing 2008 Notes and the Existing 2028 Debentures;

          (2)   the Indentures and the Notes and the Subsidiary Guarantees;

          (3)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (4)   applicable law or any applicable rule, regulation or order;

          (5)   any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (7)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (8)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9)   other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (10) customary provisions in joint venture agreements and other similar agreements;

          (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

          (12) restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

          (13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

          (14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further; that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Subsidiary Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Subsidiary Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a Subsidiary Guarantee by such Restricted

  Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor:

            (a)   if the senior subordinated notes or such Subsidiary Guarantor's Subsidiary Guarantee are subordinated in right of payment to such Indebtedness, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the senior subordinated notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the senior subordinated notes or such Subsidiary Guarantor's Subsidiary Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior subordinated notes;

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

            (a)   such Subsidiary Guarantee has been duly executed and authorized; and

            (b)   such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

  Reports and Other Information

        Whether or not required by the SEC, so long as any senior subordinated notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC's rules and regulations for non-accelerated filers:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor or comparable forms) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any senior subordinated notes remain outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In addition, for so long as Holdings is a Guarantor under the Senior Subordinated Indenture or if at any time any other direct or indirect parent company of the Company is a guarantor of the senior subordinated notes, the reports, information and other documents required to be filed and furnished to the Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of Holdings or such other parent, as applicable, rather than the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such other parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the SEC of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Obligations of the Company and the Restricted Subsidiaries Relating to Kate Spade

        In the event that Kate Spade sells, conveys, transfers or otherwise disposes all or substantially all of its properties or assets in one or more related transactions, the Company shall, subject to its fiduciary duties to the holders of minority Equity Interests in Kate Spade and subject to any other obligations in the organizational documents of Kate Spade or other agreements with Kate Spade or holders of its Equity Interests (in each case, as in effect on the Issue Date), exercise its rights and powers as a controlling holder of Equity Interests in Kate Spade to cause Kate Spade to distribute to the Company its pro rata share of the net proceeds of such sale, conveyance, transfer or other disposition, the Company will apply such proceeds in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales" and such proceeds will constitute "Net Proceeds" thereunder. In addition, the Company will, and will cause its Restricted Subsidiaries to, apply the amount of any other Extraordinary Distribution in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales" and such amount will constitute "Net Proceeds" thereunder. Furthermore, the Company, in its capacity as a holder of Equity Interests in Kate Spade, will not, and will cause its Restricted Subsidiaries not to, waive any of its rights to receive dividends, distributions or other payments from Kate Spade or consent to an amendment of Kate Spade's organizational documents or other agreements that would restrict Kate Spade's ability to make any such distributions.

Events of Default and Remedies

        The following events constitute Events of Default under the Senior Subordinated Indenture:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the senior subordinated notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

          (2)   default for 30 days or more in the payment when due of interest on or with respect to the senior subordinated notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

          (3)   failure by the Company, Holdings or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture to comply with any of its other agreements in the Senior Subordinated Indenture or the senior subordinated notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior subordinated notes, if both

            (A)  such default either

              (i)    results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

              (ii)   relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

            (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

          (5)   failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

          (7)   the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Subordinated Indenture or the release of any such Subsidiary Guarantee in accordance with the Senior Subordinated Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Subordinated Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture to be due and payable immediately; provided that, so long as any Indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Credit Facilities or any series of the Senior Notes will be outstanding, no such acceleration will be effective until the earlier of

          (1)   acceleration of any such Indebtedness under the Senior Credit Facilities and the Senior Notes, and

          (2)   five Business Days after the giving of written notice of such acceleration to the Company, the administrative agent under each of the Senior Credit Facilities and the trustee under the Senior Indenture.

        Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the senior subordinated notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior subordinated notes will become due and payable without further action or notice. The Senior Subordinated Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the senior subordinated notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the senior subordinated notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such senior subordinated notes.

        The Senior Subordinated Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior subordinated notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such senior subordinated notes, waive any existing Default and its consequences under the Senior Subordinated Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such senior subordinated notes held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

          (x)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

          (y)   the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or

          (z)   the default that is the basis for such Event of Default has been cured.

        Except to enforce the right to receive payments of principal of and premium, if any, and interest on the senior subordinated notes when due, no Holder may pursue any remedy with respect to the Senior Subordinated Indenture or the senior subordinated notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 30% in principal amount of the then outstanding senior subordinated notes have requested the Trustee to pursue the remedy;

          (3)   such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the outstanding senior subordinated notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The Senior Subordinated Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor (other than in the case of stockholders of any Subsidiary Guarantor, the Company or another Subsidiary Guarantor or in the case of stockholders of the Company, Holdings) or any of their parent companies shall have any liability for any obligations of the Company, Holdings or the Subsidiary Guarantors under the senior subordinated notes, the Guarantees and the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a senior subordinated note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior subordinated notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        Most of the obligations of the Company, Holdings and the Subsidiary Guarantors under the Senior Subordinated Indenture will terminate and will be released upon payment in full of all of the senior subordinated notes issued under the Senior Subordinated Indenture. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior subordinated notes issued under the Senior Subordinated Indenture and have Holdings' obligation and each Subsidiary Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for

          (1)   the rights of Holders of senior subordinated notes issued under the Senior Subordinated Indenture to receive payments in respect of the principal of, premium, if any, and interest on such senior subordinated notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Indenture,

          (2)   the Company's obligations with respect to senior subordinated notes issued under the Senior Subordinated Indenture concerning issuing temporary notes, registration of such senior subordinated notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and

          (4)   the Legal Defeasance provisions of the Senior Subordinated Indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations and those of Holdings and each Subsidiary Guarantor released with respect to certain covenants that are described in the Senior Subordinated Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior subordinated notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the senior subordinated notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior subordinated notes issued under the Senior Subordinated Indenture:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior subordinated notes issued under the Senior Subordinated Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the senior subordinated notes;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (A)  the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or

            (B)  since the original issuance of the senior subordinated notes, there has been a change in the applicable U.S. Federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Senior Indenture, the Existing Indenture, the Senior Notes, the Existing 2028 Debentures or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which, the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

          (6)   the Company shall have delivered to the Trustee an opinion of counsel in the United States of America to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

          (7)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, Holdings or any Subsidiary Guarantor or others; and

          (8)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States of America (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all senior subordinated notes issued thereunder, when

          (a)   either (1) all such senior subordinated notes theretofore authenticated and delivered, except lost, stolen or destroyed senior subordinated notes which have been replaced or paid and senior subordinated notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (2) all such senior subordinated notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, Holdings or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such senior subordinated notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

          (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Senior Subordinated Indenture or the senior subordinated notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Indenture, the Existing Indenture, the Senior Notes, the Existing 2028 Debentures or any other agreement or instrument to which the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

          (c)   the Company has paid or caused to be paid all sums payable by it under the Senior Subordinated Indenture; and

          (d)   the Company has delivered irrevocable instructions to the Trustee under the Senior Subordinated Indenture to apply the deposited money toward the payment of such senior subordinated notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

        A Holder may transfer or exchange senior subordinated notes in accordance with the Senior Subordinated Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture. The Company is not required to transfer or exchange any senior subordinated note selected for redemption. Also, the Company is not required to transfer or exchange any senior subordinated note for a period of 15 days before a selection of senior subordinated notes to be redeemed.

        The registered Holder of a senior subordinated note will be treated as the owner of the senior subordinated note for all purposes.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Senior Subordinated Indenture, any related Guarantee and the senior subordinated notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior subordinated notes then outstanding and issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, and any existing Default or Event of Default or compliance with any provision of the Senior Subordinated Indenture or the senior subordinated notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, in each case other than senior subordinated notes beneficially owned by the Company or its Affiliates.

        The Senior Subordinated Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any senior subordinated notes issued under the Senior Subordinated Indenture and held by a non-consenting Holder:

          (1)   reduce the principal amount of senior subordinated notes whose Holders must consent to an amendment, supplement or waiver,

          (2)   reduce the principal of or change the fixed maturity of any such senior subordinated note or alter or waive the provisions with respect to the redemption of the senior subordinated notes (other than provisions relating to the covenants described above under "Repurchase at the Option of Holders"),

          (3)   reduce the rate of or change the time for payment of interest on any senior subordinated note,

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated notes issued under the Senior Subordinated Indenture, except a rescission of acceleration of the senior subordinated notes by the Holders of at least a majority in aggregate principal amount of the then outstanding senior subordinated notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Subordinated Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders,

          (5)   make any senior subordinated note payable in money other than that stated in the senior subordinated notes,

          (6)   make any change in the provisions of the Senior Subordinated Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior subordinated notes,

          (7)   make any change in the ranking, priority or subordination provisions of the Senior Subordinated Indenture and the senior subordinated notes that would adversely affect the Holders,

          (8)   except as expressly permitted by the Senior Subordinated Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders,

          (9)   make any change in these amendment and waiver provisions or

          (10) impair the right of any Holder to receive payment of principal of, or interest on, such Holder's senior subordinated notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's senior subordinated notes.

        Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Subordinated Indenture to which it is a party) and the Trustee may amend or supplement the Senior Subordinated Indenture, any Guarantee or the senior subordinated notes:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company's, Holdings' or any Subsidiary Guarantor's obligations to Holders in connection therewith;

          (4)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder;

          (5)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, Holdings or a Subsidiary Guarantor;

          (6)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

          (7)   to evidence and provide for the acceptance and appointment under the Senior Subordinated Indenture of a successor Trustee pursuant to the requirements thereof;

          (8)   to provide for the issuance of the senior subordinated exchange notes or private exchange notes which are identical to the senior subordinated exchange notes except that they are not freely transferable;

          (9)   to add a Subsidiary Guarantor or other guarantor under the Senior Subordinated Indenture;

          (10) to conform the text of the Senior Subordinated Indenture, the Guarantees or the senior subordinated notes to any provision of the "Description of Senior Subordinated Notes" in the offering memorandum for the initial offering of the senior subordinated notes to the extent that such provision in the "Description of Senior Subordinated Notes" in the offering memorandum for the initial offering of the senior subordinated notes was intended to be a verbatim recitation of a provision of the Senior Subordinated Indenture, the Guarantees or the senior subordinated notes; or

          (11) to make any amendment to the provisions of the Senior Subordinated Indenture relating to the transfer and legending of senior subordinated notes; provided, however, that (a) compliance with the Senior Subordinated Indenture as so amended would not result in senior subordinated notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior subordinated notes.

        The consent of the Holders is not necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Senior Subordinated Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Senior Subordinated Indenture provides that the Holders of a majority in principal amount of the outstanding senior subordinated notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Subordinated Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Senior Subordinated Indenture, the senior subordinated notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Subordinated Indenture. Reference is made to the Senior Subordinated Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Senior Subordinated Indenture, unless otherwise specifically indicated, (1) the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term "including" means "including, without limitation".

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any senior subordinated note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the senior subordinated note; or

          (2)   the excess, if any, of:

            (a)   the present value at such redemption date of (i) the redemption price of the senior subordinated note at October 15, 2010 (such redemption price being set forth in the table appearing above under "Optional Redemption"), plus (ii) all required interest payments due on the senior subordinated note through October 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of the senior subordinated note.

        "Asset Sale" means

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition"); and

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

          (a)   a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture;

          (c)   the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under "Certain Covenants—Limitation on Restricted Payments";

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any sale of Equity Interests in, or Indebtedness or other securities of, Kate Spade held by the Company or any Restricted Subsidiary);

          (i)    foreclosures on assets;

          (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

          (k)   the unwinding of any Hedging Obligations.

        "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the senior subordinated notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation".

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation;

          (2)   with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" means

          (1)   in the case of a corporation, corporate stock,

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means

          (1)   United States of America dollars,

          (2)   (a)  Canadian dollars,

            (b)   Japanese yen,

            (c)   pounds sterling,

            (d)   euro or

            (e)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof,

          (7)   investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above,

          (8)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

        "Co-Investors" means the investment funds associated with each of Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC) and Leonard Green & Partners, LP, which are making a portion of the equity contribution in connection with the Merger, and their respective Affiliates.

        "Company" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Subordinated Indenture, "Company" shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (a)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) any expense resulting from the discounting of the Existing 2028 Debentures as a result of the application of purchase accounting in connection with the Transactions, (ii) Additional Interest, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment and other financing fees, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (vi) any redemption premiums paid in connection with the redemption of the 2008 Notes), plus

          (b)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

          (c)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio", with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

          (1)   any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

          (3)   any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

          (4)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments", the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

          (8)   any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded and

          (10) any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof; provided, however, that any income arising from any sale or other disposition of Equity Interests in Kate Spade or any Extraordinary Distribution shall be excluded from Consolidated Net Income for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (and excluding (x) any undrawn letters of credit issued in the ordinary course of business and (y) all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

        For purposes hereof, the "Maximum Fixed Repurchase Price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (A)  for the purchase or payment of any such primary obligation or

            (B)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Card Sale" means the sale from The Neiman Marcus Group, Inc. to HSBC Bank Nevada, N.A., of the private label credit card accounts of The Neiman Marcus Group, Inc. and related receivables and other assets, pursuant to a Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among HSBC Bank Nevada, N.A., HSBC Finance Corporation, The Neiman Marcus Group, Inc. and Bergdorf Goodman, Inc. (it being understood that such sale was consummated on July 7, 2005).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Designated Senior Indebtedness" means:

          (1)   any Indebtedness outstanding under the Senior Credit Facilities;

          (2)   any Indebtedness outstanding under the Senior Indenture; and

          (3)   any other Senior Indebtedness permitted under the Senior Subordinated Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $35.0 million and is specifically designated by the issuer thereof in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the senior subordinated notes and the date the senior subordinated notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

          (1)   increased by (without duplication):

            (a)   provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

            (b)   consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating Consolidated Net Income, plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

            (d)   any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Subordinated Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions and the Credit Card Sale (including any one-time costs associated with entering into any program agreements or servicing agreements directly related to the Credit Card Sale, but not any payments required or contemplated by such agreements, other than payments in respect of transition services provided thereunder prior to the first anniversary of the Credit Card Sale), in each case, deducted in computing Consolidated Net Income, plus

            (e)   the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (x) acquisitions after the Issue Date or (y) the closing of any stores or distribution centers after the Issue Date, plus

            (f)    any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

            (g)   the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

            (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under "Certain Covenants—Transactions with Affiliates", plus

            (i)    the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"), plus

            (j)    any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments";

          (2)   decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

          (3)   increased or decreased, as applicable, by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133;

            (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

            (c)   the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility.

        "EMU" means the economic and monetary union contemplated by the Treaty of the European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

          (a)   public offerings with respect to the Company's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8;

          (b)   any such public or private sale that constitutes an Excluded Contribution; and

          (c)   an issuance to any Subsidiary of the Company.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

          (a)   contributions to its common equity capital, and

          (b)   the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments".

        "Existing Indebtedness" means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

        "Existing Indenture" means the Indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, pursuant to which the Existing 2008 Notes and the Existing 2028 Debentures have been issued, as the same may be amended from time to time.

        "Existing 2008 Notes" means the $125,000,000 aggregate principal amount of 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

        "Existing 2028 Debentures" means the $125,000,000 aggregate principal amount of 7.125% senior debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

        "Extraordinary Distribution" means any dividends, distributions or other payments made by Kate Spade to the Company or a Restricted Subsidiary (a) to the extent generated by (i) borrowings other than working capital borrowings, (ii) the sale of debt or equity securities or (iii) sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of the normal retirement or replacement of assets or (b) representing a liquidating distribution or payment in connection with the liquidation or winding up of Kate Spade.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the "reference period").

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of

          (a)   Consolidated Interest Expense of such Person for such period,

          (b)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock during such period, and

          (c)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

        "Foreign Subsidiary Total Assets" means the total amount of all assets of Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

        "GAAP" means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

        "Government Securities" means securities that are

          (a)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

          (b)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

        "Guarantee" means the guarantee by any Guarantor of the Company's Obligations under the Senior Subordinated Indenture and the senior subordinated notes.

        "Guarantor" means any of the Subsidiary Guarantors and Holdings.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holder" means the Person in whose name a senior subordinated note is registered on the registrar's books.

        "Holdings" means Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.) and its successors.

        "Indebtedness" means, with respect to any Person,

          (a)   any indebtedness (including principal and premium) of such Person, whether or not contingent

            (1)   in respect of borrowed money,

            (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

            (3)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

            (4)   representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (b)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

          (c)   to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and

          (d)   Attributable Debt in respect of Sale and Lease-Back Transactions;

  provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, Receivables Facilities.

        "Indentures" means the Senior Indenture and the Senior Subordinated Indenture.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

        "Initial Purchasers" means the initial purchasers of the Notes on October 6, 2005, pursuant to a Purchase Agreement dated September 28, 2005.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents),

          (2)   debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution and

          (4)   corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments",

          (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

            (x)   the Company's "Investment" in such Subsidiary at the time of such redesignation, less

            (y)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

        "Issue Date" means October 6, 2005.

        "Kate Spade" means Kate Spade LLC, a Delaware limited liability company, and its successors.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Services Agreement" means the Management Services Agreement as in effect on the Issue Date, as described under the caption "Certain Relationships and Related Party Transactions".

        "Merger" means the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc. pursuant to the Merger Agreement.

        "Merger Agreement" means the agreement and Plan of Merger among Neiman Marcus, Inc., Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc., dated as of May 1, 2005.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Notes" means the Senior Notes and the senior subordinated notes.

        "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the senior subordinated notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Senior Subordinated Indenture.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales".

        "Permitted Holders" means each of the Sponsors, the Co-Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors, the Co-Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (a)   any Investment in the Company or any Restricted Subsidiary;

          (b)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (c)   (i) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

              (1)   such Person becomes a Restricted Subsidiary of the Company or

              (2)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and

                (ii) any Investment held by such Person;

          (d)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (e)   any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

          (f)    loans and advances to, and guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

          (g)   any Investment acquired by the Company or any Restricted Subsidiary

            (l)    in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or

            (2)   as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (h)   Hedging Obligations permitted under clause (1) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (i)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person's purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

          (j)    Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in "Certain Covenants—Limitation on Restricted Payments";

          (k)   guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and performance guarantees in the ordinary course of business;

          (l)    any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (6) and (11) of such paragraph);

          (m)  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (n)   Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (o)   Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility; and

          (p)   additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $150.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Junior Securities" means:

          (1)   Equity Interests in the Company, any Subsidiary Guarantor or any direct or indirect parent of the Company; or

          (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the related Guarantees are subordinated to Senior Indebtedness under the Senior Subordinated Indenture;

provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is, or any of the Senior Notes, the 2008 Notes and the Existing 2028 Debentures are, treated as part of the same class as the senior subordinated notes for purposes of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

          (1)   Liens securing Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under the Senior Subordinated Indenture, secured by a Lien on the same property securing such Hedging Obligation;

          (2)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (3)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (5)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (6)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (9)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (12) leases and subleases granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

          (13) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (14) Liens in favor of the Company or any Subsidiary Guarantor;

          (15) Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company's client at which such inventory or equipment is located;

          (16) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (7), (8) and (9) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (7), (8), (9) and the following clause (18) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (18) Liens securing Indebtedness permitted to be incurred pursuant to clauses (f), (s), (t), (v)(i) and (w) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (s) are solely on acquired property or the assets of the acquired entity, as the case may be and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (t) extend only to the assets of Foreign Subsidiaries;

          (19) deposits in the ordinary course of business to secure liability to insurance carriers;

          (20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies", so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

          (26) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

        "Receivables Facility" means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".

        "Revolving Credit Facility" means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "S&P" means Standard and Poor's, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Revolving Credit Facility and the Term Loan Facility.

        "Senior Indebtedness" means with respect to any Person:

          (1)   all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

          (2)   all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to or pari passu in right of payment with the senior subordinated notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

          (1)   any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

          (2)   any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3)   any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

          (4)   any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5)   that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Senior Subordinated Indenture.

        "Senior Indenture" means the Senior Indenture dated as of the Issue Date, among the Company, as issuer, certain of its Subsidiaries and Holdings, as guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Notes are issued.

        "Senior Notes" means the $700,000,000 aggregate principal amount of 9%/9 3/4% Senior Notes due 2015 issued by the Company under the Senior Indenture on the Issue Date and any PIK senior notes or any increase in the outstanding principal amount of Senior Notes, in each case issued in lieu of the payment of cash interest on outstanding Senior Notes.

        "Senior Subordinated Indebtedness" means, with respect to a Person, the senior subordinated notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the senior subordinated notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person that is not Senior Indebtedness of such Person.

        "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

        "Similar Business" means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsors" means Texas Pacific Group and Warburg Pincus LLC and their respective Affiliates.

        "Subordinated Indebtedness" means

          (a)   with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the senior subordinated notes, and

          (b)   with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means the guarantee by any Subsidiary Guarantor of the Company's Obligations under the Senior Subordinated Indenture and the senior subordinated notes.

        "Subsidiary Guarantor" means each Restricted Subsidiary of the Company that executes the Senior Subordinated Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the senior subordinated notes pursuant to the terms of the Senior Subordinated Indenture.

        "Term Loan Facility" means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Total Assets" means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

        "Transactions" means the Merger, including the payment of the merger consideration in connection therewith, the investment by the Sponsors, members of management and the Co-Investors, the issuance of the Notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing (including the redemption of the 2008 Notes) and the related transactions described in this prospectus, in particular as described under the section thereof entitled "The Transactions".

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release II.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2010; provided, however, that if the period from the redemption date to October 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trustee" means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means

          (1)   any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

          (a)   any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

          (b)   such designation complies with the covenant described under "Certain Covenants Limitation on Restricted Payments" and

          (c)   each of

            (1)   the Subsidiary to be so designated and

            (2)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

        The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either

          (1)   the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

          (2)   the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        Capitalized terms set forth in this section without definition have the meanings given them elsewhere in this prospectus, including the sections "Description of Senior Exchange Notes" and "Description of Senior Subordinated Exchange Notes."

        The notes are represented by one or more global notes in registered, global form without interest coupons (collectively, the "Global Notes"). The debentures are represented by one or more global debentures in registered, global form without interest coupons (collectively, the "Global Debentures" and, together with the Global Notes, the "Global Securities.") The Global Securities were initially deposited upon issuance with the trustees as custodians for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

        Except as set forth below and other than increases in the principal amount of senior notes in respect of PIK interest (as defined in "Description of Senior Exchange Notes"), all the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. All the debentures will be issued in denominations of $1,000 and integral multiples thereof in book-entry form only.

        Except as set forth below, the Global Securities may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interest in Global Securities may not be exchanged for notes or debentures in certified form and owners of beneficial interest in Global Securities will not be entitled to receive physical delivery of notes or debentures in certified form. See —"Exchange of Global Securities for Certificated Securities." In addition, transfers of beneficial interests in the Global Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Securities, for a series of notes or the debentures, DTC will credit the accounts of participants designated by the Initial Purchasers with portions of the principal amount of the Global Securities for such series of notes or the debentures; and

          (2)   ownership of these interests in the Global Securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Securities).

        Investors in the Global Securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Securities who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in DTC. All interests in a Global Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Security to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Security to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Securities will not have notes or debentures registered in their names, will not receive physical delivery of definitive notes or definitive debentures registered in certificated form ("Certificated Securities") and will not be considered the registered owners or "holders" thereof under the applicable Indenture for any purpose.

        Payments in respect of the principal of, premium, interest and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the applicable Indenture. Under the terms of each Indenture, the Company and the trustees will treat the Persons in whose names the notes or the debentures, including the Global Securities, are registered as the owners of the notes or the debentures for the purpose of receiving payments and for all other purposes. Consequently, neither the Company nor the trustees nor any agent of the Company or the trustees has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Securities; or

          (2)   any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes and the debentures (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes and the debentures will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustees nor the Company. Neither the Company nor the trustees will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes or the debentures, and the Company and the trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of a given series of notes or the debentures only at the direction of one or more participants to whose account DTC has credited the interests in the applicable series of Global Securities and only in respect of such portion of the aggregate principal amount of the applicable series of notes or the debentures as to which such participant or participants has or have given such direction. However, if there is an Event of Default under such series of the notes or debentures, DTC reserves the right to exchange the applicable Global Securities for legended notes or debentures in certificated form, and to distribute those notes or debentures to its participants.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants, it is under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Company nor the trustees nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

  A.    Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for a certificated note of the same series ("Certificated Notes") if:

          (1)   DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the applicable Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

          (2)   the Company, at its option, notifies the trustee for the notes in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing a Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes of the same series upon prior written notice given to the trustee for the notes by or on behalf of DTC in accordance with the applicable Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  B.    Exchange of Global Debentures for Certificated Debentures

        If DTC is at any time unwilling or unable to continue as DTC and a successor depository is not appointed by the Company within 90 days, the Company will issue individual debentures in definitive form in exchange for the Global Debentures. In addition, the Company may at any time and in its sole discretion determine not to have the debentures represented by Global Securities, and, in such event, will issue individual debentures, in definitive form in exchange for the Global Securities. Notwithstanding the foregoing sentence, the Company has no present intention to issue individual debentures in definitive form and, except as described in the first sentence of this paragraph, does not currently anticipate that any circumstances will arise under which it would do so. In either instance, the Company will issue debentures in definitive form equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as DTC shall request. Debentures so issued in definitive form will be issued in dominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Same Day Settlement and Payment

        The Company will make payments in respect of notes or debentures represented by Global Securities (including payments of principal, premium, if any, interest and additional interest, other than PIK Interest under the senior notes) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal of and premium, if any, and interest (other than PIK Interest under the senior notes) on Certificated Securities by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Company will make any payments of PIK Interest in respect of senior notes represented by Global Notes by increasing the principal amount of such Global Notes for benefit of the accounts of Participants specified by the DTC or its nominee. The Company will make any payments of PIK Interest in respect of senior notes represented by Certificated Notes by issuing PIK Notes in the form of Certificated Notes and delivering them to Holders. See "Description of Senior Exchange Notes—Principal, Maturity and Interest." Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Security from a participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Security by or through a Euroclear or Clearstream participant to a participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date. The Company expects that secondary trading in any Certificated Securities will also be settled in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with notes that will be held as capital assets. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, or persons that have a "functional currency" other than the U.S. dollar.

        Persons considering the purchase of notes should consult their own tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

        U.S. Internal Revenue Service Circular 230 Notice: to ensure compliance with Internal Revenue Service Circular 230, holders of notes or prospective purchasers are hereby notified that: (a) any discussion of U.S. federal income tax issues contained or referred to in this prospectus or any document referred to herein is not intended or written to be used, and cannot be used by note holders for the purpose of avoiding penalties that may be imposed under the Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) note holders should seek advice based on their particular circumstances from an independent tax advisor.

        As used under this heading "Certain U.S. Federal Income Tax Considerations," the term "U.S. Holder" means a beneficial owner of a note that is (i) a citizen or resident of the U.S.; (ii) a U.S. domestic corporation; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust's administration and (B) one or more U.S. persons have the authority to control all of the trust's substantial decisions. As used under this heading "Certain U.S. Federal Income Tax Considerations" the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder or a partnership or other entity that is organized in or under the laws of the U.S. or any political subdivision thereof.

        The following summary applies equally to all notes, except where expressly stated otherwise.

Tax Consequences to U.S. Holders

Payments of Interest—In General

        Payments or accruals of "qualified stated interest" (as defined below) on a note will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder's method of tax accounting). The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the note at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices. Because we will pay interest in cash unconditionally semiannually with respect to the notes, except the senior notes (discussed below under "Payments of Interest and OID—Senior Notes"), such interest payments will qualify as qualified stated interest.

Payments of Interest and OID—Senior Notes

        We have the option, until October 15, 2010, to pay interest on the senior notes in cash interest or PIK interest. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior notes prior to 2010 will be qualified stated interest even if we never exercise the option to pay interest in form of PIK interest. Consequently, the senior notes will be treated as issued at a discount and the U.S. Holder will be required to include original issue discount (OID) in gross income as it accrues, in advance of the receipt of cash attributable to that income.

        In general, a U.S. Holder of a senior note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on such note for all days during the taxable year that the U.S. Holder owns such note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of the senior note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on a senior note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the note at the beginning of the accrual period by the yield to maturity of such note (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of the senior note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, a U.S. Holder may assume that we will pay interest in cash and not exercise the option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest. The "adjusted issue price" of a senior note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest, such as the payments of cash, made with respect to such note in all prior accrual periods.

        If we in fact pay the interest in cash on the senior notes, a U.S. Holder will not be required to adjust its OID inclusions. Each payment made in cash under a senior note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal (which is not includable in income). A U.S. Holder of a senior note generally will not be required to include separately in income cash payments received on the notes to the extent such payments constitute payments of previously accrued original issue discount.

        If for any interest payment period we exercise our option to pay interest in the form of PIK interest, a U.S. Holder of a senior note will be required to adjust its OID calculation for future periods by treating the note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and re-calculating the yield to maturity of the reissued note by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such note.

        A subsequent U.S. Holder of a senior note that purchases the note at a cost less than its remaining redemption amount (as defined below), or an initial U.S. Holder that purchases a senior note at a price other than the note's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. Holder acquires the senior note at a price greater than its adjusted issue price, such holder may reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a note is the total of all future payments to be made on the note other than payments of qualified stated interest.

All OID Election

        A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such note) under the constant-yield method described above. For notes purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (discussed below in "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

Premium and Market Discount

        A U.S. Holder of a note that purchases the note at a cost greater than its remaining redemption amount (as defined in the second preceding paragraph) will be considered to have purchased the note at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. Senior notes purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder's tax basis when the note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.

        If a U.S. Holder of a note purchases the note at a price that is lower than its remaining redemption amount, or in the case of a senior note, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the note will be considered to have "market discount" in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the holder, under a constant yield method.

        A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Exchange Offer

        Neither the registration of the original notes pursuant to our obligations under the registration rights agreement nor the U.S. Holder's receipt of exchange notes in exchange for original notes will constitute a taxable event for U.S. federal income tax purposes. The exchanging U.S. Holder will retain the tax basis in the exchange notes that the holder had in the original notes. An exchanging U.S. Holder's holding period for the exchange notes will include the U.S. Holder's holding period for the original notes. In addition, because the original senior notes are treated for U.S. federal income tax purposes as issued with OID, a U.S. Holder will be required to include OID in income with respect to such exchange notes in the same manner and amount as with respect to the original senior notes, as described above under "Payments of Interest and OID—Senior Notes."

Purchase, Sale, Exchange and Retirement

        A U.S. Holder's tax basis in a note generally will equal the cost of such note to such holder, increased by any amounts includable in income by the holder as OID and market discount and reduced by any amortized premium and payments other than payments of qualified stated interest made on such note. Upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest not previously included in income by such holder, which will be taxable as such) and the U.S. Holder's tax basis in such note. Except as discussed above with respect to market discount, such gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Under current U.S. federal income tax law, information reporting requirements apply with respect to payments made to U.S. Holders of notes unless an exemption exists. In addition, U.S. Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Company or its paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

        Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (including OID) on a note owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-U.S. Holder).

        A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a note, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

        A note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will generally not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and provided that the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

        Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a "branch profits" tax imposed at a 30% rate. A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

Exchange Offer

        As discussed above with respect to U.S. Holders, neither the registration of the original notes pursuant to our obligations under the registration rights agreement nor the receipt of exchange notes in exchange for original notes will be a taxable event for U.S. federal income tax purposes for a beneficial owner of original notes that is a Non-U.S. Holder.

Information Reporting and Backup Withholding

        U.S. information reporting requirements and backup withholding tax will not apply to payments on a note if the beneficial owner (i) certifies its Non-U.S. Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-U.S. Holder, or (ii) otherwise establishes an exemption.

        The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder's particular situation, and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

EU Directive on the Taxation of Savings Income

        Directive 2003/48/EC (the "Directive") of the Council of the European Union, relating to the taxation of savings income, became effective on July 1, 2005. Under the Directive, if a paying agent for interest on a debt claim is resident in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state is required to provide information (including the identity of the recipient) to authorities of the latter member state. "Paying agent" is defined broadly for this purpose and generally includes any agent of either the payor or payee. Belgium, Luxembourg and Austria have opted instead to withhold tax on the interest during a transitional period (initially at a rate of 15% but rising in steps to 35% after six years), subject to the ability of the individual to avoid withholding taxes through voluntary disclosure of the investment to the individual's Member State. In addition, certain non-members of the European Union (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as dependent and associated territories of the United Kingdom and the Netherlands, have adopted equivalent measures effective on the same date, and some (including Switzerland) have exercised the option to apply withholding taxes as described above.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                         , 2006, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        The initial purchasers of the original notes have advised us that following completion of the exchange offer they intend to make a market in the exchange notes to be issued in the exchange offer; however, the initial purchasers are under no obligation to do so and they may interrupt or discontinue any market-making activities with respect to the exchange notes at any time.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP New York, New York. Kirkpatrick & Lockhart Nicholson Graham LLP have passed upon certain matters governed by the laws of the states of California, Texas, Florida and Virginia and Wilmer Cutler Pickering Hale and Dorr LLP have passed upon certain matters governed by the laws of the State of Massachusetts.

EXPERTS

        The financial statements as of July 30, 2005 and July 31, 2004, and for each of the three years in the period ended July 30, 2005, the related financial statement schedule and management's report on the effectiveness of internal control over financial reporting as of July 30, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption in 2003 of a new accounting principle, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
AND FINANCIAL STATEMENT SCHEDULE

NEIMAN MARCUS, INC.
Annual Financial Statements
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet as of July 30, 2005
Consolidated Statement of Earnings from the period of inception to July 30, 2005
Consolidated Statement of Changes in Shareholders' Equity from April 22, 2005 to July 30, 2005
Consolidated Statements of Cash Flows from the period of inception to July 30, 2005
Note to Consolidated Financial Statements
Interim Financial Statements
Condensed Consolidated Balance Sheets (unaudited) as of January 28, 2006 (Successor), July 30, 2005 (Predecessor) and January 29, 2005 (Predecessor)
Condensed Consolidated Statements of Earnings (unaudited) for the Seventeen Weeks Ended January 28, 2006 (Successor), the Nine Weeks Ended October 1, 2005 (Predecessor) and the Twenty-Six Weeks ended January 29, 2005 (Predecessor)
Condensed Consolidated Statements of Cash Flows (unaudited) for the Seventeen Weeks Ended January 28, 2006 (Successor), the Nine Weeks Ended October 1, 2005 (Predecessor) and the Twenty-Six Weeks ended January 29, 2005 (Predecessor)
Notes to Condensed Consolidated Financial Statements
THE NEIMAN MARCUS GROUP, INC. (Predecessor)
Management's Report on Internal Control over Financial Reporting
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of July 30, 2005 and July 31, 2004
Consolidated Statements of Earnings for the fiscal years ended July 30, 2005, July 31, 2004 and August 2, 2003
Consolidated Statements of Cash Flows for the fiscal years ended July 30, 2005, July 31, 2004 and August 2, 2003
Consolidated Statements of Changes in Shareholders' Equity for the fiscal years ended July 30, 2005, July 31, 2004 and August 2, 2003
Notes to Consolidated Financial Statements
Schedule II—Valuation and Qualifying Accounts and Reserves

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Neiman Marcus, Inc.
Dallas, TX

        We have audited the accompanying consolidated balance sheet of Neiman Marcus, Inc. (the "Company") as of July 30, 2005, and the related consolidated statements of earnings, shareholders' equity and cash flows for the period from April 22, 2005 (date of inception) to July 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Neiman Marcus, Inc. as of July 30, 2005, and the results of its operations and its cash flows for the period from April 22, 2005 (date of inception) to July 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 7, 2006

NEIMAN MARCUS, INC.

CONSOLIDATED BALANCE SHEET

July 30, 2005
ASSETS
Assets	$—

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities	$—
Common stock ($0.01 par value; 900 shares issued and authorized)	9
Additional paid-in-capital	891
Subscriptions receivable	(900)

Total shareholders' equity	—

Total liabilities and shareholders' equity	$—

See Note to Consolidated Financial Statements.

NEIMAN MARCUS, INC.

CONSOLIDATED STATEMENT OF EARNINGS

For the Period from Inception to July 30, 2005
Revenues	$—
Expenses	—

Operating earnings	—
Income taxes	—

Net earnings	$—

See Note to Consolidated Financial Statements.

NEIMAN MARCUS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock	Additional Paid-in- Capital	Subscriptions Receivable	Total Shareholders' Equity
Balance at April 22, 2005 (inception)	$—	$—	$—	$—
Capital contribution on April 29, 2005	9	891	(900)	—

Balance at July 30, 2005	$9	$891	$(900)	$—

See Note to Consolidated Financial Statements.

NEIMAN MARCUS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Period from Inception to July 30, 2005
CASH FLOWS—OPERATING ACTIVITIES
Net cash provided by operating activities	$—
CASH FLOWS—INVESTING ACTIVITIES
Net cash used for investing activities	—
CASH FLOWS—FINANCING ACTIVITIES
Net cash provided by financing activities	—
CASH AND CASH EQUIVALENTS
Change during the period	—
Beginning balance	—

Ending balance	$—

See Note to Consolidated Financial Statements.

NEIMAN MARCUS, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation

        On April 22, 2005, Neiman Marcus, Inc., formerly Newton Acquisition, Inc., (Parent) and its wholly-owned subsidiary, Newton Acquisition Merger Sub, Inc. (Merger Sub) were formed and incorporated in the state of Delaware. On April 29, 2005, the Parent received subscriptions for 900 shares of its common stock from Newton Holding, LLC (Holding) in exchange for a capital contribution of $900 and Merger Sub issued 900 shares of its common stock to Parent in exchange for a capital contribution of $900. Holding, the Parent and Merger Sub were formed by investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC (the Sponsors) for the purpose of acquiring The Neiman Marcus Group, Inc. (the Company). The equity subscriptions were funded by the Sponsors subsequent to July 30, 2005.

        The acquisition of the Company was completed on October 6, 2005 through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the Acquisition). Subsequent to the Acquisition, the Company is a subsidiary of the Parent, which is controlled by Holding.

        From its inception on April 22, 2005 until the completion of the Acquisition, the Parent had no independent operations or cash flows of its own.

        The Parent's fiscal year ends on the Saturday closest to July 31.

NEIMAN MARCUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except shares)	January 28, 2006	July 30, 2005	January 29, 2005
	(Successor)	(Predecessor)	(Predecessor)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$91,523	$853,482	$377,857
Accounts receivable, net of allowance	34,446	29,886	659,015
Merchandise inventories	789,998	748,366	726,169
Other current assets	116,324	76,747	79,679

TOTAL CURRENT ASSETS	1,032,291	1,708,481	1,842,720

PROPERTY AND EQUIPMENT, NET	1,042,989	855,009	793,715
CUSTOMER LISTS, NET	568,365	—	—
FAVORABLE LEASE COMMITMENTS, NET	474,093	—	—
TRADENAMES	1,691,155	56,645	56,645
GOODWILL	1,680,503	14,872	14,872
DEBT ISSUANCE COSTS	104,532	3,526	3,787
OTHER ASSETS	16,721	22,127	44,023

TOTAL ASSETS	$6,610,649	$2,660,660	$2,755,762

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$283,251	$282,887	$241,946
Accrued liabilities	374,745	332,937	327,435
Notes payable and current maturities of long-term liabilities	8,207	1,450	2,200
Current portion of borrowings under Credit Card Facility	—	—	225,000

TOTAL CURRENT LIABILITIES	666,203	617,274	796,581

LONG-TERM LIABILITIES
Asset-based revolving credit facility	—	—	—
Senior secured term loan facility	1,875,000	—	—
Senior debentures due 2028	120,614	124,823	124,819
Senior notes	700,000	—	—
Senior subordinated notes	500,000	—	—
Senior notes due 2008	—	124,957	124,949
Deferred real estate credits	8,825	86,575	69,276
Deferred income taxes	1,130,379	—	21,487
Other long-term liabilities	180,377	120,973	97,375

TOTAL LONG-TERM LIABILITIES	4,515,195	457,328	437,906

MINORITY INTEREST	13,024	12,112	11,664
Predecessor:
COMMON STOCKS (par value $0.01 per share, issued 49,716,309 shares at July 30, 2005 and 49,576,284 shares at January 29, 2005)		497	497
Successor:
COMMON STOCK (par value $0.01 per share, issued 1,012,264 shares at January 28, 2006)	10
ADDITIONAL PAID-IN CAPITAL	1,472,108	520,414	510,119
CARRYOVER BASIS ADJUSTMENT FOR MANAGEMENT SHAREHOLDERS	(69,200)	—	—
ACCUMULATED OTHER COMPREHENSIVE LOSS	(583)	(47,030)	(1,996)
RETAINED EARNINGS	13,892	1,125,726	1,026,652
TREASURY STOCK, AT COST (768,731 shares at July 30, 2005 and 768,731 shares at January 29, 2005)	—	(25,661)	(25,661)

TOTAL SHAREHOLDERS' EQUITY	1,416,227	1,573,946	1,509,611

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,610,649	$2,660,660	$2,755,762

See Notes to Condensed Consolidated Financial Statements.

NEIMAN MARCUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

(in thousands)	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Predecessor)
Revenues	$1,556,206	$651,648	$2,037,161
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,031,229	378,767	1,266,861
Selling, general and administrative expenses (excluding depreciation)	368,593	168,853	507,037
Income from credit card operations, net	(20,757)	(7,818)	(33,384)
Depreciation expense	45,064	19,960	51,724
Amortization of customer lists	17,937	—	—
Amortization of favorable lease commitments	5,887	—	—
Transaction and other costs	—	23,544	—
Loss on disposition of Chef's Catalog	—	—	15,348

Operating earnings	108,253	68,342	229,575
Interest expense (income), net	83,410	(866)	8,015

Earnings before income taxes and minority interest	24,843	69,208	221,560
Income taxes	9,838	25,607	85,301

Earnings before minority interest	15,005	43,601	136,259
Minority interest in net (earnings) loss of subsidiaries	(1,113)	553	(1,556)

Net earnings	$13,892	$44,154	$134,703

See Notes to Condensed Consolidated Financial Statements.

NEIMAN MARCUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Predecessor)
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$13,892	$44,154	$134,703
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	45,064	19,960	51,724
Amortization of debt issue costs	4,636	—	—
Amortization of customer lists and favorable lease commitments	23,824	—	—
Non-cash charges related to step-up in carrying value of inventory	36,392	—	—
Stock-based compensation charges	1,483	19,968	2,303
Deferred income taxes	(21,194)	(7,327)	—
Loss on disposition of Chef's Catalog	—	—	15,348
Minority interest	1,113	(553)	1,556
Other, primarily costs related to defined benefit pension plans	2,380	1,656	14,816

	107,590	77,858	220,450
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	2,817	(7,377)	(106,830)
Decrease (increase) in merchandise inventories	133,873	(173,829)	(16,209)
(Increase) decrease in other current assets	(11,660)	6,164	(17,797)
(Increase) decrease in other assets	(110)	(2,274)	15,187
(Decrease) increase in accounts payable and accrued liabilities	(16,486)	114,604	(1,970)
Payment of deferred compensation and stock-based awards	(12,901)	—	—
Increase (decrease) in deferred real estate credits	8,996	4,289	(2,622)

Net cash provided by operating activities	212,119	19,435	90,209

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(72,295)	(26,311)	(95,121)
Acquisition of The Neiman Marcus Group, Inc.	(5,155,923)	—	—
Proceeds from the sale of Chef's Catalog	—	—	14,419

Net cash used for investing activities	(5,228,218)	(26,311)	(80,702)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings on lines of credit	9,250	5,750	4,750
Repayment of borrowings on lines of credit	(11,000)	(750)	(4,113)
Borrowings under asset-based revolving credit facility	150,000	—	—
Repayment of borrowings under asset-based revolving credit facility	(150,000)	—	—
Borrowings of senior term loan facility	1,975,000	—	—
Repayment of borrowings on senior term loan facility	(100,000)	—	—
Borrowings of senior and subordinated debt	1,200,000	—	—
Repayment of notes due 2008	(134,734)	—	—
Debt issuance costs paid	(102,854)	—	—
Cash equity contributions	1,427,739	—	—
Acquisitions of treasury stock	—	—	(3,088)
Proceeds from stock-based compensation awards	—	—	16,273
Cash dividends paid	—	(7,346)	(12,664)
Distribution paid	(39)	—	(1,175)

Net cash provided by (used for) financing activities	4,263,362	(2,346)	(17)

CASH AND CASH EQUIVALENTS
(Decrease) increase during the period	(752,737)	(9,222)	9,490
Beginning balance	844,260	853,482	368,367

Ending balance	$91,523	$844,260	$377,857

Supplemental Schedule of Cash Flow Information:
Cash paid during the period for:
Interest	$49,462	$207	$10,250
Income taxes	$25,657	$10,693	$72,151
Noncash activities:
Equity contribution to Parent	$25,000	$—	$—
Equity contribution from management shareholders	$17,891	$—	$—
Capital lease additions	$11,220	$—	$—

See Notes to Condensed Consolidated Financial Statements.

NEIMAN MARCUS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation

        On April 22, 2005, Neiman Marcus, Inc., formerly Newton Acquisition, Inc., (Parent) and its wholly-owned subsidiary, Newton Acquisition Merger Sub, Inc. (Merger Sub) were formed and incorporated in the state of Delaware. On April 29, 2005, the Parent received subscriptions for 900 shares of its common stock from Newton Holding, LLC (Holding) in exchange for a capital contribution of $900 and Merger Sub issued 900 shares of its common stock to Parent in exchange for a capital contribution of $900. Holding, the Parent and Merger Sub were formed by investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC (the Sponsors) for the purpose of acquiring The Neiman Marcus Group, Inc. (the Company). The equity subscriptions were subsequently funded by the Sponsors.

        In connection with the acquisition of the Company, Holding made an aggregate cash equity contribution of $1,420.0 million and a noncash equity contribution of $25.0 million to Parent in exchange for Parent issuing 999,100 shares of its common stock to Holding. In addition, certain members of executive management made cash equity contributions aggregating $7.7 million and noncash equity contributions, consisting of shares of common stock and common stock options in the Company, aggregating $17.9 million in exchange for 12,264 shares of common stock in the Parent.

        The acquisition of the Company was completed on October 6, 2005 through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the Acquisition). Subsequent to the Acquisition, the Company is a subsidiary of the Parent, which is controlled by Holding.

        From its inception on April 22, 2005 until the completion of the Acquisition, the Parent had no independent operations or cash flows of its own. Subsequent to the Acquisition, the Parent's assets, liabilities, revenues and expenses and cash flows consist solely of those derived from its investment in the Company. The Acquisition has been recorded as of October 1, 2005, the beginning of the Company's October accounting period.

        The Company is considered to be the predecessor of the Parent and the financial statements of the Company are presented as the predecessor financial statements of the Parent prior to the Acquisition. As a result, the condensed consolidated statements of earnings and cash flows of the Parent for the seventeen week period ended January 28, 2006 consist of the earnings and cash flows of the Company for the seventeen-week period from the completion of the Acquisition to January 28, 2006 (since the Parent had no independent operations or cash flows prior to the Acquisition). The condensed consolidated statements of earnings and cash flows of the Company for the twenty-six weeks ended January 29, 2005 and for the nine weeks ended October 1, 2005 are presented as Predecessor financial statements for comparison purposes.

        All references to the "Predecessor" relate to The Neiman Marcus Group, Inc. for periods prior to the Acquisition. All references to the "Successor" relate to Neiman Marcus, Inc. for periods subsequent to the Acquisition. All references to "we" and "our" relate to the Predecessor for the periods prior to the Acquisition and to the Successor for periods subsequent to the Acquisition. All references to the "Company" refer to The Neiman Marcus Group, Inc. and all references to the "Parent" refer to Neiman Marcus, Inc.

        Our fiscal year ends on the Saturday closest to July 31. All references to the second quarter of fiscal 2006 relate to the thirteen weeks ended January 28, 2006 of the Parent. All references to the second quarter of fiscal 2005 relate to the thirteen weeks ended January 29, 2005 of the Predecessor. All references to year-to-date fiscal 2006 relate to the combined twenty-six weeks ended January 28,

2006 and all references to year-to-date fiscal 2005 relate to the twenty-six weeks ended January 29, 2005.

        We have prepared the accompanying unaudited condensed consolidated financial statements in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required by accounting principles generally accepted for complete financial statements.

        In our opinion, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly our financial position, results of operations and cash flows for the applicable interim periods. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year as a whole.

        We are required to make estimates and assumptions about future events in preparing financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the amounts of assets, liabilities, revenues and expenses and the disclosure of gain and loss contingencies at the date of the unaudited condensed consolidated financial statements. While we believe that our past estimates and assumptions have been materially accurate, our current estimates are subject to change if different assumptions as to the outcome of future events were made. We evaluate our estimates and judgments on an ongoing basis and predicate those estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances. We make adjustments to our assumptions and judgments when facts and circumstances dictate. Since future events and their effects cannot be determined with absolute certainty, actual results may differ from the estimates used in preparing the accompanying unaudited condensed consolidated financial statements.

        We believe the following critical accounting policies, among others, encompass the more significant judgments and estimates used in the preparation of our financial statements:

  •
  Preliminary allocation of the price paid to acquire the Company to our assets and liabilities as of the date of the Acquisition (as more fully described in Note 3);

  •
  Recognition of revenues;

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  Valuation of merchandise inventories, including determination of original retail values, recognition of markdowns and vendor allowances, estimation of inventory shrinkage, and determination of cost of goods sold;

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  Determination of impairment of long-lived assets;

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  Recognition of advertising and catalog costs;

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  Measurement of liabilities related to our loyalty programs;

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  Recognition of income taxes; and

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  Measurement of accruals for litigation, general liability, workers' compensation and health insurance, short-term disability, pension and postretirement health care benefits.

        Recent Accounting Pronouncements.    In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment." This standard is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS

No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and was effective for the first interim period or annual reporting period beginning after June 15, 2005. We adopted SFAS No. 123R as of the beginning of our first quarter of fiscal 2006 using the modified prospective method, which requires companies to record stock compensation for all unvested and new awards as of the adoption date. Accordingly, we have not restated the prior period amounts presented herein. See Note 5 for further description of our stock-based compensation.

        In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" (FIN 47). FIN 47 clarifies that conditional asset retirement obligations meet the definition of liabilities and should be recognized when incurred if their fair values can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005 with the cumulative effect of initially applying FIN 47 being recognized as a change in accounting principle. We are in the process of evaluating the expected effect of FIN 47, if any, on our consolidated financial statements.

2.     The Transactions

        As discussed in Note 1, the Acquisition was completed on October 6, 2005 and was financed by:

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  Borrowings under our senior secured asset-based revolving credit facility (Asset-Based Revolving Credit Facility) and our secured term loan credit facility (Senior Secured Term Loan Facility) (collectively, the Secured Credit Facilities);

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  the issuance of 9.0%/9.75% senior notes due 2015 (Senior Notes);

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  the issuance of 10.375% senior subordinated notes due 2015 (Senior Subordinated Notes); and

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  equity investments from Parent funded by direct and indirect equity investments from the Sponsors, co-investors and management.

        The Acquisition occurred simultaneously with:

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  the closing of the financing transactions and equity investments described above;

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  the call for redemption of, the deposit into a segregated account of the estimated amount of the redemption payment related to, and the ratable provision of security pursuant to the terms thereof, for our 6.65% senior notes due 2008 (2008 Notes);

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  the ratable provision of security to our 7.125% senior debentures due 2028 (2028 Debentures) pursuant to the terms thereof; and

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  the termination of our previous $350 million unsecured revolving credit agreement (Credit Agreement).

        We refer to the above transactions, the Acquisition and our payment of any costs related to these transactions collectively herein as the "Transactions." We refer to the Senior Notes and Senior Subordinated Notes collectively herein as the "Notes."

        Transaction and Other Costs.    During the period from July 30, 2005 to October 1, 2005, the Predecessor expensed $23.5 million in connection with the Transactions. These costs consisted primarily of $4.5 million of accounting, investment banking, legal and other costs associated with the Transactions and a $19.0 million non-cash charge for stock compensation resulting from the accelerated vesting of Predecessor stock options and restricted stock in connection with the Acquisition.

        Carryover Basis Adjustment for Management Shareholders.    Executive management participants held certain equity interests, including stock options, in the Predecessor prior to the Transactions and continue to hold equity interests in the Parent, representing indirect equity interests in the Successor, after the Transactions. In accordance with the provisions of Emerging Issues Task Force No. 88-16, "Basis in Leveraged Buyout Transactions," the basis of executive management's indirect interests in the Successor after the Transactions is carried over at the basis of their interests in the Predecessor prior to the Transactions. The carryover basis of such interests less the net cash received by the management participants represents a deemed dividend of $69.2 million to the management participants and has been recognized as a reduction to shareholders' equity of the Successor.

3.     Purchase Accounting

        We have accounted for the Acquisition in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," whereby the purchase price paid to effect the Acquisition is allocated to state the acquired assets and liabilities at fair value. The Acquisition and the allocation of the purchase price have been recorded as of October 1, 2005, the beginning of our October accounting period. The purchase price was approximately $5,461.2 million. The sources and uses of funds in connection with the Transactions and the redemption of the Company's 2008 Notes are summarized below (in millions):

Sources
Asset-Based Revolving Credit Facility	$150.0
Secured Term Loan Facility	1,975.0
Senior Notes	700.0
Senior Subordinated Notes	500.0
Cash on hand	665.6
Equity contribution—cash	1,427.7
Equity contribution—non-cash	42.9

Total sources	$5,461.2

Uses
Consideration paid to stockholders (including non-cash management rollover of $17.9 million)	$5,110.8
Transaction costs (including non-cash items of $18.8 million)	81.8
Redemption of existing 2008 Notes	134.7
Debt issuance costs (including non-cash items of $6.3 million)	109.2
Payment of deferred compensation obligations and other accrued liabilities	24.7

Total uses	$5,461.2

        In connection with the preliminary purchase price allocation, we have made estimates of the fair values of our long-lived and intangible assets based upon assumptions related to the future cash flows, discount rates and asset lives utilizing currently available information. As of January 28, 2006, we have recorded preliminary purchase accounting adjustments to increase the carrying value of our property and equipment and inventory, to establish intangible assets for our tradenames, customer lists and favorable lease commitments and to revalue our long-term benefit plan obligations, among other things. This allocation of the purchase price is preliminary and subject to our review and finalization of asset valuations.

        During the second quarter of fiscal 2006, we adjusted the estimated fair values of our long-lived and intangible assets as follows:

	Estimated Fair Value
(in millions)	October 29, 2005	January 28, 2006
Property and equipment	$1,044.9	$945.7
Customer lists	466.3	586.3
Favorable lease commitments	386.8	480.0
Tradenames	1,734.2	1,691.1
Goodwill	1,725.3	1,680.5

        Further revisions to the purchase price allocation will be made as additional information becomes available and such revisions could be material.

        The purchase price has been preliminarily allocated as follows (in millions):

Cash consideration:
Paid to shareholders		$5,092.9
Transaction costs		63.0

		5,155.9
Non-cash consideration		36.7

Total consideration		5,192.6
Net assets acquired at historical cost		1,638.1
Adjustments to state acquired assets at fair value:
1) Increase carrying value of property and equipment	$135.9
2) Increase carrying value of inventory	38.1
3) Write-off historical goodwill and tradenames	(71.5)
4) Record intangible assets acquired
Customer lists	586.3
Favorable lease commitments	480.0
Tradenames	1,691.1
5) Write-off other assets, primarily debt issue costs	(3.7)
6) Adjustment to state 2008 Notes at redemption value	(6.2)
7) Adjustment to state 2028 Debentures at fair value	4.5
8) Write-off deferred lease credits	90.2
9) Increase in long-term benefit obligations, primarily pension obligations	(57.6)
10) Tax impact of valuation adjustments	(1,082.3)
Deemed dividend to management shareholders	69.2	1,874.0

Net assets acquired at fair value		3,512.1

Excess purchase price recorded as goodwill		$1,680.5

        Our tradenames have indefinite lives and are not subject to amortization. Our tradenames and goodwill will be reviewed at least annually for impairment.

        Total estimated amortization of all acquisition-related intangible assets during the period from October 6, 2005 through July 29, 2006 and for each of our fiscal years ending in July 2006 to 2010 is currently estimated as follows (in thousands):

October 6, 2005 through July 29, 2006	$60,261
2007	72,874
2008	72,874
2009	72,874
2010	72,874

        Pro Forma Financial Information.    The following unaudited pro forma results of operations assume that the Transactions occurred on August 1, 2004. The following unaudited pro forma results do not give effect to the sale of our credit card receivables, which was completed on July 7, 2005, or the disposition of Chef's Catalog, which was completed on November 8, 2004. This unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the Transactions had actually occurred on that date, nor the results that may be obtained in the future.

(in thousands)	Twenty-six weeks ended January 28, 2006	Twenty-six weeks ended January 29, 2005
Revenues	$2,207,854	$2,037,161
Net income	$57,967	$3,538

        Included in the determination of pro forma net income for the thirteen weeks and twenty-six weeks ended January 29, 2005 are pro forma adjustments for non-cash charges to increase cost of goods sold for the step-up in the carrying value of inventories acquired of $19.6 million and $39.6 million, respectively. These pro forma adjustments resulted in pro forma decreases to cost of goods sold in the thirteen and twenty-six weeks ended January 28, 2006 by the amount of the actual non-cash charges recorded during these periods.

4.     Transactions with Sponsors

        In connection with the Transactions, the Company entered into a management services agreement with affiliates of the Sponsors pursuant to which affiliates of one of the Sponsors received on the closing date a transaction fee of $25 million in cash in connection with the Transactions. Affiliates of the other Sponsor waived any cash transaction fee in connection with the Transactions.

        In addition, pursuant to such agreement, and in exchange for on-going consulting and management advisory services that will be provided to us by the Sponsors and their affiliates, affiliates of the Sponsors will receive an aggregate annual management fee equal to the lesser of (i) 0.25% of our consolidated annual revenues or (ii) $10 million. Affiliates of the Sponsors will also receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with services provided pursuant to the agreement. These management fees are payable quarterly in arrears. During the second quarter of fiscal 2006 and the seventeen weeks ended January 28, 2006, we recorded management fees of $3.1 million and $3.8 million, respectively, which are included in selling, general and administrative expenses in the statement of earnings.

        The management services agreement also provides that affiliates of the Sponsors may receive future fees in connection with certain subsequent financing and acquisition or disposition transactions. The management services agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.

5.     Stock-Based Compensation

        The Predecessor previously accounted for stock-based compensation awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, we recognized compensation expense on our restricted stock awards but did not recognize compensation expense for stock options since all options granted had an exercise price equal to the market value of our common stock on the grant date. We did not adopt the previous voluntary expense recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), whereby the fair value of stock-based compensation awards would have been expensed over the terms of awards. However, consistent with the disclosure requirements of SFAS No. 123, we made pro forma disclosures of the effect that application of the fair value expense recognition provisions of SFAS No. 123 would have had on our net earnings.

        In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This standard is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board Opinion No. 25 and its related implementation guidance. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and is effective for the first interim period or annual reporting period beginning after June 15, 2005. We adopted SFAS No. 123R as of the beginning of our first quarter of fiscal 2006 using the modified prospective method, which required us to record stock compensation for all unvested and new awards as of the adoption date. Accordingly, we have not restated prior period amounts presented herein.

        Predecessor Stock-Based Compensation Accounting.    In connection with the adoption of the provisions of SFAS No. 123R, the Predecessor recorded non-cash charges for stock compensation of approximately $20.0 million in the period from July 31, 2005 to October 1, 2005 primarily as a result of the accelerated vesting of all Predecessor options and restricted stock in connection with the Transactions (see Note 2).

        The following table illustrates the pro forma effect on net earnings for periods prior to the adoption of SFAS No. 123R as if the Predecessor had applied the fair value recognition provisions of SFAS No. 123 during such periods:

(in thousands)	Twenty-six weeks ended January 29, 2005
(Predecessor)
Net earnings:
As reported	$134,703
Add: stock-based employee compensation recorded under intrinsic value method, net of related taxes	2,303
Less: stock-based employee compensation expense determined under fair value based method, net of related taxes	(6,413)

Pro forma	$130,593

        Successor Stock-Based Compensation Accounting.    On November 29, 2005, the Parent adopted a new equity-based management compensation plan, which authorizes equity awards to be granted for up to 80,708.8 shares of the common stock of the Parent, of which options for 75,207.5 shares were issued to certain management employees. All options are outstanding at January 28, 2006. Options granted vest over five years and have an exercise price of $1,445 per share, with the exercise price with respect to approximately 50% of such options escalating at a 10% compound rate per year until the earlier to occur of (i) exercise, (ii) the fifth anniversary of the date of grant or (iii) the occurrence of a change in control; provided that in the event the Sponsors cause the sale of shares of the Parent to an unaffiliated entity, the exercise price will cease to accrete at the time of the sale with respect to a pro rata portion of the accreting options. Using the Black-Scholes option-pricing model, the per share fair value of these options was approximately $494 for the fixed price options and $247 for the options with escalating exercise prices. In estimating the fair value of our options, we made the following assumptions: expected term to exercise of five years; expected volatility of 30%; risk-free interest rate of 4.23%; and no dividend yield. Expected volatility is based on a combination of the Predecessor's historical volatility adjusted for our new leverage and estimates of implied volatility of our peer group.

        For the fiscal quarter ended January 28, 2006, we recognized non-cash stock compensation expense of $1.5 million, which is included in selling, general and administrative expenses. The adoption of SFAS No. 123R had no impact on our cash flows from operations or financing activities. At January 28, 2006, unearned non-cash stock-based compensation that we expect to recognize as expense over the next 5 years aggregates approximately $26.6 million.

6.     Credit Card Program

        On July 7, 2005, HSBC Bank Nevada, National Association (HSBC) purchased our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts (Credit Card Sale). The total purchase price was approximately $647 million, consisting of $534 million in net cash proceeds and the assumption of approximately $113 million of our outstanding debt under our previous revolving credit card securitization facility (Credit Card Facility). We recognized a gain of $6.2 million in connection with the sale of our credit card portfolio to HSBC in the fourth quarter of fiscal 2005.

        As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit card and non-card payment plans bearing our brands and we receive ongoing payments from HSBC related to credit card sales and compensation for marketing and servicing activities (HSBC Program Income). In addition, we continue to handle certain key customer service functions. In tandem with HSBC, we have initiated various changes in our credit card program to alter the credit terms available to our cardholders and to enhance the earnings of the portfolio. These changes have increased the level of HSBC Program Income earned by the Company. In the future, the HSBC Program Income may be either decreased based upon the level of future services we provide to HSBC or increased based upon other changes to our historical credit card program related to, among other things, the interest rate applied to unpaid balances and the assessment of late fees.

        A summary of the income earned in connection with our proprietary credit card program is as follows:

(in thousands)	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Predecessor)
HSBC Program Income	$20,757	$7,818	$—
Finance charge income	—	—	41,004
Bad debt, net	—	—	(7,620)

	$20,757	$7,818	$33,384

7.     Loss on Disposition of Chef's Catalog

        In November 2004, the we sold our Chef's Catalog direct marketing business to a private equity firm. Chef's Catalog is a multi-channel retailer of professional-quality kitchenware with revenues in fiscal year 2004 of approximately $73 million. At October 30, 2004, Chef's Catalog had net tangible assets, primarily inventory, of $12.5 million and net intangible assets of $17.2 million. We received proceeds, net of selling costs, of $14.4 million from the sale. As the carrying value of the Chef's Catalog assets exceeded the fair value of such assets as determined by the sale, we incurred a pre-tax loss of $15.3 million in the first quarter of fiscal 2005 related to the disposition of Chef's Catalog.

8.     Long-term Debt

        The significant components of the Company's long-term debt are as follows:

(in thousands)	Interest Rate	January 28, 2006	July 30, 2005	January 29, 2005
		(Successor)	(Predecessor)	(Predecessor)
Asset-Based Revolving Credit Facility	variable	$—	$—	$—
Senior Secured Term Loan Facility	variable	1,875,000	—	—
2028 Debentures	7.125%	120,614	124,823	124,819
Senior Notes	9.0%/9.75%	700,000	—	—
Senior Subordinated Notes	10.375%	500,000	—	—
2008 Notes	6.65%	—	124,957	124,949
Credit Card Facility	variable	—	—	225,000

		3,195,614	249,780	474,768
Less: current portion
Borrowings under Credit Card Facility		—	—	225,000

Long-term debt		$3,195,614	$249,780	$249,768

        Senior Secured Asset-Based Revolving Credit Facility.    On October 6, 2005, in connection with the Transactions, the Company entered into a credit agreement and related security and other agreements for a senior secured Asset-Based Revolving Credit Facility with Deutsche Bank Trust Company Americas as administrative agent and collateral agent. The Asset-Based Revolving Credit Facility provides financing of up to $600.0 million, subject to a borrowing base equal to at any time the lesser of 80% of eligible inventory (valued at the lower of cost or market value) and 85% of net orderly liquidation value of the eligible inventory, less certain reserves. The Asset-Based Revolving Credit

Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice. At the closing of the Transactions, the Company utilized $150.0 million of the Asset-Based Revolving Credit Facility for loans and approximately $16.5 million for letters of credit. In the second quarter of fiscal 2006, the Company repaid all loans under the Asset-Based Revolving Credit Facility. As of January 28, 2006, the Company had $556.8 million of unused borrowing availability under the Asset-Based Revolving Credit Facility based on a borrowing base of $572.2 million and after giving effect to $15.4 million used for letters of credit.

        The Asset-Based Revolving Credit Facility provides that the Company has the right at any time to request up to $200.0 million of additional commitments, but the lenders are under no obligation to provide any such additional commitments, and any increase in commitments will be subject to customary conditions precedent. If the Company was to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the Asset-Based Revolving Credit Facility size could be increased to up to $800.0 million, but the Company's ability to borrow would still be limited by the amount of the borrowing base.

        Borrowings under the Asset-Based Revolving Credit Facility bear interest at a rate per annum equal to, at the Company's option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is 0% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings. The applicable margin is subject to adjustment based on the historical availability under the Asset-Based Revolving Credit Facility. In addition, the Company is required to pay a commitment fee of 0.375% per annum in respect of the unutilized commitments. If the average revolving loan utilization is 50% or more for any applicable period, the commitment fee will be reduced to 0.250% for such period. The Company must also pay customary letter of credit fees and agency fees.

        If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, the Company will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the Asset-Based Revolving Credit Facility is less than $60 million or an event of default has occurred, the Company will be required to repay outstanding loans and cash collateralize letters of credit with the cash it is required to deposit daily in a collection account maintained with the agent under the Asset-Based Revolving Credit Facility. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans. There is no scheduled amortization under the Asset-Based Revolving Credit Facility; the principal amount of the loans outstanding are due and payable in full on October 6, 2010.

        All obligations under the Asset-Based Revolving Credit Facility are guaranteed by Parent and certain of the Company's existing and future domestic subsidiaries (excluding, among others, Gurwitch Products, L.L.C., and Kate Spade LLC (Brand Development Companies)). As of January 28, 2006, the liabilities of the Company's non-guarantor subsidiaries totaled approximately $35.7 million, or 0.7% of consolidated liabilities, and the assets of the Company's non-guarantor subsidiaries aggregated approximately $192.2 million, or 2.9% of consolidated total assets. All obligations under the Company's Asset-Based Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of the Company's assets and the assets of its Parent and subsidiaries that have guaranteed the Asset-Based Revolving Credit Facility (subsidiary guarantors), including:

  •
  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing; and

  •
  a second-priority pledge of 100% of the Company's capital stock and certain of the capital stock held by the Company, Parent or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

  •
  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Parent and each subsidiary guarantor, including a significant portion of the Company's material owned and leased real property (which consists of a majority of the Company's full-line retail stores) and equipment.

        Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor will not constitute collateral under the Company's Asset-Based Revolving Credit Facility to the extent that such securities cannot secure the Company's 2028 Debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under the Company's Asset-Based Revolving Credit Facility will include shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the 2028 Debentures or other secured public debt obligations. Stock of the Company's Brand Development Companies and their assets also will not constitute collateral under its Asset-Based Revolving Credit Facility.

        The Company's Asset-Based Revolving Credit Facility contains a number of covenants that, among other things and subject to certain significant exceptions, restrict its ability and the ability of its subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or indebtedness;

  •
  make investments, loans, advances and acquisitions;

  •
  create restrictions on the payment of dividends or other amounts to the Company from its subsidiaries that are not guarantors;

  •
  engage in transactions with the Company's affiliates;

  •
  sell assets, including capital stock of the Company's subsidiaries;

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  consolidate or merge;

  •
  create liens; and

  •
  enter into sale and lease back transactions.

        The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of other indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that the Company must have at least $75.0 million of pro forma excess availability under the Asset-Based Revolving Credit Facility and that the Company must be in pro forma compliance with the fixed charge coverage ratio described below.

        Although the credit agreement governing the Asset-Based Revolving Credit Facility does not require us to comply with any financial ratio maintenance covenants, if less than $60.0 million were available to be borrowed under the Asset-Based Revolving Credit Facility at any time, the Company would not be permitted to borrow any additional amounts unless the Company's pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement) were at least 1.1 to 1.0. The credit agreement also contains customary affirmative covenants and events of default.

        Senior Secured Term Loan Facility.    On October 6, 2005, in connection with the Transactions, the Company entered into a credit agreement and related security and other agreements for a $1,975.0 million Senior Secured Term Loan Facility with Credit Suisse as administrative agent and collateral agent. The full amount of the Senior Secured Term Loan Facility was borrowed on October 6, 2005. In the second quarter of fiscal 2006, the Company repaid $100.0 million principal amount of the loans under the Senior Secured Term Loan Facility.

        Borrowings under the Senior Secured Term Loan Facility bear interest at a rate per annum equal to, at the Company's option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. The applicable margin is 1.5% with respect to base rate borrowings and 2.5% with respect to LIBOR borrowings. The interest rate on the outstanding borrowings pursuant to the Senior Secured Term Loan Facility was 6.947% at January 28, 2006.

        The credit agreement governing the Senior Secured Term Loan Facility requires us to prepay outstanding term loans with 50% (which percentage will be reduced to 25% if the Company's total leverage ratio is less than a specified ratio and will be reduced to 0% if the Company's total leverage ratio is less than a specified ratio) of its annual excess cash flow (as defined in the credit agreement). If a change of control (as defined in the credit agreement) occurs, the Company will be required to offer to prepay all outstanding term loans, at a prepayment price equal to 101% of the principal amount to be prepaid, plus accrued and unpaid interest to the date of prepayment. The Company also must offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.

        The Company may voluntarily prepay outstanding loans under the Senior Secured Term Loan Facility at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans. If the Company repays all or any portion of the Senior Secured Term Loan Facility prior to October 6, 2006 (other than a prepayment that is made with certain designated asset sale proceeds), the Company must pay 101% of the principal amount to be repaid. There is no scheduled amortization under the Senior Secured Term Loan Facility. The principal amount of the loans outstanding is due and payable in full on April 6, 2013.

        All obligations under the Senior Secured Term Loan Facility are unconditionally guaranteed by Parent and each direct and indirect domestic subsidiary of the Company that guarantees the obligations of the Company under the Company's Asset-Based Revolving Credit Facility. All obligations under the Senior Secured Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of the Company's assets and the assets of its Parent and the subsidiary guarantors, including:

  •
  a first-priority pledge of 100% of the Company's capital stock and certain of the capital stock held by the Company, Parent or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

  •
  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us, Parent and each subsidiary guarantor, including a significant portion of the Company's material owned and leased real property (which consists of a majority of the Company's full-line retail stores) and equipment, but excluding, among other things, the collateral described in the following bullet point; and

  •
  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing.

        Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary guarantor will not constitute collateral under the Company's Senior Secured Term Loan Facility to the extent that such securities cannot secure the 2028 Debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable SEC rules. As a result, the collateral under the Company's Senior Secured Term Loan Facility will include shares of capital stock or other securities of subsidiaries of the Company or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the 2028 Debentures or other secured public debt obligations. Stock of the Company's Brand Development Companies and their assets also will not constitute collateral under the Senior Secured Term Loan Facility.

        The credit agreement governing the Senior Secured Term Loan Facility contains a number of negative covenants that are substantially similar to those governing the Senior Notes and additional covenants related to the security arrangements for the Senior Secured Term Loan Facility. The credit agreement also contains customary affirmative covenants and events of default.

        2028 Debentures.    In May 1998, the Company issued $125.0 million aggregate principal amount of its 2028 Debentures. In connection with the Transactions, the Company equally and ratably secured the 2028 Debentures by a first lien security interest on certain collateral subject to liens granted under the Company's Senior Secured Credit Facilities constituting (a) (i) 100% of the capital stock of certain of the Company's existing and future domestic subsidiaries, and (ii) 100% of the non-voting stock and 65% of the voting stock of certain of the Company's existing and future foreign subsidiaries and (b) certain of the Company's principal properties that included as of the closing date of the Transactions a majority of the Company's full-line stores, in each case, to the extent required by the terms of the indenture governing the Company's 2028 Debentures. The 2028 Debentures contain covenants that restrict the Company's ability to create liens and enter into sale and lease back transactions. The collateral securing the 2028 Debentures will be released upon the release of liens on such collateral under the Company's Senior Secured Credit Facilities and any other debt (other than the 2028 Debentures) of the Company secured by such collateral. Capital stock and other securities of a subsidiary of the Company that are owned by the Company or any subsidiary will not constitute collateral under the 2028 Debentures to the extent such property does not constitute collateral under the Senior Secured Credit Facilities, as described above.

        Senior Notes.    On October 6, 2005, Newton Acquisition Merger Sub., Inc. issued $700.0 million aggregate original principal amount of 9.0% / 9.75% Senior Notes under a senior indenture (Senior Indenture) with Wells Fargo Bank, National Association, as trustee. At the closing of the Transactions, as the surviving corporation in the Acquisition, the Company assumed all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Indenture. The Senior Notes mature on October 15, 2015.

        For any interest payment period through October 15, 2010, the Company may, at its option, elect to pay interest on the Senior Notes entirely in cash (Cash Interest) or entirely by increasing the principal amount of the outstanding Senior Notes or by issuing additional Senior Notes (PIK Interest). Cash Interest on the Senior Notes accrues at the rate of 9% per annum. PIK Interest on the Senior Notes accrues at the rate of 9.75% per annum. After October 15, 2010, the Company will make all interest payments on the Senior Notes entirely in cash. All Senior Notes mature on October 15, 2015 and have the same rights and benefits as the Senior Notes issued on October 6, 2005. Interest on the Senior Notes is payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 2006.

        The Senior Notes are guaranteed, jointly and severally, on an unsecured, senior basis, by each of the Company's wholly-owned domestic subsidiaries that guarantee its obligations under the Company's Senior Secured Credit Facilities and by Parent. The Senior Notes and the guarantees thereof are the Company's and the guarantors' unsecured, senior obligations and rank (i) equal in the right of payment with all of the Company's and the guarantors' existing and future senior indebtedness, including any borrowings under the Company's Senior Secured Credit Facilities and the guarantees thereof and the 2028 Debentures; and (ii) senior to all of the Company's and its guarantors' existing and future subordinated indebtedness, including the Senior Subordinated Notes due 2015 and the guarantees thereof. The Senior Notes also are effectively junior in priority to the Company's and its guarantors' obligations under all secured indebtedness, including the Company's Senior Secured Credit Facilities, 2028 Debentures, and any other secured obligations of the Company, in each case, to the extent of the value of the assets securing such obligations. In addition, the Senior Notes are structurally subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries that are not providing guarantees.

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes, but under certain circumstances, the Company may be required to offer to purchase Senior Notes as described below. The Company may from time to time acquire Senior Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

        Except as described below, the Senior Notes are not redeemable at the Company's option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the Senior Notes, in whole or in part, at a redemption price equal to 104.5% of principal amount, declining annually to 100% of the principal amount on October 15, 2013, plus accrued and unpaid interest, and Additional Interest (as defined in the Senior Indenture), if any, thereon to the applicable redemption date.

        Prior to October 15, 2008, the Company may, at its option, subject to certain conditions, redeem up to 35% of the original aggregate principal amount of Senior Notes at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company. At any time prior to October 15, 2010, the Company also may redeem all or a part of the Senior Notes at a redemption price equal to 100% of the principal amount of Senior Notes redeemed plus an applicable premium, as provided in the Senior Indenture, as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

        Upon the occurrence of a change of control (as defined in the Senior Indenture), each holder of the Senior Notes has the right to require the Company to repurchase some or all of such holder's Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase.

        The indenture governing the Senior Notes contains covenants that limit the Company's ability and certain of its subsidiaries' ability to:

  •
  incur additional indebtedness;

  •
  pay dividends on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or subordinated indebtedness;

  •
  make investments;

  •
  create restrictions on the payment of dividends or other amounts to us from the Company's restricted subsidiaries that are not guarantors of the notes;

  •
  engage in transactions with the Company's affiliates;

  •
  sell assets, including capital stock of the Company's subsidiaries;

  •
  consolidate or merge;

  •
  create liens; and

  •
  enter into sale and lease back transactions.

        The Company's Brand Development Companies are not subject to the covenants contained in the Senior Indenture. The Senior Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all outstanding Senior Notes to be due and payable immediately.

        Senior Subordinated Notes.    On October 6, 2005, Newton Acquisition Merger Sub., Inc. issued $500.0 million aggregate principal amount of 10.375% Senior Subordinated Notes under a senior subordinated indenture (Senior Subordinated Indenture) with Wells Fargo Bank, National Association, as trustee. At the closing of the Transactions, as the surviving corporation in the Acquisition, the Company assumed all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Subordinated Indenture. The Senior Subordinated Notes mature on October 15, 2015. Interest on the Senior Subordinated Notes is payable in cash semi-annually in arrears on each April 15 and October 15, commencing April 15, 2006.

        The Senior Subordinated Notes are guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of the Company's wholly-owned domestic subsidiaries that guarantee its obligations under the Senior Secured Credit Facilities and by Parent. The Senior Subordinated Notes and the guarantees thereof are the Company's and the guarantors' unsecured, senior subordinated obligations and rank (i) junior to all of the Company's and the guarantors' existing and future senior indebtedness, including the Senior Notes and any borrowings under the Company's Senior Secured Credit Facilities, and the guarantees thereof and the 2028 Debentures; (ii) equally with any of the Company's and the guarantors' future senior subordinated indebtedness; and (iii) senior to any of the Company's and the guarantors' future subordinated indebtedness. In addition, the Senior Subordinated Notes are structurally subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries that are not providing guarantees.

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes, but, under certain circumstances, the Company may be required to offer to purchase Senior Subordinated Notes as described below. The Company may from time to time acquire Senior Subordinated Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

        Except as described below, the Senior Subordinated Notes are not redeemable at the Company's option prior to October 15, 2010. From and after October 15, 2010, the Company may redeem the Senior Subordinated Notes, in whole or in part, at a redemption price equal to 105.188% of principal amount, declining annually to 100% of principal amount on October 15, 2013, plus accrued and unpaid interest, and Additional Interest (as defined in the Senior Subordinated Indenture), if any, thereon to the applicable redemption date.

        Prior to October 15, 2008, the Company may, at its option, subject to certain conditions, redeem up to 35% of the original aggregate principal amount of Senior Subordinated Notes at a redemption price equal to 110.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company.

        At any time prior to October 15, 2010, the Company also may redeem all or a part of the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus an applicable premium, as provided in the Senior Subordinated Indenture, as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

        Upon the occurrence of a change of control (as defined in the Senior Subordinated Indenture), the Company will make an offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase.

        The indenture governing the Senior Subordinated Notes contains covenants substantially similar to those applicable to the Company's Senior Notes described above. The Senior Subordinated Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all outstanding Senior Notes to be due and payable immediately, subject to certain exceptions.

        Redemption of 2008 Notes.    In May 1998, the Company issued $125.0 million aggregate principal amount of its 2008 Notes. Upon closing of the Transactions, the Company called its 2008 Notes for redemption pursuant to their terms. On November 7, 2005, the Company used $134.7 million of reserved cash to redeem its 2008 Notes, which included a call premium of $6.2 million plus accrued interest of $3.5 million through the redemption date.

        Maturities of Long-Term Debt.    At January 28, 2006, annual maturities of long-term debt during the next five years and thereafter are as follows (in millions):

2006	$—
2007	—
2008	—
2009	—
2010	—
Thereafter	3,195.6

        Interest Rate Swaps.    The Company use derivative financial instruments to help manage its interest rate risk. Effective December 6, 2005, the Company entered into floating to fixed interest rate swap agreements for an aggregate notional amount of $1,000.0 million to limit its exposure to interest rate increases related to a portion of its floating rate indebtedness. The interest rate swap agreements terminate after five years. As of the effective date, the Company designated the interest rate swaps as cash flow hedges. As a result, changes in the fair value of the Company's swaps will be recorded subsequent to the effective date as a component of other comprehensive income.

        At January 28, 2006, the fair value of these swaps was a gain of approximately $3.0 million, which amount is included in other assets. As a result of the Company's swap agreements, its effective fixed interest rates as to the $1,000.0 million in floating rate indebtedness will range from 6.931% to 7.499% per quarter and result in an average fixed rate of 7.285%.

9.     Employee Benefit Plans

        Description of Benefit Plans.    We sponsor a defined benefit pension plan (Pension Plan) covering substantially all full-time employees. We also sponsor an unfunded supplemental executive retirement plan (SERP Plan) that provides additional pension benefits to certain employees. Benefits under both plans are based on the employees' years of service and compensation over defined periods of employment. Pension Plan assets consist primarily of equity and fixed income securities.

        Retirees and active employees hired prior to March 1, 1989 are eligible to participate in a plan providing certain limited postretirement health care benefits (Postretirement Plan) if they have met certain service and minimum age requirements.

        Costs of Benefits.    The components of the expenses incurred under our Pension Plan, SERP Plan and Postretirement Plan are as follows:

(in thousands)	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Predecessor)
Pension Plan:
Service cost	$5,266	$2,823	$6,392
Interest cost	6,865	3,468	9,271
Expected return on plan assets	(7,434)	(3,636)	(9,425)
Net amortization of losses and prior service costs	—	1,205	2,418

Pension Plan expense	$4,697	$3,860	$8,656

SERP Plan:
Service cost	$620	$330	$722
Interest cost	1,457	730	2,028
Net amortization of losses and prior service costs	—	394	768

SERP Plan expense	$2,077	$1,454	$3,518

Postretirement Plan:
Service cost	$15	$8	$29
Interest cost	280	139	636
Net amortization of (gains) losses	—	(5)	53

Postretirement expense	$295	$142	$718

        Purchase Accounting Adjustments.    In connection with the Acquisition, the obligations and assets related to our benefit plans were valued at fair value as of the date of the Acquisition, using a discount rate of 5.75%, as follows:

(in thousands)	Pension Plan	SERP Plan	Postretirement Plan
Benefit obligations at fair value	$354,807	$76,806	$15,281
Assets held by defined benefit pension plan, at fair value	287,871	—	—

Excess of benefit obligations over assets	66,936	76,806	15,281
Less: previously recorded benefit plan obligations recorded by Predecessor	(19,655)	(66,161)	(18,205)

Adjustment to benefit plan obligations	$47,281	$10,645	$(2,924)

        Funding Policy and Plan Assets.    Our policy is to fund the Pension Plan at or above the minimum required by law. In 2005, we made voluntary contributions of $20.0 million for the plan year ended July 31, 2004. Based upon currently available information, we will not be required to make contributions to the Pension Plan for either the 2006 or 2005 plan years; however, we could decide to make a voluntary contribution based on our evaluation of the Pension Plan.

        Effect of Medicare Subsidy on Postretirement Plan.    In December 2003, the U.S. Congress enacted the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Act) that provides a prescription drug subsidy, beginning in January 2006, to companies that sponsor postretirement health care plans that provide drug benefits. Based upon the provisions of the legislation enacted in

January 2005, we reviewed the provisions of our Postretirement Plan with our actuaries to determine whether the benefits offered by our plan met the statutory definition of "actuarially equivalent" prescription drug benefits that qualify for the federal subsidy. Based upon this review, we believe that our benefits qualify for the subsidy. We estimate the annual federal subsidy to be received in the next ten years under the Act to be approximately $0.2 million, which subsidy was considered in the determination of the fair value of the Postretirement Plan as of the date of the Acquisition.

10.   Segments

        We have identified two reportable segments: Specialty Retail Stores and Direct Marketing. The Specialty Retail Stores segment includes all of our Neiman Marcus and Bergdorf Goodman retail stores, including Neiman Marcus clearance stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Bergdorf Goodman brand names. Other includes our 51% interest in Gurwitch Products, L.L.C., which designs and markets the Laura Mercier cosmetic line, and our 56% interest in Kate Spade LLC, which designs and retails high-end designer handbags and accessories.

        Both the Specialty Retail Stores and Direct Marketing segments, as well as Kate Spade LLC and Gurwitch Products, L.L.C., derive their revenues from the sale of high-end fashion apparel, accessories, cosmetics and fragrances from leading designers, precious and fashion jewelry and decorative home accessories.

        The following table sets forth the information for our reportable segments:

(in thousands)	Seventeen weeks ended January 28, 2006	Nine weeks ended October 1, 2005	Twenty-six weeks ended January 29, 2005
	(Successor)	(Predecessor)	(Predecessor)
REVENUES
Specialty Retail Stores	$1,243,911	$544,857	$1,648,872
Direct Marketing	264,382	87,515	327,982
Other	47,913	19,276	60,307

Total	$1,556,206	$651,648	$2,037,161

OPERATING EARNINGS
Specialty Retail Stores	$138,382	$91,372	$218,877
Direct Marketing	44,329	8,246	39,251
Other	4,161	(1,923)	5,669

Subtotal	186,872	97,695	263,797
Corporate expenses	(16,317)	(5,809)	(18,874)
Amortization of customer lists and favorable lease commitments	(23,824)	—	—
Non-cash charges related to other valuation adjustments made in connection with the Acquisition	(38,478)	—	—
Transaction and other costs	—	(23,544)	—
Loss on disposition of Chef's Catalog	—	—	(15,348)

Total	$108,253	$68,342	$229,575

11.   Commitments and Contingencies

        Investments in Brand Development Companies.    Our brand development companies consist of our 56% interest in Kate Spade LLC, which designs and markets high-end designer handbags and accessories, and our 51% interest in Gurwitch Products, L.L.C., which designs and markets the Laura Mercier cosmetics line. Our investments in and relationships with our brand development companies are governed by operating agreements that provide for an orderly transition process in the event any investor wishes to sell its interest, or purchase another investor's interest. Among other things, these operating agreements contain currently exercisable put option provisions entitling each minority investor to put their interest to us, and currently exercisable call option provisions entitling us to purchase each minority investor's interest, at a purchase price mutually agreed to by the parties. The purchase price will be determined, in the case of the Gurwitch interests, by one or more nationally recognized investment banking firms and, in the case of the Kate Spade interests, by the parties or, in the event the parties are unable to agree on a mutually acceptable price, by a mutually acceptable nationally recognized investment banking firm, subject to certain conditions. We may elect to defer the consummation of a put option for a period of six months by cooperating with the other investors in seeking either a sale of the relevant brand development company to a third party or a public offering of the relevant brand development company's securities. If a sale to a third party or public offering of the relevant brand development company's securities is not consummated within six months after the exercise of the put option (which period may be automatically extended for an additional two months if a registration statement for the relevant brand development company is filed with the SEC), we are obligated to consummate the put option. Under the terms of the Kate Spade operating agreement, such consummation shall occur within thirty days after the determination of the valuation with respect to the exercise of the put option, unless we have elected to defer the consummation of the put option for the six-month period referred to above.

        In April 2005, the minority investors in Kate Spade LLC exercised the put option described above with respect to the full amount of their stake in such company. We subsequently entered into a standstill agreement to postpone the put process while we engaged in discussions with the minority investors of Kate Spade LLC regarding certain strategic alternatives, including the possible sale of such company. The standstill agreement, as extended, expired on March 21, 2006, but the parties are continuing to pursue discussions regarding a possible sale of such company while the put valuation process proceeds. Although such discussions are ongoing, no assurance can be given that they will ultimately lead to any transaction. It is possible that we may be required to purchase the shares of the minority investors in Kate Spade LLC pursuant to the option as early as the fourth quarter of fiscal 2006.

        We have also been in discussions with the minority investors of Gurwitch Products, L.L.C. regarding certain strategic alternatives, including the possible sale of such company. No assurance can be given that these discussions will ultimately lead to any transaction. In addition, the indentures governing the notes and the terms of our senior secured credit facilities permit us to distribute all of our equity interests in Gurwitch Products, L.L.C. to the holders of our equity without restriction (except in certain limited circumstances when we are paying PIK interest on the senior notes).

        Litigation.    We are currently involved in various legal actions and proceedings that arose in the ordinary course of our business. We believe that any liability arising as a result of these actions and proceedings will not have a material adverse effect on our financial position, results of operations or cash flows.

        On May 4, 2005, a purported class action complaint, NECA-IBEW Pension Fund (The Decatur Plan) v. The Neiman Marcus Group, Inc. et al. (CA No. 3-05 CV-0898B), was filed by a putative stockholder in federal court in the Northern District of Texas against our Company and its directors challenging the proposed merger. An amended complaint was filed on July 25, 2005. The amended complaint alleged a cause of action for breach of fiduciary duty against us and our directors, claiming, among other things, that the defendants had endeavored to complete the sale of our Company and its assets at a grossly inadequate and unfair price and pursuant to an unfair process that failed to maximize shareholder value. In addition, the amended complaint alleged that our directors were not independent and breached their fiduciary duties in connection with the approval of the merger by, among other things, (i) tailoring the transaction to serve the interests of the defendants and the family of Richard A. Smith, the then chairman of our board of directors and our largest stockholder, rather than structuring the merger to obtain the highest price for stockholders, (ii) depriving public stockholders of the value of certain assets (including the credit card business and our third quarter 2005 profits), (iii) failing to realize the financial benefits from the sale of the credit card business, (iv) not engaging in a fair process of negotiating at arm' s length, including provisions precluding superior competing bids (including a termination fee and no solicitation provision), and (v) structuring a preferential deal for insiders. The amended complaint further claimed that our financial advisor had a conflict of interest by also acting as a financing source for the merger, and that our proxy statement in respect of the merger omitted material information purportedly necessary to ensure a fully informed shareholder vote. The amended complaint sought, among other things, injunctive relief to enjoin the consummation of the merger, to rescind any actions taken to effect the merger, to direct the defendants to sell or auction our Company for the highest possible price, and to impose a constructive trust in favor of plaintiffs upon any benefits improperly received by defendants. Following the closing of the merger, plaintiff voluntarily dismissed the lawsuit with prejudice as moot on December 1, 2005, and provided a release of all of the defendants for claims arising out of the merger. The Company paid plaintiff's attorneys' fees in connection with certain disclosures requested by plaintiff and included in the proxy statement sent to the shareholders regarding the merger.

12.   Condensed Consolidating Financial Information

        All the Company's obligations under the Asset-Based Revolving Credit Facility, the Senior Secured Term Loan Facility, the Senior Notes and the Senior Subordinated Notes are guaranteed by the Parent and certain of the Company's existing and future domestic subsidiaries (principally, Bergdorf Goodman, Inc. through which the Company conducts the operations of its Bergdorf Goodman stores and the NM Nevada Trust which holds legal title to certain real property and intangible assets used by the Company in conducting its operations). Non-guarantor subsidiaries consist principally of Gurwitch Products, L.L.C., Kate Spade LLC and Neiman Marcus Funding Corporation through which the Company previously conducted its credit card operations prior to the Credit Card Sale. The guarantees by the Parent and each subsidiary guarantor are full and unconditional and joint and several.

        The following condensed consolidating financial information represents the financial information of Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and its wholly-owned subsidiary guarantors, prepared on the equity basis of accounting. The information is presented in accordance with the requirements of Rule 3-10 under the Securities and Exchange Commission's Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the subsidiary guarantors operated as independent entities.

	January 28, 2006 (Successor)
(in thousands)	Parent	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$88,707	$1,118	$1,698	$—	$91,523
Accounts receivable, net of allowance	—	10,761	3,359	19,969	357	34,446
Merchandise inventories	—	689,261	80,007	24,023	(3,293)	789,998
Other current assets	—	108,570	5,827	1,927	—	116,324

Total current assets	—	897,299	90,311	47,617	(2,936)	1,032,291

Property and equipment, net	—	863,855	156,406	22,728	—	1,042,989
Goodwill and intangibles, net	—	2,047,230	2,245,889	120,997	—	4,414,116
Other assets	—	119,864	487	902	—	121,253
Investments in subsidiaries	1,416,227	2,531,995	—	—	(3,948,222)	—

Total assets	$1,416,227	$6,460,243	$2,493,093	$192,244	$(3,951,158)	$6,610,649

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$235,513	$28,043	$19,338	$357	$283,251
Accrued liabilities	—	297,117	68,090	9,981	(443)	374,745
Notes payable and current maturities of long-term liabilities	—	3,707	—	4,500	—	8,207

Total current liabilities	—	536,337	96,133	33,819	(86)	666,203

Long-term liabilities:
Long-term debt	—	3,195,614	—	—	—	3,195,614
Deferred income taxes	—	1,130,379	—	—	—	1,130,379
Other long-term liabilities	—	181,686	5,634	1,882	—	189,202

Total long-term liabilities	—	4,507,679	5,634	1,882	—	4,515,195

Minority interest	—	—	—	—	13,024	13,024
Total shareholders' equity	1,416,227	1,416,227	2,391,326	156,543	(3,964,096)	1,416,227

Total liabilities and shareholders' equity	$1,416,227	$6,460,243	$2,493,093	$192,244	$(3,951,158)	$6,610,649

	July 30, 2005 (Predecessor)
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$317,346	$795	$535,341	$—	$853,482
Accounts receivable, net of allowance	7,910	2,929	18,688	359	29,886
Merchandise inventories	650,916	78,390	22,011	(2,951)	748,366
Other current assets	68,905	5,603	2,239	—	76,747

Total current assets	1,045,077	87,717	578,279	(2,592)	1,708,481

Property and equipment, net	697,514	136,503	20,992	—	855,009
Goodwill and intangibles, net	14,875	23,700	32,942	—	71,517
Other assets	24,035	371	1,247	—	25,653
Investments in subsidiaries	706,376	—	—	(706,376)	—

Total assets	$2,487,877	$248,291	$633,460	$(708,968)	$2,660,660

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$233,116	$32,199	$17,213	$359	$282,887
Accrued liabilities	245,378	60,396	25,014	2,149	332,937
Notes payable and current maturities of long-term liabilities	200	—	1,250	—	1,450

Total current liabilities	478,694	92,595	43,477	2,508	617,274

Long-term liabilities:
Long-term debt	249,780	—	—	—	249,780
Other long-term liabilities	185,457	18,626	3,465	—	207,548

Total long-term liabilities	435,237	18,626	3,465	—	457,328

Minority interest	—	—	—	12,112	12,112
Total shareholders' equity	1,573,946	137,070	586,518	(723,588)	1,573,946

Total liabilities and shareholders' equity	$2,487,877	$248,291	$633,460	$(708,968)	$2,660,660

	January 29, 2005 (Predecessor)
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$376,135	$882	$840	$—	$377,857
Accounts receivable, net of allowance	9,791	2,881	647,019	(676)	659,015
Merchandise inventories	637,806	72,072	20,034	(3,743)	726,169
Other current assets	72,311	4,931	2,437	—	79,679

Total current assets	1,096,043	80,766	670,330	(4,419)	1,842,720

Property and equipment, net	640,754	134,792	18,169	—	793,715
Goodwill and intangibles, net	14,875	23,700	32,942	—	71,517
Other assets	45,313	816	1,681	—	47,810
Investments in subsidiaries	588,159	—	—	(588,159)	—

Total assets	$2,385,144	$240,074	$723,122	$(592,578)	$2,755,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$201,087	$27,660	$13,875	$(676)	$241,946
Accrued liabilities	255,201	62,567	10,110	(443)	327,435
Notes payable and current maturities of long-term liabilities	200	—	2,000	—	2,200
Current portion of borrowings under Credit Card Facility	—	—	225,000	—	225,000

Total current liabilities	456,488	90,227	250,985	(1,119)	796,581

Long-term liabilities:
Long-term debt	249,768	—	—	—	249,768
Deferred income taxes	21,487	—	—	—	21,487
Other long-term liabilities	147,790	17,512	1,349	—	166,651

Total long-term liabilities	419,045	17,512	1,349	—	437,906

Minority interest	—	—	—	11,664	11,664
Total shareholders' equity	1,509,611	132,335	470,788	(603,123)	1,509,611

Total liabilities and shareholders' equity	$2,385,144	$240,074	$723,122	$(592,578)	$2,755,762

	Seventeen weeks ended January 28, 2006 (Successor)
(in thousands)	Parent	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$1,299,247	$208,701	$54,118	$(5,860)	$1,556,206
Cost of goods sold including buying and occupancy costs (excluding depreciation)	—	867,402	146,152	23,811	(6,136)	1,031,229
Selling, general and administrative expenses (excluding depreciation)	—	301,428	42,650	24,515	—	368,593
Income from credit card operations, net	—	(18,940)	(1,817)	—	—	(20,757)
Depreciation expense	—	35,598	7,734	1,732	—	45,064
Amortization of customer lists and favorable lease commitments	—	19,667	3,854	303	—	23,824

Operating earnings	—	94,092	10,128	3,757	276	108,253
Interest expense, net	—	83,300	—	110	—	83,410
Intercompany royalty charges (income)	—	85,120	(85,120)	—	—	—
Equity in earnings of subsidiaries	(13,892)	(98,058)	—	—	111,950	—

Earnings before income taxes and minority interest	13,892	23,730	95,248	3,647	(111,674)	24,843
Income taxes	—	9,838	—	—	—	9,838

Earnings before minority interest	13,892	13,892	95,248	3,647	(111,674)	15,005
Minority interest in net earnings of subsidiaries	—	—	—	—	(1,113)	(1,113)

Net earnings	$13,892	$13,892	$95,248	$3,647	$(112,787)	$13,892

	Nine weeks ended October 1, 2005 (Predecessor)
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$530,666	$101,556	$22,919	$(3,493)	$651,648
Cost of goods sold including buying and occupancy costs (excluding depreciation)	312,454	58,986	10,202	(2,875)	378,767
Selling, general and administrative expenses (excluding depreciation)	135,278	20,491	13,084	—	168,853
Income from credit card operations, net	(6,994)	(824)	—	—	(7,818)
Depreciation expense	16,117	3,015	828	—	19,960
Transaction and other costs	23,544	—	—	—	23,544

Operating earnings	50,267	19,888	(1,195)	(618)	68,342
Interest (income) expense, net	(909)	—	43	—	(866)
Intercompany royalty charges (income)	46,240	(46,240)	—	—	—
Equity in earnings of subsidiaries	(64,825)	—	—	64,825	—

Earnings before income taxes and minority interest	69,761	66,128	(1,238)	(65,443)	69,208
Income taxes	25,607	—	—	—	25,607

Earnings before minority interest	44,154	66,128	(1,238)	(65,443)	43,601
Minority interest in net loss of subsidiaries	—	—	—	553	553

Net earnings	$44,154	$66,128	$(1,238)	$(64,890)	$44,154

	Twenty-six weeks ended January 29, 2005 (Predecessor)
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$1,704,677	$271,696	$71,882	$(11,094)	$2,037,161
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,070,874	177,434	29,046	(10,493)	1,266,861
Selling, general and administrative expenses (excluding depreciation)	415,706	57,388	33,943	—	507,037
Income from credit card operations, net	—	—	(33,384)	—	(33,384)
Depreciation expense	41,089	8,540	2,095	—	51,724
Loss on disposition of Chef's catalog	7,048	8,300	—	—	15,348

Operating earnings	169,960	20,034	40,182	(601)	229,575
Interest expense, net	5,412	—	2,603	—	8,015
Intercompany royalty charges (income)	97,710	(97,710)	—	—	—
Equity in earnings of subsidiaries	(153,166)	—	—	153,166	—

Earnings before income taxes and minority interest	220,004	117,744	37,579	(153,767)	221,560
Income taxes	85,301	—	—	—	85,301

Earnings before minority interest	134,703	117,744	37,579	(153,767)	136,259
Minority interest in net earnings of subsidiaries	—	—	—	(1,556)	(1,556)

Net earnings	$134,703	$117,744	$37,579	$(155,323)	$134,703

	Seventeen weeks ended January 28, 2006 (Successor)
(in thousands)	Parent	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$13,892	$13,892	$95,248	$3,647	$(112,787)	$13,892
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	—	35,598	7,734	1,732	—	45,064
Amortization of debt issue costs	—	4,636	—	—	—	4,636
Amortization of customer lists and favorable lease commitments	—	19,667	3,854	304	—	23,824
Non-cash charges related to step-up in carrying value of inventory	—	31,263	5,129	—	—	36,392
Stock-based compensation charges	—	1,483	—	—	—	1,483
Deferred income taxes	—	(21,194)	—	—	—	(21,194)
Minority interest	—	—	—	—	1,113	1,113
Other, primarily costs related to defined benefit pension and other long-term benefit plans	—	3,123	531	(1,274)	—	2,380
Intercompany royalty income payable (receivable)	—	85,120	(85,120)	—	—	—
Equity in earnings of subsidiaries	(13,892)	(98,058)	—	—	111,950	—
Changes in operating assets and liabilities, net	—	124,359	(20,636)	1,082	(276)	104,529

Net cash provided by operating activities	—	199,889	6,740	5,490	—	212,119

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	—	(62,155)	(6,544)	(3,596)	—	(72,295)
Acquisition of The Neiman Marcus Group, Inc.	—	(5,155,923)	—	—	—	(5,155,923)
Investment in subsidiaries	(1,427,739)	—	—	—	1,427,739	—

Net cash used for investing activities	(1,427,739)	(5,218,078)	(6,544)	(3,596)	1,427,739	(5,228,218)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings	—	3,325,000	—	9,250	—	3,334,250
Repayment of borrowings	—	(384,734)	—	(11,000)	—	(395,734)
Debt issuance costs paid	—	(102,854)	—	—	—	(102,854)
Cash equity contributions	1,427,739	1,427,739	—	—	(1,427,739)	1,427,739
Distributions paid	—	—	—	(39)	—	(39)

Net cash provided by (used for) financing activities	1,427,739	4,265,151	—	(1,789)	(1,427,739)	4,263,362

CASH AND CASH EQUIVALENTS
(Decrease) increase during the period	—	(753,038)	196	105	—	(752,737)
Beginning balance	—	841,745	922	1,593	—	844,260

Ending balance	$—	$88,707	$1,118	$1,698	$—	$91,523

	Nine weeks ended October 1, 2005 (Predecessor)
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$44,154	$66,128	$(1,238)	$(64,890)	$44,154
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	16,117	3,015	828	—	19,960
Stock-based compensation charges	19,968	—	—	—	19,968
Deferred income taxes	(7,327)	—	—	—	(7,327)
Minority Interest	—	—	—	(553)	(553)
Other, primarily costs related to defined benefit pension and other long-term benefit plans	545	254	857	—	1,656
Intercompany royalty income payable (receivable)	46,240	(46,240)	—	—	—
Equity in earnings of subsidiaries	(64,825)	—	—	64,825	—
Changes in operating assets and liabilities, net	499,327	(20,294)	(538,074)	618	(58,423)

Net cash provided by (used for) operating activities	554,199	2,863	(537,627)	—	19,435

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(22,454)	(2,736)	(1,121)	—	(26,311)

Net cash used for investing activities	(22,454)	(2,736)	(1,121)	—	(26,311)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings on lines of credit	—	—	5,750	—	5,750
Repayment of borrowings on lines of credit	—	—	(750)	—	(750)
Cash dividends paid	(7,346)	—	—	—	(7,346)

Net cash (used for) provided by financing activities	(7,346)	—	5,000	—	(2,346)

CASH AND CASH EQUIVALENTS
Increase (decrease) during the period	524,399	127	(533,748)	—	(9,222)
Beginning balance	317,346	795	535,341	—	853,482

Ending balance	$841,745	$922	$1,593	$—	$844,260

	Twenty-six weeks ended January 29, 2005 (Predecessor)
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$134,703	$117,744	$37,579	$(155,323)	$134,703
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	41,089	8,540	2,095	—	51,724
Stock-based compensation charges	2,303	—	—	—	2,303
Loss on disposition of Chef's catalog	7,048	8,300	—	—	15,348
Minority Interest	—	—	—	1,556	1,556
Other, primarily costs related to defined benefit pension and other long-term benefit plans	14,701	761	(646)	—	14,816
Intercompany royalty payable (receivable)	97,710	(97,710)
Equity in earnings of subsidiaries	(153,166)	—	—	153,166	—
Changes in operating assets and liabilities, net	(65,026)	(30,660)	(35,156)	601	(130,241)

Net cash provided by operating activities	79,362	6,975	3,872	—	90,209

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(81,220)	(6,921)	(6,980)	—	(95,121)
Proceeds from the sale of Chef's Catalog	14,419	—	—	—	14,419

Net cash used for investing activities	(66,801)	(6,921)	(6,980)	—	(80,702)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings on lines of credit	—	—	4,750	—	4,750
Repayment of borrowings on lines of credit	(113)	—	(4,000)	—	(4,113)
Acquisitions of treasury stock	(3,088)	—	—	—	(3,088)
Proceeds from stock-based compensation awards	16,273	—	—	—	16,273
Cash dividends paid	(12,664)	—	—	—	(12,664)
Distributions paid	—	—	(1,175)	—	(1,175)

Net cash provided by (used for) financing activities	408	—	(425)	—	(17)

CASH AND CASH EQUIVALENTS
Increase (decrease) during the period	12,969	54	(3,533)	—	9,490
Beginning balance	363,166	828	4,373	—	368,367

Ending balance	$376,135	$882	$840	$—	$377,857

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        We are responsible for the integrity and objectivity of the financial and operating information contained in this Annual Report, including the consolidated financial statements covered by the Report of Independent Registered Public Accounting Firm. These statements were prepared in conformity with generally accepted accounting principles and include amounts that are based on our best estimates and judgment.

        We maintain a system of internal controls which provides management with reasonable assurance that transactions are recorded and executed in accordance with its authorizations, assets are properly safeguarded and accounted for, and records are maintained so as to permit preparation of financial statements in accordance with generally accepted accounting principles. This system includes written policies and procedures, an organizational structure that segregates duties, financial reviews and a comprehensive program of periodic audits by the internal auditors. We have also instituted policies and guidelines which require employees to maintain a high level of ethical standards.

        In addition, the Audit Committee of the Board of Directors, consisting solely of outside directors, meets periodically with management, the internal auditors and the independent registered public accounting firm to review internal accounting controls, audit results and accounting principles and practices and annually recommends to the Board of Directors the selection of the independent registered public accounting firm.

        We are responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. Under our supervision and with the participation of other key members of our management, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework and criteria established in Internal Control—Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that our internal control over financial reporting was effective as of July 30, 2005. During its assessment, management did not identify any material weaknesses in our internal control over financial reporting.

        Deloitte & Touche LLP, the independent registered public accounting firm that audited our consolidated financial statements included in this registration statement on Form S-4, has issued an unqualified attestation report on management's assessment of internal control over financial reporting.

BURTON M. TANSKY
President and Chief Executive Officer

JAMES E. SKINNER
Senior Vice President and Chief Financial Officer

T. DALE STAPLETON
Vice President and Controller

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
The Neiman Marcus Group, Inc.
Dallas, Texas

        We have audited the accompanying consolidated balance sheets of The Neiman Marcus Group, Inc. and subsidiaries (the "Company") as of July 30, 2005 and July 31, 2004, and the related consolidated statements of earnings, cash flows, and shareholders' equity for each of the three years in the period ended July 30, 2005. Our audits also included the financial statement schedule listed in the Index to Consolidated Financial Statements and Financial Statement Schedule. We also have audited management's assessment, included in the accompanying "Management's Report on Internal Control over Financial Reporting," that the Company maintained effective internal control over financial reporting as of July 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these financial statements and financial statement schedule, an opinion on management's assessment, and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audit of financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 30, 2005 and July 31, 2004, and the results of its operations and its cash flows for each of the three years in the period ended July 30, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Also, in our opinion, management's assessment that the Company maintained effective internal control over financial reporting as of July 30, 2005, is fairly stated, in all material respects, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of July 30, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        The Company changed its method of accounting for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," for the year ended August 2, 2003, as discussed in Note 3 of the Notes to Consolidated Financial Statements.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
September 15, 2005 (April 7, 2006 as to Notes 1, 15 and 16)

THE NEIMAN MARCUS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	July 30, 2005	July 31, 2004
	(in thousands, except shares)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$853,482	$368,367
Accounts receivable, net of allowance	29,886	551,687
Merchandise inventories	748,366	720,277
Deferred income taxes	17,783	9,078
Other current assets	58,964	56,757

TOTAL CURRENT ASSETS	1,708,481	1,706,166

PROPERTY AND EQUIPMENT
Land, buildings and improvements	794,559	683,618
Fixtures and equipment	814,216	729,250
Construction in progress	118,376	101,504

	1,727,151	1,514,372
Less accumulated depreciation and amortization	872,142	763,889

PROPERTY AND EQUIPMENT, NET	855,009	750,483

OTHER ASSETS	97,170	160,999

TOTAL ASSETS	$2,660,660	$2,617,648

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$282,887	$289,282
Accrued liabilities	332,937	286,833
Notes payable and current maturities of long-term liabilities	1,450	1,563
Current portion of borrowings under Credit Card Facility	—	150,000

TOTAL CURRENT LIABILITIES	617,274	727,678

LONG-TERM LIABILITIES
Notes and debentures	249,780	249,757
Borrowings under Credit Card Facility	—	75,000
Deferred real estate credits	86,575	71,898
Other long-term liabilities	120,973	92,074
Deferred income taxes	—	20,381

TOTAL LONG-TERM LIABILITIES	457,328	509,110

MINORITY INTEREST	12,112	10,298
COMMITMENTS AND CONTINGENCIES
COMMON STOCKS
Class A Common Stock—$.01 par value; Authorized—100 million shares; Issued 29,774,476 shares and 29,294,405 shares	298	293
Class B Common Stock—$.01 par value; Authorized—100 million shares; Issued 19,941,833 shares and 19,941,833 shares	199	199
ADDITIONAL PAID-IN CAPITAL	520,414	491,849
ACCUMULATED OTHER COMPREHENSIVE LOSS	(47,030)	(4,536)
RETAINED EARNINGS	1,125,726	905,330
TREASURY STOCK (768,731 shares and 710,227 shares, at cost)	(25,661)	(22,573)

TOTAL SHAREHOLDERS' EQUITY	1,573,946	1,370,562

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,660,660	$2,617,648

See Notes to Consolidated Financial Statements.

THE NEIMAN MARCUS GROUP, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands, except per share data)
Revenues	$3,821,924	$3,524,771	$3,080,353
Cost of goods sold including buying and occupancy costs (excluding depreciation)	2,390,584	2,230,904	1,997,689
Selling, general and administrative expenses (excluding depreciation)	974,593	901,486	830,989
Income from credit card operations, net	(71,644)	(55,750)	(53,313)
Depreciation expense	107,687	99,042	82,878
Loss on disposition of Chef's Catalog	15,348	—	—
Gain on Credit Card Sale	(6,170)	—	—
Impairment and other charges	—	3,853	—

Operating earnings	411,526	345,236	222,110
Interest expense, net	12,378	15,923	16,270

Earnings before income taxes, minority interest and change in accounting principle	399,148	329,313	205,840
Income taxes	146,487	120,932	79,248

Earnings before minority interest and change in accounting principle	252,661	208,381	126,592
Minority interest in net earnings of subsidiaries	(3,837)	(3,549)	(2,488)

Earnings before change in accounting principle	248,824	204,832	124,104
Change in accounting principle — writedown of intangible assets, net of taxes	—	—	(14,801)

Net earnings	$248,824	$204,832	$109,303

Weighted average number of common and common equivalent shares outstanding:
Basic	48,330	47,997	47,462
Diluted	49,531	48,873	47,795
Basic earnings per share:
Earnings before change in accounting principle	$5.15	$4.27	$2.61
Change in accounting principle	—	—	(0.31)

Basic earnings per share	$5.15	$4.27	$2.30

Diluted earnings per share:
Earnings before change in accounting principle	$5.02	$4.19	$2.60
Change in accounting principle	—	—	(0.31)

Diluted earnings per share	$5.02	$4.19	$2.29

See Notes to Consolidated Financial Statements.

THE NEIMAN MARCUS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$248,824	$204,832	$109,303
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	107,687	99,042	82,878
Deferred income taxes	(15,105)	23,274	7,444
Loss on disposition of Chef's Catalog	15,348	—	—
Gain on Credit Card Sale	(6,170)	—	—
Net cash received from Credit Card Sale	533,656	—	—
Impairment of intangible assets and other charges	—	3,853	14,801
Minority interest	3,837	3,549	2,488
Other—primarily costs related to defined benefit pension and other long-term benefit plans	41,633	33,222	24,189

	929,710	367,772	241,103
Changes in operating assets and liabilities:
Increase in accounts receivable	(71,082)	(529,092)	(2,817)
Decrease (increase) in undivided interests	—	242,565	(33,963)
Increase in merchandise inventories	(38,074)	(33,215)	(30,218)
(Increase) decrease in other current assets	(6,161)	12,026	(22,135)
Decrease (increase) in other assets	10,743	(4,454)	(10,735)
Increase in accounts payable and accrued liabilities	24,864	40,414	17,770
Increase in deferred real estate credits	15,400	1,556	36,407
Funding of defined benefit pension plan	(20,000)	(45,000)	(30,760)

Net cash provided by operating activities	845,400	52,572	164,652

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(202,535)	(120,473)	(129,568)
Net increase in cash restricted for repayment of borrowings under Credit Card Facility	(40,713)	—	—
Proceeds from sale of Chef's Catalog and other assets	14,419	3,183	—

Net cash used for investing activities	(228,829)	(117,290)	(129,568)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings	10,000	2,750	81,051
Repayment of debt	(10,113)	(1,500)	(81,051)
Borrowings under Credit Card Facility	—	225,000	—
Repayment of borrowings under Credit Card Facility	(112,500)	—	—
Acquisition of treasury stock	(3,088)	(7,553)	(15,020)
Cash dividends paid	(27,398)	(12,632)	—
Distributions paid	(4,457)	(3,727)	(2,432)
Proceeds from exercises of stock options and restricted stock grants	16,100	23,797	10,680

Net cash (used for) provided by financing activities	(131,456)	226,135	(6,772)

CASH AND CASH EQUIVALENTS
Increase during the year	485,115	161,417	28,312
Beginning balance	368,367	206,950	178,638

Ending balance	$853,482	$368,367	$206,950

Supplemental Schedule of Cash Flow Information:
Cash paid during the year for:
Interest	$22,717	$17,833	$18,071

Income taxes	$144,626	$104,742	$61,860

Noncash activities:
Borrowings assumed by HSBC in connection with the Credit Card Sale	$112,500	—	—

See Notes to Consolidated Financial Statements.

THE NEIMAN MARCUS GROUP, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

				Accumulated Other Comprehensive Income (Loss)
	Common Stocks		Additional Paid-In Capital		Retained Earnings	Treasury Stock	Total Shareholders' Equity
	Class A	Class B
	(in thousands)
BALANCE AT AUGUST 3, 2002	$280	$200	$443,788	$906	$610,139	$—	$1,055,313
Issuance of 482 shares for stock based compensation awards	5	—	10,675	—	—	—	10,680
Acquisition of treasury stock						(15,020)	(15,020)
Other equity transactions	(3)	(3)	4,057	—	—	—	4,051
Comprehensive income:
Net earnings	—	—	—	—	109,303	—	109,303
Adjustments for fluctuations in fair market value of financial instruments, net of tax $466				744			744
Reclassification of amounts to net earnings, net of tax of ($562)	—	—	—	(916)	—	—	(916)
Minimum pension liability, net of tax of ($16,744)	—	—	—	(26,744)	—	—	(26,744)
Other	—	—	—	437	—	—	437

Total comprehensive income	—	—	—	—	—	—	82,824

BALANCE AT AUGUST 2, 2003	282	197	458,520	(25,573)	719,442	(15,020)	1,137,848
Issuance of 950 shares for stock based compensation awards	10	—	23,787	—	—	—	23,797
Acquisition of treasury stock	—	—	—	—	—	(7,553)	(7,553)
Cash dividends declared ($0.39 per share)	—	—	—	—	(18,944)	—	(18,944)
Other equity transactions	1	2	9,542	—	—	—	9,545
Comprehensive income:
Net earnings	—	—	—	—	204,832	—	204,832
Adjustments for fluctuations in fair market value of financial instruments, net of tax ($349)				(546)			(546)
Reclassification of amounts to net earnings, net of tax of ($466)	—	—	—	(744)	—	—	(744)
Minimum pension liability, net of tax of $13,755	—	—	—	22,071	—	—	22,071
Other	—	—	—	256	—	—	256

Total comprehensive income						—	225,869

BALANCE AT JULY 31, 2004	293	199	491,849	(4,536)	905,330	(22,573)	1,370,562
Issuance of 491 shares for stock based compensation awards	5	—	16,095	—	—	—	16,100
Acquisition of treasury stock	—	—	—	—	—	(3,088)	(3,088)
Cash dividends declared ($0.58 per share)	—	—	—	—	(28,428)	—	(28,428)
Other equity transactions	—	—	12,470	—	—	—	12,470
Comprehensive income:
Net earnings	—	—	—	—	248,824	—	248,824
Adjustments for fluctuations in fair market value of financial instruments, net of tax ($706)				(1,114)			(1,114)
Reclassification of amounts to net earnings, net of tax of $349	—	—	—	546	—	—	546
Minimum pension liability, net of tax of ($26,511)	—	—	—	(42,248)	—	—	(42,248)
Other	—	—	—	322	—	—	322

Total comprehensive income				—			206,330

BALANCE AT JULY 30, 2005	$298	$199	$520,414	$(47,030)	$1,125,726	$(25,661)	$1,573,946

See Notes to Consolidated Financial Statements.

THE NEIMAN MARCUS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Summary of Significant Accounting Policies

BASIS OF PRESENTATION

        The Consolidated Financial Statements of The Neiman Marcus Group, Inc. and subsidiaries (Company) have been prepared in accordance with generally accepted accounting principles. Our businesses consist of Specialty Retail Stores (Specialty Retail Stores), primarily Neiman Marcus Stores and Bergdorf Goodman, and Neiman Marcus Direct, our direct marketing operation (Direct Marketing).

        We own a 51% interest in Gurwitch Products, L.L.C., which distributes and markets the Laura Mercier cosmetic line, and a 56% interest in Kate Spade LLC, a manufacturer and retailer of high-end designer handbags and accessories (the Brand Development Companies). All significant intercompany accounts and transactions have been eliminated.

        Our fiscal year ends on the Saturday closest to July 31. All references to 2005 relate to the 52 weeks ended July 30, 2005; all references to 2004 relate to the 52 weeks ended July 31, 2004 and all references to 2003 relate to the 52 weeks ended August 2, 2003. References to 2006 and years thereafter relate to our fiscal years for such periods.

        On May 1, 2005, our Board of Directors approved a definitive agreement to sell the Company to an investment group consisting of Texas Pacific Group and Warburg Pincus, LLC (collectively, the Sponsors). Under the terms of the agreement, the Sponsors will acquire all of the outstanding Class A and Class B shares of The Neiman Marcus Group, Inc. for $100.00 per share in cash, representing a transaction value of approximately $5.1 billion. Each of the Sponsors will own equal stakes in the Company upon completion of the transaction. Our shareholders approved the definitive agreement to sell the Company on August 16, 2005. The sale closed on October 6, 2005.

        Certain prior period balances have been reclassified to conform to the current period presentation. Depreciation expense and income from credit card operations, net are now shown as separate line items on our statements of earnings. In prior periods, depreciation expense was included in buying and occupancy costs and the income from our credit card operations was included as a reduction to selling, general and administrative expenses.

ESTIMATES AND CRITICAL ACCOUNTING POLICIES

        We make estimates and assumptions about future events in preparing our financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the amounts of assets, liabilities, revenues and expenses and the disclosure of gain and loss contingencies at the date of the Consolidated Financial Statements.

        While we believe that our past estimates and assumptions have been materially accurate, the amounts currently estimated are subject to change if we make different assumptions as to the outcome of future events. We evaluate our estimates and judgments on an ongoing basis and predicate those estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances. We make adjustments to our assumptions and judgments when facts and circumstances dictate. Since future events and their effects cannot be determined with absolute certainty, actual results may differ from the estimates used in preparing the accompanying Consolidated Financial Statements.

        Cash and Cash Equivalents.    Cash and cash equivalents primarily consist of cash on hand in the stores, deposits with banks and overnight investments with banks and financial institutions. Cash equivalents are stated at cost, which approximates fair value. Our cash management system provides for the reimbursement of all major bank disbursement accounts on a daily basis. Accounts payable includes $45.0 million of outstanding checks not yet presented for payment at July 30, 2005 and $53.5 million at July 31, 2004.

        Accounts Receivable.    Accounts receivable primarily consist of our third-party credit card receivables and the net trade receivables of the Brand Development Companies. Prior to the sale of our proprietary credit card accounts to HSBC Bank Nevada National Association (HSBC) on July 7, 2005 (Credit Card Sale), accounts receivable also included our proprietary credit card receivables. Historically, we extended credit to certain of our customers pursuant to our proprietary retail credit card program. Prior to the Credit Card Sale, our credit card operations generated finance charge income, which was recognized as income when earned and was recorded as income from credit card operations, net, and we maintained reserves for potential credit losses. We evaluated the collectibility of our accounts receivable based on a combination of factors, including analysis of historical trends, aging of accounts receivable, write-off experience and expectations of future performance. Following the Credit Card Sale, HSBC will extend credit to customers under our proprietary credit card arrangements.

        Merchandise Inventories and Cost Of Goods Sold.    We utilize the retail method of accounting for substantially all of our merchandise inventories. Merchandise inventories are stated at the lower of cost or market. The retail inventory method is widely used in the retail industry due to its practicality.

        Under the retail inventory method, the valuation of inventories at cost and the resulting gross margins are determined by applying a calculated cost-to-retail ratio, for various groupings of similar items, to the retail value of inventories. The cost of the inventory reflected on the consolidated balance sheets is decreased by charges to cost of goods sold at the time the retail value of the inventory is lowered through the use of markdowns. Earnings are negatively impacted when merchandise is marked down.

        Our sales activities are conducted during two primary selling seasons—Fall and Spring. The Fall selling season is conducted primarily in our first and second quarters and the Spring selling season is conducted primarily in the third and fourth quarters. During each season, we record markdowns to reduce the retail value of our inventories. Factors considered in determining markdowns include current and anticipated demand, customer preferences, age of merchandise and fashion trends. During the season, we record both temporary and permanent markdowns. Temporary markdowns are recorded at the time of sale and reduce the retail value of only the goods sold. Permanent markdowns are designated primarily for clearance activity and reduce the retail value of all goods subject to markdown that are held. At the end of each selling season, we record permanent markdowns for clearance goods remaining in ending inventory.

        The areas requiring significant judgment related to the valuation of our inventories include 1) setting the original retail value for the merchandise held for sale, 2) recognizing merchandise for which the customer's perception of value has declined and appropriately marking the retail value of the merchandise down to the perceived value and 3) estimating the shrinkage that has occurred between physical inventory counts. These judgments and estimates, coupled with the averaging processes within the retail method can, under certain circumstances, produce varying financial results. Factors that can lead to different financial results include 1) determination of original retail values for merchandise held for sale, 2) identification of declines in perceived value of inventories and processing the appropriate retail value markdowns and 3) overly optimistic or conservative estimates of shrinkage. We believe appropriate merchandise valuation and pricing controls minimize the risk that our inventory values would be materially misstated.

        Consistent with industry business practice, we receive allowances from certain of our vendors in support of the merchandise we purchase for resale. We receive certain allowances to reimburse us for markdowns taken and/or to support the gross margins earned in connection with the sales of the vendor's merchandise. We recognize these allowances as an increase to gross margin when the allowances are earned and approved by the vendor. Other allowances we receive represent reductions to the amounts paid to acquire the merchandise. We recognize these allowances as a reduction in the cost of the acquired merchandise resulting in an increase to gross margin at the time the goods are sold. The amounts of vendor reimbursements we received did not have a significant impact on the year-over-year change in gross margin during 2005, 2004 or 2003. Vendor allowances received were $83.5 million in 2005, $79.3 million in 2004 and $83.4 million in 2003.

        We obtain certain merchandise, primarily precious jewelry, on a consignment basis in order to expand our product assortment. Consignment merchandise with a cost basis of approximately $226.8 million at July 30, 2005 and approximately $220.4 million at July 31, 2004 is not reflected in our consolidated balance sheets.

        Long-lived Assets.    Property and equipment are stated at historical cost less accumulated depreciation. For financial reporting purposes, we compute depreciation principally using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over five to 30 years while fixtures and equipment are depreciated over three to 15 years. Leasehold improvements are amortized over the shorter of the asset life or the lease term. Costs incurred for the development of internal computer software are capitalized and amortized using the straight-line method over three to ten years.

        To the extent we remodel or otherwise replace or dispose of property and equipment prior to the end of the assigned depreciable lives, we could realize a loss or gain on the disposition. To the extent assets continue to be used beyond their assigned depreciable lives, no depreciation expense is incurred. We reassess the depreciable lives of our long-lived assets in an effort to reduce the risk of significant losses or gains at disposition and utilization of assets with no depreciation charges. The reassessment of depreciable lives involves utilizing historical remodel and disposition activity and forward-looking capital expenditure plans.

        We assess the recoverability of the carrying values of our store assets annually and upon the occurrence of certain events (e.g., opening a new store near an existing store or announcing plans for a store closing). The recoverability assessment requires judgment and estimates of future store generated cash flows. The underlying estimates of cash flows include estimates for future revenues, gross margin rates and store expenses. We base these estimates upon the stores' past and expected future performance. New stores may require two to five years to develop a customer base necessary to generate the cash flows of our more mature stores. To the extent our estimates for revenue growth and gross margin improvement are not realized, future annual assessments could result in impairment charges.

        Recoverability of goodwill and intangible assets is assessed annually and upon the occurrence of certain events. The recoverability assessment requires us to make judgments and estimates regarding fair values. Fair values are determined using estimated future cash flows, including growth assumptions for future revenues, gross margin rates and other estimates. To the extent that our estimates are not realized, future assessments could result in impairment charges.

        Leases.    We lease certain retail stores and office facilities. Stores we own are often subject to ground leases. The terms of our real estate leases, including renewal options, range from 15 to 99 years. Most leases provide for monthly fixed minimum rentals or contingent rentals based upon sales in excess of stated amounts and normally require us to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs. For leases that contain predetermined, fixed calculations of the minimum rentals, we recognize rent expense on a straight-line basis over the lease term.

        We receive allowances from developers related to the construction of our stores. We record these allowances as deferred real estate credits which we recognize as a reduction of rent expense on a straight-line basis over the lease term. We received construction allowances aggregating $26.1 million in 2005, $2.3 million in 2004 and $29.6 million in 2003. Uncollected balances due from developers are recorded as receivables, included in other assets in the consolidated balance sheets, and aggregated $4.4 million at July 30, 2005 and $15.2 million at July 31, 2004.

        Benefit Plans.    We sponsor a noncontributory defined benefit pension plan (Pension Plan) covering substantially all full-time employees and an unfunded supplemental executive retirement plan (SERP Plan) which provides certain employees additional pension benefits. In calculating our obligations and related expense, we make various assumptions and estimates, after consulting with outside actuaries and advisors. The annual determination of expense involves calculating the estimated total benefits ultimately payable to plan participants and allocating this cost to the periods in which services are expected to be rendered. We use the projected unit credit method in recognizing pension liabilities. The Pension and SERP Plans are valued annually as of the beginning of each fiscal year.

        Significant assumptions related to the calculation of our obligations include the discount rate used to calculate the actuarial present value of benefit obligations to be paid in the future, the expected long-term rate of return on assets held by the Pension Plan and the average rate of compensation increase by plan participants. We review these actuarial assumptions annually based upon currently available information.

        Self-insurance and Other Employee Benefit Reserves.    We use estimates in the determination of the required accruals for general liability, workers' compensation and health insurance as well as short-term disability, supplemental executive retirement benefits and postretirement health care benefits. We base these estimates upon an examination of historical trends, industry claims experience and, in certain cases, calculations performed by third-party actuaries. Projected claims information may change in the future and may require us to revise these reserves.

        Other Long-term Liabilities.    Other long-term liabilities consist primarily of certain employee benefit obligations, postretirement health care benefit obligations and the liability for scheduled rent increases.

        Revenues.    Revenues include sales of merchandise and services, net commissions earned from leased departments in our retail stores and delivery and processing revenues related to merchandise sold. We recognize revenues from our retail operations at the later of the point of sale or the delivery of goods to the customer. We recognize revenues from our direct marketing operation when the merchandise is delivered to the customer.

        We maintain reserves for anticipated sales returns primarily based on our historical trends related to returns by our retail and direct marketing customers.

        Buying and Occupancy Costs.    Our buying costs consist primarily of salaries and expenses incurred by our merchandising and buying operations. Occupancy costs primarily include rent, property taxes and operating costs of our retail, distribution and support facilities.

        Selling, General and Administrative Expenses (excluding depreciation).    Selling, general and administrative expenses are comprised principally of the costs related to employee compensation and benefits in the selling and administrative support areas, preopening expenses, advertising and catalog costs and insurance expense.

        We receive allowances from certain merchandise vendors in conjunction with compensation programs for employees who sell the vendors' merchandise. These allowances are netted against the related compensation expense that we incur. Amounts received from vendors related to compensation programs were $53.2 million in 2005, $46.3 million in 2004 and $41.1 million in 2003.

        Income from credit card operations, net.    Prior to the Credit Card Sale on July 7, 2005, our credit card operations generated finance charge income, net of credit losses, which we recognized as income when earned. As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit card and non-card payment plans bearing our brands and we receive ongoing payments from HSBC based on net credit card sales and compensation for marketing and servicing activities (HSBC Program Income). We recognize HSBC Program Income when earned.

        Prior to the Credit Card Sale on July 7, 2005, we transferred substantially all of our credit card receivables to a wholly-owned subsidiary, Neiman Marcus Funding Corporation, which in turn sold such receivables to the Neiman Marcus Credit Card Master Trust (Trust) pursuant to a revolving credit card securitization program (the Credit Card Facility). We also held certain rights to certain residual cash flows comprised of excess finance charge collections (IO Strip). At the inception of the Credit Card Facility in September 2000, the Trust issued certificates representing undivided interests in the credit card receivables to both third-party investors (Sold Interests) and to the Company (Retained Interests). From the inception of the Credit Card Facility until December 2003, our transfers and sales of credit card receivables pursuant to the terms of the Credit Card Facility were accounted for as sales (Off-Balance Sheet Accounting). As a result, we recognized a gain or loss equal to the difference between the consideration received for the Sold Interests and the allocated cost basis of the receivables sold. Income was recorded on the Retained Interests and the IO Strip on the basis of their estimated effective yield to maturity. In addition, under the Credit Card Facility, we serviced the credit card receivables for a contractually defined servicing fee.

        Preopening Expenses.    Preopening expenses primarily consist of payroll and related media costs incurred in connection with new and replacement store openings and are expensed when incurred. In 2005, we incurred preopening expenses of $1.4 million in connection with the scheduled opening of the San Antonio store in September 2005 and two clearance centers opened in 2005. We opened no new stores in 2004 and had no preopening expenses in 2004. Preopening expenses were $8.0 million for 2003.

        Advertising and Catalog Costs.    We incur costs to advertise and promote the merchandise assortment offered by both Specialty Retail Stores and Direct Marketing. Advertising costs incurred by our Specialty Retail Stores consist primarily of print media costs related to promotional materials mailed to our customers. These costs are expensed at the time of mailing to the customer. Advertising costs incurred by Direct Marketing relate to the production, printing and distribution of our print catalogs and the production of the photographic content on our websites. We amortize the costs of print catalogs during the periods we expect to generate revenues from such catalogs, generally three to six months. We expense the costs incurred to produce the photographic content on our websites at the time the images are first loaded onto the website. We expense website design costs as incurred.

        Deferred catalog costs included in other current assets in the consolidated balance sheets were $8.7 million as of July 30, 2005 and $10.3 million as of July 31, 2004. Net advertising expenses were $120.5 million in 2005, $125.0 million in 2004 and $113.7 million in 2003.

        Consistent with industry practice, we receive advertising allowances from certain of our merchandise vendors. Substantially all the advertising allowances we receive represent reimbursements of direct, specific and incremental costs that we incur to promote the vendor's merchandise in connection with our various advertising programs, primarily catalogs and other print media. As a result, these allowances are recorded as a reduction of our advertising costs when earned. Vendor allowances earned and recorded as a reduction to selling, general and administrative expenses aggregated approximately $57.5 million in 2005, $55.3 million in 2004 and $53.2 million in 2003.

        Loyalty Programs.    We maintain customer loyalty programs in which customers accumulate points for qualifying purchases. Upon reaching certain levels, customers may redeem their points for gifts. Generally, points earned in a given year must be redeemed no later than 90 days subsequent to the end of the annual program period.

        The estimates of the costs associated with the loyalty programs require us to make assumptions related to customer purchasing levels, redemption rates and costs of awards to be chosen by our customers. Our customers redeem a substantial portion of the points earned in connection with our loyalty programs for gift cards. At the time the qualifying sales giving rise to the loyalty program points are made, we defer the portion of the revenues on the qualifying sales transactions equal to the estimate of the retail value of the gift cards to be issued upon conversion of the points to gift cards. We record the deferral of revenues related to gift card awards under our loyalty programs as a reduction of revenues. In addition, we charge the cost of all other awards under our loyalty programs to cost of goods sold.

        Stock-Based Compensation.    We account for stock-based compensation awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. We recognize compensation cost for the intrinsic value of stock-based awards in an amount equal to the difference between the exercise price of the award and the fair value of our stock at the date of grant. Accordingly, we recognize no compensation expense for stock options since all options granted have an exercise price equal to the market value of our common stock on the grant date. We recognize compensation expense for our restricted stock and purchase restricted stock awards.

        The following table illustrates the effect on net earnings and earnings per share as if we had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based

Compensation," to stock-based employee compensation using the Black-Scholes option-pricing model for 2005, 2004 and 2003:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands, except per share data)
Net earnings:
As reported	$248,824	$204,832	$109,303
Add: stock-based employee compensation recorded under intrinsic value method, net of related taxes	4,999	3,119	2,422
Less: stock-based employee compensation expense determined under fair value method, net of related taxes	(13,302)	(11,806)	(10,269)

Pro forma net earnings	$240,521	$196,145	$101,456

Basic earnings per share:
As reported	$5.15	$4.27	$2.30
Pro forma	$4.98	$4.09	$2.14
Diluted earnings per share:
As reported	$5.02	$4.19	$2.29
Pro forma	$4.86	$4.01	$2.12

        We estimate the fair value of each option grant on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2005, 2004 and 2003:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
Expected life (years)	5	5	5
Expected volatility	25.0%	32.7%	36.6%
Risk-free interest rate	3.3%	3.1%	3.0%
Dividend yield	1.0%	—	—

        The weighted-average fair value of options granted was $14.38 in 2005, $14.79 in 2004 and $11.40 in 2003.

        The effects on pro forma net earnings and earnings per share of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net earnings for future periods due to such factors as the vesting periods of stock options and the potential issuance of additional stock options in future years.

        Income Taxes.    We are routinely under audit by federal, state or local authorities in the area of income taxes. These audits include questioning the timing and amount of deductions and the allocation of income among various tax jurisdictions. In evaluating the exposure associated with various tax filing positions, we accrue charges for probable exposures. Based on our annual evaluations of tax positions, we believe we have appropriately accrued for probable exposures. To the extent we were to prevail in matters for which accruals have been established or be required to pay amounts in excess of recorded reserves, our effective tax rate in a given financial statement period could be materially impacted. In the fourth quarter of 2005, we recognized net income tax benefits aggregating $7.6 million related to a favorable settlement associated with previous state tax filings and reductions in previously recorded deferred tax liabilities. Excluding these benefits, our effective tax rate was 38.6% for 2005. In the second quarter of 2004, we also recognized a net income tax benefit of $7.5 million related to favorable settlements associated with previous state tax filings. Excluding this benefit, our effective tax rate was 39.0% for 2004.

        Basic and Diluted Net Income Per Share.    Basic net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding. The dilutive effect of stock options and other common stock equivalents, including contingently returnable shares, is included in the calculation of diluted earnings per share using the treasury stock method.

        Recent Accounting Pronouncements.    In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment." This standard is a revision of SFAS No. 123 and supersedes Accounting Principles Board Opinion No. 25 and its related implementation guidance. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and is effective for the first interim period or annual reporting period beginning after June 15, 2005. We will adopt SFAS No. 123R in the first quarter of 2006. The adoption of SFAS No. 123R will reduce reported net income and earnings per share because we will be required to recognize compensation expense for our stock options. We are in the process of evaluating the impact of the adoption of SFAS No. 123R.

NOTE 2. Credit Card Receivables

        Subsequent to the Credit Card Sale.    On July 7, 2005, HSBC purchased our approximately three million private label Neiman Marcus and Bergdorf Goodman credit card accounts and related assets, as well as the outstanding balances associated with such accounts (Credit Card Sale). The total purchase price was approximately $647 million, consisting of approximately $534 million in net cash proceeds and the assumption of approximately $113 million of outstanding debt under our revolving credit card securitization facility. We recognized a gain of $6.2 million in connection with the sale of our credit card portfolio to HSBC.

        As a part of the Credit Card Sale, we entered into a long-term marketing and servicing alliance with HSBC. Under the terms of this alliance, HSBC offers credit card and non-card payment plans bearing our brands and we receive ongoing payments from HSBC related to credit card sales and compensation for marketing and servicing activities (HSBC Program Income). In addition, we continue to handle key customer service functions, initially including new account processing, most transaction authorization, billing adjustments, collection services and customer inquiries. In 2005, our credit card operations generated net finance charge income of approximately $75.4 million. If the Credit Card Sale had been consummated as of the first day of 2005, we believe, the HSBC Program Income for 2005 would have been at least $42 million. HSBC and the Company are currently in the process of implementing changes to the proprietary credit card program that we expect will be fully implemented during the fourth quarter of 2006. Had such changes been fully implemented on the first day of 2005, we believe the HSBC Program Income for 2005 would have been approximately $56 million.

        Prior to the Credit Card Sale.    Prior to the Credit Card Sale on July 7, 2005, we transferred substantially all of our credit card receivables to a wholly-owned subsidiary, Neiman Marcus Funding Corporation, which in turn sold such receivables to the Neiman Marcus Credit Card Master Trust (Trust) pursuant to a revolving credit card securitization program (the Credit Card Facility). At the inception of the Credit Card Facility in September 2000, the Trust issued certificates representing undivided interests in the credit card receivables to both third-party investors (Sold Interests) and to the Company (Retained Interests). From the inception of the Credit Card Facility until December 2003, our transfers and sales of credit card receivables pursuant to the terms of the Credit Card Facility were accounted for as sales (Off-Balance Sheet Accounting). As a result, $225.0 million of credit card receivables were removed from our balance sheet at the inception of the Credit Card Facility and the Trust's $225.0 million repayment obligation to the holders of the certificates representing the Sold Interests was not shown as a liability on our consolidated balance sheet.

        The Sold Interests were represented by Class A Certificates, aggregating $225.0 million at face value. The holders of the Class A Certificates were entitled to monthly interest distributions at the contractually-defined rate of one month LIBOR plus 0.27% annually. The distributions to the Class A Certificate holders were payable from the finance charge income generated by the credit card receivables held by the Trust. In order to maintain the committed level of securitized assets, cash collections on the securitized receivables were used by the Trust to purchase new credit card balances from us in accordance with the terms of the Credit Card Facility.

        We held Retained Interests represented by the Class B Certificate ($23.8 million face value), the Class C Certificate ($68.2 million face value) and the Seller's Certificate (representing the excess of the total receivables sold to the Trust over the Sold Interests and the Class B and Class C Certificates). In addition, we held rights to certain residual cash flows comprised of excess finance charge collections (IO Strip). Pursuant to the terms of the Trust, our rights to payments with respect to the Class B Certificate, the Class C Certificate, the Seller's Certificate and the IO Strip were subordinated to the rights of the holders of the Class A Certificates. As a result, the credit quality of the Class A Certificates was enhanced, thereby lowering the interest cost paid by the Trust on the Class A Certificates. Recourse to the Company with respect to the sale of assets was limited to our Retained Interests.

        Under the Credit Card Facility, we serviced the credit card receivables for a contractually defined servicing fee. We earned servicing fees of $5.4 million in 2005 and $6.3 million in both 2004 and 2003.

        In connection with Off-Balance Sheet Accounting, our Retained Interests were shown as "Undivided interests in NMG Credit Card Master Trust" on our consolidated balance sheets. The certificates representing the Retained Interests were securities that we intended to "hold to maturity" and were carried at amortized cost of $231.6 million at August 2, 2003. The IO Strip was treated as an "available-for-sale" security and was carried at its estimated fair value of $11.5 million at August 2, 2003. In determining the fair value of the Retained Interests at August 2, 2003, the key economic assumptions used were 1) a weighted average life of receivables of 4 months, 2) expected annual credit losses of 0.79%, 3) a net interest spread of 16.36% and 4) a weighted average discount rate of 5.95%. Changes in the fair value of the IO Strip were reflected as a component of other comprehensive income. Income was recorded on the Retained Interests and the IO Strip on the basis of their estimated effective yield to maturity and was recorded in income from credit card operations, net.

        Transfers to the Trust ceased to qualify for Off-Balance Sheet Accounting beginning in December 2003 since the receivables transferred after November 2003 were subject to our future repurchase based upon the provisions of the Credit Card Facility. Rather, these transfers were recorded as secured borrowings (Financing Accounting). As a consequence, the credit card receivables generated after November 2003 remained on our balance sheet as assets and the portions of Class A Certificates that funded such receivables were reflected as a liability. The transition period from Off-Balance Sheet Accounting to Financing Accounting (Transition Period) lasted approximately four months (December 2003 to March 2004). During the Transition Period, cash collections of receivables were allocated to the previous Sold Interests and Retained Interests until such time as those balances were reduced to zero. By the end of the Transition Period, our entire credit card portfolio was included in accounts receivable in our consolidated balance sheet and the $225.0 million repayment obligation was shown as a liability.

        Beginning in April 2005, cash collections were used by the Trust to repay the $225.0 million principal balance of the Class A Certificates in six monthly installments of $37.5 million (Amortization Period). Prior to the Credit Card Sale, we had repaid $112.5 million of the principal balance of the Class A Certificates and had placed $40.7 million on deposit with the Trust to fund future repayment obligations. In connection with the Credit Card Sale, HSBC assumed the remaining obligations related to the outstanding Class A Certificates.

        The table below summarizes the amount of cash flows between us and the Trust (prior to the Credit Card Sale in 2005):

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in millions)
Principal collections:
Reinvested by the Trust in revolving period securitizations	$2,013.4	$1,958.9	$1,719.9
Reinvested portion allocable to Retained Interests	—	483.4	922.4
Servicing fees received by the Company	5.4	6.3	6.3
Excess cash flows related to the IO Strip	$52.4	$53.6	$46.7

        The table below provides historical credit card delinquencies and net credit losses:

	Years Ended
	July 31, 2004	August 2, 2003
	(in millions, except percentages)
Total face value of receivables	$527.7	$471.0
Delinquent principal over 90 days	1.8%	1.8%
Annual credit losses (net of recoveries)	$14.3	$14.3

        Income from Credit Card Operations.    A summary of the income and expenses related to our accounts receivable portfolio:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in millions)
Income:
Finance charge income	$78.7	$39.9	$—
Gains on sales of Sold Interests	—	3.2	8.0
Income from Retained Interests, net	—	21.5	39.0
Servicing fee income	5.4	6.3	6.3
HSBC Program Income	2.2	—	—
Expenses:
Bad debt expense, net	(14.7)	(7.6)	—
Amortization of premium	—	(7.6)	—

Income from credit card operations, net	71.6	55.7	53.3
Interest expense on Class A Certificates	(5.2)	(2.1)	—

Credit contribution before administration, promotion and marketing expenses	$66.4	$53.6	$53.3

        As of the start of the Transition Period in December 2003, the carrying value of the Sold and Retained Interests exceeded face value by approximately $7.6 million as a result of the application of the provisions of current accounting rules related to the calculation of the gains on sale of the previous Sold Interests and the valuation of both Sold and Retained Interests. During the Transition Period, the $7.6 million premium was amortized as a reduction of our net earnings from our credit card portfolio. Of the $7.6 million premium, $5.3 million was amortized in the second quarter of 2004 and the remaining $2.3 million was amortized in the third quarter of 2004.

NOTE 3. Goodwill and Intangible Assets

        The significant components of goodwill and intangible assets, included in other assets in the accompanying consolidated balance sheets, are as follows:

	July 30, 2005	July 31, 2004
	(in thousands)
Goodwill	$14,872	$23,747
Trademarks	56,645	64,945

	$71,517	$88,692

        We adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" as of the beginning of the first quarter of 2003. SFAS No. 142 established a new fair value-based accounting model for the valuation of goodwill and indefinite-lived intangible assets recorded in connection with business combinations. Pursuant to the provisions of SFAS No. 142, goodwill and indefinite-lived intangible assets are measured for impairment by applying a fair value-based test at least annually and are not amortized.

        In connection with the adoption of the provisions of SFAS No. 142, we engaged third-party appraisers to assist with the determination of the fair value of our goodwill and intangible assets. Fair value was determined using a discounted cash flow methodology. For each of our operating segments, a summary of the carrying values of our intangible assets is as follows:

		SFAS No. 142 Adjustments
					Sale of Chef's Catalog in 2005
	At August 4, 2002	At Adoption	During 2003	During 2004		At July 30, 2005
	(in thousands)
Direct Marketing
Goodwill	$23,747	$—	$—	$—	$(8,875)	$14,872
Indefinite-lived tradenames	60,732	(24,066)	(813)	(3,853)	(8,300)	23,700
Other
Indefinite-lived tradenames	32,945	—	—	—	—	32,945

	$117,424	$(24,066)	$(813)	$(3,853)	$(17,175)	$71,517

        The $24.1 million writedown in the carrying value of the indefinite-lived intangible assets of our Direct Marketing segment required upon adoption of SFAS No. 142 is reflected as a change in accounting principle ($14.8 million, net of taxes) in the accompanying consolidated statement of earnings for 2003. The additional writedowns of $0.8 million in 2003 (included in selling, general and administrative expenses) and $3.9 million in 2004 were required based upon revised estimates of future cash flows.

NOTE 4. Accrued Liabilities

        The significant components of accrued liabilities are as follows:

	July 30, 2005	July 31, 2004
	(in thousands)
Accrued salaries and related liabilities	$67,343	$63,452
Amounts due customers	44,214	40,318
Self-insurance reserves	43,209	39,067
Sales returns reserves	35,739	31,487
Income taxes payable	19,702	12,519
Loyalty program liability	16,780	14,283
Sales tax	15,112	12,712
Other	90,838	72,995

Total	$332,937	$286,833

NOTE 5. Long-term Debt

        The significant components of our long-term debt are as follows:

	Interest Rate	July 30, 2005	July 31, 2004
		(in thousands)
Senior unsecured notes	6.65%	$124,957	$124,941
Senior unsecured debentures	7.125%	124,823	124,816
Credit Card Facility	LIBOR + 0.27%	—	225,000

		249,780	474,757
Less: current portion		—	150,000

Long-term debt		$249,780	$324,757

        Effective June 9, 2004, we entered into a five-year unsecured revolving credit agreement (the Credit Agreement) with a group of seventeen banks that provides for borrowings of up to $350 million. The Credit Agreement replaces a previous $300 million unsecured credit facility. At July 30, 2005, we had no borrowings outstanding under the Credit Agreement.

        We have two types of borrowing options under the Credit Agreement, a "committed" borrowing and a "competitive bid" borrowing. The rate of interest payable under a "committed" borrowing is based on one of two pricing options selected by us, the level of outstanding borrowings and the rating of our senior unsecured long-term debt by Moody's and Standard & Poor's. The pricing options available to us under a "committed" borrowing are based on either LIBOR plus 0.40% to 1.50% or a "base" rate. The base rate is determined based on the higher of the Prime Rate or the Federal Funds Rate plus 0.50% and a "base" rate margin of up to 0.50%. The rate of interest payable under a "competitive bid" borrowing is based on one of two pricing options that we select. The pricing options are based on either LIBOR plus a competitive bid margin or an absolute rate, both determined in the competitive auction process.

        The Credit Agreement contains covenants that require us, among other things, to maintain certain leverage and fixed charge ratios. The Credit Agreement also places restrictions on the Company related to 1) the incurrence of liens on our assets and indebtedness by our subsidiaries, 2) sales, consolidations and mergers, 3) transactions with affiliates and 4) certain common stock repurchase transactions. In addition, the Credit Agreement provides for 1) acceleration of amounts due, including the nonpayment of amounts due pursuant to the Credit Agreement on a timely basis and the acceleration of other indebtedness greater than $25 million, 2) customary events of default and 3) termination in the event of a change in control of the Company. Changes in the ratings of the senior unsecured long-term debt do not represent an event of default, accelerate repayment of outstanding borrowings or alter any other terms of the Credit Agreement. At July 30, 2005, we were in compliance with the covenants and terms of the Credit Agreement.

        In May 1998, we issued $250 million of unsecured senior notes and debentures to the public. This debt is comprised of $125 million of 6.65% senior notes, due 2008 and $125 million of 7.125% senior debentures, due 2028. Interest on the securities is payable semiannually. Based upon quoted prices, the fair value of our senior notes and debentures aggregated $273.9 million as of July 30, 2005 and $268.3 million as of July 31, 2004.

        Our unsecured senior notes and debentures contain covenants related primarily to 1) limitations on liens on Company assets, 2) timely payment of principal and interest and 3) matters related to corporate organization. In addition, the unsecured senior notes and debentures provide for customary events of default and acceleration of amounts due, including the nonpayment of amounts due and the acceleration of other indebtedness greater than $15 million.

        The significant components of interest expense are as follows:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
Credit Agreement	$560	$422	$430
Senior notes	8,308	8,308	8,308
Senior debentures	8,904	8,904	8,904
Credit Card Facility	5,243	1,778	—
Debt issue cost amortization and other	1,269	1,679	1,298

Total interest expense	24,284	21,091	18,940

Less:
Interest income	6,556	2,132	1,245
Capitalized interest	5,350	3,036	1,425

Interest expense, net	$12,378	$15,923	$16,270

NOTE 6. Common Shareholders' Equity

        Authorized Capital.    On September 15, 1999, our shareholders approved a proposal to amend our Restated Certificate of Incorporation to increase our authorized capital to 250 million shares of common stock consisting of 100 million shares of Class A Common Stock, 100 million shares of Class B Common Stock, 50 million shares of a new Class C Common Stock (having one-tenth [1/10] of one vote per share) and 50 million shares of preferred stock.

        Common Stock.    Common stock is entitled to dividends if and when declared by the Board of Directors and each share of Class A and Class B Common Stock outstanding carries one vote. Holders of Class A Common Stock have the right to elect up to 18% of the Board of Directors and holders of Class B Common Stock have the right to elect at least 82% of the Board of Directors. The Class A Common Stock and Class B Common Stock are identical in all other respects. Holders of common stock have no cumulative voting, conversion, redemption or preemptive rights.

        Cash dividend program.    In the second quarter of 2005, our Board of Directors increased our quarterly cash dividend from $0.13 per share to $0.15 per share. In 2005, we declared dividends aggregating $28.4 million, of which dividends payable of $7.3 million were included in accrued liabilities in the accompanying consolidated balance sheet as of July 30, 2005 and were paid in August 2005.

        Stock Repurchase Program.    In prior years, our Board of Directors authorized various stock repurchase programs and increases in the number of shares subject to repurchase. In 2005, we repurchased 58,504 shares at an average price of $52.74. In 2004, we repurchased 175,600 shares at an average purchase price of $40.01 during the first quarter and 10,450 shares at an average price of $50.48 during the fourth quarter. As of July 30, 2005, approximately 1.2 million shares remain available for repurchase under our stock repurchase programs.

        Shareholder Rights Plan.    In October 1999, we adopted a shareholder rights plan designed to ensure that our shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers and other abusive takeover tactics to gain control of the Company without paying all shareholders a fair price. The rights plan was not adopted in response to any specific takeover proposal.

        Under the rights plan, one right (Right) is attached to each share of The Neiman Marcus Group, Inc. Class A, Class B and Class C Common Stock. Each Right will entitle the holder to purchase one one-thousandth of a share of a corresponding series of participating preferred stock, with a par value of $.01 per share, at an exercise price of $100.00 per one one-thousandth of a share of such series. The Rights are not currently exercisable and will become exercisable only in the event a person or group acquires beneficial ownership of 15% or more of the shares of Class B Common Stock or 15% or more of total number of shares of Common Stock outstanding. The Rights expire on October 6, 2009 if not earlier redeemed or exchanged.

        Common Stock Incentive Plans.    We have established common stock incentive plans allowing for the granting of 1) stock options, 2) stock appreciation rights, 3) restricted stock and stock units (restricted stock awards) and 4) other stock-based awards to our employees. At July 30, 2005, there were 1.1 million shares of common stock available for grant under our common stock incentive plans.

        In 2005, 2004 and 2003, we made stock-based awards in the form of 1) restricted stock awards for which there was no exercise price payable by the employee, 2) purchased restricted stock awards for which the exercise price was equal to 50% of the fair value of our common stock on the date of grant and 3) matching restricted stock awards pursuant to which restricted stock awards were granted equal to qualifying stock purchases by the employees. In 2005, the restricted stock and purchased restricted stock awards aggregated 261,998 shares at a weighted-average exercise price of $23.82 as of the grant date. In 2004, the restricted stock and purchased restricted stock awards aggregated 254,757 shares at a weighted-average exercise price of $15.89 as of the grant date. In 2003, the restricted stock and purchased restricted stock awards aggregated 105,110 shares at a weighted-average exercise price of $8.88 as of the grant date.

        Compensation cost for restricted stock and purchased restricted stock awards is recognized in an amount equal to the difference between the exercise price of the award and fair value at the date of grant. We record such expense on a straight-line basis over the expected life of the award with the offsetting entry to additional paid-in capital. For performance accelerated restricted stock, the expected life is determined based on our best estimate of the number of years from the grant date to the date at which it is probable that the performance targets will be met (four or five years, depending on the grant). Compensation cost is calculated as if all instruments granted that are subject only to a service requirement will vest. Compensation expense related to restricted stock grants was $5.0 million in 2005, $3.1 million in 2004 and $2.4 million in 2003.

        A summary of the status of our common stock incentive plans as of July 30, 2005, July 31, 2004 and August 2, 2003 and changes during the fiscal years ended on those dates are presented in the following table:

	July 30, 2005		July 31, 2004		August 2, 2003
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	3,009,155	$33.35	3,079,705	$29.54	2,894,300	$28.59
Granted	569,161	56.89	903,650	43.33	822,525	30.93
Exercised	(376,140)	28.38	(780,600)	29.34	(392,300)	25.96
Canceled	(151,321)	38.87	(193,600)	35.16	(244,820)	28.93

Outstanding at end of year	3,050,855	$38.12	3,009,155	$33.37	3,079,705	$29.54

Exercisable at year end	717,890	$28.76	713,110	$28.68	1,012,790	$29.39

        Options outstanding at July 30, 2005 were granted at prices (not less than 100% of the fair market value on the date of the grant) varying from $15.38 to $60.83. Options granted during 2005 and 2004 cliff vest on the third anniversary of the grant and expire six years from the grant date. Options granted prior to 2003 vest ratably over five years and expire after ten years. There were 149 employees with options outstanding at July 30, 2005.

        The following table summarizes information about our stock options as of July 30, 2005:

Options Outstanding				Options Exercisable
Range Of Exercise Prices	Shares Outstanding At July 30, 2005	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Shares Outstanding At July 30, 2005	Weighted- Average Exercise Price
$15.38-$29.19	605,390	4.9	$24.67	434,590	$24.70
$30.35-$36.50	1,113,825	3.8	$32.56	283,300	35.00
$43.05-$53.08	784,850	4.2	$43.31	—	—
$55.95-$60.83	546,790	5.2	$56.89	—	—

	3,050,855	4.4	$38.12	717,890	$28.76

NOTE 7. Income Taxes

        The significant components of income tax expense are as follows:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
Current:
Federal	$148,079	$93,963	$64,758
State	13,206	3,328	6,854
Foreign	307	367	192

	161,592	97,658	71,804

Deferred:
Federal	(13,303)	21,177	6,944
State	(1,802)	2,097	500

	(15,105)	23,274	7,444

Income tax expense	$146,487	$120,932	$79,248

        A reconciliation of income tax expense to the amount calculated based on the federal and state statutory rates is as follows:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
Income tax expense at statutory rate	$139,702	$115,260	$72,044
State income taxes, net of federal income tax benefit	14,006	12,925	7,354
Tax benefit related to favorable state tax settlements and reductions in deferred tax liabilities	(7,585)	(7,500)	—
Other	364	247	(150)

Total	$146,487	$120,932	$79,248

        Our effective income tax rate was 36.7% for 2005, 36.7% for 2004 and 38.5% for 2003. In the fourth quarter of 2005, we recognized tax benefits aggregating $7.6 million related to a favorable settlement associated with previous state tax filings and reductions in previously recorded deferred tax liabilities. Excluding these benefits, our effective tax rate was 38.6% for 2005. In the second quarter of 2004, we also recognized a tax benefit of $7.5 million related to favorable settlements associated with previous state tax filings. Excluding this benefit, our effective tax rate was 39.0% for 2004.

        Significant components of our net deferred income tax asset are as follows:

	July 30, 2005	July 31, 2004
	(in thousands)
Deferred income tax assets:
Accruals and reserves	$24,140	$27,618
Employee benefits	52,794	42,891
Pension obligation	6,327	—
Other	2,035	2,629

Total deferred tax assets	85,296	73,138

Deferred income tax liabilities:
Inventory	(11,674)	(10,951)
Depreciation and amortization	(39,343)	(49,133)
Pension obligation	—	(17,517)
Other	(3,610)	(6,840)

Total deferred tax liabilities	(54,627)	(84,441)

Net deferred income tax asset (liability)	$30,669	$(11,303)

Net deferred income tax asset (liability):
Current	$17,783	$9,078
Non-current	12,886	(20,381)

Total	$30,669	$(11,303)

        The net deferred tax asset of $30.7 million at July 30, 2005 increased $42.0 million from a $11.3 million net deferred tax liability at July 31, 2004. This increase was comprised of a deferred tax benefit of $15.1 million in 2005 and $26.9 million charged directly to other comprehensive loss in the statement of shareholders' equity, primarily related to the decrease in the funded position of the Pension Plan (as more fully described in Note 8). We believe it is more likely than not that it will realize the benefits of our recorded deferred tax assets.

NOTE 8. Employee Benefit Plans

        Description of Benefit Plans.    We sponsor a defined benefit pension plan (Pension Plan) covering substantially all full-time employees. We also sponsor an unfunded supplemental executive retirement plan (SERP Plan) which provides certain employees additional pension benefits. Benefits under both plans are based on the employees' years of service and compensation over defined periods of employment.

        Retirees and active employees hired prior to March 1, 1989 are eligible for certain limited postretirement health care benefits (Postretirement Plan) if they meet certain service and minimum age requirements. The cost of these benefits is accrued during the years in which an employee provides services. We paid postretirement health care benefit claims of $1.7 million during 2005, $1.8 million during 2004 and $2.3 million during 2003.

        We have a qualified defined contribution 401(k) plan, which covers substantially all employees. Employees make contributions to the plan and we match an employee's contribution up to a maximum of 6% of the employee's compensation subject to statutory limitations. We also sponsor an unfunded key employee deferred compensation plan, which provides certain employees additional benefits, a profit sharing and a defined contribution retirement plan for employees of Kate Spade LLC and a qualified defined contribution 401(k) plan for employees of Gurwitch Products, L.L.C. Our aggregate expense related to these plans were approximately $10.8 million for 2005, $9.5 million for 2004 and $9.3 million for 2003.

        Costs of Benefits.    The components of the expenses we incurred under our Pension Plan, SERP Plan and Postretirement Plan are as follows:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
Pension Plan:
Service cost	$12,785	$10,827	$9,110
Interest cost	18,544	16,484	15,196
Expected return on plan assets	(19,307)	(16,527)	(14,591)
Net amortization of losses and prior service costs	4,835	3,192	407

Pension Plan expense	$16,857	$13,976	$10,122

SERP Plan:
Service cost	$1,445	$1,345	$1,159
Interest cost	4,057	3,849	3,700
Net amortization of losses and prior service costs	1,535	1,444	1,181

SERP Plan expense	$7,037	$6,638	$6,040

Postretirement Plan:
Service cost	$57	$81	$92
Interest cost	1,168	1,570	1,614
Net amortization of losses	75	450	322

Postretirement expense	$1,300	$2,101	$2,028

        Benefit Obligations.    Our obligations for the Pension Plan, SERP Plan and Postretirement Plan are valued annually as of the beginning of each fiscal year. With respect to the Pension Plan and the SERP Plan, our obligations consist of both a projected benefit obligation (PBO) and an accumulated benefit obligation (ABO). The PBO represents the actuarial present value of benefits ultimately payable to plan participants for both past and future services expected to be provided by the plan participants to the Company. The ABO represents the actuarial present value of benefits payable to plan participants for only services rendered at the valuation date. Our obligations pursuant to our Pension Plan, SERP Plan and Postretirement Plan are as follows:

	Pension Plan		SERP Plan		Postretirement Plan
	2005	2004	2005	2004	2005	2004
	(in thousands)
Projected benefit obligations:
Beginning of year	$281,423	$244,997	$65,864	$57,638	$20,994	$24,907
Service cost	12,785	10,827	1,445	1,345	57	81
Interest cost	18,544	16,484	4,057	3,849	1,168	1,570
Actuarial loss (gain)	56,400	16,829	8,826	4,713	(5,344)	(4,378)
Benefits paid, net	(7,718)	(7,714)	(1,933)	(1,681)	(1,120)	(1,186)

End of year	$361,434	$281,423	$78,259	$65,864	$15,755	$20,994

Accumulated benefit obligations:
Beginning of year	$240,082	$207,834	$56,209	$49,082
End of year	$304,063	$240,082	$65,028	$56,209

        A summary of expected benefit payments related to our Pension Plan, SERP Plan and Postretirement Plan is as follows:

	Pension Plan	SERP Plan	Postretirement Plan
	(in thousands)
Fiscal year 2006	$9,665	$2,557	$1,258
Fiscal year 2007	10,427	2,737	1,126
Fiscal year 2008	11,335	2,766	1,129
Fiscal year 2009	12,346	3,062	1,143
Fiscal year 2010	13,392	3,586	1,140
Fiscal years 2011-2015	$87,648	$22,528	$5,511

        Actuarial Assumptions.    Significant assumptions related to the calculation of our obligations pursuant to our employee benefit plans include the discount rate used to calculate the actuarial present value of benefit obligations to be paid in the future, the expected long-term rate of return on assets held by the Pension Plan, the average rate of compensation increase by Pension Plan and SERP Plan participants and the health care cost trend rate for the Postretirement Plan. We review these actuarial assumptions annually based upon currently available information. The assumptions we utilized in calculating the projected benefit obligations and periodic expense of our Pension Plan, SERP Plan and Postretirement Plan are as follows:

	August 1, 2005	August 1, 2004	August 1, 2003
Pension Plan:
Discount rate	5.50%	6.25%	6.50%
Expected long-term rate of return on plan assets	8.00%	8.00%	8.00%
Rate of future compensation increase	4.50%	4.50%	4.50%
SERP Plan:
Discount rate	5.50%	6.25%	6.50%
Rate of future compensation increase	4.50%	4.50%	4.50%
Postretirement Plan:
Discount rate	5.50%	6.25%	6.50%
Initial health care cost trend rate	9.00%	10.00%	11.00%
Ultimate health care cost trend rate	5.00%	5.00%	5.00%

        Discount rate.    The assumed discount rate utilized is based, in part, upon the Moody's Aa corporate bond yield as of the measurement date and the expected timing of cash outlays for plan benefits. The discount rate is utilized principally in calculating the actuarial present value of our obligations and periodic expense pursuant to our employee benefit plans. At August 1, 2005, the discount rate was 5.50%. As a result of the decrease in the discount rate from 6.25% at August 1, 2004 to 5.50% at August 1, 2005, the projected benefit obligations related to our employee benefit plans increased $54.6 million.

        The estimated effect of a 0.25% decrease in the discount rate would increase the Pension Plan obligation by $15.0 million and increase annual Pension Plan expense by $1.7 million. The estimated effect of a 0.25% decrease in the discount rate would increase the SERP Plan obligation by $2.8 million and increase the SERP Plan annual expense by $0.3 million. The estimated effect of a 0.25% decrease in the discount rate would increase the Postretirement Plan obligation by $0.4 million and increase the Postretirement Plan annual expense by an immaterial amount.

        Expected long-term rate of return on plan assets.    The assumed expected long-term rate of return on assets is the weighted average rate of earnings expected on the funds invested or to be invested to provide for the pension obligation. During 2005, we utilized 8.0% as the expected long-term rate of return on plan assets. We periodically evaluate the allocation between investment categories of the assets held by the Pension Plan. We base the expected average long-term rate of return on assets principally on the counsel of our outside actuaries and advisors. This rate is utilized primarily in calculating the expected return on plan assets component of the annual pension expense. To the extent the actual rate of return on assets realized over the course of a year is greater than the assumed rate, that year's annual pension expense is not affected. Rather this gain reduces future pension expense over a period of approximately 12 to 18 years. To the extent the actual rate of return on assets is less than the assumed rate, that year's annual pension expense is likewise not affected. Rather this loss increases pension expense over approximately 12 to 18 years.

        Rate of future compensation increase.    The assumed average rate of compensation increase is the average annual compensation increase expected over the remaining employment periods for the participating employees. We utilized a rate of 4.5% for the periods beginning July 31, 2005. This rate is utilized principally in calculating the obligation and annual expense for the Pension and SERP Plans.

The estimated effect of a 0.25% increase in the assumed rate of compensation increase would increase the projected benefit obligation for the Pension Plan by $2.3 million and increase annual pension expense by $0.5 million. The estimated effect of a 0.25% increase in the assumed rate of compensation increase would increase the SERP Plan projected benefit obligation by $0.9 million and increase the SERP Plan annual expense by $0.2 million.

        Health care cost trend rate.    The assumed health care cost trend rate represents our estimate of the annual rates of change in the costs of the health care benefits currently provided by the Postretirement Plan. The health care cost trend rate implicitly considers estimates of health care inflation, changes in health care utilization and delivery patterns, technological advances and changes in the health status of the plan participants. We utilized a health care cost trend rate of 9% as of August 1, 2005, trending down over time to an ultimate health care cost trend rate of 5%. If the assumed health care cost trend rate were increased one percentage point, Postretirement Plan costs for 2005 would have been $0.1 million higher and the accumulated postretirement benefit obligation as of July 30, 2005 would have been $1.6 million higher. If the assumed health care trend rate were decreased one percentage point, Postretirement Plan costs for 2005 would have been $0.1 million lower and the accumulated postretirement benefit obligation as of July 30, 2005 would have been $1.4 million lower.

        Effect of Medicare Subsidy on Postretirement Plan.    In December 2003, the U.S. Congress enacted the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Act) that will provide a prescription drug subsidy, beginning in 2006, to companies that sponsor postretirement health care plans that provide drug benefits. Based upon the provisions of the legislation enacted in January 2005, we reviewed the provisions of our Postretirement Plan with our actuaries to determine whether the benefits offered by our plan meet the statutory definition of "actuarially equivalent" prescription drug benefits that qualify for the federal subsidy. Based upon this review, we believe that our benefits qualify for the subsidy. We expect to avail ourselves of the benefit of the subsidy although we are still evaluating the manner in which we and/or the participants in the Postretirement Plan will receive the subsidy. We estimate the annual federal subsidy to be received in the next ten years under the Act to be approximately $0.2 million.

        In accordance with the provisions of the FASB Staff Position 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003," we revalued our projected benefit obligation as of January 31, 2005 1) to incorporate the benefit associated with the federal subsidy we expect to receive and 2) to reduce the discount rate to 5.75%. The revised obligation as of January 31, 2005 was approximately $19.1 million, reflecting a reduction of approximately $2.6 million for the impact of the federal subsidy, offset by an increase of approximately $0.8 million for the change in discount rate.

        Funding Policy and Plan Assets.    Our policy is to fund the Pension Plan at or above the minimum required by law. We made the following contributions to our Pension Plan:

	2005 Voluntary	2004 Voluntary	2003 Required	Voluntary
	(in millions)
Plan Year Ended:
July 31, 2005	$—	$—	$—	$—
July 31, 2004	20.0	15.0	—	—
July 31, 2003	—	30.0	5.8	—
July 31, 2002	—	—	11.5	13.5

Total	$20.0	$45.0	$17.3	$13.5

        Based upon currently available information, we will not be required to make contributions to the Pension Plan for the plan year ended July 31, 2005.

        Assets held by the Pension Plan are invested in accordance with the provisions of our approved investment policy. The asset allocation for our Pension Plan at the end of 2005 and the target allocation for 2006, by asset category, are as follows:

	Pension Plan
	Allocation at July 31, 2005	2006 Target Allocation
Equity Securities	68%	80%
Fixed Income Securities	30%	20%
Cash and Equivalents	2%	—

Total	100%	100%

        The Pension Plan's strategic asset allocation was structured to reduce volatility through diversification and enhance return to approximate the amounts and timing of the expected benefit payments.

        Changes in the assets held by the Pension Plan in 2005 and 2004 are as follows:

	2005	2004
	(in thousands)
Fair value of assets at beginning of year	$243,097	$183,044
Actual return on assets	32,888	22,767
Company contributions	20,000	45,000
Benefits paid	(7,718)	(7,714)

Fair value of assets at end of year	$288,267	$243,097

        Funded Status.    The funded status of our Pension Plan, SERP Plan and Postretirement Plan is as follows:

	Pension Plan		SERP Plan		Postretirement Plan
	2005	2004	2005	2004	2005	2004
	(in thousands)
Projected benefit obligation	$361,434	$281,423	$78,259	$65,864	$15,755	$20,994
Fair value of plan assets	288,267	243,097	—	—	—	—

Excess of projected benefit obligation over fair value of plan assets	(73,167)	(38,326)	(78,259)	(65,864)	(15,755)	(20,994)
Unrecognized net actuarial loss (gain)	121,862	83,599	25,160	17,316	(2,515)	2,859
Unrecognized prior service (income) cost	(155)	(190)	2,619	3,172	161	206
Unrecognized net obligation at transition	157	471	—	—	—	—

Prepaid asset (accrued obligation)	$48,697	$45,554	$(50,480)	$(45,376)	$(18,109)	$(17,929)

Accumulated benefit obligation	$304,063	$240,082	$65,028	$56,209
Fair value of plan assets	288,267	243,097	—	—

(Deficiency) excess of assets over obligation	$(15,796)	$3,015	$(65,028)	$(56,209)

        Our Pension Plan and SERP Plan obligations and funded status of such plans are recognized in our consolidated balance sheets as follows:

	Pension Plan		SERP Plan
	2005	2004	2005	2004
	(in thousands)
Prepaid asset (accrued obligation)	$48,697	$45,554	$(50,480)	$(45,376)
Intangible asset	(2)	—	(2,619)	(3,172)
Other comprehensive loss—additional minimum liability	(64,491)	—	(11,929)	(7,661)

Net (accrued) prepaid benefit obligation in the consolidated balance sheets	$(15,796)	$45,554	$(65,028)	$(56,209)

        In 2005, the accumulated benefit obligation exceeded the fair value of the assets held by the Pension Plan, which required us to record additional minimum liabilities of $64.5 million related to the Pension Plan and $3.7 million related to the SERP Plan. In recording the additional minimum liabilities, we reduced shareholders' equity by $68.8 million ($42.2 million, net of tax).

        In 2004, the fair value of the assets held by the Pension Plan exceeded the accumulated benefit obligation. As a result, the previously recorded additional minimum liability was reversed and shareholders' equity increased by $38.8 million ($23.8 million, net of tax). The additional minimum liability for the SERP Plan increased by $2.2 million and reduced shareholders' equity by $1.8 million, net of tax.

        The projected benefit obligation of the Pension Plan exceeded the plan's assets by $73.2 million in 2005 and $38.3 million in 2004. The underfunded status is reflected in our consolidated balance sheets as follows:

	2005	2004
Prepaid pension contribution reflected in the consolidated balance sheets and not yet charged to expense	$48,697	$45,554
Liability charged to shareholders' equity and not yet recognized in expense	(64,491)	—
Liability reflected in other assets and not yet charged to expense	(2)	—
Unrecognized liability not yet recognized in expense	(57,371)	(83,880)

Underfunded status	$(73,167)	$(38,326)

        The unrecognized liability of $57.4 million for the Pension Plan at July 30, 2005 relates primarily to the delayed recognition of differences between our actuarial assumptions and actual results. In addition, we had cumulative unrecognized liabilities for the SERP Plan and Postretirement Plan aggregating $25.4 million at July 30, 2005.

NOTE 9. Loss on Disposition of Chef's Catalog

        In November 2004, we sold our Chef's Catalog direct marketing business to a private equity firm. Chef's Catalog is a multi-channel retailer of professional-quality kitchenware with revenues of approximately $73 million in fiscal year 2004. At October 30, 2004, Chef's Catalog had net tangible assets, primarily inventory, of $12.5 million and net intangible assets of $17.2 million. We received proceeds, net of selling costs, of $14.4 million from the sale. As the carrying value of the Chef's Catalog assets exceeded the net proceeds from the sale, we incurred a pretax loss of $15.3 million in the first quarter of 2005 related to the disposition of Chef's Catalog.

NOTE 10. Commitments and Contingencies

        Leases.    We lease certain property and equipment under various non-cancelable capital and operating leases. The leases provide for monthly fixed rentals and/or contingent rentals based upon sales in excess of stated amounts and normally require us to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs. Generally, the leases have primary terms ranging from one to 99 years and include renewal options ranging from five to 80 years.

        Rent expense under operating leases is as follows:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
Minimum rent	$42,300	$37,600	$37,300
Contingent rent	23,800	20,300	16,500

Total rent expense	$66,100	$57,900	$53,800

        Future minimum rental commitments, excluding renewal options, under capital leases and non-cancelable operating leases are as follows: 2006—$44.1 million; 2007—$44.2 million; 2008—$44.3 million; 2009—$44.4 million; 2010—$42.3 million; all years thereafter—$555.1 million.

        Common area maintenance costs were $12.6 million for 2005, $11.9 million for 2004 and $12.5 million for 2003.

        Investments in Brand Development Companies.    Our investments in and relationships with our Brand Development Companies are governed by operating agreements that provide for an orderly transition process in the event any investor wishes to sell its interest, or purchase another investor's interest. Among other things, these operating agreements contain currently exercisable put option provisions entitling each minority investor to put their interest to us, and currently exercisable call option provisions entitling us to purchase each minority investor's interest, at a purchase price mutually agreed to by the parties. The purchase price will be determined, in the case of the Gurwitch interests, by one or more nationally recognized investment banking firms and, in the case of the Kate Spade interests, by the parties or, in the event the parties are unable to agree on a mutually acceptable price, by a mutually acceptable nationally recognized investment banking firm, subject to certain conditions. We may elect, in certain circumstances, to defer the consummation of a put option for a period of six months by cooperating with the other investors in seeking either a sale of the Brand Development Company to a third party or a public offering of the Brand Development Company's securities. If a sale to a third party or public offering of the Brand Development Company's securities is not consummated within six months after the exercise of the put option (which period may be automatically extended for an additional two months if a registration statement for the Brand Development Company is filed with the Securities and Exchange Commission), we are obligated to consummate the put option. Under the terms of the Kate Spade operating agreement, such consummation shall occur within thirty days after the determination of the valuation with respect to the exercise of the put option.

        Recently, we have been in extensive discussions with the minority investors of Kate Spade LLC regarding certain strategic alternatives, including the possible sale of such company. However, while such discussions are ongoing, no assurance can be given that they will ultimately lead to any transaction.

        Litigation.    We are currently involved in various legal actions and proceedings that arose in the ordinary course of business. We believe that any liability arising as a result of these actions and proceedings will not have a material adverse effect on our financial position, results of operations or cash flows.

        On May 4, 2005, a purported class action complaint, NECA-IBEW Pension Fund (The Decatur Plan) v. The Neiman Marcus Group, Inc. et al. (CA No. 3-05 CV-0898B), was filed by a putative stockholder in federal court in the Northern District of Texas against The Neiman Marcus Group, Inc. and its directors challenging the proposed merger. An amended complaint was filed on July 25, 2005. The amended complaint alleges a cause of action for breach of fiduciary duty against us and our directors, claiming, among other things, that the defendants are endeavoring to complete the sale of The Neiman Marcus Group Inc. and its assets at a grossly inadequate and unfair price and pursuant to an unfair process that fails to maximize shareholder value. In addition, the amended complaint alleges that the directors are not independent and breached their fiduciary duties in connection with the approval of the merger by, among other things, tailoring the transaction to serve the interests of the defendants and the family of Richard A. Smith, chairman of our board of directors and our largest stockholder, rather than structuring the merger to obtain the highest price for stockholders, depriving public stockholders of the value of certain assets (including the credit card business and our third quarter 2005 profits), failing to realize the financial benefits from the sale of the credit card business, not engaging in a fair process of negotiating at arm' s length, including provisions precluding superior competing bids (including a termination fee and no solicitation provision) and structuring a preferential deal for insiders. The amended complaint further claims that our financial advisor had a conflict of interest by also acting as a financing source for the merger, and that our proxy statement in respect of the merger allegedly omitted material information purportedly necessary to ensure a fully informed shareholder vote. The amended complaint currently seeks, among other things, injunctive relief to enjoin the consummation of the merger, to rescind any actions taken to effect the merger, to direct the defendants to sell or auction The Neiman Marcus Group, Inc. for the highest possible price, and to impose a constructive trust in favor of plaintiffs upon any benefits improperly received by defendants.

        The lawsuit is in its preliminary stage and we expect to file a motion to dismiss the lawsuit in October 2005. While we believe that the lawsuit is without merit and intend to defend vigorously against it, there can be no assurance that it will not adversely affect our business, including the merger and related transactions.

        Other.    We had approximately $16.9 million of outstanding irrevocable letters of credit relating to purchase commitments and insurance and other liabilities at July 30, 2005. We had approximately $4.1 million in surety bonds at July 30, 2005 relating primarily to merchandise imports, state sales tax and utility requirements.

NOTE 11. Earnings Per Share

        The weighted average shares used in computing basic and diluted earnings per share (EPS) are presented in the table below. We made no adjustments to net earnings for the computations of basic and diluted EPS during the periods presented.

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands of shares)
Weighted average shares outstanding	48,885	48,349	47,750
Less shares of non-vested restricted stock	(555)	(352)	(288)

Shares for computation of basic EPS	48,330	47,997	47,462
Effect of dilutive stock options and restricted stock	1,201	876	333

Shares for computation of diluted EPS	49,531	48,873	47,795

Shares represented by antidilutive stock options	142	8	1,469

        Antidilutive stock options are not included in the computation of diluted EPS because the exercise price of those options is greater than the average market price of the common shares.

NOTE 12. Accumulated Other Comprehensive Income (Loss)

        The following table shows the components of accumulated other comprehensive income (loss):

	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
Unrealized (loss) gain on financial instruments	$(1,114)	$(546)	$744
Minimum pension liability adjustments	(46,921)	(4,673)	(26,744)
Other	1,005	683	427

Total accumulated other comprehensive (loss) income	$(47,030)	$(4,536)	$(25,573)

NOTE 13. Segment Reporting

        We have identified two reportable segments: Specialty Retail Stores and Direct Marketing. The Specialty Retail Stores segment includes all Neiman Marcus and Bergdorf Goodman retail stores, including Neiman Marcus clearance stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Bergdorf Goodman and Horchow brand names. Other includes the operations of Kate Spade LLC and Gurwitch Products, L.L.C.

        Both the Specialty Retail Stores and Direct Marketing segments, as well as Kate Spade LLC and Gurwitch Products, L.L.C., derive their revenues from the sales of high-end fashion apparel, accessories, cosmetics and fragrances from leading designers, precious and fashion jewelry and decorative home accessories.

        The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. Our senior management evaluates the performance of our assets on a consolidated basis. Interest expense is not allocated by segment.

        The following tables set forth the information for our reportable segments:

	Years Ended
	July 30, 2005	July 31, 2004	August 2, 2003
	(in thousands)
REVENUES
Specialty Retail Stores	$3,102,952	$2,850,088	$2,507,045
Direct Marketing	592,122	570,626	493,473
Other	126,850	104,057	79,835

Total	$3,821,924	$3,524,771	$3,080,353

OPERATING EARNINGS
Specialty Retail Stores	$377,772	$310,579	$198,201
Direct Marketing	75,178	61,307	45,754
Other	14,088	12,989	9,011

Subtotal	467,038	384,875	252,966
Corporate expenses	(46,334)	(35,786)	(30,856)
Loss on disposition of Chef's Catalog	(15,348)	—	—
Gain on Credit Card Sale	6,170	—	—
Impairment and other charges	—	(3,853)	—

Total	$411,526	$345,236	$222,110

CAPITAL EXPENDITURES
Specialty Retail Stores	$176,519	$101,101	$120,867
Direct Marketing	13,736	13,319	6,761
Other	12,280	6,053	1,940

Total	$202,535	$120,473	$129,568

DEPRECIATION EXPENSE
Specialty Retail Stores	$94,386	$88,265	$72,055
Direct Marketing	9,203	8,058	8,692
Other	4,098	2,719	2,131

Total	$107,687	$99,042	$82,878

NOTE 14. Quarterly Financial Information (Unaudited)

	Year Ended July 30, 2005
	First Quarter		Second Quarter	Third Quarter	Fourth Quarter		Total
	(in millions, except for per share data)
Revenues	$907.9		$1,129.2	$933.4	$851.4		$3,821.9

Gross profit	$353.2		$367.2	$357.2	$250.1		$1,327.8

Net earnings	$64.1	(1)	$70.6	$79.8	$34.3	(2)	$248.8

Earnings per share:
Basic	$1.33		$1.46	$1.65	$0.71		$5.15

Diluted	$1.30		$1.43	$1.61	$0.68		$5.02

	Year Ended July 31, 2004
	First Quarter	Second Quarter		Third Quarter	Fourth Quarter		Total
	(in millions, except for per share data)
Revenues	$818.8	$1,048.4		$873.2	$784.5		$3,524.8

Gross profit	$308.4	$329.4		$328.5	$231.2		$1,197.5

Net earnings	$56.2	$59.2	(3)	$68.8	$20.6	(4)	$204.8

Earnings per share:
Basic	$1.18	$1.23		$1.43	$0.43		$4.27

Diluted	$1.16	$1.21		$1.40	$0.42		$4.19

(1)
Net earnings for the first quarter of 2005 includes a pretax loss of $15.3 million related to the disposition of Chef's Catalog.

(2)
Net earnings for the fourth quarter of 2005 includes a pretax gain of $6.2 million related to the sale of our credit card portfolio, tax benefits aggregating $7.6 million related to favorable settlements associated with previous state tax filings and reductions in previously recorded deferred tax liabilities.

(3)
Net earnings for the second quarter of 2004 reflect a $7.5 million tax benefit related to favorable settlements associated with previous state tax filings.

(4)
Net earnings for the fourth quarter of 2004 include a $3.9 million pretax impairment charge related to the writedown to fair value in the net carrying value of the Chef's Catalog tradename intangible asset.

NOTE 15. Subsequent Events

        The Company was acquired on October 6, 2005 through a merger transaction with Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of Neiman Marcus, Inc. (formerly Newton Acquisition, Inc.) (Parent). The acquisition was accomplished through the merger of Newton Acquisition Merger Sub, Inc. with and into the Company, with the Company being the surviving entity (the Acquisition). Subsequent to the Acquisition, we are a subsidiary of the Parent, which is controlled by Newton Holding, LLC (Holding). Both the Parent and Holding were formed by investment funds affiliated with Texas Pacific Group and Warburg Pincus LLC (the Sponsors).

        The Acquisition was financed by:

  •
  Borrowings under a senior secured asset-based revolving credit facility (Asset-Based Revolving Credit Facility) and our $1,975.0 million secured term loan credit facility (Senior Secured Term Loan Facility);

  •
  the issuance of $700.0 million principal amount of 9.0%/9.75% senior notes due 2015 (Senior Notes);

  •
  the issuance of $500.0 million principal amount of 10.375% senior subordinated notes due 2015 (Senior Subordinated Notes); and

  •
  equity investments from Parent funded by direct and indirect equity investments from the Sponsors, co-investors and management.

NOTE 16. Condensed Consolidating Financial Information

        All the Company's obligations under the Asset-Based Revolving Credit Facility, the Senior Secured Term Loan Facility, the Senior Notes and the Senior Subordinated Notes are guaranteed by the Parent and certain of the Company's existing and future domestic subsidiaries (principally, Bergdorf Goodman, Inc. through which the Company conducts the operations of its Bergdorf Goodman stores and the NM Nevada Trust which holds legal title to certain real property and intangible assets used by the Company in conducting its operations). Non-guarantor subsidiaries consist principally of Gurwitch Products, L.L.C., Kate Spade LLC and Neiman Marcus Funding Corporation through which the Company previously conducted its credit card operations prior to the Credit Card Sale. The guarantees by the Parent and each subsidiary guarantor are full and unconditional and joint and several.

        The following condensed consolidating financial information represents the financial information of The Neiman Marcus Group, Inc. and its wholly-owned subsidiary guarantors, prepared on the equity basis of accounting. The information is presented in accordance with the requirements of Rule 3-10 under the Securities and Exchange Commision's Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the subsidiary guarantors operated as independent entities.

	July 30, 2005
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$317,346	$795	$535,341	$—	$853,482
Accounts receivable, net of allowance	7,910	2,929	18,688	359	29,886
Merchandise inventories	650,916	78,390	22,011	(2,951)	748,366
Other current assets	68,905	5,603	2,239	—	76,747

Total current assets	1,045,077	87,717	578,279	(2,592)	1,708,481

Property and equipment, net	697,514	136,503	20,992	—	855,009
Goodwill and intangibles, net	14,875	23,700	32,942	—	71,517
Other assets	24,035	371	1,247	—	25,653
Investments in subsidiaries	706,376	—	—	(706,376)	—

Total assets	$2,487,877	$248,291	$633,460	$(708,968)	$2,660,660

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$233,116	$32,199	$17,213	$359	$282,887
Accrued liabilities	245,378	60,396	25,014	2,149	332,937
Notes payable and current maturities of long-term liabilities	200	—	1,250	—	1,450

Total current liabilities	478,694	92,595	43,477	2,508	617,274

Long-term liabilities:
Long-term debt	249,780	—	—	—	249,780
Other long-term liabilities	185,457	18,626	3,465	—	207,548

Total long-term liabilities	435,237	18,626	3,465	—	457,328

Minority interest	—	—	—	12,112	12,112
Total shareholders' equity	1,573,946	137,070	586,518	(723,588)	1,573,946

Total liabilities and shareholders' equity	$2,487,877	$248,291	$633,460	$(708,968)	$2,660,660

	July 31, 2004
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$363,166	$828	$4,373	$—	$368,367
Accounts receivable, net of allowance	15,551	2,883	533,467	(214)	551,687
Merchandise inventories	625,974	77,611	19,834	(3,142)	720,277
Other current assets	57,810	6,233	1,792	—	65,835

Total current assets	1,062,501	87,555	559,466	(3,356)	1,706,166

Property and equipment, net	600,788	136,411	13,284	—	750,483
Goodwill and intangibles, net	23,746	32,000	32,946	—	88,692
Other assets	69,619	1,088	1,600	—	72,307
Investment in unrestricted subsidiaries	497,109	—	—	(497,109)	—

Total assets	$2,253,763	$257,054	$607,296	$(500,465)	$2,617,648

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$244,982	$31,642	$12,872	$(214)	$289,282
Accrued liabilities	218,427	53,695	13,199	1,512	286,833
Notes payable and current maturities of long-term liabilities	313	—	1,250	—	1,563

Current portion of borrowings under Credit Card Facility	—	—	150,000	—	150,000

Total current liabilities	463,722	85,337	177,321	1,298	727,678

Long-term liabilities:
Long-term debt	249,757	—	75,000	—	324,757
Deferred income taxes	20,381	—	—	—	20,381
Other long-term liabilities	149,341	13,397	1,234	—	163,972

Total long-term liabilities	419,479	13,397	76,234	—	509,110

Minority interest	—	—	—	10,298	10,298
Total shareholders' equity	1,370,562	158,320	353,741	(512,061)	1,370,562

Total liabilities and shareholders' equity	$2,253,763	$257,054	$607,296	$(500,465)	$2,617,648

	Year ended July 30, 2005
(in thousands)	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$3,175,675	$518,492	$146,234	$(18,477)	$3,821,924
Cost of goods sold including buying and occupancy costs (excluding depreciation)	2,009,096	339,543	60,613	(18,668)	2,390,584
Selling, general and administrative expenses (excluding depreciation)	796,060	112,101	66,432	—	974,593
Income from credit card operations, net	—	—	(71,644)	—	(71,644)
Depreciation expense	84,831	18,301	4,555	—	107,687
Loss on disposition of Chef's catalog	7,048	8,300	—	—	15,348
Gain on Credit Card Sale	—	—	(6,170)	—	(6,170)

Operating earnings	278,640	40,247	92,448	191	411,526
Interest expense, net	7,019	—	5,359	—	12,378
Intercompany royalty charges (income)	195,572	(195,572)	—	—	—
Equity in earnings of subsidiaries	(319,262)	—	—	319,262	—

Earnings before income taxes and minority interest	395,311	235,819	87,089	(319,071)	399,148
Income taxes	146,487	—	—	—	146,487

Earnings before minority interest	248,824	235,819	87,089	(319,071)	252,661
Minority interest in net earnings of subsidiaries	—	—	—	(3,837)	(3,837)

Net earnings	$248,824	$235,819	$87,089	$(322,908)	$248,824

	Year ended July 31, 2004
(in thousands)	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$2,969,417	$450,526	$122,999	$(18,171)	$3,524,771
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,901,967	298,795	48,439	(18,297)	2,230,904
Selling, general and administrative expenses (excluding depreciation)	745,773	99,079	56,634	—	901,486
Income from credit card operations, net	—	—	(55,750)	—	(55,750)
Depreciation expense	77,659	17,137	4,246	—	99,042
Impairment and other charges	—	3,853	—	—	3,853

Operating earnings	244,018	31,662	69,430	126	345,236
Interest expense, net	13,792	—	2,131	—	15,923
Intercompany royalty charges (income)	164,994	(164,994)	—	—	—
Equity in earnings of subsidiaries	(260,532)	—	—	260,532	—

Earnings before income taxes and minority interest	325,764	196,656	67,299	(260,406)	329,313
Income taxes	120,932	—	—	—	120,932

Earnings before minority interest	204,832	196,656	67,299	(260,406)	208,381
Minority interest in net earnings of subsidiaries	—	—	—	(3,549)	(3,549)

Net earnings	$204,832	$196,656	$67,299	$(263,955)	$204,832

	Year ended August 2, 2003
(in thousands)	Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$2,631,779	$368,032	$96,257	$(15,715)	$3,080,353
Cost of goods sold including buying and occupancy costs (excluding depreciation)	1,722,278	254,242	37,610	(16,441)	$1,997,689
Selling, general and administrative expenses (excluding depreciation)	693,557	90,807	46,625	—	830,989
Income from credit card operations, net	—	—	(53,313)	—	(53,313)
Depreciation expense	66,716	12,707	3,455	—	82,878
Impairment and other charges	—	—	—	—	—

Operating earnings	149,228	10,276	61,880	726	222,110
Interest expense, net	16,243	—	27	—	16,270
Intercompany royalty charges (income)	150,573	(150,573)	—	—	—
Equity in earnings of subsidiaries	(206,139)	—	—	206,139	—

Earnings before income taxes and minority interest	188,551	160,849	61,853	(205,413)	205,840
Income taxes	79,248	—	—	—	79,248

Earnings before minority interest & change in accounting principle	109,303	160,849	61,853	(205,413)	126,592
Minority interest in net earnings of subsidiaries	—	—	—	(2,488)	(2,488)

Net earnings before change in accounting principle	109,303	160,849	61,853	(207,901)	124,104
Change in accounting principle—writedown of intangible assets, net of taxes	—	(14,801)	—	—	(14,801)

Net earnings	$109,303	$146,048	$61,853	$(207,901)	$109,303

	Year ended July 30, 2005
(in thousands)	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$248,824	$235,819	$87,089	$(322,908)	$248,824
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	84,831	18,301	4,555	—	107,687
Stock-based compensation charges	—	—	—	—	—
Loss on disposition of Chef's catalog	7,048	8,300	—	—	15,348
Gain on Credit Card Sale	—	—	(6,170)	—	(6,170)
Net cash received from Credit Card Sale	—	—	533,656	—	533,656
Minority Interest	—	—	—	3,837	3,837
Other, primarily costs related to defined benefit pension and other long-term benefit plans	28,050	1,474	(2,996)	—	26,528
Intercompany royalty income payable (receivable)	195,572	(195,572)	—	—	—
Equity in earnings of subsidiaries	(319,262)	—	—	319,262	—
Changes in operating assets and liabilities, net	(117,739)	(51,468)	85,088	(191)	(84,310)

Net cash provided by operating activities	127,324	16,854	701,222	—	845,400

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(173,064)	(16,887)	(12,584)	—	(202,535)
Net increase in cash restricted for repayment of borrowings under Credit Card Facility	—	—	(40,713)	—	(40,713)
Proceeds from the sale of Chef's Catalog	14,419	—	—	—	14,419

Net cash used for investing activities	(158,645)	(16,887)	(53,297)	—	(228,829)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings on lines of credit	—	—	10,000	—	10,000
Repayment of borrowings on lines of credit	(113)	—	(10,000)	—	(10,113)
Repayment of borrowings under Credit Card Facility	—	—	(112,500)	—	(112,500)
Acquisitions of treasury stock	(3,088)	—	—	—	(3,088)
Proceeds from stock-based compensation awards	16,100	—	—	—	16,100
Cash dividends paid	(27,398)	—	—	—	(27,398)
Distributions paid	—	—	(4,457)	—	(4,457)

Net cash used for financing activities	(14,499)	—	(116,957)	—	(131,456)

CASH AND CASH EQUIVALENTS
(Decrease) increase during the period	(45,820)	(33)	530,968	—	485,115
Beginning balance	363,166	828	4,373	—	368,367

Ending balance	$317,346	$795	$535,341	$—	$853,482

	Year ended July 31, 2004
(in thousands)	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$204,832	$196,656	$67,299	$(263,955)	$204,832
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	77,659	17,137	4,246	—	99,042
Impairment of intangible assets and other charges	—	3,853	—	—	3,853
Minority Interest	—	—	—	3,549	3,549
Other, primarily costs related to defined benefit pension and other long-term benefit plans	58,454	2,693	(4,651)	—	56,496
Intercompany royalty income payable (receivable)	164,994	(164,994)	—	—	—
Equity in earnings of subsidiaries	(260,532)	—	—	260,532	—
Changes in operating assets and liabilities, net	3,442	(35,387)	(283,129)	(126)	(315,200)

Net cash provided by (used for) operating activities	248,849	19,958	(216,235)	—	52,572

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(94,591)	(19,747)	(6,135)	—	(120,473)
Proceeds from sale of other assets	3,183	—	—	—	3,183

Net cash used for investing activities	(91,408)	(19,747)	(6,135)	—	(117,290)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings on lines of credit	—	—	2,750	—	2,750
Repayment of borrowings on lines of credit	—	—	(1,500)	—	(1,500)
Repayment of borrowings under Credit Card Facility	—	—	225,000	—	225,000
Acquisitions of treasury stock	(7,553)	—	—	—	(7,553)
Proceeds from stock-based compensation awards	23,797	—	—	—	23,797
Cash dividends paid	(12,632)	—	—	—	(12,632)
Distributions paid	—	—	(3,727)	—	(3,727)

Net cash provided by financing activities	3,612	—	222,523	—	226,135

CASH AND CASH EQUIVALENTS
Increase during the period	161,053	211	153	—	161,417
Beginning balance	202,113	617	4,220	—	206,950

Ending balance	$363,166	$828	$4,373	$—	$368,367

	Year ended August 2, 2003
(in thousands)	Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS—OPERATING ACTIVITIES
Net earnings	$109,303	$146,048	$61,853	$(207,901)	$109,303
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	66,716	12,707	3,455	—	82,878
Impairment of intangible assets and other charges	—	14,801	—	—	14,801
Minority Interest	—	—	—	2,488	2,488
Other, primarily costs related to defined benefit pension and other long-term benefit plans	30,816	3,351	(2,534)	—	31,633
Intercompany royalty income payable (receivable)	150,573	(150,573)	—	—	—
Equity in earnings of subsidiaries	(206,139)	—	—	206,139	—
Changes in operating assets and liabilities, net	(15,917)	(4,083)	(55,725)	(726)	(76,451)

Net cash provided by operating activities	135,352	22,251	7,049	—	164,652

CASH FLOWS—INVESTING ACTIVITIES
Capital expenditures	(104,757)	(22,321)	(2,490)	—	(129,568)

Net cash used for investing activities	(104,757)	(22,321)	(2,490)	—	(129,568)

CASH FLOWS—FINANCING ACTIVITIES
Proceeds from borrowings on lines of credit	81,051	—	—	—	81,051
Repayment of borrowings on lines of credit	(81,051)	—	—	—	(81,051)
Acquisitions of treasury stock	(15,020)	—	—	—	(15,020)
Proceeds from stock-based compensation awards	10,680	—	—	—	10,680
Distributions paid	—	—	(2,432)	—	(2,432)

Net cash used for financing activities	(4,340)	—	(2,432)	—	(6,772)

CASH AND CASH EQUIVALENTS
Increase (decrease) during the period	26,255	(70)	2,127	—	28,312
Beginning balance	175,858	687	2,093	—	178,638

Ending balance	$202,113	$617	$4,220	$—	$206,950

SCHEDULE II

The Neiman Marcus Group, Inc.
Valuation and Qualifying Accounts and Reserves
(in thousands)

Three years ended July 30, 2005

Column A	Column B	Column C			Column D		Column E
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions		Balance at End of Period
Year ended July 30, 2005
Allowance for doubtful accounts (deducted from accounts receivable)	$10,078	$14,734	$(11,116	)(A)	$(13,366	)(B)	$330
Reserve for estimated sales returns	$31,487	$462,806	$—		$(458,554	)(C)	$35,739
Year ended July 31, 2004
Allowance for doubtful accounts (deducted from accounts receivable)	$424	$7,639	$11,820	(D)	$(9,805	)(B)	$10,078
Reserve for estimated sales returns	$26,674	$388,357	$—		$(383,544	)(C)	$31,487
Year ended August 2, 2003
Allowance for doubtful accounts (deducted from accounts receivable)	$398	$33	$—		$(7	)(B)	$424
Reserve for estimated sales returns	$24,162	$327,580	$—		$(325,068	)(C)	$26,674

(A)
Reserve eliminated in connection with the sale of our proprietary credit card receivables.

(B)
Write-off of uncollectible accounts net of recoveries and other miscellaneous deductions.

(C)
Gross margin on actual sales returns, net of commissions.

(D)
Reserve established in connection with the transition from Off-Balance Sheet Accounting to Financing Accounting for our borrowings under our revolving credit card securitization program.

Annex A

LETTER OF TRANSMITTAL
To Tender
9%/9 3/4% Senior Notes due 2015
10 3/8% Senior Subordinated Notes due 2015
of
THE NEIMAN MARCUS GROUP, INC.

Pursuant to the Exchange Offer and Prospectus dated                        , 2006

The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, N.A.

By Registered and Certified Mail Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building-12th Floor Minneapolis, MN 55402
By Facsimile Transmission: (612) 667-6282
By Telephone: (800) 344-5128

        IF YOU WISH TO EXCHANGE YOUR CURRENTLY OUTSTANDING 9%/9 3/4% SENIOR NOTES DUE 2015 AND/OR CURRENTLY OUTSTANDING 10 3/8% SENIOR SUBORDINATED NOTES DUE 2015 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 9%/9 3/4% SENIOR NOTES DUE 2015 AND 10 3/8% SENIOR SUBORDINATED NOTES DUE 2015, RESPECTIVELY, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) YOUR ORIGINAL NOTES PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON                         , 2006 (THE "EXPIRATION DATE.")

        The undersigned hereby acknowledges receipt and review of the prospectus, dated                        , 2006 (the "Prospectus"), of The Neiman Marcus Group, Inc. (the "Company") and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange (i) new 9%/9 3/4% Senior Notes due 2015 ("Senior Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's currently outstanding 9%/9 3/4% Senior Notes due 2015 ("Original Senior Notes") and (ii) new 10 3/8% Senior Subordinated Notes due 2015 ("Senior Subordinated Exchange Notes" and, with the Senior Exchange Notes, the "Exchange Notes") that have been registered under the Securities Act for a like principal amount of the Company's currently outstanding 10 3/8% Senior Subordinated Notes due 2015 ("Original Senior Subordinated Notes" and, with the Original Senior Notes, the "Original Notes").

        The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Original Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date.

        This Letter of Transmittal is to be used by holders of the Original Notes. Tender of Original Notes is to be made using the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Original Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Original Notes; and

  •
  You agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Original Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Original Notes credited by the undersigned to the Exchange Agent's account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Original Notes as are being tendered hereby.

        1.     By tendering Original Notes in the Exchange Offer, the undersigned acknowledges receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering Original Notes in the Exchange Offer, the undersigned represents and warrants that it has full authority to tender the Original Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Original Notes.

        3.     The tender of the Original Notes pursuant to the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

        4.     By tendering Original Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Company's understanding of an interpretation by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement with any person to participate in the distribution of such Exchange Notes. If a holder of Original Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        5.     By tendering Original Notes in the Exchange Offer, the undersigned represents and warrants that:

  •
  the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned;

  •
  neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

  •
  neither the undersigned nor any such other person is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company or, if the undersigned or such person is an affiliate, the undersigned or such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if the undersigned or any such other person is not a broker-dealer, the holder or any such other person is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes.

  •
  if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        6.     All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned's successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Name of Tendering Institution

Account Number

Transaction Code Number

        By crediting the Original Notes to the Exchange Agent's account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Original Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Original Notes tendered by book-entry transfer, as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on the Expiration Date.

2.     Validity of Tenders.

        The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. The Company's determination will be final and binding. The Company reserves the absolute right to reject any Original Notes not properly tendered or any Original Notes acceptance of which would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer, including the instructions in this letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Company, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable following the Expiration Date.

3.     Waiver of Conditions.

        The Company reserves the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4.     No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of Original Notes will be accepted.

5.     Request for Assistance or Additional Copies

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

6.     Withdrawal.

        Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn original notes and otherwise comply with the ATOP procedures. For more information see the section of the Prospectus entitled "Exchange Offer—Withdrawal of Tenders."

7.     No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery of Original Notes in the Exchange Offer.

8.     Transfer Taxes.

        Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

The Neiman Marcus Group, Inc.

Offer to Exchange

$700,000,000 9%/9 3/4% Senior Notes due 2015
$500,000,000 10 3/8% Senior Subordinated Notes due 2015

PROSPECTUS

        Until                        , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Neiman Marcus, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

        Neiman Marcus, Inc., The Neiman Marcus Group, Inc., NM Financial Services, Inc., and BergdorfGoodman.com, LLC are organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

        The amended and restated certificate of incorporation of Neiman Marcus, Inc. provides that the company shall, to the full extent permitted by the Delaware statute, indemnify all persons whom it may indemnify pursuant thereto. The certificates of incorporation and bylaws of NM Financial Services, Inc. also provide that officers, directors, employees and agents of these entities shall be indemnified to the extent permitted by Delaware law.

        The bylaws of The Neiman Marcus Group, Inc. provide for indemnification of any director or officer to the fullest extent permitted by law, as long as he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. In addition, for actions by or in the right of the corporation, no indemnification shall be made where the director or officer has been adjudged to be liable to the company, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. In all cases, unless indemnification is ordered by a court, determination that indemnification is properly authorized under the bylaws shall be made by the shareholders, or a majority vote of the directors not party to the action or of the members of a committee of the board not party to the action, or by independent legal counsel by written legal opinion. Finally, the bylaws also provide that the company may purchase or maintain insurance on behalf of a current or former director, officer, employee or agent against any liability asserted against him or incurred by him in any such capacity, whether or not the company would have the power or the obligation to indemnify him against such liability.

        Under Section 18.108 of the Delaware Limited Liability Company Act, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever, subject to any restrictions set forth in its limited liability company agreement. The limited liability company agreement applicable to BergdorfGoodman.com, LLC, provides for the indemnification of owners, managers, officers, employees or other agents of the company to the fullest extent permitted by applicable law. In addition, it authorizes the managers, on behalf of the company, to enter into indemnity agreements from time to time with any person entitled to be indemnified by the company under these provisions, upon such terms and conditions as the managers deem appropriate in their business judgment. The agreement also provides that the company may purchase and maintain insurance on behalf of any person who is or was an agent of the company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the company would have the power to indemnify such person against such liability under the agreement or under applicable law.

        Bergdorf Goodman, Inc. and Bergdorf Graphics, Inc. are incorporated under the laws of the State of New York. Section 722 of the New York Business Corporation Law permits a New York corporation to indemnify its directors and officers in connection with actions or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors or officers of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings (other than one by or in the right of the corporation), if such person had no reasonable cause to believe that his conduct was unlawful. Section 721 of the New York Business Corporation Law states that the indemnification provided for by Article 7 thereof shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled. The bylaws of Bergdorf Goodman, Inc. and Bergdorf Graphics, Inc. both provide for the indemnification of directors and officers to the full extent provided in the New York Business Corporation Law.

        Neiman Marcus Holdings, Inc. is incorporated under the laws of the State of California. Section 317 of the California Corporations Code permits indemnification of directors, officers, employees and other agents of corporations, provided such person acted in good faith and in a manner they reasonably believed to be in the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was illegal. Determination of whether this standard of conduct has been met is subject to specific procedures set forth in the statute, except that when the agent has been successful on the merits, indemnification for actual and reasonable expenses is mandatory. However, where the person has been adjudged to be liable to the corporation, or with respect to amounts paid in settling a pending action without court approval, indemnification is generally not permitted. Section 204(a)(10) of the California Corporations Code also permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions.

        NEMA Beverage Corporation, NEMA Beverage Holding Corporation and NEMA Beverage Parent Corporation are incorporated under the laws of the State of Texas. Article 2.02-1 of the Texas Business Corporation Act (TBCA) authorizes indemnification of directors of Texas corporations, provided that the director to be indemnified conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation's best interests; and, in all other cases, that such conduct was at least not opposed to the corporation's best interests. If a director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The TBCA further provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, and to those who are not or were not officers, employees or agents but who are or were serving at the request of the corporation, to the same extent that it my indemnify and advance expenses to directors. Certificates of incorporation and bylaws of NEMA Beverage Corporation, NEMA Beverage Holding Corporation and NEMA Beverage Parent Corporation provide for the indemnification of their directors, officers, employees or agents to the maximum extent permitted by law, for and against all expenses, including, without limitation, attorney's fees, court costs, expert witness fees, judgment, decrees, fines, penalties and other expenses incurred by the person in connection with the proceeding.

        Worth Avenue Leasing Company is incorporated under the laws of the State of Florida. Section 607.0850 of the Florida Business Corporation Act generally permits indemnification of directors, officers, employees and other agents of a corporation, provided such person acted in good faith and in a manner he reasonably believed to be in the corporation's best interests, did not derive an improper personal benefit from his action, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Determination of whether this standard of conduct has been met is subject to specific procedures set forth in the statute, except that when the agent has been successful on the merits, indemnification for actual and reasonable expenses is mandatory. Section 607.0850 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

        NMGP, LLC is organized under the laws of the State of Virginia. Under Section 13.1-1009 of the Limited Liability Company Act, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement. The operating agreement of NMGP, LLC authorizes the company to indemnify any owner, manager, officer, employee or other agent of the company to the fullest extent permitted by applicable law. Managers of NMGP, LLC are also authorized, on behalf of the company, to enter into indemnity agreements from time to time with any person entitled to be indemnified by the company hereunder, upon such terms and conditions as the managers deem appropriate in their business judgment. Finally, the company has the power to purchase and maintain insurance on behalf of any person who is or was an agent of the company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the company would have the power to indemnify such person against such liability under the provisions of the operating agreement or under applicable law.

        NM Nevada Trust is organized under the laws of the State of Massachusetts. The agreement and declaration of trust for NM Nevada Trust provides for the indemnification of trustees, officers, employees and agents, except with respect to any matter as to which such covered person shall have been finally adjudicated to be liable to the trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. It also provides for advance payment for expenses incurred by a person covered by the indemnification provisions, and for indemnification of compromise payments or other payments made without adjudication, subject to certain conditions and restrictions. This right of indemnification is not exclusive of and does not affect any other right to which a person may be entitled, nor does it affect the power of the trust to purchase and maintain liability insurance on behalf of any such person, provided, however, that the trust shall not purchase or maintain any such liability insurance in contravention of applicable law.

Item 21.    Exhibits and Financial Statement Schedule.

  (a)
  Exhibits

        See the Exhibit Index immediately following the Financial Statement Schedule included in this Registration Statement.

  (b)
  Financial Statement Schedule

        Schedule II—Valuation and Qualifying Accounts and Reserves included in the prospectus

Item 22.    Undertakings.

  (a)
  Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Each of the undersigned registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, The Neiman Marcus Group, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

THE NEIMAN MARCUS GROUP, INC.
By:	/s/ NELSON A. BANGS Nelson A. Bangs Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President, Chief Executive Officer and Director	May 12, 2006
* James E. Skinner	Senior Vice President and Chief Financial Officer	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* David A. Barr	Director	May 12, 2006
* Ron Beegle	Director	May 12, 2006
* Jonathan Coslet	Director	May 12, 2006
* James G. Coulter	Director	May 12, 2006

* John G. Danhakl	Director	May 12, 2006
* Sidney Lapidus	Director	May 12, 2006
* Kewsong Lee	Director	May 12, 2006
* Carrie Wheeler	Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Neiman Marcus, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NEIMAN MARCUS, INC.
By:	/s/ NELSON A. BANGS Nelson A. Bangs Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President, Chief Executive Officer and Director	May 12, 2006
* James E. Skinner	Senior Vice President and Chief Financial Officer	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* David A. Barr	Director	May 12, 2006
* Ron Beegle	Director	May 12, 2006
* Jonathan Coslet	Director	May 12, 2006
* James G. Coulter	Director	May 12, 2006

* John G. Danhakl	Director	May 12, 2006
* Sidney Lapidus	Director	May 12, 2006
* Kewsong Lee	Director	May 12, 2006
* Carrie Wheeler	Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NM Financial Services, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NM FINANCIAL SERVICES, INC.
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President, Chief Executive Officer and Director	May 12, 2006
* James E. Skinner	Chief Financial Officer and Director	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, BergdorfGoodman.com, LLC. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

BERGDORFGOODMAN.COM, LLC
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Brendan L. Hoffman	President and Chief Executive Officer	May 12, 2006
* James E. Skinner	Chief Financial Officer and Manager	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Burton M. Tansky	Manager	May 12, 2006
* Nelson A. Bangs	Manager	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Bergdorf Goodman, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

BERGDORF GOODMAN, INC.
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* James J. Gold	Chairman and Chief Executive Officer	May 12, 2006
* James E. Skinner	Chief Financial Officer and Director	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Burton M. Tansky	Director	May 12, 2006
* Nelson A. Bangs	Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Bergdorf Graphics, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

BERGDORF GRAPHICS, INC.
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th of May, 2006.

Signature	Capacity	Date

* James J. Gold	President and Chief Executive Officer	May 12, 2006
* James E. Skinner	Vice President, Chief Financial Officer, Controller and Director	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Neiman Marcus Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day May, 2006.

NEIMAN MARCUS HOLDINGS, INC.
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President, Chief Executive Officer and Director	May 12, 2006
* James E. Skinner	Vice President, Chief Financial Officer and Director	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NEMA BEVERAGE CORPORATION
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Neva L. Hall	President and Director	May 12, 2006
* James E. Skinner	Chief Financial Officer	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Holding Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NEMA BEVERAGE HOLDING CORPORATION
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Neva L. Hall	President and Director	May 12, 2006
* James E. Skinner	Chief Financial Officer	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Parent Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NEMA BEVERAGE PARENT CORPORATION
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Neva L. Hall	President and Director	May 12, 2006
* James E. Skinner	Chief Financial Officer	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Worth Avenue Leasing Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

WORTH AVENUE LEASING COMPANY
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President, Chief Executive Officer and Director	May 12, 2006
* James E. Skinner	Vice President, Chief Financial Officer, Controller and Director	May 12, 2006
* Nelson A. Bangs	Vice President, Assistant Secretary and Director	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NMGP, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NMGP, LLC
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President, Chief Executive Officer and Manager	May 12, 2006
* James E. Skinner	Chief Financial Officer and Manager	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Nelson A. Bangs	Manager	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NM Nevada Trust has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of May, 2006.

NM NEVADA TRUST
By:	/s/ NELSON A. BANGS Nelson A. Bangs Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 12th day of May, 2006.

Signature	Capacity	Date

* Burton M. Tansky	President and Chief Executive Officer	May 12, 2006
* James E. Skinner	Chief Financial Officer	May 12, 2006
* T. Dale Stapleton	Vice President and Controller	May 12, 2006
* Nelson A. Bangs	Vice President and Clerk	May 12, 2006
*By:	/s/ NELSON A. BANGS Nelson A. Bangs, as attorney-in-fact

Signature	Capacity	Date

NM FINANCIAL SERVICES, INC.
/s/ NELSON A. BANGS	Trustee	May 12, 2006
By: Nelson A. Bangs Senior Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated May 1, 2005, among The Neiman Marcus Group, Inc., Newton Acquisition, Inc., and Newton Merger Sub, Inc., incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated May 4, 2005.
2.2
Purchase, Sale and Servicing Transfer Agreement dated as of June 8, 2005, among The Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and HSBC Finance Corporation, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated June 8, 2005.
3.1
Amended and Restated Certificate of Incorporation of The Neiman Marcus Group, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Current Report on Form 8-K dated October 12, 2005.
3.2	Amended and Restated Bylaws of The Neiman Marcus Group, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Current Report on Form 8-K dated October 12, 2005.
3.3	Amended and Restated Certificate of Incorporation of Neiman Marcus, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.4	Amended and Restated By-Laws of Neiman Marcus, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.5	Certificate of Incorporation of NM Financial Services, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.6	By-Laws of NM Financial Services, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.7	Certificate of Formation of BergdorfGoodman.com, LLC, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.8	Limited Liability Company Agreement for BergdorfGoodman.com, LLC, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.9	Certificate of Incorporation of Bergdorf Goodman, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.10	By-Laws of Bergdorf Goodman, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.11	Certificate of Incorporation of Bergdorf Graphics, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.12	By-Laws of Bergdorf Graphics, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.13	Articles of Incorporation of Neiman Marcus Holdings, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.

3.14	Bylaws of Neiman Marcus Holdings, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.15	Articles of Incorporation of NEMA Beverage Corporation, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.16	Restated and Amended Bylaws of NEMA Beverage Corporation, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.17	Articles of Incorporation of NEMA Beverage Holding Corporation, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.18	Bylaws of NEMA Beverage Holding Corporation, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.19	Articles of Incorporation of NEMA Beverage Parent Corporation, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.20	Bylaws of NEMA Beverage Parent Corporation, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.21	Articles of Incorporation of Worth Avenue Leasing Company, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.22	Bylaws of Worth Avenue Leasing Company, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.23	Articles of Organization of NMGP, LLC, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.24	Limited Liability Company Agreement for NMGP, LLC, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.25	Agreement and Declaration of Trust of NM Nevada Trust, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
3.26	Amended and Restated Bylaws of NM Nevada Trust, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
4.1
Senior Indenture dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, and Wells Fargo Bank, National Association, trustee, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
4.2
Senior Subordinated Indenture dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, and Wells Fargo Bank, National Association, trustee, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
4.3	Form of 9%/9 3/4% Senior Notes due 2015, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.

4.4	Form of 10 3/8% Senior Subordinated Notes due 2015, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
4.5
Registration Rights Agreement dated October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, The Neiman Marcus Group, Inc., and the Initial Purchasers, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
5.1	Opinion of Cleary Gottlieb Steen and Hamilton LLP regarding the validity of the securities offered hereby.(1)
5.2	Opinions of Kirkpatrick & Lockhart Nicholson Graham LLP as to all matters governed by the States of California, Texas, Florida and Virginia.(1)
5.3	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to all matters governed by the State of Massachusetts.(1)
10.1
Employment Agreement dated as of October 6, 2005 by and among The Neiman Marcus Group, Inc., Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc., and Burton M. Tansky, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.2
Rollover Agreement dated as of October 4, 2005 by and among The Neiman Marcus Group, Inc., Newton Acquisition, Inc., and Burton M. Tansky, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.3
Form of Rollover Agreement by and among The Neiman Marcus Group, Inc., Newton Acquisition, Inc. and certain members of management, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.4
Credit Agreement dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., the Subsidiary Guarantors, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, Credit Suisse and Deutsche Bank Securities Inc., as joint lead arrangers, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as co-arrangers, Credit Suisse, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Credit Suisse, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as co-syndication agents, General Electric Capital Corporation as documentation agent and the lenders thereunder, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.5
Credit Agreement dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., the Subsidiary Guarantors, Credit Suisse, as administrative agent and collateral agent, Credit Suisse and Deutsche Bank Securities Inc. as joint lead arrangers, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-arrangers, Credit Suisse, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as joint bookrunners, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. as co-syndication agents and the lenders thereunder, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.

10.6
Pledge and Security Agreement dated as of October 6, 2005 among Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., Newton Acquisition, Inc., the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.7
Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., Newton Acquisition, Inc., the Subsidiary Guarantors and Credit Suisse, as administrative agent and collateral agent, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.8
Lien Subordination and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, Deutsche Bank Trust Company Americas, as revolving facility agent, and Credit Suisse, as term loan agent, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.9
Form of First Priority Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Credit Suisse, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.10
Form of First Priority Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Credit Suisse, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.11
Form of Second Priority Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Deutsche Bank Trust Company Americas, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.12
Form of Second Priority Leasehold Mortgage, Assignment of Lease and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Deutsche Bank Trust Company Americas, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.13
Amendment No. 1 dated as of October 6, 2005 to the Credit Agreement dated as of October 6, 2005 among The Neiman Marcus Group, Inc., Newton Acquisition, Inc., each subsidiary of The Neiman Marcus Group, Inc. from time to time party thereto, the Lenders thereunder, and Credit Suisse, as administrative agent and as collateral agent for the Lenders, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated October 12, 2005.
10.14	Newton Acquisition, Inc. Management Equity Incentive Plan, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated December 5, 2005.
10.15
Stock Option Agreement made as of November 29, 2005 between The Neiman Marcus Group, Inc. and Burton M. Tansky, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated December 5, 2005.
10.16
Form of Stock Option Agreement made as of November 29, 2005 between The Neiman Marcus Group, Inc. and certain eligible key employees, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated December 5, 2005.

10.17
Amendment No. 2 dated as of January 26, 2006 to the Credit Agreement dated as of October 6, 2005, as amended, among The Neiman Marcus Group, Inc., Newton Acquisition, Inc., each subsidiary of The Neiman Marcus Group, Inc. from time to time party thereto, the Lenders thereunder and Credit Suisse, as administrative agent and collateral agent for the Lenders, incorporated by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated January 30, 2006.
10.18
Employment Agreement between The Neiman Marcus Group, Inc. and Karen Katz, dated February 1, 2006, effective as of October 6, 2005, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated February 1, 2006.
10.19
Management Services Agreement, dated as of October 6, 2005 among Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc., TPG GenPar IV, L.P., TPG GenPar III, L.P. and Warburg Pincus LLC incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q dated March 9, 2006.
10.20
Registration Rights Agreement, dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc., Newton Holding, LLC and the "Holders" identified therein as parties thereto incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q dated March 9, 2006.
10.21
Amendment No. 1, dated as of March 28, 2006 to the Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Neiman Marcus, Inc., The Neiman Marcus Group, Inc., the Subsidiaries party thereto and Credit Suisse, as administrative agent and collateral agent, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated March 29, 2006.
10.22
Credit Card Program Agreement, dated as of June 8, 2005, by and among The Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and Household Corporation, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated June 8, 2005.
10.23
Form of Servicing Agreement, by and between The Neiman Marcus Group, Inc. and HSBC Bank Nevada, N.A., incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated June 8, 2005.
10.24
Deferred Compensation Plan for Non-Employee Directors, as amended, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.25
Confidentiality, Non-Competition and Termination Benefits Agreement between Bergdorf Goodman, Inc. and James J. Gold dated May 3, 2004, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.26
Credit Agreement dated as of June 9, 2004 among The Neiman Marcus Group, Inc., the Lenders parties thereof, Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., Wells Fargo Bank National Association, and BNP Paribas, as Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.27	Form of Non-Qualified Stock Option Agreement, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.

10.28	Form of Regular Restricted Stock Agreement, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.29	Form of Retention Restricted Stock Agreement, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.30	Form of Purchased Restricted Stock Agreement, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.31
Form of Non-Qualified Stock Option Agreement with incremental vesting, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.
10.32
Confidentiality, Non-Competition and Termination Benefits Agreement between The Neiman Marcus Group, Inc. and Steven P. Dennis dated September 9, 2004, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated September 9, 2004.
10.33
Description of annual incentives set by the Compensation Committee of the Board of Directors for the 2005 fiscal year, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated September 24, 2004.
10.34	The Neiman Marcus Group, Inc. Key Employee Bonus Plan, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated September 24, 2004.
10.35	Form of Restricted Stock Unit Agreement, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 30, 2004.
10.36	Form of Matching Restricted Stock Unit Agreement, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 30, 2004.
10.37	The Neiman Marcus Group, Inc. 2005 Stock Incentive Plan, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated January 21, 2005.
10.38
Change of Control Termination Protection Agreement between The Neiman Marcus Group, Inc. and Burton M. Tansky dated April 1, 2005, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005.
10.39
Form of Change of Control Termination Protection Agreement between The Neiman Marcus Group, Inc. and certain eligible executives, including the Named Executive Officers, dated April 1, 2005, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005.
10.40
The Neiman Marcus Group, Inc. Executive Change of Control Severance Plan dated April 1, 2005, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005.
10.41
The Neiman Marcus Group, Inc. General Change of Control Severance Plan dated April 1, 2005, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005.

10.42
Stockholder Agreement, dated as of May 1, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc. and the other parties signatory thereto, incorporated herein by reference to The Neiman Marcus Group, Inc.'s Current Report on Form 8-K dated May 4, 2005.
12	Computation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
21	Subsidiaries of Neiman Marcus, Inc., incorporated herein by reference to The Neiman Marcus Group Inc.'s Registration Statement on Form S-1 dated April 10, 2006.
23.1	Consent of Deloitte & Touche LLP(2)
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).
23.3	Consents of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.2 hereto).
23.4	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.3 hereto).
24.1	Powers of Attorney (included on signature pages).
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee.(1)

(1)
Previously filed

(2)
Filed herewith